UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Preliminary Proxy Statement

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Accelerant Holdings

(Name of Registrant as Specified in its Charter)

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION,
DATED OCTOBER 30, 2026
Accelerant Holdings
Unit 106, Windward 3
Regatta Office Park
West Bay Road, Grand Cayman
KY1-1108
           , 2026
Dear Shareholder:
On behalf of our Board of Directors, I cordially invite you to attend an extraordinary general meeting of shareholders (including any adjournments or postponements thereof, the “Special Meeting”) of Accelerant Holdings, a Cayman Islands exempted company (the “Company”) to be held on           , 2026 at           local time (Greenwich Mean Time). The Special Meeting will be held at the offices of Paul Hastings LLP, located at 100 Bishopsgate, London, EC2N 4AG, United Kingdom. The attached notice of the Special Meeting and proxy statement (the “Proxy Statement”) provide information regarding the matters to be considered and voted on at the Special Meeting.
On August 13, 2026, the Company entered into the Agreement and Plan of Merger (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”) with Cherry Tree BidCo, a Cayman Islands exempted company (“Parent”), and Cherry Tree Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, on the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), the separate existence of Merger Sub will thereupon cease and the Company will continue as the surviving company (the “Surviving Company”) and become a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Thoma Bravo Discover Fund V, L.P. (“Sponsor”), an investment fund managed by Thoma Bravo, L.P. At the Special Meeting you will be asked to consider and vote upon a proposal to authorize and approve (as applicable) the Merger Agreement, the Plan of Merger required to be filed with the Registrar of Companies of the Cayman Islands in connection with the Merger (the “Plan of Merger”), and the transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger (the “Transactions”). Copies of the Merger Agreement and the Plan of Merger are attached as Annex A-1 and Annex A-2, respectively, to the Proxy Statement.
If the Merger is completed, the Company, as the Surviving Company, will continue its operations as a privately held company and will be beneficially owned by the Participants (as defined below). As a result of the Merger, the Class A common shares of the Company, $0.0000011951862 par value per share (the “Class A Common Shares”) will no longer be listed on the New York Stock Exchange (“NYSE”).
If the Merger is completed, at the time the Merger becomes effective (the “Effective Time”), (a) each Share (as defined below) issued and outstanding as of immediately prior to the Effective Time (other than the Excluded Shares and any Dissenting Shares (each as defined below)) will be converted automatically into the right to receive (A) $20.25 in cash per Share without interest (the “Merger Consideration”), plus (B) if applicable, the Ticking Amount (as defined herein) in cash without interest (together with the Merger Consideration, the “Per Share Closing Amount”); (b) each Share held by the Company or owned, directly or indirectly, by Parent, Merger Sub, or any direct or indirect wholly owned subsidiary of Parent, Merger Sub or the Company (including those held in the Company’s treasury) (including those contributed by the Rollover Shareholders (as defined below)) will be canceled for no consideration (such excluded Shares, the “Excluded Shares”); and (c) each ordinary share of Merger Sub issued and outstanding as of immediately prior to the Effective Time will be converted into one ordinary share, par value $1.00 per share, of the Surviving Company. Each Share owned by holders who have validly exercised, perfected and not effectively withdrawn or lost their rights to dissent from the Merger pursuant to Section 238 of the Companies Act (as revised) of the Cayman Islands (the “Cayman Companies Act” and such shares, the “Dissenting Shares”) will be canceled and cease to exist and will thereafter represent only the right to receive the fair value of such Dissenting Shares, as agreed with the Surviving Company or, failing agreement, as determined by the Grand Court of the Cayman Islands (the “Court”), in each case in accordance with Section 238 of the Cayman Companies Act.
Each restricted share unit of the Company subject to restrictions based on continuous service (each, a “Company RSU”) that vests at the Effective Time under the applicable award agreement as in effect on the date of the Merger Agreement, including any Company RSU held by a non-employee director of the Company, is a “Single-Trigger RSU.” At the Effective Time, each Single-Trigger RSU will be canceled and converted into the right to receive a cash payment equal to the Per Share Closing Amount multiplied by the number of underlying Shares, without interest and subject to applicable tax withholdings. Each Company RSU that is not a Single-Trigger RSU will be canceled at the Effective Time and converted into the right to receive a cash amount equal to the Per Share Closing Amount multiplied by the number of underlying Shares (the “Cash Replacement Company RSU Amount”), without interest and subject to applicable tax withholdings. Each Cash Replacement Company RSU Amount will remain subject to the holder’s continued service through the applicable vesting dates and will vest and be paid on the same terms as the corresponding Company RSU, including any post-change-in-control termination acceleration, subject to the applicable award terms. The Cash Replacement Company RSU Amounts are generally not payable at the Closing.
At the Effective Time, each restricted share unit of the Company subject to restrictions based on performance (each, a “Company PSU”) outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive a cash amount equal to the Per Share Closing Amount multiplied by the number of Shares to which the holder would be entitled upon settlement, determined by applying a fixed payout percentage of 250% for the 2026 performance year and 100% for each of the 2027 and 2028 performance years, in each case as set by the Merger Agreement and without regard to the Company’s actual or projected performance (the “Cash Replacement Company PSU Amount”), without interest and subject to applicable tax withholdings. These fixed percentages were negotiated as part of the Merger Agreement and are not a projection of, and do not reflect any determination regarding, the Company’s actual performance for any performance year. Each Cash Replacement Company PSU Amount will remain subject to continued service through the end of the applicable calendar year and will vest and be paid at the same time as the corresponding Company PSU would have vested and settled, including any applicable post-change-in-control termination acceleration, with payment within 60 days after the applicable vesting date. Each Cash Replacement Company PSU Amount will otherwise be subject to the applicable award terms, as modified only as permitted by the Merger Agreement.
At the Effective Time, each share option granted under the Accelerant Share Incentive Plan (each, a “Company Option”) that is in-the-money, whether vested or unvested, will be canceled and exchanged for a cash payment equal to its aggregate spread value (based on the excess of the Per Share Closing Amount over the per-Share exercise price and the number of Shares underlying such Company Option). Notwithstanding the foregoing, all underwater Company Options (whether vested or unvested) will be canceled for no consideration.
Immediately following the Effective Time, there will be no Company RSUs, Company PSUs or Company Options outstanding, and the holders thereof will only be entitled to receive the amounts or securities set forth above.
Each of Parent and Merger Sub was formed solely for purposes of the Merger. At the Effective Time, it is expected that the ultimate shareholders of Parent will be (a) TB Cherry Tree Holdings, L.P.; (b) ACP ARX Investment Fund, L.P. (the “ACP Rollover Holder”), an affiliate of Altamont Capital Partners (“ACP”); (c) Jeffrey Radke (“Mr. Radke”); (d) Christopher Lee-Smith (“Mr. Lee-Smith”); and (e) Francis James O’Neill (“Mr. O’Neill,” together with Mr. Radke and Mr. Lee-Smith, the “Management Rollover Holders”). The Management Rollover Holders and the ACP Rollover Holder are collectively referred to as the “Rollover Shareholders.” Parent, Merger Sub and the Sponsor are collectively referred to as the “Parent

Group.” The Parent Group and the ACP Rollover Holder are collectively referred to as the “Bidder Group.” The Bidder Group and the Management Rollover Holders are collectively referred to as the “Participants.”
Concurrently with the execution of the Merger Agreement, certain shareholders of the Company entered into a voting and support agreement, dated as of August 13, 2026 (the “Voting and Support Agreement”), by and among ACP Insurance Management, LLC and ACP Accelerant Holdings, L.P. (together, the “ACP Shareholders”) (each an affiliate of ACP), Parent and Merger Sub. Pursuant to the Voting and Support Agreement, the ACP Shareholders have agreed to, among other things, vote or execute consents with respect to all of the Shares held by the ACP Shareholders as of the date of the execution of the Merger Agreement, and any additional Shares acquired thereafter, in favor of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and have agreed to certain transfer restrictions with respect to such Shares. The Voting and Support Agreement will terminate upon, among other circumstances, the valid termination of the Merger Agreement in accordance with its terms. As of         , 2026, the ACP Shareholders beneficially owned in the aggregate           Class A Common Shares and           Class B common shares of the Company, $0.0000011951862 par value per share (the “Class B Common Shares,” and together with Class A Common Shares, “Shares”), which represent approximately           % of the total issued and outstanding Shares and approximately           % of the total voting power of the outstanding Shares. For more information regarding the Voting and Support Agreement, please see the section captioned “Special Factors — Voting and Support Agreement” in the accompanying Proxy Statement. A copy of the Voting and Support Agreement is attached as Annex C to the Proxy Statement.
The board of directors of the Company (the “Board”) formed a special committee of the Board composed solely of independent and disinterested directors (the “Special Committee”) to, among other things, review, evaluate and negotiate the Merger Agreement and the Transactions, with the assistance of its own independent financial and legal advisors and, where appropriate, the Company’s management.
On August 13, 2026, the Special Committee unanimously (a) determined that the Merger Agreement, the Plan of Merger, the Equity Commitment Letter (as defined in the Proxy Statement), the Limited Guaranty (as defined in the Proxy Statement), and the Voting and Support Agreement (collectively, the “Transaction Documents”) and the Transactions, are advisable, fair to and in the best interests of the Company and its shareholders, and (b) recommended that the Board approve and declare advisable the Merger Agreement, the Transaction Documents and the Transactions.
On August 13, 2026, the Board, after due consideration and discussion, and acting upon the recommendation of the Special Committee, (a) determined that the Merger Agreement, the Transaction Documents and the Transactions are advisable, fair to and in the best interests of the Company and its shareholders; (b) approved and declared advisable the Merger Agreement, the Transaction Documents and the Transactions; (c) authorized and approved the execution and delivery by the Company of the Merger Agreement and the Transaction Documents, the performance by the Company of the covenants and agreements contained therein and the consummation of the Transactions, upon the terms and subject to the conditions contained therein; (d) directed that the Merger Agreement and the Plan of Merger, as executed and delivered on behalf of the Company, and such other matters that are required to be approved or adopted by the shareholders of the Company in accordance with the Merger Agreement, be submitted to the shareholders of the Company for their consideration and approval at the Special Meeting; (e) recommended that, at the Special Meeting, the shareholders of the Company adopt the Merger Agreement, approve the Merger, adopt the Plan of Merger and any Adjournment Proposal and, if applicable, the Compensation Proposal; and (f) approved the Merger and the Merger Agreement with the intended effect of rendering any ‘moratorium’, ‘control share acquisition’, ‘business combination’, ‘fair price’ or other form of anti-takeover or similar laws and regulations of any jurisdiction that may purport to be applicable to the Merger Agreement or the Merger inapplicable to the Merger Agreement, the Company’s performance of its covenants and obligations thereunder and the consummation of the Merger.
The Board, based in part on the unanimous recommendation of the Special Committee, recommends that you vote “FOR” the proposal by special resolution to authorize the Merger Agreement and the Plan of Merger.
At the Special Meeting, shareholders will also be asked to consider and vote on (i) a proposal by ordinary resolution to approve, on an advisory and non-binding basis, specified compensation that may become payable to the named executive officers of the Company in connection with the Merger, and (ii) a proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, including to ensure that any necessary supplement or amendment to the Proxy Statement accompanying this notice is provided to Company shareholders a reasonable amount of time in advance of the Special Meeting, or to solicit additional proxies in favor of the proposal to authorize the Merger Agreement and the Plan of Merger if there are insufficient votes at the time of the Special Meeting to approve such proposal. The Board recommends that you vote “FOR” each of these proposals.
The Board’s recommendation was unanimous among the members of the Board participating in the vote. One member of the Board was unable to be physically present in the United Kingdom and did not participate in the vote (as a result of the Company’s status as a United Kingdom resident).
The Proxy Statement provides detailed information about the Merger Agreement, the Merger and the Special Meeting. A copy of the Merger Agreement is attached as Annex A-1 to the Proxy Statement. We encourage you to, and you should, read the entire Proxy Statement and all of the attachments and other documents referred to or incorporated by reference therein carefully, including the Merger Agreement and the Plan of Merger and the related Schedule 13E-3, as they set forth the details of the Merger Agreement and the Plan of Merger and other important information relating to the Merger. You may also obtain more information about the Company from documents the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available for free at the SEC’s website www.sec.gov. In particular, you should read the “Risk Factors” section beginning on page 49 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other risk factors detailed from time to time in the Company’s reports filed with the SEC and incorporated by reference in the Proxy Statement, for risks relating to the Company’s business and for a discussion of the risks that you should consider in evaluating the proposed Merger and how it may affect you.
Your vote is very important regardless of the number of Shares you own. The Merger cannot be completed unless shareholders holding Shares representing at least two-thirds of the votes cast by such holders as, being entitled to do so, vote in person or by proxy at the Special Meeting, in favor of the proposal by special resolution (as defined in the Cayman Companies Act) to authorize the Merger Agreement, the Plan of Merger and the Transactions. If you (i) attend the Special Meeting in person or by proxy and abstain from voting, the effect will be, among other things, that your Shares will count towards the quorum at the Special Meeting, but will not count as a vote cast at the Special Meeting or (ii)(a) fail to submit a proxy over the Internet, by mail or otherwise fail to attend the Special Meeting and cast your vote in person or (b) fail to give voting instructions to your brokerage firm, bank or other nominee, your Shares will not count towards quorum at the Special Meeting, and if a quorum is present, will have no effect on the outcome of any of the proposals.
In considering the recommendation of the Special Committee and the Board, you should be aware that some of the Company’s directors or executive officers have interests in the Merger that are different from, or in addition to, the interests of the shareholders generally; please see “Special Factors — Interests of the Company’s Executive Officers and Directors in the Merger” beginning on page 95 of the accompanying Proxy Statement. As of           , 2026, the ACP Shareholders beneficially own in the aggregate approximately           % of the total issued and outstanding Shares and           % of the total voting power of the outstanding Shares.
Whether or not you plan to attend the Special Meeting, please mark, validly sign, date and return the enclosed proxy card, in accordance with the instructions set forth on your proxy card, as promptly as possible. The deadline to lodge your proxy card is           , 2026 at 11:59 p.m. (Greenwich Mean Time). Each shareholder has one vote for each Class A Common Share or ten votes for each Class B Common Share held as of the close of business in the Cayman Islands on           , 2026.
Shareholders who dissent from the Merger will have the right to receive payment of the fair value of their Shares as determined by the Court in accordance with Section 238 of the Cayman Companies Act if the Merger is completed, but only if they deliver to the Company, before the vote to approve the Merger is taken at the Special Meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Companies Act for the exercise of dissenters’ rights, which are summarized in the section captioned “Dissenters’ Rights” in the accompanying Proxy Statement. In addition, the full text of Section 238 of the Cayman Companies Act is attached as Annex E to the Proxy

Statement. The fair value of your Shares as determined by the Court under the Cayman Companies Act could be more than, the same as, or less than the Per Share Closing Amount you would receive pursuant to the Merger Agreement if you do not exercise dissenters’ rights with respect to your Shares. If the fair value of the Dissenting Shares in accordance with Section 238 of the Cayman Companies Act is determined by the Court to be the same or less than the Per Share Closing Amount, the Company may be entitled to recover its legal costs of the Section 238 proceeding from you, on a joint and several basis, in conjunction with any other shareholders who dissent from the Merger.
If you have any questions or need assistance voting your Shares, please contact the Company’s Investor Relations team in writing at Unit 106, Windward 3, Regatta Office Park, West Bay Road, Grand Cayman, KY1-1108, or email us at investors@accelerant.ai.
On behalf of the Board of Directors, thank you for your investment in, and continued support of, the Company.
Sincerely,

Jeff Radke
Chair of the Board
Neither the SEC nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this letter or in the accompanying notice of the Special Meeting or the Proxy Statement. Any representation to the contrary is a criminal offense.
The Proxy Statement is dated            , 2026, and, together with the enclosed form of proxy card, which is attached hereto as Annex F, is first being mailed to the Company’s shareholders on or about         , 2026.

ACCELERANT HOLDINGS
NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON
           , 2026
Dear Shareholder:
Notice is hereby given that an extraordinary general meeting of the shareholders (including any adjournments or postponements thereof, the “Special Meeting”) of Accelerant Holdings (referred to herein alternately as “the Company,” “us,” “we” or other terms correlative thereto), will be held on            , 2026 at             local time (Greenwich Mean Time) at the offices of Paul Hastings LLP, located at 100 Bishopsgate, London, EC2N 4AG, United Kingdom. You have received these proxy materials because our Board of Directors (the “Board”) is soliciting your proxy to vote your common shares of the Company at the Special Meeting.
Only registered holders of Class A common shares of the Company, $0.0000011951862 par value per share (“Class A Common Shares”), and Class B common shares of the Company, $0.0000011951862 par value per share (“Class B Common Shares,” and, together with Class A Common Shares, “Shares”), at the close of business in the Cayman Islands on            , 2026 (the “Record Date”) or their proxy holders are entitled to vote at the Special Meeting. Each shareholder has one vote for each Class A Common Share or ten votes for each Class B Common Share held as of the close of business in the Cayman Islands on the Record Date.
At the Special Meeting, you will be asked to consider and vote upon the following resolutions:
1.
THAT, as a special resolution, (a) the Agreement and Plan of Merger (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), entered into as of August 13, 2026, by and among the Company, Cherry Tree BidCo, a Cayman Islands exempted company (“Parent”), and Cherry Tree Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of Parent (“Merger Sub”) (a copy of which is attached to the accompanying Proxy Statement as Annex A-1), pursuant to which, on the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), the separate existence of Merger Sub will thereupon cease and the Company will continue as the surviving company (the “Surviving Company”) and become a wholly owned subsidiary of Parent, (b) the Plan of Merger required to be filed with the Cayman Islands Registrar of Companies, attached as an exhibit to the Merger Agreement (a copy of which is attached to the accompanying Proxy Statement as Annex A-2) (as it may be amended from time to time, the “Plan of Merger”), and (c) the transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger, in each case, be and are hereby authorized and approved in all respects, and (d) upon the Effective Date (as defined in the Plan of Merger) (i) that the memorandum and articles of association of the Company in effect as of the date of the accompanying Proxy Statement be amended and restated by their deletion in their entirety and replacement with, and the adoption of, the amended and restated memorandum and articles of association annexed to the Plan of Merger, (ii) that the authorized share capital of the Company be amended and re-designated as set forth in the Plan of Merger, (iii) that the Plan of Merger be executed by any member of the Special Committee of the Board and, with their authorization, the Company’s officers on behalf of the Company, and that the Plan of Merger, together with any supporting documentation, be submitted for registration to the Registrar of Companies of the Cayman Islands, and (iv) all actions taken and documents or agreements executed, signed or delivered by any member of the Special Committee of the Board and, with their authorization, the Company’s officers on behalf of the Company in connection with or ancillary to all such contemplated transactions be and are hereby authorized and approved in all respects (collectively, the “Merger Proposal”);

2.
THAT, as an ordinary resolution, on a non-binding, advisory basis, payment of specified compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the Transactions as disclosed in the accompanying Proxy Statement pursuant to Item 402(t) of Regulation S-K under the section of the accompanying Proxy Statement entitled “Special Factors — Interests of the Company’s Executive

Officers and Directors in the Merger — Merger-Related Compensation for the Company’s Named Executive Officers” and the corresponding table and the footnotes thereto, is approved (the “Compensation Proposal”); and
3.
THAT, if necessary or appropriate, as an ordinary resolution, the Special Meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the Special Meeting to pass the special resolutions to be proposed at the Special Meeting or for any other reason determined by the chair of the Special Meeting (the “Adjournment Proposal”).

The foregoing matters are more fully described in the accompanying proxy statement (the “Proxy Statement”). The accompanying Proxy Statement, as well as the Merger Agreement and Plan of Merger attached thereto as Annex A-1 and Annex A-2, respectively, and all other exhibits and appendices attached thereto, are hereby incorporated by reference and made a part of this notice. All capitalized terms used herein without definition have the meanings ascribed to them in the Proxy Statement.
Only shareholders of record as of the close of business in the Cayman Islands on the Record Date, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof. Any shareholder entitled to attend and vote at the Special Meeting is entitled to appoint a proxy to attend and act on such shareholder’s behalf.
After careful consideration, and upon the unanimous recommendation of a special committee (the “Special Committee”) of the Board, the Board (a) determined that the Merger Agreement, the Plan of Merger, the Equity Commitment Letter (as defined in the Proxy Statement), the Limited Guaranty (as defined in the Proxy Statement), and the Voting and Support Agreement (as defined in the Proxy Statement) (collectively, the “Transaction Documents,” and the transactions contemplated by the Merger Agreement and the Plan of Merger, the “Transactions”) are advisable, fair to and in the best interests of the Company and its shareholders; (b) approved and declared advisable the Merger Agreement, the Transaction Documents and the Transactions; (c) authorized and approved the execution and delivery by the Company of the Merger Agreement and the Transaction Documents, the performance by the Company of the covenants and agreements contained therein and the consummation of the Transactions, upon the terms and subject to the conditions contained therein; (d) directed that the Merger Agreement and the Plan of Merger, as executed and delivered on behalf of the Company, and such other matters that are required to be approved or adopted by the shareholders of the Company in accordance with the Merger Agreement, be submitted to the shareholders of the Company for their consideration and approval at the Special Meeting; (e) recommended that, at the Special Meeting, the shareholders of the Company adopt the Merger Agreement, approve the Merger, adopt the Plan of Merger and any Adjournment Proposal and, if applicable, the Compensation Proposal; and (f) approved the Merger and the Merger Agreement with the intended effect of rendering any ‘moratorium’, ‘control share acquisition’, ‘business combination’, ‘fair price’ or other form of anti-takeover or similar laws and regulations of any jurisdiction that may purport to be applicable to the Merger Agreement or the Merger inapplicable to the Merger Agreement, the Company’s performance of its covenants and obligations thereunder and the consummation of the Merger.
The Board, based in part on the unanimous recommendation of the Special Committee, recommends, by unanimous vote of the members of the Board participating in the vote, that you vote: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR,” if necessary or appropriate, the Adjournment Proposal.
In order for the Merger to be completed, the Merger Agreement and the Plan of Merger must be authorized and approved by a special resolution (as defined in the Companies Act (as revised) of the Cayman Islands (the “Cayman Companies Act”)) of the Company’s shareholders, which requires a resolution passed by holders of Shares representing at least two-thirds of the votes cast by such holders as, being entitled to do so, vote in person or by proxy at the Special Meeting.
Each of ACP Insurance Management, LLC and ACP Accelerant Holdings, L.P. (together, the “ACP Shareholders”), each an affiliate of Altamont Capital Partners (“ACP”), has entered into a voting and support agreement, dated as of August 13, 2026, with Parent and Merger Sub (the “Voting and Support Agreement”). Pursuant to the Voting and Support Agreement, each of the ACP Shareholders has agreed to, subject to the terms and conditions set forth therein and among other things, (i) vote or execute consents with respect to all of the Shares held by the ACP Shareholders as of the date of the execution of the Merger Agreement, and any additional Shares acquired thereafter, in favor of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and (ii) comply with certain transfer restrictions with respect to such Shares. As of            , 2026, the ACP Shareholders beneficially own in the aggregate        Class A Common Shares and        Class B Common Shares, which represent approximately      % of the total issued and outstanding Shares and approximately      % of the total voting power of the outstanding Shares.
Your vote is important. Whether or not you plan to attend the Special Meeting in person, please mark, validly sign, date and return the enclosed proxy card in the accompanying postage-paid envelope, or submit your proxy electronically over the Internet as promptly as possible to ensure that your Shares are represented at the Special Meeting. Please follow the instructions for voting over the Internet on your proxy card. If you receive more than one proxy because you own Shares registered in different names or addresses, each proxy should be submitted.
Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the Special Meeting and vote your Shares in person. Please note, however, that if your Shares are registered in the name of a broker, bank or other nominee and you wish to vote at the Special Meeting in person, you must obtain from the record holder a proxy issued in your name. Your bank, brokerage firm or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your specific instructions.
Shareholders who dissent from the Merger will have the right to receive payment of the fair value of their Shares as determined by the Grand Court of the Cayman Islands (the “Court”) in accordance with Section 238 of the Cayman Companies Act if the Merger is completed, but only if they deliver to the Company, before the vote to approve the Merger is taken at the Special Meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Companies Act for the exercise of dissenters’ rights, which are summarized in the section captioned “Dissenters’ Rights” in the accompanying Proxy Statement. In addition, the full text of Section 238 of the Cayman Companies Act is attached as Annex E to the Proxy Statement. The fair value of their Shares as determined by the Court under the Cayman Companies Act could be more than, the same as, or less than the Per Share Closing Amount they would receive pursuant to the Merger Agreement if they do not exercise dissenters’ rights with respect to their Shares. If the fair value of the Dissenting Shares in accordance with Section 238 of the Cayman Companies Act is determined by the Court to be the same or less than the Per Share Closing Amount, the Company may be entitled to recover its legal costs of the Section 238 proceeding from you, on a joint and several basis, in conjunction with any other shareholders who dissent from the Merger.
PLEASE DO NOT SEND YOUR SHARE CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR SHARE CERTIFICATES.
If you have any questions or need assistance voting your Shares, please contact the Company’s Investor Relations team in writing at Unit 106, Windward 3, Regatta Office Park, West Bay Road, Grand Cayman, KY1-1108, or email us at investors@accelerant.ai.
The Merger Agreement, the Plan of Merger and the Transactions are described in the Proxy Statement. Copies of the Merger Agreement and the Plan of Merger are included as Annex A-1 and Annex A-2, respectively, to the Proxy Statement. We urge you to read the entire Proxy Statement carefully.
BY ORDER OF THE BOARD OF DIRECTORS,
By:

Name:
Jeff Radke

Title:
Chair of the Board

           , 2026

PROXY STATEMENT
YOUR VOTE IS IMPORTANT
Whether or not you are able to attend the Special Meeting in person, please follow the instructions included on the enclosed proxy card and submit your proxy over the Internet, or mark, validly sign and date the enclosed proxy card and return it in the postage-paid envelope provided as promptly as practicable. Please follow the instructions for voting over the Internet on your proxy card. If you have Internet access, the Company encourages you to submit your proxy over the Internet. Submitting a proxy over the Internet or by mail will not limit your right to vote in person at the Special Meeting.
If you (i) attend the Special Meeting in person or by proxy and abstain from voting, the effect will be, among other things, that your Shares will count towards the quorum at the Special Meeting, but will not count as a vote cast at the Special Meeting or (ii)(a) fail to submit a proxy over the Internet, by mail or otherwise fail to attend the Special Meeting and cast your vote in person or (b) fail to give voting instructions to your brokerage firm, bank or other nominee, your Shares will not count towards quorum at the Special Meeting, and if a quorum is present, will have no effect on the outcome of any of the proposals.
If you return a validly signed and dated proxy card but do not mark the box showing how you wish to vote, your Shares will be voted “FOR” the Merger Proposal, “FOR” the advisory and non-binding Compensation Proposal and, if necessary, “FOR” the Adjournment Proposal.
ADDITIONAL INFORMATION
For additional information about the Merger, assistance in submitting proxies or voting Shares, or to request additional copies of the Proxy Statement or the enclosed proxy card, please contact the Company’s Investor Relations team at:
Accelerant Holdings
Attention: Investor Relations
Unit 106, Windward 3
Regatta Office Park
West Bay Road, Grand Cayman
KY1-1108
E-mail: investors@accelerant.ai
If your Shares are held through a brokerage firm, bank or other nominee, you should also contact your brokerage firm, bank or other nominee for additional information.
Neither the SEC nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this letter or in the accompanying notice of the Special Meeting or the Proxy Statement. Any representation to the contrary is a criminal offense.

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Schedules and exhibits to the Merger Agreement, the Voting and Support Agreement and the Reinvestment Letter Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish copies of any such schedules or exhibits to the SEC upon request.

SUMMARY TERM SHEET
This “Summary Term Sheet” and the “Questions and Answers About the Special Meeting and the Merger” highlight selected information contained in this Proxy Statement regarding the Merger (as defined below) and may not contain all of the information that may be important to your consideration of the Merger and other transactions contemplated by the Merger Agreement (as defined below) and the Plan of Merger (as defined below). You should carefully read this entire proxy statement (this “Proxy Statement”), its annexes and the other documents to which this Proxy Statement refers, including the Merger Agreement (as defined below), as well as the related Schedule 13E-3, for a more complete understanding of the matters being considered at the extraordinary general meeting of shareholders (including any adjournments or postponements thereof, the “Special Meeting”) of the Company to be held on            , 2026 at         local time (Greenwich Mean Time). In addition, this Proxy Statement incorporates by reference important business and financial information about the Company. You are encouraged to read all of the documents incorporated by reference into this Proxy Statement and you may obtain such information without charge by following the instructions in “Where You Can Find More Information” beginning on page 170. In this Proxy Statement, the terms “the Company,” “us,” “we” or other terms correlative thereto refer to Accelerant Holdings. All references to “dollars” or “$” in this Proxy Statement are to U.S. dollars.
Since the transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger (the “Transactions”), constitute a “going-private” transaction under Securities and Exchange Commission (“SEC”) rules, the Company and the Participants (as defined below) have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Transactions, including the Merger. You may obtain any additional information about the Schedule 13E-3 under the caption “Where You Can Find More Information.”
The Parties Involved in the Merger
Accelerant Holdings
Accelerant Holdings operates a data-driven risk exchange that connects selected specialty insurance underwriters with Risk Capital Partners. The Accelerant Risk Exchange reduces information asymmetries and operational barriers present in the traditional insurance value chain by leveraging proprietary technology to share actionable high-fidelity data and insights with platform participants. Accelerant Holdings was incorporated in the Cayman Islands in October 2021 with registered number 381680. Our corporate headquarters is located at Accelerant Holdings, c/o Accelerant Re (Cayman) Ltd., Unit 106, Windward 3, Regatta Office Park, West Bay Road, Grand Cayman. Our telephone number is +1 (345) 743-4611. For more about the Company, see “Important Information Regarding the Company” beginning on page 156.
Our Class A common shares, $0.0000011951862 par value per share (“Class A Common Shares”) are listed on the New York Stock Exchange (“NYSE”) under the symbol “ARX.”
For a description of the Company’s history, development, business and organizational structure, see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 18, 2026 and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed on May 13, 2026 and August 13, 2026, respectively, which are each incorporated herein by reference. Please see “Where You Can Find More Information” beginning on page 170 for a description of how to obtain a copy of the Company’s annual report and quarterly reports.
Cherry Tree BidCo
Cherry Tree BidCo, a Cayman Islands exempted company (“Parent”) is an exempted company with limited liability incorporated under the laws of the Cayman Islands and is a holding company that was formed on August 10, 2026 solely for the purpose of effecting the Transactions, including the Merger. The registered office address of Parent is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The business address of Parent is 830 Brickell Plaza Suite 5100, Miami, Florida 33131, USA.

Cherry Tree Merger Sub
Cherry Tree Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of Parent (“Merger Sub”) is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a direct, wholly owned subsidiary of Parent. Merger Sub is a holding company that was formed on August 10, 2026 solely for the purpose of effecting the Transactions, including the Merger. Upon consummation of the Merger, Merger Sub will cease to exist, and Accelerant Holdings will continue as the Surviving Company and as a wholly owned subsidiary of Parent. The registered office address of Merger Sub is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The business address of Merger Sub is 830 Brickell Plaza Suite 5100, Miami, Florida 33131, USA.
Parent and Merger Sub are affiliates of Thoma Bravo Discover Fund V, L.P. (“Sponsor”), an investment fund managed by Thoma Bravo, L.P. (“Thoma Bravo”). Thoma Bravo is a leading private equity firm focused on software and technology-enabled services sectors.
For more information about the Parent Group, see “Important Information Regarding the Participants —  Information Regarding the Parent Group” beginning on page 160.
The ACP Shareholders
ACP Accelerant Holdings, L.P. is a Cayman Islands limited partnership (“Altamont”), and ACP Insurance Management, LLC is a Cayman Islands limited liability company (“ACP Insurance Management” and jointly with ACP Accelerant Holdings, the “ACP Shareholders”). Each of the ACP Shareholders is an affiliate of investment funds advised by an affiliate of Altamont Capital Partners (“ACP”). Each of ACP Accelerant Holdings and ACP Insurance Management was formed for the purposes of directly or indirectly and beneficially holding such funds’ investment in the Company. The registered office address of the ACP Shareholders is: c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The business address of the ACP Shareholders is: 525 University Avenue, Suite 1300, Palo Alto, CA 94301. For more information about the ACP Shareholders, see “Important Information Regarding the Participants — Information Regarding ACP” beginning on page 161.
The Management Rollover Holders
The Management Rollover Holders are Jeffrey Radke, the Company’s Chief Executive Officer and Chair of the Board; Christopher Lee-Smith, the Company’s Global Head of Distribution and a director; and Francis James O’Neill, the Company’s Chief Underwriting Officer. The business address of each Management Rollover Holder is c/o Accelerant Holdings, Unit 106, Windward 3, Regatta Office Park, West Bay Road, Grand Cayman KY1-1108, Cayman Islands. For more information about the Management Rollover Holders, see “Special Factors — Reinvestment and Rollover” beginning on page 93 and “Important Information Regarding the Company — Directors and Executive Officers” beginning on page 156.
The Merger (Page 121)
On August 13, 2026, the Company entered into the Agreement and Plan of Merger (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”) with Parent and Merger Sub, pursuant to which, on the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), the separate existence of Merger Sub will thereupon cease and the Company will continue as the surviving company (the “Surviving Company”) and a wholly owned subsidiary of Parent. You are being asked to consider and vote upon a proposal to authorize and approve (as applicable) the Merger Agreement, the plan of merger required to be filed with the Registrar of Companies of the Cayman Islands in connection with the Merger (the “Plan of Merger”), and the transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger (the “Transactions”).
The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement and the Plan of Merger, at the time the Merger becomes effective (the “Effective Time”), each Class A Common Share and Class B common share, $0.0000011951862 par value per share of the Company

(the “Class B Common Shares,” and together with the Class A Common Shares, “Shares”), that is issued and outstanding as of immediately prior to the Effective Time (other than (i) each Share held by the Company or owned, directly or indirectly, by Parent, Merger Sub, or any direct or indirect wholly owned subsidiary of Parent, Merger Sub or the Company as of immediately prior to the Effective Time (including those held in the Company’s treasury) (including those contributed by the Rollover Shareholders), which Shares will be canceled for no consideration (such excluded Shares, the “Excluded Shares”) and (ii) Shares owned by holders who have validly exercised, perfected and not effectively withdrawn or lost their rights to dissent from the Merger pursuant to Section 238 of the Companies Act (as revised) of the Cayman Islands (the “Cayman Companies Act”) (the “Dissenting Shares”)) will be converted automatically into the right to receive (A) $20.25 in cash without interest (the “Merger Consideration”), plus (B) if applicable, the Ticking Amount (as defined below) in cash without interest (together with the Merger Consideration, the “Per Share Closing Amount”) and each ordinary share of Merger Sub issued and outstanding as of immediately prior to the Effective Time will be converted into one ordinary share, par value $1.00 per share, of the Surviving Company.
Under the terms of the Merger Agreement, if the closing of the Merger (the “Closing”) occurs on or after the Ticking Amount Start Date (as defined below), each holder of Shares will be entitled to receive an additional cash amount equal to $0.00333 per share for each calendar day elapsed after the Ticking Amount Start Date through and including the Ticking Amount End Date (as defined below) (such amount, the “Ticking Amount”). The “Ticking Amount Start Date” is the first date on which all conditions to Closing have been satisfied or waived (other than (i) conditions that by their nature are to be satisfied at Closing, (ii) conditions whose failure to be satisfied is primarily caused by a breach by Parent, Merger Sub or their affiliates, and (iii) conditions relating to the receipt of specified Insurance Regulatory Approvals (as defined herein) of Parent); provided that such Ticking Amount Start Date will be tolled by a number of days equal to the number of days from the date of the Merger Agreement to the date of the Change of Control Filing Deadline (as defined herein) (if such period of time exceeds 15 business days). The “Ticking Amount End Date” is the date on which such specified Insurance Regulatory Approvals contemplated by clause (iii) in the preceding sentence have been obtained. The Ticking Amount, if any, will be paid to holders of the Shares (other than Excluded Shares and Dissenting Shares) in addition to the Merger Consideration payable at the Effective Time.
In addition, any holder of Shares who is not satisfied that they have been offered fair value for their Shares will have the right to seek appraisal of the fair value of such holder’s Shares, but only if such holder complies with all of the requirements of Section 238 of the Cayman Companies Act, which is the appraisal rights statute applicable to Cayman Islands exempted companies. The procedures for the exercise of dissenters’ rights are summarized in the section entitled “Dissenters’ Rights” beginning on page 153 of this Proxy Statement. In addition, the full text of Section 238 of the Cayman Companies Act is attached as Annex E to this Proxy Statement. The fair value of the Shares as determined under the Cayman Companies Act could be more than, the same as, or less than the Per Share Closing Amount pursuant to the Merger Agreement.
If you exercise your right to seek appraisal of the fair value of your Shares, the Company may be entitled to recover its legal costs of the Section 238 proceeding from you, on a joint and several basis, in conjunction with any other shareholders who dissent from the Merger. If the Merger is consummated, the Company will become a privately held company wholly owned by Parent. At the Effective Time, it is expected that the ultimate shareholders of Parent will be (a) TB Cherry Tree Holdings, L.P.; (b) ACP ARX Investment Fund, L.P. (the “ACP Rollover Holder”), an affiliate of Altamont Capital Partners (“ACP”); (c) Jeffrey Radke (“Mr. Radke”); (d) Christopher Lee-Smith (“Mr. Lee-Smith”); and (e) Francis James O’Neill (“Mr. O’Neill” and together with Mr. Radke and Mr. Lee-Smith, the “Management Rollover Holders”). The Management Rollover Holders and the ACP Rollover Holder are collectively referred to as the “Rollover Shareholders.” Parent, Merger Sub and the Sponsor are collectively referred to as the “Parent Group.” The Parent Group and the ACP Rollover Holder are collectively referred to as the “Bidder Group.” The Bidder Group and the Management Rollover Holders are collectively referred to as the “Participants.” For more information, please see the section entitled “Proposal 1: The Merger Proposal” beginning on page 121.

Merger Consideration (Page 122)
Under the terms of the Merger Agreement, at the Effective Time:
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Each Share (other than the Dissenting Shares and the Excluded Shares) issued and outstanding as of immediately prior to the Effective Time will be converted automatically into the right to receive the Per Share Closing Amount.

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Each Share held by the Company or owned, directly or indirectly, by Parent, Merger Sub, or any direct or indirect wholly owned subsidiary of Parent, Merger Sub or the Company as of immediately prior to the Effective Time (including those held in the Company’s treasury) (including those contributed by the Rollover Shareholders) will be canceled for no consideration (such excluded Shares, the “Excluded Shares”).

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Each Dissenting Share will be canceled and cease to exist and will thereafter represent only the right to receive the fair value of such Dissenting Shares, as agreed with the Surviving Company or, failing agreement, as determined by the Grand Court of the Cayman Islands (the “Court”), in each case in accordance with Section 238 of the Cayman Companies Act.

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Each ordinary share of Merger Sub issued and outstanding as of immediately prior to the Effective Time will be converted into and become one ordinary share, par value $1.00 per share, of the Surviving Company.

Treatment of Company RSUs, Company PSUs and Company Options (Page 123)
Company RSUs
Each restricted share unit of the Company subject to restrictions based on continuous service (each, a “Company RSU”) that vests at the Effective Time under the applicable award agreement as in effect on the date of the Merger Agreement, including any Company RSU held by a non-employee director of the Company, is a “Single-Trigger RSU.” At the Effective Time, each Single-Trigger RSU will be canceled and converted into the right to receive a cash payment equal to the Per Share Closing Amount multiplied by the number of underlying Shares, without interest and subject to applicable tax withholdings. At the Effective Time, each Company RSU that is not a Single-Trigger RSU will be canceled and converted into the right to receive a cash amount equal to the Per Share Closing Amount multiplied by the number of underlying Shares (the “Cash Replacement Company RSU Amount”), without interest and subject to applicable tax withholdings. Each Cash Replacement Company RSU Amount will remain subject to the holder’s continued service through the applicable vesting dates and will vest and be paid on the same terms as the corresponding Company RSU, including any post-change-in-control termination acceleration, subject to the applicable award terms. The Cash Replacement Company RSU Amounts are generally not payable at the Closing.
Company PSUs
At the Effective Time, each restricted share unit of the Company subject to restrictions based on performance (each, a “Company PSU”) outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive a cash amount equal to the Per Share Closing Amount multiplied by the number of Shares to which the holder would be entitled upon settlement, determined by applying a fixed payout percentage of 250% for the 2026 performance year and 100% for each of the 2027 and 2028 performance years, in each case as set by the Merger Agreement and without regard to the Company’s actual or projected performance (the “Cash Replacement Company PSU Amount”), without interest and subject to applicable tax withholdings. These fixed percentages were negotiated as part of the Merger Agreement and are not a projection of, and do not reflect any determination regarding, the Company’s actual performance for any performance year. Each Cash Replacement Company PSU Amount will remain subject to continued service through the end of the applicable calendar year and will vest and be paid at the same time as the corresponding Company PSU would have vested and settled, including any applicable post-change-in-control termination acceleration, with payment within 60 days after the applicable vesting date. Each Cash Replacement Company PSU Amount will otherwise be subject to the applicable award terms, as modified only as permitted by the Merger Agreement.

Company Options
At the Effective Time, each share option granted under the Accelerant Share Incentive Plan (each, a “Company Option”) that is in-the-money, whether vested or unvested, will be canceled and exchanged for a cash payment equal to its aggregate spread value (based on the excess of the Per Share Closing Amount over the per-Share exercise price and the number of Shares underlying such Company Option). Notwithstanding the foregoing, all underwater Company Options (whether vested or unvested) will be canceled for no consideration.
For more information regarding the Company RSUs, Company PSUs and Company Options and their treatment, please see the section entitled “Proposal 1: The Merger Proposal — Treatment of Company RSUs, Company PSUs and Company Options” beginning on page 123.
The Special Meeting (Page 114)
Date, Time and Place.   The extraordinary general meeting of shareholders (including any adjournments or postponements thereof, the “Special Meeting”) will be held on            , 2026 at         local time (Greenwich Mean Time) at the offices of Paul Hastings LLP, located at 100 Bishopsgate, London, EC2N 4AG, United Kingdom.
Purpose.   At the Special Meeting, holders of the Shares will be asked to consider and vote upon (1) the Merger Proposal (as defined below), (2) the advisory and non-binding Compensation Proposal (as defined below) and (3) if necessary or appropriate, the Adjournment Proposal (as defined below). The Company is not currently aware of any other business to come before the Special Meeting.
Record Date and Quorum.   You are entitled to vote at the Special Meeting if you have Shares registered in your name on the register of members of the Company at the close of business in the Cayman Islands on            , 2026, the record date for voting Shares at the Special Meeting (the “Record Date”). If you own Shares at the close of business in the Cayman Islands on the Record Date, the deadline for you to lodge your proxy card and vote is            , 2026 at 11:59 p.m. (Greenwich Mean Time). Each shareholder has one vote for each Class A Common Share and ten votes for each Class B Common Share, in each case held on the register of members of the Company as of the close of business in the Cayman Islands on the Record Date. We expect that, as of the Record Date, there will be             Class A Common Shares and            Class B Common Shares entitled to be voted at the Special Meeting. A simple majority of all voting share capital of the Company in issue and entitled to vote, present in person or represented by proxy, will constitute a quorum for purposes of the Special Meeting. Given that the ACP Shareholders own greater than 50% of the voting share capital of the Company, the Special Meeting will be quorate unless the ACP Shareholders or their successors and assigns or affiliates are not in attendance. See “— Voting Information” below.
Vote Required.   The Merger Proposal requires the affirmative vote, by special resolution, of holders of Shares representing at least two-thirds of the votes cast by such holders as, being entitled to do so, vote in person or by proxy at the Special Meeting (the “Company Shareholder Approval”). The approval of the advisory and non-binding Compensation Proposal requires the affirmative vote of at least a simple majority of the votes cast by the holders of Shares present and voting in person or by proxy and entitled to vote at the Special Meeting.
If you (i) attend the Special Meeting in person or by proxy and abstain from voting, the effect will be, among other things, that your Shares will count towards the quorum at the Special Meeting, but will not count as a vote cast at the Special Meeting or (ii)(a) fail to submit a proxy over the Internet, by mail or otherwise fail to attend the Special Meeting and cast your vote in person or (b) fail to give voting instructions to your brokerage firm, bank or other nominee, your Shares will not count towards quorum at the Special Meeting, and if a quorum is present, will have no effect on the outcome of any of the proposals.
As of            , 2026, the ACP Shareholders beneficially owned in the aggregate        Class A Common Shares and        Class B Common Shares, which represent approximately     % of the total issued and outstanding Shares and approximately     % of the total voting power of the outstanding Shares. See “Security Ownership of Certain Beneficial Owners and Management of the Company” beginning on page 165 for additional information. Pursuant to the terms of the Voting and Support Agreement (as defined below), these Shares will be voted in favor of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, at the Special Meeting.
Voting Information.   Before voting your Shares, we encourage you to read this Proxy Statement in its entirety, including all of the annexes, attachments, exhibits and materials incorporated by reference, and carefully consider how the Merger will affect you. To ensure that your Shares can be voted at the Special Meeting, please complete the accompanying proxy card, attached hereto as Annex F, in accordance with the instructions set forth on the proxy card as soon as possible. The deadline for you to lodge your proxy card is            , 2026, at 11:59 p.m. (Greenwich Mean Time). If a broker, bank or other nominee holds your Shares in “street name,” your broker, bank or other nominee should provide you with instructions on how to vote your Shares. Your broker, bank or other nominee will not vote your Shares in the absence of specific instructions from you. These non-voted Shares are referred to as “broker non-votes.”
Dissenters’ Rights (Page 153)
Registered holders of the Shares who exercise dissenters’ rights will have the right to receive payment of the fair value of their Shares as determined by the Court in accordance with Section 238 of the Cayman Companies Act if the Merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the Special Meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Companies Act for the exercise of dissenters’ rights, which are summarized in the section captioned “Dissenters’ Rights” in this Proxy Statement. In addition, the full text of Section 238 of the Cayman Companies Act is attached as Annex E to this Proxy Statement. The fair value of your Shares as determined by the Court could be more than, the same as, or less than the Per Share Closing Amount you would receive pursuant to the Merger Agreement if you do not exercise dissenters’ rights with respect to such Shares. If you exercise your right to seek appraisal of the fair value of your Shares, the Company may be entitled to recover its legal costs of the Section 238 proceeding from you, on a joint and several basis, in conjunction with any other shareholders who dissent from the Merger.
We encourage you to read the section of this Proxy Statement entitled “Special Factors — Dissenters’ Rights” as well as Annex E to this Proxy Statement carefully and to consult your Cayman Islands legal counsel if you desire to exercise your dissenters’ rights.
Purposes and Reasons for the Merger (Page 88)
The purpose of the Merger is to enable Parent to acquire 100% equity ownership of the Company in a transaction in which the issued and outstanding Shares (other than the Excluded Shares and the Dissenting Shares) will be canceled in exchange for the Per Share Closing Amount.
The Class A Common Shares of the Company are currently listed on the NYSE under the symbol “ARX.” Following the consummation of the Merger, the Company will cease to be a publicly traded company and will instead become a private company owned by Parent.
See “Special Factors — Purposes and Reasons for the Merger” beginning on page 88 for additional information.
Plans for the Company after the Merger (Page 91)
Following the completion of the Merger, Parent will own 100% of the equity interest in the Surviving Company. The Participants anticipate that the Company will continue to conduct its operations substantially as they are currently being conducted, except that the Company will cease to be a publicly traded company and will instead be a wholly owned subsidiary of Parent.
Following the completion of the Merger and the anticipated deregistration of the Class A Common Shares, the Company will no longer be subject to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and the compliance and reporting requirements of NYSE and the related direct and indirect costs and expenses and may experience positive effects on profitability as a result of the elimination of such costs and expenses.

Reasons for the Merger and Recommendation of the Special Committee and the Board (Page 48)
The special committee (the “Special Committee”) of the board of directors of the Company (the “Board”), composed solely of independent and disinterested directors, unanimously (i) determined that the Merger Agreement, the Plan of Merger, the Equity Commitment Letter (as defined below), the Limited Guaranty (as defined below), and the Voting and Support Agreement (as defined below) (collectively, the “Transaction Documents”) and the Transactions are advisable, fair to and in the interests of the Company and its shareholders, and (ii) recommended that the Board approve and declare advisable the Merger Agreement, the other Transaction Documents and the Transactions.
After careful consideration, and acting upon the unanimous recommendation of the Special Committee, the Board recommends that you vote:
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(1) “FOR” the proposal, by special resolution, (a) to authorize and approve (as applicable) the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex A-1, and to authorize, approve and confirm (as applicable) in all respects, the Plan of Merger, a copy of which is attached to this Proxy Statement as Annex A-2, and (b) upon the Effective Date (as defined in the Plan of Merger): (i) that the memorandum and articles of association of the Company in effect as of the date of this Proxy Statement be amended and restated by their deletion in their entirety and replacement with, and the adoption of, the amended and restated memorandum and articles of association annexed to the Plan of Merger, (ii) that the authorized share capital of the Company be amended and re-designated as set forth in the Plan of Merger, (iii) that the Plan of Merger be executed by any member of the Special Committee and, with their authorization, the Company’s officers on behalf of the Company, and that the Plan of Merger, together with any supporting documentation, be submitted for registration to the Registrar of Companies of the Cayman Islands, and (iv) all actions taken and documents or agreements executed, signed or delivered by any member of the Special Committee and, with their authorization, the Company’s officers on behalf of the Company in connection with or ancillary to all such contemplated transactions, and (c) the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, in each case are authorized and approved in all respects (the “Merger Proposal”);

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(2) “FOR” the proposal, to approve by ordinary resolution, on a non-binding, advisory basis, payment of specified compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the Transactions as disclosed in this Proxy Statement pursuant to Item 402(t) of Regulation S-K under the section entitled “Special Factors — Interests of the Company’s Executive Officers and Directors in the Merger — Merger-Related Compensation for the Company’s Named Executive Officers” and the corresponding table and the footnotes thereto; and

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(3) “FOR” the proposal, if necessary or appropriate, to approve by ordinary resolution, the proposal to adjourn the Special Meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the Special Meeting to pass the special resolutions to be proposed at the Special Meeting or for any other reason determined by the chair of the Special Meeting (the “Adjournment Proposal”).

Position of the Participants as to the Fairness of the Merger (Page 59)
Each Participant believes that the Merger is fair to the holders of Shares (other than the holders of the Excluded Shares and any Dissenting Shares) (the “Unaffiliated Security Holders”). Their belief is based upon the factors discussed under the section entitled “Special Factors — Position of the Participants as to the Fairness of the Merger” beginning on page 59.
Financing of the Merger (Page 92)
The Company and the Sponsor estimate that the total amount of funds necessary to complete the Transactions is approximately $4.995 billion as of the date of this Proxy Statement, assuming no exercise of dissenters’ rights by shareholders of the Company. This estimate includes the aggregate Merger Consideration, the estimated Ticking Amount, the amount required to pay off any outstanding indebtedness for borrowed money of the Company and its subsidiaries (the “Payoff Amount”) and related fees, costs and expenses. In calculating this amount, the Company and the Sponsor did not consider the value of the Excluded Shares.
The Sponsor expects to provide this amount through cash contributions as contemplated by an equity commitment letter, dated as of August 13, 2026, between Parent and the Sponsor (the “Equity Commitment Letter”). See “Special Factors — Financing of the Merger” beginning on page 92 for additional information. The ability to obtain financing is not a condition to Parent or Merger Sub’s obligations to consummate the Transactions.
The Company will use commercially reasonable efforts to provide customary cooperation in connection with any debt financing at Parent’s sole cost and expense, subject to the limitations and reimbursement and indemnification protections described under “Proposal 1: The Merger Proposal — Financing; Cooperation with Debt Financing” beginning on page 143.
Equity Financing
Pursuant to the Equity Commitment Letter, the Sponsor has committed, subject to the terms and conditions of the Equity Commitment Letter, to purchase, or to cause a permitted assignee to purchase, directly or indirectly, at or immediately prior to the Closing, an aggregate of $4.995 billion of equity securities of Parent (the “Equity Financing”), to be used solely for the purpose of allowing Parent and/or Merger Sub to fund up to the full amount of the aggregate Merger Consideration, the full amount of the Ticking Amount through the Termination Date (as extended), if any, all related fees, costs and expenses payable by Parent and Merger Sub (or their respective affiliates) in connection with the Transactions and such amount sufficient to repay any of the Company’s existing indebtedness. See “Special Factors — Financing of the Merger — Equity Financing” beginning on page 92 for additional information.
Limited Guaranty
Concurrently with the execution of the Merger Agreement, on August 13, 2026, the Sponsor entered into a limited guaranty with the Company in favor of the Company (the “Limited Guaranty”), pursuant to which the Sponsor agreed to guarantee certain obligations of Parent and Merger Sub under the Merger Agreement, including payment of the Parent Termination Fee, certain enforcement costs and certain other reimbursement and indemnification obligations of Parent and Merger Sub under the Merger Agreement (collectively, the “Guaranteed Obligations”), in each case, subject to an aggregate cap equal to $302 million. See “Special Factors — Financing of the Merger — Limited Guaranty” beginning on page 93 for additional information.
Reinvestment and Rollover (Page 93)
Concurrently with the execution of the Merger Agreement, on August 13, 2026, the ACP Shareholders, the Sponsor and Cherry Tree HoldCo, a Cayman Islands exempted company and the ultimate parent entity of Parent (Cherry Tree HoldCo or, if different, the ultimate parent entity of Parent as of the Closing, the “Top Parent”), entered into a letter agreement and term sheet (the “Reinvestment Letter Agreement”), pursuant to which the ACP Shareholders have until December 11, 2026, the right, but not the obligation, to elect to purchase equity securities of Top Parent at or immediately prior to the Closing, which shall be the same class of equity securities with the same economic rights as to be issued to the Sponsor, excluding the redeemable preferred equity to be issued to the Sponsor (the “Reinvestment”). In addition, following the execution of the Merger Agreement, the Sponsor and the Management Rollover Holders have engaged in discussions and negotiations regarding the terms of an equity rollover by the Management Rollover Holders, whereby the Management Rollover Holders will contribute all or a portion of the Class A Common Shares held by the Management Rollover Holders to Top Parent in exchange for the same class of equity securities with the same economic rights as to be issued to the Sponsor (the “Management Rollover”, and together with the Reinvestment, the “Reinvestment and Rollover”). As of the date of this Proxy Statement, the parties have reached an understanding that the ACP Shareholders and the Management Rollover Holders will reinvest or roll the percentage of their current holdings in the Company shown in the table below, which remain subject to change and continued discussion and which would result in the corresponding percentage ownership of Top Parent following the consummation of the Transactions as shown in the table below.
Holder	Reinvestment/ Rollover Percentage	Ownership of Top Parent Post-Transactions
ACP Shareholders	7.5%	36.9%
Jeffrey Radke, Chief Executive Officer	100.0%	18.3%
Christopher Lee-Smith, Global Head of Distribution	50.0%	5.8%
Francis James O’Neill, Chief Underwriting Officer	50.0%	2.1%
In connection with the Reinvestment and Rollover, at or immediately prior to Closing, the ACP Shareholders and the Management Rollover Holders will be parties to an amended and restated limited partnership agreement of Top Parent and will have certain rights and obligations under such agreement, including board designation rights, veto rights, tag-along rights, preemptive rights and registration rights, transfer restrictions and right of first refusal. The material terms of the limited partnership agreement remain subject to negotiation.
Representatives of Parent have had preliminary discussions with certain additional members of the Company’s management team regarding potential rollover arrangements with respect to Shares held by such additional members of management. However, there is no definitive agreement with respect to such rollover arrangements nor is there any understanding as to the amount of Shares that would be subject to such rollover agreements or the terms thereof, and there can be no assurance that the terms of such agreements or arrangements will be agreed upon with any additional members of the Company’s management team.
See “Special Factors — Financing of the Merger — Reinvestment and Rollover” beginning on page 93 for additional information.
Voting and Support Agreement (Page 94)
Concurrently with the execution of the Merger Agreement, certain shareholders of the Company entered into a voting and support agreement, dated as of August 13, 2026 (the “Voting and Support Agreement”), by and among ACP Insurance Management, LLC and ACP Accelerant Holdings, L.P. (together, the “ACP Shareholders”) (each an affiliate of ACP), Parent, and Merger Sub. Pursuant to the Voting and Support Agreement, subject to certain terms and conditions contained therein, the ACP Shareholders have agreed to, among other things, (i) vote or execute consents with respect to all of the Shares held by the ACP Shareholders, as of the date of the execution of the Merger Agreement, and any additional Shares acquired thereafter, in favor of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and (ii) agree to certain transfer restrictions with respect to such Shares. The Voting and Support Agreement will terminate upon, among other circumstances, the valid termination of the Merger Agreement in accordance with its terms.
A copy of the Voting and Support Agreement is attached as Annex C to this Proxy Statement and is incorporated herein by reference.
As of            , 2026, the ACP Shareholders beneficially own in the aggregate       Class A Common Shares and       Class B Common Shares, which represent approximately     % of the total issued and outstanding Shares and approximately     % of the total voting power of the outstanding Shares.
Opinion of the Special Committee’s Financial Advisor (Page 78)
On August 13, 2026, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) verbally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated August 13, 2026), as to whether, as of such date, the Merger Consideration to be received by the holders of Shares, other than (i) Altamont Capital Partners, LP and its affiliates, (ii) holders of Shares that, in connection with the Merger, will receive, directly or through an affiliate of such holder, equity of Parent or any of its affiliates, and (iii) holders of Excluded

Shares and Dissenting Shares ((i) – (iii) collectively, the “HL Excluded Persons”) in the Merger pursuant to the Merger Agreement was fair to such holders from a financial point of view.
Houlihan Lokey’s opinion was directed to the Special Committee (in its capacity as such) and only addressed whether the Merger Consideration to be received by the holders of Shares, other than the HL Excluded Persons, in the Merger pursuant to the Merger Agreement was fair to such holders from a financial point of view and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B-1 to this Proxy Statement and describes certain of the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Board, any security holder of the Company or any other person as to how to act or vote with respect to any matter relating to the Merger. See “Special Factors —  Opinion of the Special Committee’s Financial Advisor.”
Opinion of the Company’s Financial Advisor (Page 78)
On August 13, 2026, Morgan Stanley & Co. LLC (“Morgan Stanley”) verbally rendered its opinion to the Board (which was subsequently confirmed by delivery of Morgan Stanley’s written opinion addressed to the Board, dated August 13, 2026), as to whether, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the Merger Consideration to be received by the shareholders of the Company, other than holders of Excluded Shares, Dissenting Shares, or shares held in treasury or held by Parent or any affiliate of Parent or Accelerant or any affiliate of Accelerant or as to which dissenters’ rights have been perfected (the “MS Excluded Holders”), in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
Morgan Stanley’s opinion was directed to the Board and only addressed whether the Merger Consideration to be received by the shareholders of the Company, other than the MS Excluded Holders, in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Morgan Stanley’s opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B-2 to this Proxy Statement and describes certain of the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Morgan Stanley in connection with the preparation of its opinion. However, neither Morgan Stanley’s opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Board, any security holder of the Company or any other person as to how to act or vote with respect to any matter relating to the Merger. Morgan Stanley’s opinion did not address any other aspects or implications of the Merger. Morgan Stanley’s opinion did not in any manner address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to Accelerant, nor did it address the underlying business decision of Accelerant to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. Morgan Stanley expressed no opinion or recommendation to any holder of shares of Common Stock as to how such holders should vote at the Special Meeting, or whether to take any other action with respect to the Merger. See “Special Factors — Opinion of the Company’s Financial Advisor.”
Interests of the Company’s Executive Officers and Directors in the Merger (Page 95)
In considering the recommendation of the Special Committee and the Board, the Company’s shareholders should be aware that certain of the Company’s executive officers and directors have interests in the Transactions that are different from, and/or in addition to, the interests of the Company’s shareholders generally, including those interests listed below and set forth in the section below entitled “Proposal 1: The Merger Proposal — Treatment of Company RSUs, Company PSUs and Company Options”:

•
payments in respect of Company RSUs, Company PSUs and Company Options, including potential accelerated vesting and payment of cash amounts in respect of unvested awards upon certain qualifying terminations of employment;

•
potential severance payments and benefits upon a qualifying termination of employment under the executive officers’ employment agreements;

•
a transaction bonus payable to one executive officer who is not a named executive officer;

•
prorated annual bonuses for the fiscal year in which the Effective Time occurs;

•
continued indemnification rights and directors and officers’ liability insurance to be provided by the Surviving Company to former directors and officers of the Company pursuant to the Merger Agreement; and

•
the expected continuation of service of certain executive officers of the Company with the Surviving Company in positions that are substantially similar to their current positions, allowing them to benefit from remuneration arrangements with the Surviving Company.

The Special Committee and the Board were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the Merger Agreement and related matters. See “Special Factors — Interests of the Company’s Executive Officers and Directors in the Merger” beginning on page 95 for additional information.
Go-Shop Period; No Solicitation of Acquisition Proposals (Page 132)
The Merger Agreement provides for a “go-shop” period which began on August 13, 2026 and continued until one minute prior to 12:00 a.m. Eastern time on September 22, 2026 (the “go-shop period”). During the go-shop period, solely with respect to any person (such person, an “Excluded Person”) that executed an Acceptable Confidentiality Agreement regarding a potential Acquisition Proposal (each as defined in the section entitled “Proposal 1: The Merger Proposal — Go-Shop Period; No Solicitation of Acquisition Proposals”) within the six months before August 13, 2026, the Company and its subsidiaries and their representatives were permitted to solicit, initiate, propose, encourage or facilitate an Acquisition Proposal, furnish non-public information and afford access, engage in discussions or negotiations, and request or grant a waiver, amendment or modification of a standstill, non-disclosure or other restrictive provision in an Acceptable Confidentiality Agreement to the extent necessary to comply with the Merger Agreement. The Company was required to promptly make available to Parent any material non-public information provided to an Excluded Person that was not previously provided or made available to Parent. An Acquisition Proposal generally involves the acquisition of 20% or more of the Company’s business or assets, or more than 20% of the outstanding Shares; however, for a proposal to qualify as a Superior Proposal (as defined in the section entitled “Proposal 1: The Merger Proposal — Adverse Recommendation Changes and Alternative Acquisition Agreements”), these thresholds are increased to more than 50%. The go-shop period expired on September 22, 2026. During the go-shop period, no Excluded Person submitted an Acquisition Proposal or indicated renewed interest in a potential strategic transaction involving the Company to the Company’s management team or to Morgan Stanley.
Except as was permitted during the go-shop period pursuant to the terms of the Merger Agreement, from August 13, 2026 until the Effective Time or valid termination of the Merger Agreement, the Company agreed not to, and has agreed to cause its subsidiaries and their respective representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or facilitate any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, an Acquisition Proposal; or (ii) engage or participate in any negotiations or discussions, or provide or cause to be provided any non-public information or data relating to the Company or any of its subsidiaries, in each case for the purpose of encouraging or knowingly facilitating an Acquisition Proposal.
The Company could make an Adverse Recommendation Change (as defined in the section entitled “Proposal 1: The Merger Proposal — Adverse Recommendation Changes and Alternative Acquisition Agreements”), or terminate the Merger Agreement to enter into a letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other similar agreement

(an “Alternative Acquisition Agreement”) for a Superior Proposal only after four business days’ prior written notice to Parent stating that a written Superior Proposal was received, attaching an unredacted copy of the Alternative Acquisition Agreement, and stating the proposed action. The Company was required to use commercially reasonable efforts to engage in good faith with Parent during that period. If the alternative acquiror materially amended the financial terms or any other material term or condition, the notice period would have recommenced for three business days. At the end of the period, the Board or committee was required to redetermine in good faith, after considering Parent’s written revisions, that the proposal remains a Superior Proposal and that not acting would reasonably be inconsistent with fiduciary duties.
In response to an Intervening Event (as defined in the section entitled “Proposal 1: The Merger Proposal — Go-Shop Period; No Solicitation of Acquisition Proposals”), the Board or a committee of the Company could make an Adverse Recommendation Change after four business days’ prior written notice describing the event and stating the proposed action, good-faith engagement with Parent during the notice period, and a good-faith determination at the end of the period that not making the change would reasonably be inconsistent with fiduciary duties. Each material modification of the Intervening Event requires a new notice and a recommenced three business day period.
If the Company terminated the Merger Agreement for the purpose of entering into a definitive binding Alternative Acquisition Agreement with respect to a Superior Proposal, the Company would have been required to pay the Company Termination Fee to Parent.
See “Proposal 1: The Merger Proposal — Go-Shop Period; No Solicitation of Acquisition Proposals” beginning on page 132.
Conditions to the Consummation of the Merger (Page 146)
The obligations of the Company, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including the following:
•
obtaining the Company Shareholder Approval;

•
the absence of any governmental entity issuing any order or other legal restraint that makes consummation of the Merger illegal or otherwise prohibits the Merger;

•
the expiration or termination of any applicable waiting period under the HSR Act, receipt of the required approvals under the antitrust laws of Australia, and the foreign investment laws of Belgium and Italy, and receipt of insurance regulatory approvals from regulators in Arkansas, Texas, Puerto Rico, Belgium, Cayman Islands, and the UK;

•
the accuracy of the representations and warranties of the Company, Parent and Merger Sub in the Merger Agreement, subject to certain qualifiers, as of the date the Closing occurs (the “Closing Date”) or the date in respect of which such representation or warranty was specifically made;

•
the compliance in all material respects by the Company, Parent and Merger Sub with their respective covenants and obligations under the Merger Agreement required to be complied with by them at or prior to the Closing;

•
no Burdensome Condition (as defined in the section titled “Proposal 1: The Merger Proposal —  Remedial Actions and Limitations”) having been imposed;

•
consummation of the Canada Distribution as described below in “Proposal 1: The Merger Proposal —  Canada Distribution”;

•
holders of no more than 15% of the outstanding Shares have validly exercised, and not effectively withdrawn or abandoned, dissent rights under the Cayman Companies Act; and

•
the absence of a Material Adverse Effect (as defined in the section titled “Proposal 1: The Merger Proposal — Representations and Warranties”) on the Company’s operations since the date of the Merger Agreement that has occurred and that is continuing as of the Effective Time.

For more information, please see the section of this Proxy Statement titled “Proposal 1: The Merger Proposal — Conditions to the Consummation of the Merger” beginning on page 146.

Termination of the Merger Agreement (Page 147)
The Company and Parent have the right to terminate the Merger Agreement under certain circumstances. Either the Company or Parent may terminate the Merger Agreement if:
•
they mutually agree in writing;

•
there is a final, non-appealable order or other action by a court or governmental entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger;

•
the Company Shareholder Approval is not obtained at the Special Meeting (or any adjournment or postponement thereof); or

•
the Merger has not been consummated by the Termination Date (as defined in the section titled “Proposal 1: The Merger Proposal — Termination of the Merger Agreement”).

Parent may terminate the Merger Agreement if:
•
the Board effectuates an Adverse Recommendation Change (as defined in the section titled “Proposal 1: The Merger Proposal — Go-Shop Period; No Solicitation of Acquisition Proposals” beginning on page 132); or

•
upon a breach of any representation, warranty, covenant or agreement made by the Company in the Merger Agreement, subject to a cure period, and in each case such that a condition to Closing will not be satisfied.

Additionally, the Company may terminate the Merger Agreement if:
•
the Company accepts a Superior Proposal in accordance with the terms of the Merger Agreement;

•
upon a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in the Merger Agreement, subject to a cure period, and in each case such that a condition to Closing will not be satisfied; or

•
(A) all of the conditions that the Company is required to satisfy prior to Closing have been met, (B) the Company has delivered written notice to Parent confirming (i) its intention to terminate and (ii) the Company stands ready, willing and able to consummate the Merger, and (C) Parent or Merger Sub fail to consummate the Merger prior to the date that is three business days after the Company’s delivery of such written notice to Parent.

If the Merger Agreement was terminated by the Company to enter into a definitive agreement for a Superior Proposal with an Excluded Person, and that definitive agreement was executed prior to the end of the go-shop period, the Company would have been obligated to pay Parent a termination fee of $56.9 million. In all other cases in which the termination fee is payable by the Company, the amount will be $136.5 million. Under specified circumstances, including a qualifying breach by Parent or Merger Sub or a failure by Parent or Merger Sub to close when required, Parent will be obligated to pay the Company $295.8 million.
For more information, please see the section of this Proxy Statement titled “Proposal 1: The Merger Proposal — Termination of the Merger Agreement” beginning on page 147.
Termination Fee and Expenses (Page 148)
The Company would have been obligated to pay a termination fee (the “Company Termination Fee”) in cash to Parent in an amount equal to $56.9 million if the Company had terminated the Merger Agreement in order to enter into a definitive agreement for a Superior Proposal with an Excluded Person during the go-shop period, which definitive agreement was fully and duly executed prior to the No-Shop Period Start date (as defined in the section entitled “Proposal 1: The Merger Proposal — Go-Shop Period; No Solicitation of Acquisition Proposals”), and will be obligated to pay the Company Termination Fee in an amount equal to $136.5 million in all other cases, such as if the Merger Agreement is terminated (a) by the Company, prior to obtaining the Company Shareholder Approval, to enter into any Alternative Acquisition Agreement with respect to a Superior Proposal, (b) by Parent following an Adverse Recommendation Change, or (c) by either Parent or the Company as a result of the failure to consummate the Merger by the Termination Date or the failure to obtain the Company Shareholder Approval, or by Parent as a result of an uncured breach by the Company, in each case if a bona fide Acquisition Proposal had been publicly announced and not withdrawn and, within 12 months after such termination, the Company enters into a definitive agreement with respect to an Acquisition Proposal that is subsequently consummated. For this 12-month tail, references to 20% in the definition of Acquisition Proposal are read as references to more than 50%. The Company Termination Fee is not payable on more than one occasion.
Parent will be obligated to pay a termination fee (the “Parent Termination Fee”) in cash to the Company in an amount equal to $295.8 million within two business days after termination if the Merger Agreement is terminated by the Company for a qualifying Parent or Merger Sub breach or because Parent or Merger Sub fails to close within three business days after the Company gives the required ready, willing and able notice. The Parent Termination Fee is not payable on more than one occasion.
If the Merger Agreement is validly terminated, it will become void and of no effect without liability on the part of any party, provided that (i) the Limited Guaranty and the confidentiality agreement entered into between an affiliate of Parent and the Company (the “Confidentiality Agreement”) will survive and remain in full force and effect, (ii) certain provisions of the Merger Agreement (including those relating to the effect of termination, fees and expenses, notices, definitions, interpretation, governing law, submission to jurisdiction, specific performance, severability and waiver of jury trial) will survive, and (iii) subject to the sole and exclusive remedy provisions and the Parent Liability Limitation described below, no party will be released from liabilities or damages arising out of a willful breach (including damages based on loss of the economic benefit of the Transactions to the Company and its shareholders), and a failure of Parent or Merger Sub to consummate the Transactions in breach of the Merger Agreement will be deemed a willful breach whether or not sufficient funds were available. Payment of the Company Termination Fee will be the sole and exclusive monetary remedy of Parent, Merger Sub and their respective affiliates, and upon payment neither the Company nor any Company related party will have any further liability. Payment of the Parent Termination Fee will be the sole and exclusive monetary remedy of the Company and its subsidiaries, except for claims for fraud or willful breach, and subject to the Parent Liability Limitation, which caps aggregate recovery against the Parent related parties at the Parent Termination Fee plus the reimbursement obligations pursuant to Section 5.16(e) of the Merger Agreement (the “Reimbursement Obligations”) and Enforcement Expenses (as defined below); such payments will not reduce the Parent Termination Fee, and these provisions do not restrict the Company’s remedies for fraud, willful breach, breach of the Confidentiality Agreement, or its entitlement to specific performance. If a party fails to timely pay an amount due and the other party obtains a judgment for such amount, the non-paying party will pay the other party’s reasonable and documented out-of-pocket costs and expenses, together with interest at the Wall Street Journal prime lending rate (collectively, “Enforcement Expenses”).
For a more complete summary, please see the sections of this Proxy Statement entitled “Proposal 1: The Merger Proposal — Termination of the Merger Agreement” and “Proposal 1: The Merger Proposal —  Termination Fee and Expenses.”
U.S. Federal Income Tax Consequences (Page 106)
The receipt of the Per Share Closing Amount in exchange for each of your Shares pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and other tax laws. The tax considerations relevant to you with respect to the Merger will depend upon your personal circumstances. You should consult your tax advisors for a full understanding of the U.S. federal, state, local, foreign and other tax considerations relevant to you. Please see “Special Factors — U.S. Federal Income Tax Consequences” beginning on page 106 for additional information.
United Kingdom Tax Consequences (Page 109)
Holders of Shares who are not resident in the United Kingdom for United Kingdom tax purposes and that do not carry on a trade, profession or vocation in the United Kingdom through a branch or agency or

(in the case of a company) permanent establishment should not be subject to United Kingdom taxation on the Merger. Please see “Special Factors — United Kingdom Tax Consequences” beginning on page 109 for additional information.
Cayman Islands Tax Consequences (Page 109)
The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Payments of dividends and capital in respect of the Company’s securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities under the terms of the Merger Agreement be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.
There are no other taxes likely to be material levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands. The Cayman Islands is not party to any double tax treaties which are applicable to any payments made by or to the Company.
The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has obtained an undertaking from the Financial Secretary of the Cayman Islands substantially in the following form:
The Tax Concessions Act Undertaking as to Tax Concessions
In accordance with the Tax Concessions Act (As Revised), the following undertaking is hereby given to the Company:
a.   That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and
b.   In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:
i.   on or in respect of the shares, debentures or other obligations of the Company; or
ii.   by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act (As Revised).
These concessions shall be for a period of 20 years from June 27, 2023.
Cayman Islands Data Protection and Anti-Money Laundering (Page 110)
Data Protection Law — Cayman Islands
The Company has certain duties under the Cayman Islands Data Protection Act (as revised) (the “DPA”). The Company shall act as “data controller” in relation to “personal data” (as such terms are defined in the DPA) provided by the shareholder. The Company’s privacy notice, contained in this Proxy Statement under the heading “Special Factors — Cayman Islands Data Protection and Anti-Money Laundering — Data Protection Law — Cayman Islands” provides information on the Company’s obligations and use of personal data in accordance with the DPA. The shareholder should read the privacy notice and promptly provide the privacy notice to each individual whose personal data the shareholder provides to the Company. Where the shareholder provides the personal data of an individual to the Company, the shareholder should ensure that personal data is provided in accordance with applicable laws and regulations.

Anti-Money Laundering — Cayman Islands
In the event the Company knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct, is involved with money laundering, terrorism or terrorist property or proliferation financing, or is subject to applicable sanctions, the Company will be required to disclose relevant information to the relevant government authorities. Such disclosure will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise. The Company reserves the right to refuse to make any payment to any person if making the payment might result in a breach of applicable anti-money laundering, counter-terrorist financing, prevention of proliferation financing and financial sanctions.
Regulatory Matters (Page 104)
Under the Merger Agreement, the completion of the Merger is subject to, among others, the authorization and approval (as applicable) of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, at the Special Meeting and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The Company and Parent filed their respective Notification and Report Forms under the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission (“FTC”) on August 27, 2026. Early termination of the HSR waiting period was granted on September 21, 2026. The completion of the Merger is also conditioned on the receipt of the required approvals under the antitrust laws of Australia and the foreign investment screening laws of Belgium and Italy.
On September 25, 2026, Parent notified the Merger to the Interfederal Screening Commission under the Belgian foreign direct investment screening regime and to the Presidency of the Council of Ministers of Italy under the Italian foreign investment screening (so-called “Golden Power”) legislation. On September 28, 2026, Parent applied to the Australian Competition and Consumer Commission (“ACCC”) for a waiver of the requirement to notify the Merger under the Australian merger control regime.
On October 26, 2026, the Interfederal Screening Commission confirmed that its review of the Merger had been concluded positively, that no screening procedure would be initiated and that the Merger was accordingly permitted under the Belgian foreign direct investment screening regime. On October 27, 2026, the ACCC granted the waiver application and determined that the Merger is not required to be notified under the Australian merger control regime.
Further conditions include the receipt of other regulatory approvals required by insurance laws and regulations, including from the Texas Department of Insurance, the Arkansas Insurance Department, the Puerto Rico Oficina del Comisionado de Seguros, the National Bank of Belgium, the Cayman Islands Monetary Authority (“CIMA”), the UK Prudential Regulation Authority, and the UK Financial Conduct Authority.
Litigation Relating to the Merger (Page 104)
We are not aware of any lawsuit that challenges the Merger, the Merger Agreement or any of the Transactions.
Accounting Treatment of the Merger (Page 104)
The Merger is expected to be accounted for as a business combination in accordance with ASC 805, Business Combinations, using the acquisition method.
Fees and Expenses (Page 103)
Whether or not the Merger is completed, all costs and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such costs and expenses except as otherwise provided in the Merger Agreement.
Remedies and Limitation on Liability (Page 94)
Before the valid termination of the Merger Agreement, the Company, Parent and Merger Sub may seek specific performance of the Merger Agreement, the Limited Guaranty and the Equity Commitment

Letter, including injunctive relief, and each has waived the adequate-remedy defense and any bond or security requirement. The Company may enforce the Equity Commitment Letter against the Sponsor, cause the Equity Financing to be funded and cause Parent to effect the Closing only if the applicable closing conditions have been satisfied or waived, the Company has confirmed in writing that it is ready, willing and able to close if the Equity Financing is funded, and Parent or Merger Sub fails to consummate the Closing when required. The Company Termination Fee and applicable Enforcement Expenses are Parent’s and Merger Sub’s sole and exclusive monetary remedy, subject to the exceptions in the Merger Agreement. The Parent Termination Fee, applicable Reimbursement Obligations and Enforcement Expenses are the Company’s sole and exclusive monetary remedy, subject to claims for fraud or willful breach, the Confidentiality Agreement and the Parent Liability Limitation. Willful breach damages are not limited to out-of-pocket expenses and may include loss of the economic benefit of the Transactions, including loss of premium, taking into account other combination opportunities and the time value of money. A failure by Parent or Merger Sub to consummate the Transactions in breach of the Merger Agreement is deemed a willful breach whether or not sufficient funds were available.
See “Proposal 1: The Merger Proposal — Termination Fee and Expenses” beginning on page 148.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers address briefly some questions you may have regarding the Special Meeting and the Merger. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement.
Q:
Why am I receiving this Proxy Statement?

A:
You are receiving this Proxy Statement and proxy card in connection with the solicitation of proxies by the Board because you were a shareholder of the Company as of           , 2026, the record date for the Special Meeting, which is being held in connection with the proposed Merger. To complete the Merger, the affirmative vote of holders of Shares representing at least two-thirds of the votes cast by such holders as, being entitled to do so, vote in person or by proxy at the Special Meeting is required. A copy of the Merger Agreement is attached as Annex A-1 to this Proxy Statement, and a copy of the Plan of Merger is attached as Annex A-2 to this Proxy Statement. The Merger Agreement calls for the Plan of Merger and other documents required under the Cayman Companies Act to effect the Merger to be filed with the Registrar of Companies of the Cayman Islands as provided by Section 233 of the Cayman Companies Act. The Company will submit the Merger Proposal to its shareholders for approval at the Special Meeting described in this Proxy Statement. For more information, please read the section entitled “The Special Meeting” beginning on page 114 of this Proxy Statement. You are also being asked to vote to approve the advisory and non-binding Compensation Proposal and, if necessary or appropriate, the Adjournment Proposal.

This Proxy Statement and the related Schedule 13E-3, each of which you should read carefully, contain important information about the Merger, the Merger Agreement, the Plan of Merger and the Special Meeting and the matters to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your Shares without attending the Special Meeting and to ensure that your Shares are represented and voted at the Special Meeting.
Your vote is very important. Even if you plan to attend the Special Meeting, you are encouraged to submit a proxy as soon as possible.
Q:
When and where will the Special Meeting be held?

A:
The Special Meeting will take place on            , 2026, at        local time (Greenwich Mean Time) at the offices of Paul Hastings LLP, located at 100 Bishopsgate, London, EC2N 4AG, United Kingdom.

Q:
What am I being asked to vote on?

A:
You will be asked to consider and vote on the following resolutions:

(i)
THAT, as a special resolution, (a) the Agreement and Plan of Merger (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), entered into as of August 13, 2026, by and among the Company, Cherry Tree BidCo, a Cayman Islands exempted company (“Parent”), and Cherry Tree Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of Parent (“Merger Sub”) (a copy of which is attached to this Proxy Statement as Annex A-1), pursuant to which, on the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), the separate existence of Merger Sub will thereupon cease and the Company will continue as the surviving company (the “Surviving Company”) and a wholly owned subsidiary of Parent, (b) the Plan of Merger required to be filed with the Cayman Islands Registrar of Companies, attached as an exhibit to the Merger Agreement (a copy of which is attached to this Proxy Statement as Annex A-2) (as it may be amended from time to time, the “Plan of Merger”), (c) the transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger, in each case, be and are hereby authorized and approved in all respects, and (d) upon the Effective Date (as defined in the Plan of Merger) (i) that the memorandum and articles of association of the Company in effect as of the date of this Proxy Statement be amended and restated by their deletion in their entirety and replacement with, and the adoption of, the amended and restated memorandum and articles of association annexed to the Plan of Merger, (ii) that the authorized share capital of the Company be amended and re-designated as set forth in the Plan of Merger, (iii) that the Plan of Merger be executed by any member of the Special Committee of the Board and, with their authorization, the Company’s officers on behalf of the Company, and that the Plan of Merger, together with any supporting documentation, be submitted for registration to the Registrar of Companies of the Cayman Islands, and (iv) all actions taken and documents or agreements executed, signed or delivered by any member of the Special Committee of the Board and, with their authorization, the Company’s officers on behalf of the Company in connection with or ancillary to all such contemplated transactions be and are hereby authorized and approved in all respects (collectively, the “Merger Proposal”);
(ii)
THAT, as an ordinary resolution, on a non-binding, advisory basis, payment of specified compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the Transactions as disclosed in this Proxy Statement pursuant to Item 402(t) of Regulation S-K under the section of this Proxy Statement entitled “Special Factors — Interests of the Company’s Executive Officers and Directors in the Merger — Merger-Related Compensation for the Company’s Named Executive Officers” and the corresponding table and the footnotes thereto, be approved (the “Compensation Proposal”); and

(iii)
THAT, if necessary or appropriate, as an ordinary resolution, the Special Meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the Special Meeting to pass the special resolutions to be proposed at the Special Meeting or for any other reason determined by the chair of the Special Meeting (the “Adjournment Proposal”).

Q:
What is the Merger?

A:
The Merger is a going-private transaction pursuant to which, on the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), the separate existence of Merger Sub will thereupon cease and the Company will continue as the surviving company (the “Surviving Company”) and a wholly owned subsidiary of Parent. The Closing will occur once the Merger Agreement is authorized and approved by the shareholders of the Company and the other closing conditions under the Merger Agreement have been satisfied or waived. If the Merger is completed, the Company will be a privately held company beneficially owned by the Participants, and as a result of the Merger, the Class A Common Shares will no longer be publicly traded and will be delisted from NYSE, and the Company will cease to be a publicly traded company.

Q:
What will I receive in the Merger if I own Shares (that are not Excluded Shares)?

A:
If you own Shares and the Merger is completed, you will be entitled to receive (A) $20.25 in cash without interest (the “Merger Consideration”), plus (B) if applicable, the Ticking Amount in cash without interest, for each Share you own immediately prior to the Effective Time (unless you validly exercise and have not effectively withdrawn or lost your dissenters’ rights under Section 238 of the Cayman Companies Act with respect to the Merger, in which event you will be entitled to have the Court determine the fair value of your Shares pursuant to the Cayman Companies Act).

Under the terms of the Merger Agreement, the Ticking Amount will be paid if the Closing occurs on or after the Ticking Amount Start Date, and will entitle each holder of Shares to receive a cash amount equal to $0.00333 per share for each calendar day elapsed after the Ticking Amount Start Date through and including the Ticking Amount End Date.
Please see “Special Factors — U.S. Federal Income Tax Consequences,” beginning on page 106, “Special Factors — United Kingdom Tax Consequences,” beginning on page 109 and “Special Factors — Cayman

Islands Tax Consequences” beginning on page 109 for a more detailed description of the tax consequences of the Merger. You should consult with your own tax advisor for a full understanding of how the Merger will affect your U.S. federal, state, local, foreign and other taxes.
Q:
How will Company RSUs be treated in the Merger?

A:
Each then-outstanding Single-Trigger RSU will be canceled and converted into the right to receive a cash payment equal to the Per Share Closing Amount multiplied by the number of underlying Shares, without interest and subject to applicable tax withholdings.

Each Company RSU that is not a Single-Trigger RSU will be canceled at the Effective Time and converted into a Cash Replacement Company RSU Amount, without interest and subject to applicable tax withholdings. Each Cash Replacement Company RSU Amount will remain subject to the holder’s continued service through the applicable vesting dates and will vest and be paid on the same terms as the corresponding Company RSU, including any post-change-in-control termination acceleration, subject to the applicable award terms. The Cash Replacement Company RSU Amounts are generally not payable at the Closing.
For more information regarding the Company RSUs and their treatment, please see the section entitled “Proposal 1: The Merger Proposal — Treatment of Company RSUs, Company PSUs and Company Options” beginning on page 123.
Q:
How will Company PSUs be treated in the Merger?

A:
At the Effective Time, each Company PSU outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive a Cash Replacement Company PSU Amount equal to the Per Share Closing Amount multiplied by the number of Shares to which the holder would be entitled upon settlement, determined by applying a fixed payout percentage of 250% for the 2026 performance year and 100% for each of the 2027 and 2028 performance years, in each case as set by the Merger Agreement and without regard to the Company’s actual or projected performance, without interest and subject to applicable tax withholdings. These fixed percentages were negotiated as part of the Merger Agreement and are not a projection of, and do not reflect any determination regarding, the Company’s actual performance for any performance year. Each Cash Replacement Company PSU Amount will remain subject to continued service through the end of the applicable calendar year and will vest and be paid at the same time as the corresponding Company PSU would have vested and settled, including any applicable post-change-in-control termination acceleration, with payment within 60 days after the applicable vesting date. Each Cash Replacement Company PSU Amount will otherwise be subject to the applicable award terms, as modified only as permitted by the Merger Agreement.

For more information regarding the Company PSUs and their treatment, please see the section entitled “Proposal 1: The Merger Proposal — Treatment of Company RSUs, Company PSUs and Company Options” beginning on page 123.
Q:
How will Company Options be treated in the Merger?

A:
At the Effective Time, each in-the-money Company Option, whether vested or unvested, will be canceled and exchanged for a cash payment equal to its aggregate spread value (based on the excess of the Per Share Closing Amount over the per-Share exercise price and the number of Shares underlying such Company Option). Notwithstanding the foregoing, all underwater Company Options (whether vested or unvested) will be canceled for no consideration.

For more information regarding the Company Options and their treatment, please see the section entitled “Proposal 1: The Merger Proposal — Treatment of Company RSUs, Company PSUs and Company Options” beginning on page 123.

Q:
What will happen to the Company ESPP?

A:
Effective as of August 13, 2026 (the date the Merger Agreement was executed), no new offering periods will commence under the Accelerant 2025 Employee Stock Purchase Plan (the “Company ESPP”), no new participants may commence participation in the Company ESPP, and no current participant may increase his or her payroll deduction election or contribution rate or make separate non-payroll contributions, except as may be required by applicable law. Each offering period in effect under the Company ESPP will end on the earlier of its scheduled exercise date and the fifth trading day before the Effective Time, at which time each outstanding option under the Company ESPP will be exercised. The Company ESPP will terminate effective immediately prior to the Effective Time, and any Shares purchased under the Company ESPP will be canceled at the Effective Time and converted into the right to receive the Per Share Closing Amount.

For more information regarding the Company ESPP, please see the section entitled “Proposal 1: The Merger Proposal — Employee Matters” beginning on page 137.
Q:
What effects will the Merger have on the Company?

A:
As a result of the Merger, the Company will cease to be an independent publicly traded company and will instead become a private company beneficially owned by the Participants. You will no longer have any interest in the future earnings or growth of the Company. Following the completion of the Merger, the Shares will be deregistered under the Exchange Act and the Company will no longer file periodic reports with the SEC.

Q:
When do you expect the Merger to be consummated?

A:
We are working toward completing the Merger as quickly as possible and currently expect the Merger to close during the first half of 2027, after all conditions to the Merger have been satisfied or waived. In order to complete the Merger, we must obtain shareholder approval of the Merger at the Special Meeting and the other closing conditions under the Merger Agreement must be satisfied or waived in accordance with the Merger Agreement.

Q:
What happens if the Merger is not consummated?

A:
If the Company’s shareholders do not authorize and approve (as applicable) the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, or if the Merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their Shares pursuant to the Merger Agreement, nor will the holders of any Company Options, Company RSUs or Company PSUs receive payment pursuant to the Merger Agreement. In addition, the Company will remain a publicly traded company. The Class A Common Shares will continue to be listed and traded on NYSE provided that the Company continues to meet the NYSE listing requirements. In addition, the Company will remain subject to the reporting obligations of the SEC. Therefore, the Company’s shareholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of Shares.

Under specified circumstances, (i) the Company may be required to pay Parent or its designees a termination fee in connection with the Merger, and (ii) Parent may be required to pay the Company or its designees a termination fee in connection with the Merger, in each case as described in “Proposal 1: The Merger Proposal — Termination Fee and Expenses” beginning on page 148.
Q:
After the Merger is consummated, how will I receive the Merger Consideration for my Shares?

A:
If you are a registered holder of Shares, promptly after the Effective Time, a paying agent appointed by the parties will mail you (a) a form of letter of transmittal specifying how the delivery of the Per Share Closing Amount to you will be effected and (b) instructions for effecting the surrender of any issued share certificates representing Shares (or affidavits and indemnities of loss in lieu of share certificates) or non-certificated Shares represented by book entry (“Uncertificated Shares”) in exchange for the applicable Per Share Closing Amount.

Unless you validly exercise and have not effectively withdrawn or lost your dissenters’ rights in accordance with Section 238 of the Cayman Companies Act, (i) in the case of Shares represented by a certificate (or affidavits of loss in lieu of the certificate), the surrender of such certificate for cancellation to the paying agent together with the letter of transmittal, duly, completely and validly executed in accordance with the instructions thereto, or (ii) in the case of Shares held as book-entry shares, the receipt of an “agent’s message” by the paying agent, in each case, together with such other documents as reasonably may be required by the paying agent, duly executed in accordance with the instructions thereto, you will receive a check in the amount equal to (i) the number of your Shares (excluding Excluded Shares and Dissenting Shares) represented by such share certificate (or affidavits and indemnities of loss in lieu of share certificates) or the number of your Uncertificated Shares (excluding Excluded Shares and Dissenting Shares), multiplied by (ii) (A) $20.25 per Share, in cash, without interest and net of any applicable withholding taxes, plus (B) if applicable, the Ticking Amount, in cash, without interest and net of any applicable withholding taxes, in exchange for your Shares (excluding Excluded Shares and Dissenting Shares).
The Per Share Closing Amount payable for the Shares in the Merger may be subject to withholding taxes, including if the paying agent has not received from you a properly completed and signed U.S. Internal Revenue Service Form W-8 or W-9, as applicable.
If your Shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to surrender your Shares and receive the Per Share Closing Amount for those Shares.
Q:
What vote of the Company’s shareholders is required to authorize and approve (as applicable) the Merger Agreement and the Plan of Merger?

A:
In order for the Merger to be consummated, the Merger Agreement and the Plan of Merger must be authorized and approved by a special resolution (as defined in the Cayman Companies Act) of the Company’s shareholders, which requires a resolution passed by holders of Shares representing at least two-thirds of the votes cast by such holders as, being entitled to do so, vote in person or by proxy at the Special Meeting.

At the close of business in the Cayman Islands on            , 2026, the Record Date for the Special Meeting,                 Class A Common Shares and                 Class B Common Shares are expected to be issued and outstanding and entitled to vote at the Special Meeting.
Pursuant to the Voting and Support Agreement, among other things, the ACP Shareholders have agreed to vote in favor of authorization and approval (as applicable) of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. As of the date of this Proxy Statement, the ACP Shareholders held sufficient Shares in order for the Merger Agreement, the Plan of Merger and the Transactions, including the Merger to be approved without the vote of any other shareholder.
Q:
How does the Board recommend that I vote on the proposals?

A:
The Board, based in part on the unanimous recommendation of the Special Committee, determined that the Transactions are in the best interests of the Company. Thus, the Board, based in part on the unanimous recommendation of the Special Committee, recommends that you vote “FOR” the Merger Proposal. For more information, read the section entitled “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board” beginning on page 48 of this Proxy Statement. The Board also recommends that you vote “FOR” the advisory and non-binding Compensation Proposal and “FOR”, if necessary or appropriate, the Adjournment Proposal.

You should read “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board” beginning on page 48 for a discussion of the factors that the Special Committee and the Board considered in deciding to recommend the approval of the Merger Agreement. In addition, in considering the recommendation of the Special Committee and the Board with respect to the Merger Agreement, you should be aware that some of the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the

Company’s shareholders generally. See “Special Factors — Interests of the Company’s Executive Officers and Directors in the Merger” beginning on page 95.
Q:
Who is entitled to vote at the Special Meeting?

A:
The Record Date is            , 2026. Only shareholders entered in the register of members of the Company at the close of business in the Cayman Islands on the Record Date or their proxy holders are entitled to vote at the Special Meeting.

Q:
What constitutes a quorum for the Special Meeting?

A:
If holders of a simple majority of the voting share capital of the Company in issue and entitled to vote on the Record Date are present at the Special Meeting, either in person or by proxy, we will have a quorum at the Special Meeting, permitting the conduct of business at the Special Meeting. Abstentions will be counted to determine whether a quorum is present. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner. Because each of the proposals is a non-routine matter, brokers, banks or other nominees holding shares for a beneficial owner will not have discretionary voting power with respect to any proposal and the Company does not expect any broker non-votes. Shares held in “street name” for which no voting instructions are given will not be counted for purposes of determining whether a quorum is present. Given that the ACP Shareholders own greater than 50% of the Shares, the Special Meeting will be quorate unless the ACP Shareholders or their successors and assigns or affiliates are not in attendance.

Q:
How will our directors and executive officers vote on the proposal to approve the Merger?

A:
Pursuant to the Voting and Support Agreement, each ACP Shareholder has agreed to vote in favor of authorization and approval (as applicable) of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. As of            , 2026, the ACP Shareholders beneficially own an aggregate of             Class A Common Shares and        Class B Common Shares, which represent approximately        % of the total issued and outstanding Shares and approximately       % of the total voting power of the outstanding Shares. As of            , 2026, our directors and executive officers who are not Rollover Shareholders beneficially own, in the aggregate, approximately       % of the voting power of the total issued and outstanding Shares. See “Security Ownership of Certain Beneficial Owners and Management of the Company” beginning on page 165 for additional information.

Q:
Do any of the Company’s executive officers or directors have interests in the Merger that may differ from those of other shareholders?

A:
Yes. Some of the Company’s executive officers and directors have interests in the Merger that may differ from those of other shareholders. See “Special Factors — Interests of the Company’s Executive Officers and Directors in the Merger” beginning on page 95 for a more detailed discussion of how some of the Company’s executive officers and directors have interests in the Merger that are different from, or in addition to, the interests of the Company’s shareholders generally.

Q:
How do I vote if my Shares are registered in my name?

A:
Authorizing a Proxy by Mail — Shareholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed, postage-paid return envelope. Completed proxy cards must be received by            , 2026 by 11:59 p.m. (Greenwich Mean Time).

Authorizing a Proxy over the Internet — Shareholders may authorize a proxy electronically using the Internet at www.AALvote.com/ARXSM until 11:59 p.m. (Greenwich Mean Time) on           , 2026.
Alternatively, you can attend the Special Meeting and vote in person. To attend the Special Meeting, you must present certain documents to verify your identity, such as your identification card or passport and your share certificate.

If your Shares are held by your broker, bank or other nominee, please see below for additional information.
Q:
If my Shares are held in a brokerage, bank or other nominee account, will my broker, bank or other nominee vote my Shares on my behalf?

A:
If your Shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank or other nominee is considered to be the shareholder of record with respect to those Shares. However, you still are considered to be the beneficial owner of those Shares, with your Shares being held in “street name.” “Street name” holders cannot vote their Shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their Shares. Your brokerage firm, bank or other nominee will only be permitted to vote your Shares for you at the Special Meeting if you instruct it how to vote. If you wish to vote your Shares held in “street name” in person at the Special Meeting, you must obtain and present a valid proxy from your brokerage firm, bank or other nominee authorizing you to vote such Shares at the Special Meeting. Failure to obtain a proxy from your brokerage firm, bank or other nominee authorizing you to vote at the Special Meeting and to instruct your brokerage firm, bank or other nominee how to vote your Shares will cause your Shares to not count towards quorum at the Special Meeting, and if a quorum is present, will have no effect on the outcome of any of the proposals.

In addition, because any Shares you may hold in “street name” will be deemed to be held by a different shareholder than any Shares you hold of record, Shares held by such nominee will not be combined for voting purposes with Shares you hold of record. To be sure your Shares are represented and voted at the Special Meeting, you should instruct your brokerage firm, bank or other nominee on how to vote your Shares held in “street name.”
Q:
What will happen if I abstain from voting or fail to vote on the proposal to approve the Merger Agreement and the Merger?

A:
If you (i) attend the Special Meeting in person or by proxy and abstain from voting, the effect will be, among other things, that your Shares will count towards the quorum at the Special Meeting, but will not count as a vote cast at the Special Meeting or (ii)(a) fail to submit a proxy over the Internet, by mail or otherwise fail to attend the Special Meeting and cast your vote in person or (b) fail to give voting instructions to your brokerage firm, bank or other nominee, your Shares will not count towards quorum at the Special Meeting, and if a quorum is present, will have no effect on the outcome of any of the proposals.

Q:
Can I revoke my proxy after I return my proxy card or after I authorize a proxy using the Internet?

A:
If you are a shareholder of record as of the Record Date, you may revoke your proxy at any time before the proxy is exercised at the Special Meeting by delivering to the Company’s Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted through the Internet, you may simply authorize a proxy again at a later date using the same procedure set forth above, but before the deadline for Internet proxy authorization, in which case the later submitted proxy will be recorded and the earlier proxy revoked.

If you hold Shares in “street name,” you will need to contact the institution that holds your common shares and follow its instructions for revoking a proxy.
Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement or multiple proxies or voting instruction cards. For example, if you hold your Shares in more than one brokerage, bank or other nominee account, you will receive a separate voting instruction card for each brokerage, bank or other nominee account in which you hold Shares. If you are a holder of record and your Shares are registered in more than one name, you will receive more than one proxy or voting instruction card. Please submit each proxy card that you receive.
Q:
If I am a holder of certificated Shares, should I send in my Share certificates now?

A:
No. After the Merger is consummated, you will be sent a form of letter of transmittal with detailed written instructions for exchanging each of your Share certificates for the Per Share Closing Amount. Please do not send in your Share certificates now. Holders of Uncertificated Shares need not deliver a letter of transmittal or surrender a Share certificate.

If your Shares are held in “street name” by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of each of your share certificates in exchange for the Per Share Closing Amount.
Q:
What happens if I sell my Shares before the Special Meeting?

A:
The Record Date for voting at the Special Meeting is earlier than both the date of the Special Meeting and the date that the Merger is expected to be consummated. If you transfer your Shares after the Record Date for voting but before the Special Meeting, you will retain your right to vote at the Special Meeting unless you have given, and not revoked, a proxy to the person to whom you transfer your Shares, but will transfer the right to receive the Merger Consideration to such person, so long as such person is registered as the owner of such Shares when the Merger is consummated.

Q:
Am I entitled to dissenters’ rights?

A:
Shareholders who dissent from the Merger will have the right to receive payment of the fair value of their Shares as determined by the Court in accordance with Section 238 of the Cayman Companies Act if the Merger is consummated, but only if they deliver to the Company, before the vote to approve the Merger is taken at the Special Meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Companies Act for the exercise of dissenters’ rights, which are summarized in the section captioned “Special Factors — Dissenters’ Rights” in this Proxy Statement. In addition, the full text of Section 238 of the Cayman Companies Act is attached as Annex E to this Proxy Statement. The fair value of each of their Shares as determined by the Court under the Cayman Companies Act could be more than, the same as, or less than the Per Share Closing Amount they would receive pursuant to the Merger Agreement if they do not exercise dissenters’ rights with respect to their Shares. If shareholders exercise their right to seek appraisal of the fair value of their Shares, the Company may be entitled to recover its legal costs of the Section 238 proceeding from such shareholders who dissent from the Merger on a joint and several basis.

We encourage you to read the section of this Proxy Statement entitled “Special Factors — Dissenters’ Rights” beginning on page 106 as well as “Annex E — Cayman Islands Companies Act (as revised) — Section 238” to this Proxy Statement carefully and to consult your own Cayman Islands legal counsel if you desire to exercise your dissenters’ rights.
Q:
What do I need to do now?

A:
We urge you to, and you should, read the entire Proxy Statement and all of the attachments and other documents referred to or incorporated by reference herein carefully, including the Merger Agreement and the Plan of Merger and the related Schedule 13E-3 and other important information relating to the Merger.

In particular, you should read the “Item 1A. Risk Factors” section beginning on page 49 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other risk factors detailed from time to time in the Company’s reports filed with the SEC and incorporated by reference in this Proxy Statement, for risks relating to the Company’s business and for a discussion of the risks that you should consider in evaluating the proposed Merger and how it may affect you. You may also obtain more information about the Company from documents the Company has filed with the SEC, which are available for free at the SEC’s website www.sec.gov.

After you have carefully reviewed the foregoing materials, please vote as soon as possible.
Q:
Will any proxy solicitors be used in connection with the Special Meeting?

A:
No. The Company has not engaged a proxy solicitor to assist in the solicitation of proxies for the Special Meeting.

Q:
Who can help answer my questions?

A:
If you have any questions about the Merger or if you need additional copies of this Proxy Statement or the accompanying proxy card, you should contact the Company’s Investor Relations team in writing at Unit 106, Windward 3, Regatta Office Park, West Bay Road, Grand Cayman, KY1-1108, or email us at investors@accelerant.ai.

If you have any questions about who is the record holder of your Shares, or how to become the registered holder of your Shares, you should contact your broker or nominee.
In order for you to receive timely delivery of any additional copy of this Proxy Statement or the accompanying proxy card in advance of the Special Meeting, you must make your request no later than 10 days prior to the date of the Special Meeting.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this Proxy Statement, the documents attached hereto and the documents incorporated by reference into this Proxy Statement are forward-looking statements based on estimates and assumptions. These include statements as to such things as our financial condition, results of operations, plans, objectives, future performance and business, as well as forward-looking statements relating to the Merger. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on current expectations, estimates and projections about our business and the Merger, the accurate prediction of which may be difficult and involve the assessment of events beyond our control. The forward-looking statements are further based on assumptions made by management. Forward-looking statements can be identified by forward-looking language, including words such as “anticipates,” “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “predicts,” “projects,” “will,” “would” and similar expressions, or the negative of these words. These statements are not guarantees of the underlying expectations or future performance and involve risks and uncertainties that are difficult to predict. Readers of this Proxy Statement are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.
The following factors, among others, could cause actual results or matters related to the Merger to differ materially from what is expressed or forecasted in the forward-looking statements:
•
the satisfaction of the conditions to the consummation of the Merger, including the authorization and approval (as applicable) of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger by the Company’s shareholders;

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•
the cash position of the Company and its subsidiaries at the Effective Time;

•
the Equity Financing may not be funded at the Effective Time because of the failure of the Company to satisfy the closing conditions or for other reasons, which may result in the Merger not being consummated promptly or at all;

•
the effect of the announcement or pendency of the Merger on our business relationships, results of operations and business generally;

•
the risk that the Merger may not be consummated in a timely manner or at all, which may adversely affect our business and the prices of our Shares;

•
the potential adverse effect on our business and operations because of certain covenants we agreed to in the Merger Agreement;

•
diversion of our management’s attention from our ongoing business operations;

•
loss of certain members of our senior management;

•
the amount of the costs, fees, expenses and charges related to the Merger;

•
our failure to comply with regulations and changes in regulations;

•
the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us and others relating to the Merger;

•
other factors detailed in our filings with the SEC, including the information set forth under the section entitled “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and

•
other risks detailed in our filings with the SEC, including the information set forth under the section entitled “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

See “Where You Can Find More Information” beginning on page 170 for additional information.
Furthermore, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations, dividends or investments made by the parties. We believe that the assumptions on which our forward-looking statements are based are reasonable. However, forward-looking statements involve inherent risks, uncertainties and assumptions. In addition, many of the factors that will determine our future results are, however, beyond our ability to control or predict and we cannot guarantee any future results, levels of activity, performance or achievements. We cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. In light of the significant uncertainties inherent in the forward-looking statements, readers should not place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made and it should not be assumed that the statements remain accurate as of any future date. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this Proxy Statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Further, forward-looking statements speak only as of the date they are made and, except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect future events or circumstances.

SPECIAL FACTORS
The following, together with the summary of the Merger Agreement set forth under the section entitled “Proposal 1: The Merger Proposal,” is a description of the material aspects of the Merger. While we believe that the following description covers the material aspects of the Merger, the description may not contain all of the information that is important to you. We encourage you to carefully read this entire document, including the Merger Agreement attached to this Proxy Statement as Annex A-1, for a more complete understanding of the Merger. The following description is subject to, and is qualified in its entirety by reference to, the Merger Agreement (including all exhibits thereto). You may obtain additional information without charge by following the instructions set forth in the section entitled “Where You Can Find More Information.”
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the Company, members of the Company’s management team, the Board, the Special Committee, Thoma Bravo or any other parties or the respective advisors or representatives of each of the foregoing.
As part of the Company’s continuing efforts to strengthen its business and enhance shareholder value, the Board and the Company’s management team regularly evaluate the Company’s long-term strategic plan, business prospects, financial performance and operations, as well as the Company’s strategic and competitive position within the insurance industry. In connection with this ongoing review, the Board and the Company’s management periodically evaluate and discuss potential strategic alternatives, transactions and other tactical opportunities, including potential business combinations, strategic partnerships and other extraordinary corporate transactions. The Board and the Company’s management also often receive input from financial, strategic, and legal advisors with respect to such matters. From time to time, the Company’s management also receives unsolicited inquiries from third parties expressing preliminary or exploratory interest in a potential investment in, or other strategic transaction with, the Company. The Board and the Company’s management periodically evaluate such unsolicited inquiries.
On March 2, 2026, Jeff Radke, the Chief Executive Officer of the Company, received an unsolicited email from a representative of Thoma Bravo, (i) informing him that Thoma Bravo was interested in making an investment in the insurance software and services market, and (ii) asking to schedule a meeting with Mr. Radke to introduce the Thoma Bravo team working in the insurance industry and to discuss the specialty Managing General Agent (“MGA”) and distribution businesses.
On March 10, 2026, representatives of the Company held a meeting, via videoconference, with representatives of Thoma Bravo. At such meeting, the representatives of the Company discussed the Company’s background and the specialty insurance market.
On March 24, 2026, the Company and Thoma Bravo entered into a confidentiality agreement to facilitate the parties’ further discussions and the exchange of information with respect to a potential transaction involving the Company. The confidentiality agreement included customary non-disclosure and non-use provisions and a customary standstill provision that would terminate if, among other things, the Company entered into a definitive agreement providing for the sale of 20% or more of the Company’s consolidated assets or a business combination.
Later on March 24, 2026, Thoma Bravo requested information by email to members of the Company’s management team regarding historical written premiums for members of the Accelerant Risk Exchange, reinsurance premiums for the Company’s risk capital partners and operating expenses. The Company provided limited, anonymized data to Thoma Bravo in response to these requests.
On April 2, 2026 and April 9, 2026, representatives of the Company held meetings, via videoconference, with representatives of Thoma Bravo. At such meetings, the representatives of the Company and Thoma Bravo discussed the limited anonymized data previously provided by the Company to Thoma Bravo.
On May 8, 2026, representatives of Altamont held a meeting, in person at Thoma Bravo’s office in San Francisco, California, with representatives of Thoma Bravo. At such meeting, the representatives of

Altamont and Thoma Bravo discussed Thoma Bravo’s interest in the Company’s business and the parties’ plans for a more detailed future discussion regarding a potential strategic transaction involving the Company.
On May 12, 2026, the Board held a meeting, in person in London, UK, attended by members of the Company’s management team and representatives of Altamont. During such meeting, members of the Company’s management team and representatives of Altamont provided the Board with an overview of their respective discussions with Thoma Bravo. Following such overview, the Board discussed, among other things, potential further conversations with Thoma Bravo.
Between May 18, 2026 and June 1, 2026, representatives of Altamont held meetings, via videoconference and in person at Thoma Bravo’s office in San Francisco, California, with representatives of Thoma Bravo. At such meetings, the representatives of Altamont and Thoma Bravo discussed Thoma Bravo’s interest in the Company’s business, Thoma Bravo’s potential interest in a potential strategic transaction involving the Company, and a potential diligence process with respect to such a potential strategic transaction.
On June 5, 2026, representatives of Thoma Bravo provided a meeting request list to the Company, seeking to schedule informational calls or meetings among representatives of the Company, Thoma Bravo and Thoma Bravo’s advisors.
On June 11, 2026, Thoma Bravo shared a due diligence request list with the Company with respect to its consideration of a potential transaction involving the Company.
On June 12, 2026, the Company engaged Paul Hastings LLP (“Paul Hastings”) as its outside legal counsel in connection with its evaluation of a potential transaction.
On June 16, 2026, Cliff Jenks, the General Counsel of the Company, provided the Board with an update, via email, that Thoma Bravo had provided the Company with a preliminary indication of interest in a potential transaction involving the Company. Mr. Jenks informed the Board that (i) the inquiry was at an exploratory stage, (ii) the Company had provided limited information to assess the credibility of Thoma Bravo’s inquiry, and (iii) the Company would further update the Board once the Company had received additional information regarding the nature and viability of the inquiry.
On June 17, 2026 and June 18, 2026, representatives of the Company held meetings with representatives of Thoma Bravo and Thoma Bravo’s external advisors to discuss the Company’s strategy, actuarial, finance and accounting processes.
On June 19, 2026, the Board held an information session convened from the United Kingdom, via videoconference, attended by members of the Company’s management team. During such information session, the Company’s management team provided the Board with an overview of the Company’s discussions with Thoma Bravo, including with respect to the confidentiality agreement with Thoma Bravo, the limited due diligence on the Company performed by Thoma Bravo to date, the Company’s engagement of external advisors, and potential next steps regarding Thoma Bravo’s expression of interest (including the possibility of Mr. Radke holding a meeting, via videoconference or in person, with representatives of Thoma Bravo). Following discussion, the Board directed the management team of the Company to continue discussions with Thoma Bravo.
On June 20, 2026, the Company and Morgan Stanley executed a customary confidentiality agreement in connection with Morgan Stanley’s potential engagement as financial advisor to the Company in connection with the potential transaction.
On June 23, 2026, Altamont, the controlling shareholder of the Company, informed the Company that Altamont had engaged Ropes & Gray LLP (“Ropes & Gray”) to advise Altamont in connection with any potential acquisition transaction involving the Company.
On June 25, 2026, representatives of the Company and Altamont held a meeting, via videoconference, attended by their respective counsels, Paul Hastings and Ropes & Gray, and representatives of Morgan Stanley. At such meeting, the attendees discussed the possibility that Thoma Bravo could submit a written proposal in respect of a potential acquisition of the Company, which proposal could potentially contemplate a rollover or reinvestment by Altamont of some or all of its equity in the Company. Following discussion, representatives of Altamont stated that Altamont had (i) no predetermined position on whether Altamont wished to consummate a rollover or reinvestment transaction in connection with any such potential transaction and (ii) not discussed any potential rollover or reinvestment with Thoma Bravo.
On June 26, 2026, the Company engaged Maples and Calder (Cayman) LLP (“Maples”) as its outside legal counsel in connection with its evaluation of any potential acquisition transaction.
On July 2, 2026, the Company and Morgan Stanley executed an indemnity letter in connection with the provision of services related to any potential acquisition transaction involving the Company.
On July 7, 2026, representatives of the Company held a meeting, via videoconference, with representatives of Thoma Bravo. At such meeting, the representatives of the Company and Thoma Bravo discussed the Company’s technological capabilities and initiatives.
On July 9, 2026, Mr. Radke and other members of the Company’s senior management team held an in-person meeting with representatives of Thoma Bravo. At such meeting, members of Company management provided a presentation to Thoma Bravo with an overview of the Company’s business.
On July 10, 2026, the Board held an information session convened from the United Kingdom, via videoconference, attended by members of the Company’s management team and representatives of Paul Hastings. During such information session, the Company’s management team provided the Board with an update on the status of the potential acquisition transaction involving the Company, including discussions with Thoma Bravo and on the initial due diligence requests and diligence meetings conducted with Thoma Bravo and the Company’s engagement of external advisors. In addition, the Company’s management team informed the Board that, based on initial discussions with Thoma Bravo (including discussions at the July 9 meeting with representatives of Thoma Bravo), the Company may receive a formal acquisition proposal from Thoma Bravo on or prior to the Board’s next scheduled board meeting in London on July 27, 2026. At such time, a representative of Altamont informed members of the Board that Altamont still had no predetermined position on whether Altamont wished to consummate a rollover or reinvestment transaction in connection with any such potential sale transaction. Following discussion, the Board directed members of the Company’s management team to continue investigating the possibility of a potential acquisition transaction involving the Company.
On July 14, 2026, representatives of Paul Hastings and Goodwin Procter LLP (“Goodwin”), counsel to Thoma Bravo, held a meeting, via videoconference, during which Goodwin conveyed to Paul Hastings Thoma Bravo’s (i) ongoing interest in a potential acquisition transaction involving the Company and (ii) intent to submit a formal proposal in respect of such potential acquisition transaction and desire to move expeditiously towards signing of a definitive acquisition agreement. In addition, representatives of Goodwin (i) requested that Paul Hastings discuss with the Company Thoma Bravo’s desire to commence further due diligence of the Company and (ii) informed Paul Hastings that Thoma Bravo will be requesting consent from the Company under Thoma Bravo’s confidentiality agreement with the Company to speak with potential financing sources in connection with a potential acquisition. Representatives of Paul Hastings promptly informed the Company of such discussion.
On July 14, 2026, representatives of Paul Hastings and Ropes & Gray held a meeting, via videoconference, to discuss the process by which the Board would consider a potential acquisition proposal from Thoma Bravo. At such meeting, Ropes & Gray advised Paul Hastings that Altamont still had not formed a view on any equity rollover or reinvestment in connection with a potential transaction. The participants discussed the benefits of forming a special committee to oversee the process to the extent Altamont later determined that it wished to, or Thoma Bravo later requested that Altamont, roll or otherwise reinvest some or all of its equity in the Company in connection with a potential transaction. Representatives of Paul Hastings promptly informed the Company of such discussion.
On July 15, 2026, Thoma Bravo engaged Skadden, Arps, Slate, Meagher & Flom LLP as its outside legal counsel in connection with certain insurance regulatory aspects of a potential transaction.
On July 15, 2026, representatives of Thoma Bravo held a meeting, via videoconference, with representatives of Altamont. At such meeting, representatives of Thoma Bravo indicated that Thoma Bravo was prepared to submit an acquisition proposal to the Board.

On July 15, 2026, Goodwin provided, on behalf of Thoma Bravo, (i) a more detailed written due diligence request list to Paul Hastings in respect of a potential acquisition transaction involving the Company, and (ii) a list of financing sources that Thoma Bravo sought permission to engage with under the terms and conditions of the Confidentiality Agreement.
Also on July 15, 2026, representatives of Altamont, the Company, Morgan Stanley and Paul Hastings held a meeting, via videoconference, to discuss Thoma Bravo’s requests to conduct further due diligence and to approach financing sources. Following discussion, Altamont and the Company requested that Paul Hastings convey to Goodwin that Altamont and the Company wished to review a formal acquisition proposal from Thoma Bravo prior to engaging in more detailed due diligence or permitting Thoma Bravo to approach financing sources. Representatives of Paul Hastings promptly conveyed such message to Goodwin.
On July 16, 2026, representatives of Altamont held a meeting, via videoconference, with representatives of Thoma Bravo. At such meeting, representatives of Thoma Bravo indicated that Thoma Bravo expected to deliver a written proposal with respect to a potential strategic transaction involving the Company within the next day. Following such meeting, a representative of Altamont promptly informed the Company and its advisors of the substance of such discussion.
On July 17, 2026, Thoma Bravo submitted to Mr. Radke a preliminary, non-binding proposal to acquire 100% of the Company’s outstanding shares for a proposed purchase price of $17.00 to $18.00 per share in cash (the “July 17 Proposal”), funded using a combination of debt and equity financing that would be fully committed at signing with no financing contingency. The July 17 Proposal expressly stated that (i) such proposal was not conditioned on any rollover or reinvestment commitments, and (ii) at the right time and with the prior permission of the Board or an authorized committee, Thoma Bravo would welcome discussions regarding potential equity participation by members of management and existing shareholders should that be of interest. In addition, the July 17 Proposal (i) contemplated customary closing conditions, including required regulatory and insurance regulatory approvals, and (ii) indicated that Thoma Bravo was open to discussing transaction structures to reduce the scope or timing burden of those approvals. Thoma Bravo stated that it had substantially completed its business diligence and that its proposal assumed a signing and announcement of a potential transaction on or prior to August 14, 2026. Company management promptly provided a copy of the July 17 Proposal to the Board.
On July 19, 2026, the Board held an information session, via videoconference, attended by members of the Company’s management team and representatives of Paul Hastings, Morgan Stanley and Maples. During such information session, Mr. Radke and Mr. Jenks discussed the July 17 Proposal and noted that such proposal would be discussed in detail during the July 27, 2026 meeting of the Board. In addition, representatives of Morgan Stanley discussed general strategy for the Company’s potential sale process in light of the July 17 Proposal, including a market check process in which the Company would solicit interest from a targeted group of financial sponsors and strategic counterparties in a manner intended to maximize the likelihood of receiving a compelling proposal while limiting the leak risk and potential disruption to the business that would be inherent in a broader sale process. As part of those discussions, Morgan Stanley previewed its initial proposed list of potential counterparties with whom to initiate outreach, which initial proposed list focused on financial sponsors and strategic counterparties that had operations in the insurance industry or, in the case of financial sponsors, had invested in such industry. Representatives of Altamont confirmed that, although Altamont had made no decision whether or not to participate in rollover or reinvestment transaction, if requested by a potential buyer, Altamont would consider such participation at such time, including in a potential transaction involving a buyer other than Thoma Bravo. Following this discussion, Morgan Stanley and the Company’s management team indicated that they would continue exploring a potential sale transaction involving the Company, including by distributing confidentiality agreements to a targeted group of potential acquirors in advance of a broader discussion on a formal market check process at the July 27, 2026 meeting of the Board.
Also on July 19, 2026, Paul Hastings provided Morgan Stanley with a form of confidentiality agreement to be used by the Company in connection with a potential strategic transaction. The form of confidentiality agreement included (i) a “don’t ask, don’t waive” provision, which prohibits each counterparty to the confidentiality agreement from requesting, directly or indirectly, that the Company or any of its representatives amend or waive the standstill restrictions in such confidentiality agreement during the standstill period, and (ii) a standstill provision that otherwise terminates if, among other things, the Company enters into a definitive agreement with a third party providing for a sale of 20% or more of the Company’s consolidated assets or a transaction requiring the approval of the Company’s shareholders.
On July 20, 2026, Mr. Jenks introduced representatives of Morgan Stanley to representatives of Thoma Bravo by email.
Starting on July 21, 2026, at the direction of the Board, representatives of Morgan Stanley began contacting representatives of 17 parties to facilitate such counterparties entering into confidentiality agreements with the Company that would enable discussions regarding a potential transaction involving the Company. Eight such parties (which we refer to as Parties A through H) ultimately entered into confidentiality agreements with the Company, as described below. Nine such parties, including five financial sponsors (which we refer to as Parties I through M) and four strategic counterparties (which we refer to as Parties N through Q), declined to enter into such confidentiality agreements.
Also on July 21, 2026, representatives of Thoma Bravo held a meeting, via videoconference, with representatives of Morgan Stanley. At such meeting, the attendees discussed the July 17 Proposal, and representatives of Thoma Bravo indicated that Thoma Bravo intended to provide an equity commitment for the full amount of the Merger Consideration and would not require debt financing commitments in order to sign definitive agreements in respect of a potential transaction. Morgan Stanley promptly informed Company management of the substance of such discussion.
On July 23, 2026, the Company’s management team held a meeting, via videoconference, attended by representatives of Morgan Stanley. At such meeting, the Company’s management team discussed with Morgan Stanley a preliminary draft of certain unaudited five-year financial projections (the “Projections”), which the Company’s management had prepared at the Board’s direction in connection with a potential strategic transaction involving the Company.
On July 24, 2026, the Board held an information session convened from the United Kingdom, via videoconference, attended by members of the Company’s management team and representatives of Paul Hastings and Morgan Stanley. During such information session, the Company’s management team presented the draft Projections to the Board in order to allow the Board time for consideration of the draft Projections and to ask questions of Company management in advance of the Board providing formal approval to distribute the Projections to bidders.
Also on July 24, 2026, Morgan Stanley delivered its initial relationship disclosure letter to the Board describing its relationships with the Company, Altamont, Thoma Bravo and their respective majority-owned affiliates.
Between July 24, 2026 and August 5, 2026, the Company entered into confidentiality agreements with Party A, Party B, Party C, Party D, Party E, Party F, Party G and Party H, in each case to facilitate the parties’ further discussions and the exchange of certain information in connection with a potential transaction involving the Company. Each of these confidentiality agreements included customary non-disclosure and non-use provisions and a customary standstill provision, none of which prevented the applicable counterparty from submitting an acquisition proposal following the Company’s entry into a definitive agreement with a third party. Each of these confidentiality agreements also included a “don’t ask, don’t waive” provision, which prohibited the applicable counterparty from requesting that the Company (or any of its representatives) amend or waive the standstill restrictions in such confidentiality agreement during the standstill period. In the case of each of Party A and Party G, such “don’t ask, don’t waive” provision permitted the applicable counterparty’s delivery of a confidential waiver request or acquisition proposal directly to the Board, provided that such communication would not reasonably be expected to require public disclosure by any person. On July 31, 2026, the financial advisor to Party A executed a joinder to Party A’s confidentiality agreement.
On July 27, 2026, the Board held a meeting, in person in London, UK, attended by members of the Company’s management team and representatives of Altamont, Paul Hastings, Maples, and Morgan Stanley. At such meeting, members of the Company’s management team and representatives of Morgan Stanley reviewed and discussed the July 17 Proposal with the Board and provided preliminary perspectives on the July 17 Proposal. Morgan Stanley also informed the Board that Thoma Bravo had verbally indicated that Thoma Bravo intended to provide an equity commitment for the full amount of the Merger

Consideration and would not require debt financing commitments in order to sign definitive agreements in respect of a potential transaction (often referred to as an “equity backstop”). Following such review and discussion, (i) the Board discussed with Morgan Stanley a formal market check process to evaluate the valuation proposed in the July 17 Proposal, which formal market check would involve a targeted group of likely interested and motivated parties, (ii) Morgan Stanley discussed the financial sponsors and strategic counterparties that could be interested in a potential transaction involving the Company and the status of Morgan Stanley’s outreach to such counterparties to facilitate execution of confidentiality agreements regarding a potential transaction involving the Company, and (iii) the Board discussed the formation of a special committee (the “Special Committee”) to evaluate the potential transaction if discussions with any bidder led to a transaction that included a rollover or re-investment of any portion of Altamont’s equity investment in the Company. Also at such meeting, representatives of Paul Hastings and Maples provided members of the Board with an overview of the fiduciary duties applicable to Board members and discussed process and timing considerations in connection with a potential strategic transaction involving the Company, as well as the role and authority that the Special Committee could take in such process, in addition to certain “rules of the road” regarding communications with Altamont and directors associated with Altamont during a sale process if Altamont made a decision to participate in a transaction with a third-party bidder. Following discussion, the Board, acting by resolution (with Mr. Wainwright, who attended the meeting by telephone in listen-only mode from outside the United Kingdom and abstained from voting given the Company’s UK tax residence), (i) established the Special Committee, (ii) delegated to the Special Committee the authority to retain its own legal counsel, financial advisors and other advisors, (iii) determined that the Special Committee would consist of Karen Meriwether, Paul Little, David Talach and Simon Wainwright, (iv) appointed Ms. Meriwether as chair of the Special Committee, (v) determined that each member of the Special Committee was an independent and disinterested director who was not a member of the Company’s management and was not affiliated with Altamont or any of its affiliates, and (vi) determined that any approval of a potential strategic transaction involving the Company, or recommendation of such a transaction for approval by the Company’s shareholders, remained subject to both the review and approval of the full Board and a prior favorable recommendation from the Special Committee, subject to limited exceptions if no potentially interested party had an interest in the matter that was different from, or in addition to, the interests of the Company’s shareholders generally (in which case the Special Committee would waive the requirement of its prior favorable recommendation). In addition, the Board considered Morgan Stanley’s disclosed relationships and determined that those relationships did not impair Morgan Stanley’s ability to act as financial advisor, and accordingly approved the engagement of Morgan Stanley as the Company’s financial advisor in connection with a potential strategic transaction involving the Company and authorized the Company’s management to negotiate and execute an engagement letter with Morgan Stanley. The Board then directed members of the Company management team and representatives of Morgan Stanley to pursue a formal market check process with the potential counterparties previously discussed, consisting of Parties A through Q and reviewed, approved and adopted the Projections as the Company’s projections for purposes of evaluating a potential strategic transaction involving the Company and authorized certain members of the Company’s management to furnish the Projections to potential counterparties and to update and supplement the Projections as needed (for additional information, see the section entitled “Special Factors — Certain Financial Projections” beginning on page 64). The Board also discussed a potential timeline for the conclusion of the market check process and determined that potential counterparties should provide indications of interest to the Company on or prior to August 18, 2026, and that the Company should continue to be responsive to indications of interest that were submitted in advance of the deadline. Additionally, the Board considered appropriate next steps with respect to Thoma Bravo and the July 17 Proposal. The Board instructed Morgan Stanley to inform Thoma Bravo that the economic terms of its July 17 Proposal were insufficient but that the Company would be willing to provide Thoma Bravo with additional diligence materials (including the Projections) in order to enable Thoma Bravo to improve its proposal.
Also on July 27, 2026, immediately following the meeting of the Board, the Special Committee held a meeting, in person in London, UK, attended by Mr. Jenks and representatives of Paul Hastings and Maples. At such meeting, the Special Committee discussed the topics covered at the meeting of the Board held immediately prior and, among other things, (i) the process with respect to a potential transaction involving the Company conducted to date and going forward, (ii) the Projections, (iii) the legal standards applicable to the Special Committee, (iv) the appraisal process in the Cayman Islands, (v) the scope of the authority of the Special Committee, (vi) the design of the sale process, including the formal market check, and (vii) certain communications protocols with respect to the Board, potential bidders, members of the Company’s management team and Altamont, as well as the scope and timing of, and process for, conversations to be permitted between Altamont and members of the Company’s management team with potential bidders. Throughout such discussion, the members of the Special Committee asked questions of representatives of Paul Hastings and Maples. The Special Committee then discussed the need for, and the identity and retention of, financial and legal advisors to the Special Committee, as well as potential advisors who could fulfill those roles and their respective qualifications. Following discussion, the Special Committee determined to begin the process of retaining Houlihan Lokey as financial advisor to the Special Committee and Conyers Dill & Pearman LLP (“Conyers”) as legal advisor to the Special Committee, in each case in connection with a potential strategic transaction involving the Company.
On July 27, 2026, as instructed by the Board, Morgan Stanley informed Thoma Bravo that the economic terms of its July 17 Proposal were insufficient but that the Company would be willing to provide Thoma Bravo with additional diligence materials (including the Projections) in order to enable Thoma Bravo to improve its proposal.
Later on July 27, 2026, Morgan Stanley began providing access to a virtual data room (the “Data Room”) containing due diligence materials involving the Company (including certain non-public information and data) to potential bidders that had executed confidentiality agreements with the Company, including Thoma Bravo. The Data Room included a confidential information memorandum regarding the Company and the Projections, which in each case were available to all such potential bidders.
On July 28, 2026, at the request of the Special Committee, the Company entered into a confidentiality agreement with Houlihan Lokey in order to facilitate Houlihan Lokey’s receipt of certain materials and information from the Company and to enable Houlihan Lokey to make a presentation to the Special Committee regarding its candidacy to serve as financial advisor to the Special Committee.
On July 29, 2026, the Company engaged Sidley Austin LLP as its outside legal counsel in connection with certain insurance regulatory aspects of a potential transaction.
On July 30, 2026, Houlihan Lokey delivered its initial relationship disclosure letter to the Special Committee describing certain of its relationships with the Company, certain members of Company management, Altamont and their respective majority-owned affiliates.
On July 31, 2026, the Special Committee held an information session convened in the United Kingdom, via videoconference, attended by Mr. Jenks and representatives from Paul Hastings, Morgan Stanley and Houlihan Lokey. At such information session, in anticipation that potential bidders would request to engage with Altamont, the Special Committee discussed with members of the Company’s management team and Morgan Stanley the facilitation of discussions between potential bidders and Altamont regarding Altamont’s (i) perspectives on the business, (ii) willingness to cooperate in obtaining insurance regulatory approvals with respect to a potential transaction, and (iii) if requested by a potential bidder, interest in a potential rollover or reinvestment in connection with a potential transaction. In addition, the Special Committee also received an initial presentation from Houlihan Lokey regarding its capabilities and experience in acting as financial advisor to special committees in public company acquisitions. Following such presentation, the Special Committee discussed (i) the engagement of Houlihan Lokey as financial advisor to the Special Committee in connection with a potential strategic transaction involving the Company and (ii) the negotiation and execution of an engagement letter with Houlihan Lokey to formalize such engagement. The Special Committee also discussed (i) the engagement of Conyers as independent legal counsel to the Special Committee in connection with a potential strategic transaction involving the Company and (ii) Altamont’s engagement with Thoma Bravo to discuss any potential rollover or reinvestment transaction and any terms of the Merger Agreement.
Between July 29, 2026 and August 10, 2026, representatives of Thoma Bravo, together with its accounting, actuarial, legal, regulatory and tax advisors, including Ernst & Young LLP, Oliver Wyman LLC, Skadden, Arps, Slate, Meagher & Flom LLP and Goodwin, participated in a series of due diligence sessions with members of the Company’s management team, covering, among other things, accounting, legal, actuarial, reinsurance, regulatory, tax, and privacy and intellectual property matters.

Between July 31, 2026 and August 11, 2026, as approved and directed by the Board at the July 27, 2026 meeting of the Board, and as discussed by the Special Committee at its meeting held later that day, members of the Company’s management team and Morgan Stanley conducted management presentations, diligence sessions and follow-up calls with Party A, Party B, Party C, Party D, Party E, and Party F.
On August 3, 2026, Thoma Bravo submitted an updated non-binding proposal to acquire 100% of the Company’s outstanding shares for $19.00 per share in cash (the “August 3 Proposal”). The August 3 Proposal (i) provided for a full equity backstop of the Merger Consideration by certain funds affiliated with Thoma Bravo, (ii) stated that, while the proposal was not expressly conditioned on a rollover or re-investment, Thoma Bravo was nonetheless interested in pursuing a rollover or re-investment by members of management and existing shareholders of the Company, and that such a rollover or re-investment was an important component of the increase in the Merger Consideration offered by Thoma Bravo, and (iii) stated that Thoma Bravo had substantially completed its due diligence, with only certain confirmatory diligence remaining. In the August 3 Proposal, Thoma Bravo proposed a signing date of August 13, 2026 and also requested that the Company (i) provide a draft merger agreement and (ii) permit Thoma Bravo to begin discussions with Altamont and members of the Company’s management to determine whether the parties could structure the transaction in a manner that would expedite regulatory approvals. Morgan Stanley promptly provided a copy of the August 3 Proposal to certain members of the Company’s management, which in turn promptly provided such proposal to the Board.
On August 4, 2026, the Special Committee held an information session convened in the United Kingdom, via videoconference, attended by Mr. Jenks and representatives from Conyers. At such information session, the Special Committee received an initial presentation from Conyers regarding its capabilities in advising the Special Committee with respect to Cayman Islands law and director fiduciary duties.
Also on August 4, 2026, representatives of Party R contacted representatives of Morgan Stanley to express Party R’s interest in a potential transaction involving the Company and to request a draft confidentiality agreement.
On August 5, 2026, the Board held an information session convened from the United Kingdom, via videoconference, attended by certain members of the Company’s management team and representatives of Morgan Stanley, Houlihan Lokey and Paul Hastings. During the information session, representatives of Morgan Stanley reviewed the key terms of the August 3 Proposal and provided an update to the Board on Morgan Stanley’s outreach to potential counterparties in connection with a potential strategic transaction involving the Company. Morgan Stanley noted that seven parties had executed confidentiality agreements, two parties continued to negotiate confidentiality agreements, two parties continued to assess whether to enter into confidentiality agreements, and six parties had declined to do so (without providing a specific reason). The Board also discussed a potential timeline for the conclusion of the market check process. The Board instructed Morgan Stanley to request that potential counterparties provide indications of interest by no later than August 18, 2026, and that the Company would be responsive to indications of interest that were submitted in advance of the deadline. In addition, Morgan Stanley presented to the Board Morgan Stanley’s preliminary valuation perspectives on the Company. The Board instructed Morgan Stanley to inform Thoma Bravo that the economic terms of the August 3 Proposal were insufficient, but that Company management and Morgan Stanley were authorized to continue engagement with Thoma Bravo in a manner consistent with the prior instructions provided at the July 27, 2026 meeting of the Board in order to enable Thoma Bravo to improve its proposal.
Later on August 5, 2026, following the conclusion of the information session of the Board, the Special Committee held an information session convened from the United Kingdom, via videoconference, attended by certain members of the Company’s management team and representatives of Houlihan Lokey. At such information session, representatives of Houlihan Lokey discussed with the Special Committee certain preliminary observations on the financial analysis framework relating to the Company in the context of the Thoma Bravo proposal and provided an overview on, and discussed, the Special Committee’s governance process and potential deal protection mechanisms that may be available to the Company following the signing of an acquisition agreement.
Later on August 5, 2026, as instructed by the Board, Morgan Stanley informed Thoma Bravo that the economic terms of the August 3 Proposal were insufficient, but that Company management and Morgan

Stanley were authorized to continue engagement in order to enable Thoma Bravo to improve its proposal. Additionally, Morgan Stanley began outreach to other potential counterparties to request that indications of interest be submitted by no later than August 18, 2026.
On August 6, 2026, the Company posted an auction draft of a Merger Agreement prepared by Paul Hastings (the “Auction Draft”) to the Data Room to all potential bidders that had executed a confidentiality agreement with the Company consisting of Parties A through H. Among other terms, the Auction Draft contemplated (i) a blank Company Termination Fee and Parent Termination Fee, in each case with notes to bidders to propose competitive fees, (ii) all outstanding equity-based awards, including Company Options, Company RSUs and Company PSUs, whether vested or unvested, would be canceled and cashed out (with Company PSUs settled at maximum performance), (iii) a “hell or high water” regulatory efforts covenant, and (iv) a “sponsor”-style deal structure, requiring delivery of fully committed debt and equity commitment letters at signing.
Also on August 6, 2026, representatives of Thoma Bravo held a meeting, via videoconference, attended by representatives of Altamont, Morgan Stanley and Houlihan Lokey. At such meeting, representatives of Thoma Bravo discussed a potential rollover or re-investment transaction by Altamont in connection with a potential strategic transaction involving the Company.
On August 7, 2026, representatives of Goodwin delivered a revised draft of the Merger Agreement (the “August 7 Draft”) to representatives of Paul Hastings. Among other things, the August 7 Draft provided for (i) a Company Termination Fee equal to 3.75% of the implied equity value of the Company, (ii) a Parent Termination Fee equal to 5% of the implied equity value of the Company, (iii) rejection of a “hell or high water” regulatory efforts standard and the introduction of a “burdensome condition” limitation on Parent’s obligations with respect to structural and behavioral remedies, and (iv) a closing condition providing that no more than 10% of the issued and outstanding Shares have validly exercised dissent rights. The August 7 Draft did not anticipate or require any rollover or re-investment transaction.
Also on August 7, 2026, representatives of Goodwin delivered to representatives of Paul Hastings initial drafts of (i) an equity commitment letter contemplating a full equity backstop of the Merger Consideration by certain funds affiliated with Thoma Bravo, (ii) a limited guaranty guaranteeing certain obligations of Parent under the Merger Agreement, including payment of the Parent Termination Fee, and (iii) a voting and support agreement requiring certain shareholders of the Company, including Altamont, to, among other things, vote their Shares in support of the Transactions, which agreement would terminate upon termination of the Merger Agreement.
Also on August 7, 2026, representatives of Goodwin delivered to representatives of Ropes & Gray an initial draft of a letter agreement with respect to Altamont’s potential rollover or reinvestment in the potential transaction with Thoma Bravo (the “Reinvestment Letter Agreement”).
Also on August 7, 2026, Houlihan Lokey delivered an update to its relationship disclosure letter to the Special Committee describing certain of its relationships with Thoma Bravo and its respective majority-owned affiliates.
On August 7, 2026, the Board held an information session convened in the United Kingdom, via videoconference, attended by certain members of the Company’s management team and representatives of Morgan Stanley, Houlihan Lokey and Paul Hastings. At such information session, Morgan Stanley provided an update regarding the market check process and conversations with potential bidders. Paul Hastings reviewed with the Board the key terms and conditions of the August 7 Draft. Among other things, the following items were discussed: (i) Altamont’s potential participation in a strategic transaction involving the Company and Altamont’s execution of a support agreement in connection with such transaction, (ii) overall transaction structure and Thoma Bravo’s proposals to include a closing condition relating to dissent rights, (iii) the absence of a go-shop provision, (iv) Thoma Bravo’s proposed regulatory efforts standard, and (v) Thoma Bravo’s proposal on the Company Termination Fee and Parent Termination Fee. Thoma Bravo’s request to execute a definitive agreement on August 13, 2026 was also discussed. Following discussion, representatives of Paul Hastings indicated that they would continue negotiating the Merger Agreement with Thoma Bravo with a particular emphasis on negotiating a go-shop provision to enable the Company to complete its discussions with other potential bidders that had expressed interest in the Company and to remove closing conditionality.

Later on August 7, 2026, following the conclusion of the information session of the Board, the Special Committee held an information session convened from the United Kingdom, via videoconference, attended by certain members of the Company’s management team and representatives of Houlihan Lokey and Paul Hastings. At such information session, representatives of Paul Hastings discussed legal issues related to a potential sale transaction involving the Company. In addition, representatives of Houlihan Lokey discussed the status of Houlihan Lokey’s financial analysis work and Houlihan Lokey’s review of financial information in connection with such work, including the Company’s draft second quarter 2026 earnings release. Following the departure of representatives of Houlihan Lokey from the information session, certain members of the Company’s management team described and discussed the negotiation of the Houlihan Lokey engagement letter.
Also on August 7, 2026, representatives of Party F held a meeting, via videoconference, attended by representatives of Altamont, Morgan Stanley and Houlihan Lokey. At such meeting, representatives of Party F discussed with representatives of Altamont a potential rollover or re-investment transaction by Altamont in connection with a potential acquisition of the Company by Party F.
On August 8, 2026, representatives of Paul Hastings delivered a revised draft of the Merger Agreement to representatives of Goodwin. Among other things, the revised draft of the Merger Agreement provided for (i) an “open” go-shop provision providing for a go-shop period of 45 days following signing of a definitive Merger Agreement; (ii) a Company Termination Fee equal to 1% of implied equity value if the Company terminates the Merger Agreement to enter into a superior proposal with a bidder participating in the go-shop and a Company Termination Fee equal to 2.25% in all other cases; (iii) a Parent Termination Fee equal to 8% of implied equity value; (iv) removal of any closing conditions relating to exercise of dissent rights; (v) a “best efforts” standard for Parent’s regulatory efforts; (vi) a “burdensome condition” standard only with respect to Parent’s obligations in respect of structural and behavioral remedies imposed in connection with insurance regulatory approvals (but not other regulatory approvals); and (vii) an outside date of twelve months plus a to-be-determined extension if all closing conditions have been satisfied other than regulatory conditions to closing.
On August 9, 2026, representatives of Party A held a meeting, via videoconference, attended by representatives of Altamont, Morgan Stanley and Houlihan Lokey. At such meeting, representatives of Party A discussed with representatives of Altamont a potential rollover or re-investment transaction by Altamont in connection with a potential acquisition of the Company by Party A.
Also on August 9, 2026, representatives of Thoma Bravo held a meeting, via videoconference, with representatives of Morgan Stanley. At such meeting, Thoma Bravo previewed the terms of a forthcoming updated proposal, which would provide for (i) a Merger Consideration equal to $19.50 per share in cash, and (ii) a “ticking fee” equal to an annualized rate of 4% intended to compensate the Company’s shareholders for unforeseen delays in obtaining insurance regulatory approvals for a potential strategic transaction involving the Company. Morgan Stanley promptly informed Company management of the substance of such discussion.
Additionally, on August 9, 2026, representatives of Goodwin delivered a further revised draft of the Merger Agreement (the “August 9 Draft”) to representatives of Paul Hastings. Among other things, the August 9 Draft provided for: (i) an increase in the Company Termination Fee from 1% to 1.75% of implied equity value if the Company terminates the Merger Agreement to enter into a superior proposal with a bidder participating in the go-shop and from 2.25% to 3.5% in all other cases; (ii) a decrease of the Parent Termination Fee from 8% to 5.5% of the implied equity value; (iii) a “closed” go-shop provision providing for a shorter go-shop period of 21 days and permitting continued discussions only with certain excluded persons; (iv) reinsertion of a closing condition providing that holders of no more than 12.5% of the issued and outstanding Shares have validly exercised dissent rights; and (v) an outside termination date of nine months plus an extension of three months if all closing conditions have been satisfied other than regulatory conditions to closing.
On August 10, 2026, Thoma Bravo submitted an updated non-binding proposal to acquire 100% of the outstanding Shares for $19.50 per share in cash (the “August 10 Proposal”). The August 10 Proposal included a “ticking fee” equal to an annualized rate of 4% intended to compensate the Company’s shareholders for the time value of money due to unforeseen delays in obtaining insurance regulatory approvals for a potential strategic transaction involving the Company attributable to Thoma Bravo’s required insurance regulatory approvals. The August 10 Proposal expressly stated that (i) such proposal represented Thoma Bravo’s “final” proposal and that Thoma Bravo expected to execute the Merger Agreement prior to market open on August 13, 2026 and (ii) the viability of the August 10 Proposal assumed this timeline to execution and the August 10 Proposal would expire if this timeline were not met. Morgan Stanley promptly provided a copy of the August 10 Proposal to certain members of the Company’s management team, which in turn promptly provided the August 10 Proposal to the Board.
Also on August 10, 2026, representatives of Paul Hastings sent an initial draft of the Company Disclosure Letter to representatives of Goodwin.
Also on August 10, 2026, Morgan Stanley delivered an updated relationship disclosure letter to the Board describing its relationships with the Company, Altamont and Thoma Bravo and their respective majority-owned affiliates. No other potential acquirer had reached a point in the process that warranted their inclusion in the letter.
Also on August 10, 2026, representatives of Party D held a meeting, via videoconference, attended by representatives of Altamont, Morgan Stanley and Houlihan Lokey. At such meeting, representatives of Party D discussed with representatives of Altamont a potential rollover or re-investment transaction by Altamont in connection with a potential acquisition of the Company by Party D.
On August 11, 2026, the Board held its regularly scheduled quarterly meeting, in person in London, attended by certain members of the Company’s management team and representatives of Paul Hastings, Morgan Stanley, Maples, Conyers and Houlihan Lokey. At such meeting, representatives of Morgan Stanley provided an update on the status of engagement with potential acquirors other than Thoma Bravo, noting that (i) one strategic counterparty (Party A) and four financial sponsors (Party C, Party D, Party E and Party F) continued to actively engage in due diligence but that each such party’s diligence exercise substantially lagged behind Thoma Bravo, (ii) three financial sponsors (Party G, Party H and Party R) continued to progress in the process albeit at a pace that substantially lagged that of the aforementioned bidders, (iii) two financial sponsors (Party J and Party K) had declined to enter into confidentiality agreements with the Company, and (iv) one financial sponsor (Party B) declined to participate after entering into a confidentiality agreement and conducting diligence. Morgan Stanley noted that Morgan Stanley had asked each potential bidder to provide its initial indications of interest on or before August 18, 2026 and that the Company would be responsive to indications of interest that were submitted in advance of the deadline. Following discussion, representatives of Morgan Stanley also presented Morgan Stanley’s updated valuation analyses of the Company. In addition, representatives of Paul Hastings and certain members of the Company’s management team reviewed the August 9 Draft and August 10 Proposal from Thoma Bravo with the Board including all of the members of the Special Committee. Following discussion, the Board instructed (i) Morgan Stanley and Paul Hastings to continue to negotiate favorable go-shop terms in the Merger Agreement to enable other potential bidders to complete due diligence and submit proposals if the Company entered into a Merger Agreement with Thoma Bravo on Thoma Bravo’s proposed timeline, (ii) Mr. Radke and Altamont to continue negotiation with Thoma Bravo to maximize the Merger Consideration, and (iii) Mr. Radke and Altamont to seek to increase the Merger Consideration to at least $20.50 per share in cash. The Board selected this value as a negotiating tactic based on its judgment that Thoma Bravo would be willing to increase the Merger Consideration.
Also on August 11, 2026, immediately following the meeting of the Board, the Special Committee held a meeting, in person in London, UK, attended by certain members of the Company’s management team and representatives of Houlihan Lokey and Conyers. At such meeting, the Special Committee approved the execution of the Houlihan Lokey engagement letter. Representatives of Houlihan Lokey then presented to the Special Committee Houlihan Lokey’s preliminary financial analysis of the Company. In addition, the Special Committee determined that a direct negotiation between Mr. Radke, Altamont and Thoma Bravo was an appropriate next step to maximize the potential Merger Consideration. Following discussion, the Special Committee (i) determined that the Board’s proposed approach with respect to Thoma Bravo and the other potential bidders was appropriate, and (ii) authorized representatives of Altamont and certain members of the Company’s management team to continue discussing rollover and re-investment transactions in connection with a strategic transaction involving the Company with bidders requesting such discussions, including with Thoma Bravo to the extent Thoma Bravo increased its proposed Merger Consideration.

Later on August 11, 2026, following the conclusion of the meeting of the Special Committee, the Company and Houlihan Lokey executed an engagement letter providing for Houlihan Lokey’s engagement as financial advisor to the Special Committee in connection with a potential strategic transaction involving the Company. For a description of the fees payable to Morgan Stanley and Houlihan Lokey, see the sections entitled “Special Factors — Opinion of the Company’s Financial Advisor” beginning on page 78 and “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 69 of this Proxy Statement.
Also on August 11, 2026, immediately following the meeting of the Special Committee, Mr. Radke and representatives of Altamont held a meeting, via videoconference, with representatives of Thoma Bravo. At such meeting, Mr. Radke and representatives of Altamont communicated to Thoma Bravo the Board’s (i) proposed Merger Consideration of $20.50 per share in cash, and (ii) proposed ticking fee equal to an annualized rate of 8%. Following discussion, representatives of Thoma Bravo noted that Thoma Bravo would consider the Board’s proposed Merger Consideration. Representatives of Morgan Stanley promptly communicated Thoma Bravo’s indication to the Board.
Also on August 11, 2026, representatives of Paul Hastings delivered a revised draft of the Merger Agreement (the “August 11 Draft”) to representatives of Goodwin. Among other things, the August 11 Draft provided for: (i) a decrease in the Company Termination Fee from 1.75% to 1.25% of implied equity value if the Company terminates the Merger Agreement to enter into a superior proposal with a bidder participating in the go-shop and from 3.5% to 3% of implied equity value in all other cases; (ii) an increase in the Parent Termination Fee from 5.5% to 6.5% of implied equity value; (iii) acceptance of a “closed” go-shop provision but with a period of 45 days; (iv) modification of the closing condition relating to dissent rights to provide that holders of no more than 15% of the issued and outstanding Shares have validly exercised dissent rights; (v) an outside termination date of twelve months plus an extension of six months if all closing conditions have been satisfied other than regulatory conditions to closing; and (vi) a “ticking fee”, with the amount of the fee left blank and marked as subject to continued discussions between the parties, solely intended to compensate the Company’s shareholders for the time value of money due to unforeseen delays in obtaining insurance regulatory approvals for a potential strategic transaction involving the Company attributable to Thoma Bravo’s required insurance regulatory approvals.
Later in the day on August 11, 2026, representatives of Altamont and the Company management team held a meeting, via videoconference, with representatives of Thoma Bravo. At such meeting, representatives of Thoma Bravo proposed Merger Consideration of $20.00 per share in cash and stated that Thoma Bravo would agree to a ticking fee accruing at an annualized rate of 6%. Following discussion, representatives of Altamont and the Company management team indicated that the Board and the Special Committee would be prepared to transact with Thoma Bravo only if Thoma Bravo increased its proposed Merger Consideration to $20.50 per share in cash.
Later in the day on August 11, 2026, as instructed by the Board and the Special Committee at their respective meetings held earlier that day, representatives of Altamont and certain members of the Company’s management team held a meeting, via videoconference, with representatives of Thoma Bravo. At such meeting, representatives of Altamont indicated that Altamont and certain members of the Company’s senior management would be prepared to rollover or re-invest some or all of their equity at a proposed Merger Consideration of $20.50 per share in cash.
Later in the day on August 11, 2026, representatives of Thoma Bravo communicated to Altamont via telephone that Thoma Bravo would be prepared to (i) increase its proposed Merger Consideration by $0.25 per share in cash to an amount equal to $20.25 per share in cash, and (ii) agree to a ticking fee equal to an annualized rate of 6%. Representatives of Thoma Bravo also indicated that such offer represented Thoma Bravo’s “best and final offer” and that such offer was subject to negotiation of the other provisions in the Merger Agreement to the satisfaction of Thoma Bravo.
On August 12, 2026, the Company and Morgan Stanley executed an engagement letter providing for Morgan Stanley’s engagement, effective as of June 24, 2026, as financial advisor to the Company in connection with a potential strategic transaction involving the Company. For a description of the fees payable to Morgan Stanley, see the section entitled “Special Factors — Opinion of the Company’s Financial Advisor” beginning on page 78.

Also on August 12, 2026, representatives of Goodwin and Paul Hastings held a meeting, via videoconference, to discuss the terms of the August 11 Draft. At such meeting, representatives of Goodwin proposed, among other things, the following with respect to the terms of the Merger Agreement: (i) a 40-day go-shop period; (ii) a Company Termination Fee equal to 1.5% of implied equity value if the Company terminates the Merger Agreement to enter into a superior proposal with a bidder participating in the go-shop and acceptance of the Company’s proposed 3% in all other cases; (iii) acceptance of the Company’s prior proposal of a Parent Termination Fee equal to 6.5% of implied equity value; (iv) an outside date of twelve months plus an extension of three months if all closing conditions have been satisfied other than regulatory conditions to closing; and (v) acceptance of the Company’s proposed threshold of 15% of issued and outstanding Shares for purposes of the closing condition relating to exercise of dissent rights.
Also on August 12, 2026, the Board held a meeting, in person in London, UK, attended by certain members of the Company’s management team and representatives of Paul Hastings, Morgan Stanley, Maples, Conyers and Houlihan Lokey. At such meeting, Morgan Stanley provided the Board an update on the status of the potential strategic transaction involving the Company, including by reviewing Thoma Bravo’s latest proposal to increase the Merger Consideration and ticking fee payable by Thoma Bravo. Following such discussion, Paul Hastings reviewed with the Board the latest proposal from Goodwin regarding the terms and conditions of the Merger Agreement. Following discussion, the Board instructed Paul Hastings to negotiate with Goodwin for a later outside date for the consummation of the Merger and more favorable terms and conditions with respect to the ticking fee, including with respect to the date on which the ticking fee would begin accruing and the circumstances during which the commencement of such accrual would be tolled or delayed. The Board also directed Paul Hastings to finalize the terms and conditions of the Merger Agreement with Thoma Bravo on the basis of Merger Consideration equal to $20.25 per share in cash and approved the fees payable to Morgan Stanley in connection with the potential strategic transaction involving the Company.
Also on August 12, 2026, the Special Committee held a meeting following the meeting of the Board in person in London, UK attended by certain members of the Company’s management team and representatives of Houlihan Lokey and Conyers. At such meeting, representatives of Houlihan Lokey presented an updated preliminary financial analysis of the Company. Following discussion, the Special Committee resolved and recommended that the Company finalize the terms and conditions of the Merger Agreement with Thoma Bravo on the basis of Merger Consideration equal to $20.25 per share in cash.
Also on August 12, 2026, representatives of Goodwin delivered a further revised draft of the Merger Agreement (the “August 12 Draft”) to representatives of Paul Hastings. Among other things, the August 12 Draft provided for (i) a 40-day go-shop period; (ii) acceptance of the Company’s prior proposals for a Company Termination Fee equal to 1.25% of implied equity value if the Company terminates the Merger Agreement to enter into a superior proposal with a bidder participating in the go-shop and 3% in all other cases; (iii) acceptance of the Company’s prior proposal of a Parent Termination Fee equal to 6.5% of implied equity value; (iv) an outside termination date of twelve months plus an extension of three months if all closing conditions have been satisfied other than regulatory conditions to closing; (v) acceptance of the Company’s proposed threshold of 15% of issued and outstanding Shares for purposes of the closing condition relating to exercise of dissent rights; (vi) an additional “burdensome condition” standard that provided that Parent did not need to accept structural or behavioral remedies with respect to insurance regulatory approvals if such remedies would materially and adversely impact the economic benefits of the transaction expected to be obtained by Parent; and (vii) a ticking fee equal to an annualized rate of 6%. The amount of the Merger Consideration to be paid by Parent in the August 12 Draft remained blank.
On August 13, 2026, representatives of Paul Hastings delivered a revised draft of the Merger Agreement (the “August 13 Draft”) to representatives of Goodwin. Among other things, the August 13 Draft provided for (i) updated Merger Consideration equal to $20.25 per share in cash, (ii) acceptance of Thoma Bravo’s proposed outside date of twelve months plus an extension of three months if all closing conditions have been satisfied other than regulatory conditions to closing; (iii) acceptance of Thoma Bravo’s proposed 40-day go-shop period; (iv) the removal of the “burdensome condition” standard providing that Parent did not need to accept structural or behavioral remedies with respect to insurance regulatory approvals if such remedies would materially and adversely impact the economic benefits of the transaction expected to be obtained by Parent; and (v) acceptance of Thoma Bravo’s proposed ticking fee equal to an annualized rate of 6%.

Also on August 13, 2026, the Board held a meeting, in person in London, UK, attended by certain members of the Company’s management team and representatives from Morgan Stanley, Paul Hastings, Conyers, Maples and Houlihan Lokey. At such meeting, representatives of Morgan Stanley provided an update on the status of the Company’s sale process, including by informing the Board that (i) Party C had indicated to Morgan Stanley that Party C would no longer proceed with its review of a potential strategic transaction involving the Company, and (ii) Party A had indicated to Morgan Stanley that Party A would not submit an acquisition proposal providing for Merger Consideration in excess of $20.00 per share in cash while also inquiring as to whether any definitive Merger Agreement with other bidders would contain a “go shop” provision. In addition, Morgan Stanley (i) reviewed the revised economic terms proposed by Thoma Bravo, consisting of Merger Consideration of $20.25 per share in cash and a ticking fee accruing at an annualized rate of 6%, which Merger Consideration represented a premium of 62% to the closing price of the Class A Common Shares of $12.52 on August 11, 2026 and a 55% premium to the Company’s 180-day average closing price of $13.08 as of August 7, 2026, and (ii) presented updated valuation analyses of the Company, which did not materially differ from the valuation analyses presented to the Board on August 11, 2026, other than to reflect a modest change in the Company’s weighted average cost of capital and fully diluted share count. Following discussion, representatives of Paul Hastings reviewed with the Board the final terms and conditions provided for in the August 13 Draft and the fiduciary duties applicable to members of the Board in connection with their consideration of a potential strategic transaction with Thoma Bravo. The Board then recessed to permit the Special Committee to meet.
Also on August 13, 2026, during the recess of the meeting of the Board, the Special Committee held a meeting, in person in London, UK, attended by certain members of the Company’s management team and representatives of Houlihan Lokey, Altamont, Conyers and Paul Hastings. At such meeting, the Special Committee invited representatives of Altamont to provide an update on the status of Altamont’s discussions with respect to a potential rollover or re-investment transaction. Pursuant to such request, representatives of Altamont informed the Special Committee that Altamont had negotiated the Reinvestment Letter Agreement with Thoma Bravo, which provides, among other things, (i) Altamont and its affiliated investment funds and affiliated co-investment vehicles (collectively, the “Altamont Vehicles”) with the right, but not the obligation, to elect, within 120 days following execution of the Merger Agreement, to purchase indirect equity securities of the Company at or prior to the Closing, which shall be of the same class and per unit price as are acquired directly or indirectly by Thoma Bravo, and (ii) certain terms and conditions that would be applicable in the event that the Altamont Vehicles purchase (x) at least forty percent (40%) of such equity securities of the Company held by Thoma Bravo and the Altamont Vehicles immediately following the Closing, and (y) an amount not exceeding the amount of equity securities of the Company held by Thoma Bravo in connection with the Closing. Representatives of Altamont further confirmed to the Special Committee that, to the extent the Altamont Vehicles roll over or reinvest in connection with the transaction, such rollover or reinvestment would be effectuated at the same price per share as the Merger Consideration of $20.25 per share in cash being paid to the shareholders of the Company, other than Altamont. The Special Committee asked several questions of representatives of Altamont in connection with such potential re-investment transaction, including receiving confirmation from representatives of Altamont that Altamont would consider participating in a similar reinvestment transaction with buyers other than Thoma Bravo. After this discussion, representatives of Altamont excused themselves from the meeting. Following such excusal, representatives of Houlihan Lokey then presented Houlihan Lokey’s financial analysis and rendered to the Special Committee Houlihan Lokey’s oral opinion (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated August 13, 2026) that, as of August 13, 2026, and based upon and subject to the procedures followed, assumptions made, factors considered and qualifications and limitations on the review undertaken as described in Houlihan Lokey’s written opinion, the Merger Consideration to be received by the holders of Shares, other than the HL Excluded Persons, in the Merger pursuant to the Merger Agreement was fair to such holders from a financial point of view. For additional information, see the section entitled “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 69. Following discussion, the Special Committee unanimously determined that the Merger Agreement and the Transactions were fair to, and in the best interests of, the Company and the holders of Shares (other than Excluded Shares), and adopted resolutions recommending that the Board approve entry into the Merger Agreement and the Transactions.
Also on August 13, 2026, following the meeting of the Special Committee, the Board then reconvened and held a meeting, in person in London, UK, attended by certain members of the Company’s management team and representatives of Morgan Stanley, Paul Hastings, Conyers, Maples and Houlihan Lokey. At such meeting, representatives of Morgan Stanley rendered to the Board Morgan Stanley’s oral opinion to the effect that, as of August 13, 2026, and based upon and subject to the procedures followed, assumptions made, factors considered and qualifications and limitations on the review undertaken, as described in Morgan Stanley’s written opinion, the Merger Consideration of $20.25 per share was fair, from a financial point of view, to the holders of Shares (other than the MS Excluded Holders) (such opinion, the “MS Fairness Opinion”). The full text of Morgan Stanley’s written opinion, which describes, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Morgan Stanley in connection with the MS Fairness Opinion, is attached as Annex B-2 to this Proxy Statement. For additional information, see the section entitled “Special Factors — Opinion of the Company’s Financial Advisor” beginning on page 78. Following the presentation of the MS Fairness Opinion, the Board reviewed and adopted certain resolutions relating to the transactions and related compensation matters, including in respect of certain transaction bonuses, a retention bonus pool and potential gross-ups under Section 280G of the Internal Revenue Code. In addition, following discussion, the members of the Board participating in the vote, acting on the unanimous recommendation of the Special Committee, unanimously determined that the Merger Agreement (with Mr. Lee-Smith, who attended the meeting by telephone in listen-only mode from outside the United Kingdom and abstained from voting given the Company’s UK tax residence), the Merger, and the other Transactions are advisable, fair to, and in the best interests of the Company and its shareholders, approved and adopted the Merger Agreement and the Transactions, and resolved to recommend that the Company’s shareholders adopt the Merger Agreement.
Also on August 13, 2026, Mr. Radke, who was present in the United Kingdom, on behalf of the Company, Parent and Merger Sub executed the Merger Agreement, and before the opening of the market on August 13, 2026, the Company issued a press release announcing the Transactions.
Following the public announcement of the Transactions, representatives of Morgan Stanley, at the direction of the Board, the Special Committee, and the Company’s management team, contacted, or were contacted by, certain of the Excluded Persons as part of the go-shop process permitted under the Merger Agreement. In connection with such outreach, representatives of Morgan Stanley held initial discussions with certain parties regarding the go-shop process and timeline. Throughout the go-shop process, representatives of Morgan Stanley and the Company’s management team kept the Board generally apprised of the status of discussions with potentially interested parties to the extent Morgan Stanley and the Company’s management team had any updates.
None of the parties contacted during the go-shop process submitted an Acquisition Proposal or indicated renewed interest in a potential strategic transaction involving the Company. Between August 10, 2026 and August 19, 2026, each of Party D, Party F, Party G, Party J and Party R expressly declined to pursue a potential strategic transaction involving the Company. In addition, each of Party E and Party G discontinued engaging with Morgan Stanley and certain members of the Company’s management team and did not respond to follow-up communications from such persons. Party A engaged in limited further discussions with Morgan Stanley but ultimately declined to pursue a potential strategic transaction involving the Company.
On September 22, 2026, the 40-day go-shop period established by the Merger Agreement expired. Following the expiration, the Company became subject to the customary no-shop restrictions set forth in the Merger Agreement, subject to customary fiduciary out provisions. For additional information, see the section entitled “Proposal 1: The Merger Proposal — Go-Shop Period; No Solicitation of Acquisition Proposals” beginning on page 132.
On September 23, 2026, the Company issued a press release announcing the expiration of the go-shop period.
Reasons for the Merger and Recommendation of the Special Committee and the Board
Determinations of the Special Committee
On August 13, 2026, the Special Committee, consisting entirely of independent and disinterested directors, adopted resolutions by unanimous vote of its members at a duly called meeting, (a) determining that the Merger Consideration is fair to the holders of Shares (other than the holders of Excluded Shares and Dissenting Shares), (b) determining that the terms of the Merger Agreement, the Plan of Merger, the Merger and the other Transactions are in the best interests of the Company, and (c) resolving to recommend that the Board (i) declare advisable and in the best interests of the Company the execution, delivery and performance of the Merger Agreement and the Plan of Merger, the Merger and the other Transactions, (ii) authorize and enter into (as applicable) the Merger Agreement and approve the Plan of Merger and the other Transactions on behalf of the Company, and (iii) recommend that the Company’s shareholders authorize and approve, by special resolution in accordance with Section 233(6) of the Cayman Companies Act, the Merger Agreement and the Plan of Merger, the Merger and the other Transactions, at the Company Shareholders Meeting. The Special Committee further believes that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.
In the course of reaching its determination and making its recommendation, the Special Committee consulted with the Special Committee’s own independent financial advisor and legal advisor and considered a number of factors, including, but not limited to, the following (which factors are not intended to be exhaustive and are not presented in any relative order of importance), all of which the Special Committee viewed as generally supporting its determinations and recommendation:
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Fair Value.   The Special Committee believes that the Merger Consideration represents at least (and may exceed) fair value for each Share (other than the Excluded Shares) based on the Special Committee’s overall knowledge and understanding, and information obtained by the Special Committee, regarding the Company’s businesses, operations, assets and liabilities, and its current, historical and prospective business, financial condition, results of operations, strategy and competitive position, as well as industry trends and long-term strategic goals and opportunities, including the potential impact of those factors on the trading price of the Shares (which cannot be quantified numerically. Further details supporting the determination of the fair value of the Shares is set out below.

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Transaction Premium to Market Price.   The Special Committee considered the current and historical trading prices of the Shares, including the relationship of the Merger Consideration of $20.25 per Share in cash (which amount does not give effect to the Ticking Amount, if any, that may become payable as described below) to the recent and historical trading prices of the Shares, including that the Merger Consideration represents:

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an approximate 57% premium to the thirty (30)-day trading period average daily volume-weighted average price (“VWAP”) of the Shares prior to August 11, 2026, the last full trading-day prior to the date on which the Transactions were approved by the Special Committee (the “Reference Date”);

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an approximate 48% premium to the ninety (90)-day trading period average daily VWAP of the Shares prior to the Reference Date; and

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an approximate 53% premium to the one hundred and eighty (180)-day trading period average daily VWAP of the Shares prior to the Reference Date.

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Attractive Valuation.   The Special Committee considered that the Merger Consideration provides shareholders with attractive value for their Shares based on, among other things, the current and historical market prices for the Shares, current industry conditions and the Special Committee’s familiarity with the Company’s businesses, operations, prospects, strategy, short- and long-term operating plans, and financial condition, and implied an enterprise value of the Company representing multiples of:

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approximately 14.3 times the Company’s adjusted EBITDA for the twelve-month period ended June 30, 2026 of $291 million (after adjustment for certain non-recurring items and before stock-based compensation expense); and

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approximately 12.6 times the Company’s projected adjusted EBITDA for fiscal year 2026 of $332 million (after adjustment for certain non-recurring items and before stock-based compensation expense).

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Extensive Negotiations; Highest Offer.   The Special Committee considered the extensive negotiations with Parent, and the fact that, during the course of such negotiations, Parent increased the Merger Consideration multiple times, from an initial range of $17.00 to $18.00 on July 17, 2026, to $19.00 on August 3, 2026, to $19.50 on August 10, 2026, to $20.00 on August 11, 2026, and to $20.25 later on August 11, 2026. Parent’s increase in the Merger Consideration represented an aggregate increase of approximately 16% from the midpoint of the initial range offered by Parent on July 17, 2026. The Special Committee believed that (i) as a result of such an active negotiating process, the Company obtained Parent’s “best and final” offer, and (ii) there was substantial risk of losing Parent’s final offer of $20.25 per Share in cash if the Company continued to pursue a higher price. For more information, please see the section of this Proxy Statement captioned “Special Factors — Background of the Merger”.

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Best Value Reasonably Available.   The Special Committee considered the Special Committee’s belief that (i) the Merger Consideration represents the best value reasonably available to the Company’s shareholders, when taking into consideration the likelihood of consummation of a transaction and the factors set forth under the heading “Auction Process Prior to Entry into the Merger Agreement” below, and (ii) the Merger Agreement does not preclude the Board from, in certain circumstances, considering and responding to an unsolicited Acquisition Proposal (as defined in the section of this Proxy Statement captioned “Proposal 1: The Merger Proposal — Go-Shop Period; No Solicitation of Acquisition Proposals”) made after the expiration of the go-shop period and before receipt of the Company Shareholder Approval.

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Certainty of Value.   The Special Committee considered that the Merger Consideration is payable solely in cash, which provides certainty of value and immediate liquidity at Closing to the holders of Shares (other than the holders of Excluded Shares and Dissenting Shares), eliminating the long-term business and execution risk and uncertainty associated with the Company continuing as a standalone company.

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Potential Strategic Alternatives.   The Special Committee considered its determination that the Merger Consideration is more favorable to the shareholders of the Company than the potential value that would reasonably be expected to result from the continuation of the Company in the short- and long-term as an independent enterprise, as assessed based on its historical results of operations, financial prospects and financial condition and other strategic and financial alternatives reasonably available, including potential expansion opportunities, such as into new business lines, in each case, taking into account execution risks, including as a result of the Company having minimal recent experience effecting acquisitions and integrating acquired companies, as well as business, competitive, financial, industry, legal, market and regulatory considerations.

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Auction Process in Connection with the Entry into the Merger Agreement.   The Special Committee considered the auction process undertaken by Morgan Stanley and management of the Company prior to the Company’s entry into the Merger Agreement, which included outreach to 13 potential bidders, including 12 financial sponsor bidders and one strategic bidder. This outreach had resulted in confidentiality agreements being entered into with eight potential bidders and management conducting meetings with six of those bidders. Following such process, the Special Committee determined that (i) no alternative party was likely to enter into a potential transaction at a comparable price and with the same likelihood of consummation as the transaction proposed by Parent on the timeline proposed by Parent, (ii) continuing such auction process before signing a definitive agreement would result in various additional risks, including in respect of the increased possibility of market rumors and the potential impact of market rumors on the Company’s management, employees and other constituencies, and (iii) notwithstanding the conclusion of the pre-signing auction process, the Merger Agreement provided the Company with the right, with the assistance of its financial advisors and other representatives, to solicit and engage in negotiations with respect to alternative acquisition proposals from Excluded Persons during a forty (40)-day go-shop period following the execution of the Merger Agreement.

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In reaching these determinations, the Special Committee considered that (i) the evening prior to the Company’s execution of the Merger Agreement, the one strategic bidder that remained active in the process (Party K) had indicated to Morgan Stanley that it would not submit an acquisition proposal providing for Merger Consideration in excess of $20.00 per Share in cash while also inquiring as to whether any definitive Merger Agreement with other bidders would contain a “go-shop” provision, (ii) Parent had indicated throughout its discussions with the Company that it was unwilling to continue discussions regarding a potential transaction following the Company’s release of its financial results for the second quarter of 2026, which limited the time available to the Special Committee to continue the auction process prior to the execution of a definitive agreement, and (iii) the pre-signing auction process had only produced one credible bidder that had indicated to the Company that it would withdraw its bid if the process continued beyond the release of second quarter 2026 financial results. For more information, please see the sections of this Proxy Statement captioned “Special Factors — Background of the Merger” and “— Loss of Opportunity” below.
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Financial Analysis and Opinion of Morgan Stanley.   The Special Committee considered the financial analysis reviewed and discussed with the Board by representatives of Morgan Stanley at the meeting of the Board held on August 13, 2026, in which members of the Special Committee participated, and the oral opinion of Morgan Stanley, which was subsequently confirmed by a written opinion on the same date, that, as of August 13, 2026, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in Morgan Stanley’s opinion, the Merger Consideration to be received by the holders of the Shares (other than the MS Excluded Holders) in the Merger was fair, from a financial point of view, to such holders, as more fully described in the section of this Proxy Statement captioned “Special Factors — Opinion of the Company’s Financial Advisor” and the full text of the opinion, which is attached as Annex B-2 to this Proxy Statement.

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Financial Analysis and Opinion of Houlihan Lokey.   The Special Committee considered the financial analysis reviewed by Houlihan Lokey and the oral opinion of Houlihan Lokey, which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated August 13, 2026, that, as of August 13, 2026, and based upon and subject to the procedures followed, assumptions made, factors considered and qualifications and limitations on the review undertaken as described in Houlihan Lokey’s written opinion, the Merger Consideration to be received by the holders of the Shares, other than the HL Excluded Persons, in the Merger pursuant to the Merger Agreement was fair to such holders from a financial point of view. For additional information, please see the section of this Proxy Statement captioned “Special Factors — Opinion of the Special Committee’s Financial Advisor” and the full text of the opinion, which is attached as Annex B-1 to this Proxy Statement.

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Potential Benefits of the Merger.   In addition to the attractive value provided to the Company’s shareholders, the Special Committee considered that the transaction removed from shareholders the risk that the public markets would continue to undervalue the Company compared to its peer group. The Special Committee noted that despite the Company’s performance, its trading multiples were below those of the Company’s peer firms. The Special Committee considered management’s assessment that the complexity of the Company’s business made it challenging for the Company to close that gap simply through continued performance or investor education. In addition, the Special Committee identified certain execution risks in potential strategies to simplify the Company’s business to aid investor understanding. The Special Committee believes that as a privately-held entity, the Company’s management could implement long-term business strategies without the pressures created by the public equity market’s emphasis on short-term period-to-period financial performance, and a sale at a premium would compensate shareholders for a portion of the potential long-term upside.

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Negotiation of Ticking Fee and Extended Termination Date.   The Special Committee believed that the Merger Agreement contained several mitigants to the risks associated with the potentially lengthy process to obtain insurance regulatory approvals in connection with the Transactions, including (i) an extended Termination Date comprising an initial 12-month period to obtain regulatory approvals and a further 3-month extension if such regulatory approvals had not been received by such date but all other conditions to Closing had been satisfied, and (ii) a “ticking fee” intended to address unforeseen delays in obtaining such insurance regulatory approvals, pursuant to which, if the Closing occurs on or after the Ticking Amount Start Date, each holder of Shares will be entitled to receive an additional cash amount equal to $0.00333 per Share for each calendar day elapsed after the Ticking Amount Start Date through and including the Ticking Amount End Date (the “Ticking Amount”),

which Ticking Amount, if any, will be paid in addition to the Merger Consideration of $20.25 per Share. The Special Committee considered the fact that the Company had extensively negotiated the Ticking Amount from an annualized rate of 4%, as originally proposed by Parent on August 10, 2026, up to an annualized rate of 6% in the definitive Merger Agreement. For more information, please see the section of this Proxy Statement captioned “Proposal 1: The Merger Proposal — Ticking Amount.”
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Certainty of Closing.   The Special Committee considered its belief that the Merger has a high likelihood of being completed in a timely manner and in accordance with the terms of the Merger Agreement based on, among other things:

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the absence of any financing condition in the Merger Agreement;

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the reputation, acquisition experience and financial resources of Parent and its ability to fund the aggregate Merger Consideration;

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the limited number and nature of the conditions to the consummation of the Merger, and the likelihood of satisfying such conditions, which the Special Committee believed were reasonable, customary and limited in scope (for more information, please see the section of this Proxy Statement captioned “Proposal 1: The Merger Proposal — Conditions to the Consummation of the Merger”);

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the commitment made by Parent to the Company to use reasonable best efforts to obtain required regulatory approvals and clearances, subject to certain limitations (for more information, please see the section of this Proxy Statement captioned “Proposal 1: The Merger Proposal — Regulatory Approvals; Antitrust and Insurance Matters”); and

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the Company’s ability, subject to the terms of the Merger Agreement and the Equity Commitment Letter, to pursue remedies that include specific performance and equitable relief to prevent breaches of the Merger Agreement by Parent or Merger Sub and to specifically enforce the terms of the Merger Agreement and certain terms of the Equity Commitment Letter.

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Additional Transaction Terms.   The Special Committee considered the terms of the Merger Agreement and the related agreements, including the review by the Special Committee with its legal counsel of, and advice received from such counsel on, the structure of the contemplated transactions and financial and other terms of the Merger Agreement and the related agreements, including:

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the Company’s right, subject to certain conditions and limitations set forth in the Merger Agreement, to actively solicit offers with respect to alternative acquisition proposals with any Excluded Person during a forty (40)-day go-shop period immediately following execution of the Merger Agreement (for more information, please see the section of this Proxy Statement captioned “Proposal 1: The Merger Proposal — Go-Shop Period; No Solicitation of Acquisition Proposals”);

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the Company’s right, subject to certain conditions and limitations set forth in the Merger Agreement, prior to the receipt of the Company Shareholder Approval, to respond to and negotiate unsolicited Acquisition Proposals made after the expiration of the go-shop period (for more information, please see the sections of this Proxy Statement captioned “Proposal 1: The Merger Proposal — Go-Shop Period; No Solicitation of Acquisition Proposals” and “Proposal 1: The Merger Proposal — Adverse Recommendation Changes and Alternative Acquisition Agreements”);

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the Board’s ability to make an Adverse Recommendation Change and to terminate the Merger Agreement in order to enter into an Acquisition Agreement with respect to a Superior Proposal (in each case as defined in the sections of this Proxy Statement captioned “Proposal 1: The Merger Proposal — Go-Shop Period; No Solicitation of Acquisition Proposals” and “Proposal 1: The Merger Proposal — Adverse Recommendation Changes and Alternative Acquisition Agreements”), in each case, subject to certain conditions and limitations set forth in the Merger Agreement, including paying Parent the Company Termination Fee;

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the fact that the Special Committee believed that the Company Termination Fee, which is equal to 1.25% of implied equity value if the Company terminates the Merger Agreement to enter into a Superior Proposal with an Excluded Person, and a Company Termination Fee equal to 3% of implied equity value in all other cases, is reasonable, within or lower than market averages for such fees payable in comparable transactions, and not preclusive of, or a substantial impediment to, a third party making an Acquisition Proposal (for more information, please see the section of this Proxy Statement captioned “Proposal 1: The Merger Proposal — Adverse Recommendation Changes and Alternative Acquisition Agreements”);
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the fact that, if the Merger Agreement is terminated prior to the consummation of the Merger in certain circumstances relating to the failure to obtain required regulatory approvals or clearances, Parent will be required to pay the Company the Parent Termination Fee subject to and in accordance with the terms of the Merger Agreement;

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the fact that Parent and Merger Sub had already obtained committed equity financing for the Transactions, the limited number and nature of the conditions to the equity financing and the obligation of Parent to use reasonable best efforts to consummate the equity financing;

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the Company’s ability, under circumstances specified in the Merger Agreement, to seek specific performance of Parent’s obligation to cause, and pursuant to the Equity Commitment Letter, to seek specific performance to directly cause, the equity financing sources to fund their contributions as contemplated by the Merger Agreement and the Equity Commitment Letter;

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the fact that the consummation of the Merger is subject to the adoption of the Merger Agreement by the Company’s shareholders, who will have the opportunity to adopt or reject the Merger Agreement;

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the initial Termination Date of August 13, 2027, with an available extension (if necessary) to November 13, 2027, as set forth in the Merger Agreement relating to the failure to obtain required regulatory approvals or clearances, allowing for time that the Special Committee believed to be sufficient to consummate the Merger;

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the terms of the Merger Agreement provide the Company with sufficient operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the Merger or the termination of the Merger Agreement;

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the fact that, taken as a whole, the terms of the Merger Agreement, including the respective representations, warranties, covenants and termination rights and fees of the Company and Parent, as finally negotiated are reasonable and customary; and

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the fact that the Special Committee and the Company’s management, in coordination with the Company’s legal and financial advisors, negotiated with Parent on an arm’s-length basis, including with respect to price and other terms and conditions of the Merger Agreement.

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Loss of Opportunity.   The Special Committee considered the timing of the Merger and the risk that if the Company did not accept Parent’s offer now, the Company may not have another opportunity to do so or to pursue an opportunity offering the same or better value with a comparable level of closing certainty in the near future. The Special Committee also considered Parent’s position that Parent’s offer of $20.25 per Share in cash, together with the Ticking Amount, if any, was its best and final offer, and that Parent had indicated throughout its discussions with the Company that it was unwilling to continue discussions regarding a potential transaction following the Company’s release of its financial results for the second quarter of 2026 (as described in the section of this Proxy Statement captioned “— Background of the Merger”), and that Parent had been the most engaged potential bidder throughout the Special Committee’s process and the only potential bidder that submitted an offer. From October 2025 through the Reference Date, the Company’s closing stock price had never reached $20.25 and had traded within a range of $10.26 to $17.25.

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Dissenters’ Rights.   The Special Committee considered the availability of dissenters’ rights under Section 238 of the Cayman Companies Act to the holders of Shares, other than the holders of Excluded Shares, who comply with all of the required procedures under Section 238 of the Cayman Companies Act for exercising dissenters’ rights, which provides such holders with an opportunity to have the Grand Court of the Cayman Islands determine the fair value of their Shares, which may be determined to be more than, less than or the same as the amount such shareholders would have received under the Merger Agreement.
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Public Company Costs.   In the absence of the Merger, the Company would continue to incur significant expenses by remaining a public company, including legal, accounting, transfer agent, printing and filing fees, and that those expenses could adversely affect the Company’s financial performance and the value of the Shares.

The Special Committee also considered a number of factors relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Merger and to permit the Special Committee to represent effectively the interests of the Unaffiliated Security Holders. The Special Committee believes these factors support its determinations and recommendations and provide assurance of the procedural fairness of the Merger to the Company’s shareholders unaffiliated with ACP:
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Independence.   The Special Committee consists solely of directors of the Company who are independent (for purposes of serving on the Special Committee) and not affiliated with, and are independent of, the Rollover Shareholders, and who are not officers or employees of the Company, and who are independent and disinterested with respect to the Merger and the other Transactions, in each case other than as discussed in the section of this Proxy Statement captioned “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger”.

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Independent Advice.   The Special Committee selected and engaged its own independent legal advisor and financial advisor and received the advice of such advisors throughout its review, evaluation and negotiation of the Merger and the other Transactions.

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Full Knowledge.   The Special Committee made its evaluation of a potential strategic transaction involving the Company based upon the factors discussed in this Proxy Statement and believed it was fully informed about the extent to which the interests of the Rollover Shareholders in the Merger differed from those of the Company’s other shareholders.

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Negotiating Authority and Procedural Safeguards.   The resolutions of the Board forming the Special Committee granted it with broad authority to oversee all aspects of the negotiations with potential acquirers and to determine whether or not to recommend pursuing any transaction to the Board. The Special Committee adopted certain procedures at the outset of the strategic review process that set forth certain process rules applicable to senior management and the Board (including its members affiliated with Altamont) and its financial advisor and legal counsel, and were intentionally structured to ensure that the Special Committee and its advisors would oversee the strategic review process. In accordance with such procedures, (1) senior management, the Board (including its members affiliated with Altamont), representatives of Altamont, and the Board’s financial advisor and legal advisor regularly consulted with the Special Committee to receive direction with respect to the strategic review process, (2) members of senior management, the Board (including its members affiliated with Altamont), and representatives of Altamont followed the Special Committee’s directives with respect to discussions, presentations, negotiations and communications with potential bidders, and (3) the Special Committee’s financial advisor attended and monitored discussions between management of the Company or representatives of Altamont, on the one hand, and any of the bidders, on the other hand, and reported the subject matter of such discussions directly to the Special Committee.

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Prior Special Committee Recommendation Required.   Pursuant to the resolutions of the Board forming the Special Committee, the Board was not permitted to approve any potential acquisition of the Company (including a potential acquisition of the Company that also included a transaction or series of transactions in which one or more significant shareholders of the Company had an interest that was in addition to, and/or different from, the interests of the Company’s shareholders as a whole) or recommend for approval any such transaction by the Company’s shareholders without a prior favorable recommendation of the transaction by the Special Committee.

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No Obligation to Recommend.   The Special Committee had no obligation to recommend to the Board the approval of the Merger or any other transaction and had the authority to reject any proposals made.

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Active Involvement and Oversight.   The Special Committee (i) actively oversaw the negotiation process, and (ii) was provided with full access to the Company’s management and its advisors in connection with the evaluation process.

In the course of reaching its determinations and making its recommendations, the Special Committee also considered countervailing factors, uncertainties and risks concerning the Merger Agreement and the Merger, including the following (which factors are not intended to be exhaustive and are not presented in any relative order of importance):
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No Shareholder Participation in Future Growth or Earnings.   The Special Committee considered the fact that (i) the Company will no longer exist as an independent publicly-traded company, and (ii) the nature of the Merger as a cash transaction means that the Company’s shareholders (except for the Rollover Shareholders) will forego any potential future increase in its value as a separate public company that might result from its possible growth and future prospects in the absence of a transaction. The Special Committee considered the other potential alternative strategies available to the Company as a stand-alone public company, which, despite significant uncertainty, had the potential to result in a more successful and valuable company.

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Limitations on the Go-Shop Period.   The Special Committee considered that the Company’s right to solicit alternative acquisition proposals during the forty (40)-day go-shop period was limited to Excluded Persons, consisting of third parties that had entered into an acceptable confidentiality agreement within the six-month period prior to the date of the Merger Agreement, and accordingly did not permit the Company to solicit alternative acquisition proposals from, provide nonpublic information to, or engage in discussions with, any other third party during such period, subject to certain conditions and limitations set forth in the Merger Agreement, prior to the receipt of the Company Shareholder Approval, to respond to and negotiate unsolicited Acquisition Proposals made after the expiration of the go-shop period.

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No-Shop Restrictions.   The Special Committee considered the restrictions in the Merger Agreement on the Company’s ability to solicit competing transactions following expiration of the go-shop period (subject to certain exceptions to allow the Board to exercise its fiduciary duties to negotiate with parties who submit an unsolicited Acquisition Proposal).

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Risk Associated with Failure to Consummate the Merger.   The Special Committee considered the possibility that the Merger might not be consummated, and if it is not consummated, that: (1) the Company’s directors, management team and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of the Company during the pendency of the Merger; (2) the Company will have incurred significant transaction and other costs; (3) the Company’s continuing business relationships with customers, business partners and employees may be adversely affected, which could include the loss of key personnel; (4) the trading price of the Class A Shares could be adversely affected; (5) the contractual and legal remedies available to the Company in the event of the breach or termination of the Merger Agreement may be insufficient, costly to pursue, or both; (6) the failure of the Merger to be consummated could result in an adverse perception among the Company’s customers, potential customers, employees and investors about the Company and its prospects; and (7) the possibility that, as a result of the termination of the Merger Agreement, possible acquirers may consider the Company to be an unattractive acquisition candidate.

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Long Termination Date.   The Special Committee considered the fact that the Termination Date is as late as November 13, 2027 (if extended) and the shareholders could be asked to vote on the proposal to adopt the Merger Agreement well in advance of the Closing, after which, if the Company Shareholder Approval is received, the Board would no longer have the ability to consider and respond to competing Acquisition Proposals or terminate the Merger Agreement to accept a Superior Proposal.

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Impact of Announcement on the Company.   The Special Committee considered the possible negative effects of the Merger and public announcement of the Merger, including on the Company’s business, financial performance, operating results and share price and the Company’s relationships with customers, suppliers, distributors, commercial partners, management and employees.

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No Majority-of-the-Minority Shareholder Voting Requirement.   The Special Committee considered that the consummation of the Merger is not subject to separate approval by a majority of the Company’s shareholders excluding the Rollover Shareholders. The Special Committee also noted, however, that the “majority of the minority” voting requirement is not customary in going-private transactions involving Cayman Islands companies.

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Pre-Closing Covenants.   The Special Committee considered the fact that the Merger Agreement imposes restrictions on the conduct of the Company’s business prior to Closing, including the requirement that the Company use commercially reasonable efforts to conduct its business in the ordinary course of business in all material respects and subject to specified limitations, which may adversely affect the Company’s business in the event the Merger is not consummated (including by delaying or preventing the Company from pursuing business opportunities that may arise or precluding actions that would be advisable if the Company were to remain a separate public company).

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Company Termination Fee.   The Special Committee considered the requirement that the Company pay Parent the Company Termination Fee, which is equal to 1.25% of implied equity value, if the Company terminates the Merger Agreement to enter into a Superior Proposal with an Excluded Person, and a Company Termination Fee equal to 3% of implied equity value in all other cases, including if the Company terminates the Merger Agreement in order to enter into an Acquisition Agreement with respect to a Superior Proposal or if Parent terminates the Merger Agreement following an Adverse Recommendation Change (for more information, please see the section of this Proxy Statement captioned “Proposal 1: The Merger Proposal — Adverse Recommendation Changes and Alternative Acquisition Agreements”). The Special Committee considered the potentially discouraging impact that this termination fee could have on a third party’s interest in making an unsolicited competing Acquisition Proposal to acquire the Company.

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Management Attention.   The Special Committee considered the risk that the contemplated transaction may divert management focus and resources from operating the Company’s business, as well as from other strategic opportunities.

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Expenses.   The Special Committee considered the substantial transaction expenses to be incurred in connection with the Merger and the negative impact of such expenses on the Company’s cash reserves and operating results should the Merger not be completed.

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Regulatory Risks.   The Special Committee considered the possibility that regulatory agencies may delay, object to, challenge or seek to enjoin the Merger, or may seek to impose terms and conditions on their approvals that are not acceptable to Parent, notwithstanding its obligations under the Merger Agreement.

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Tax Consequences.   The Special Committee considered the fact that the Merger Consideration consists solely of cash and is therefore likely taxable to the Company’s shareholders that are U.S. persons for U.S. federal income tax purposes.

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Litigation.   The Special Committee considered the risk of potential litigation relating to the Merger that could be instituted against the Company and/or its directors and officers, and the potential effects of any outcomes related thereto, including potential management distraction and expenses that could result from such litigation.

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Satisfaction of Closing Conditions.   The Special Committee considered the fact that there can be no assurance that all conditions to the obligations of the Company and Parent to consummate the Merger will be satisfied or, if permissible, waived, including:

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the fact that there can be no assurances that the Company Shareholder Approval will be received;

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the fact that the Closing of the Merger requires receipt of regulatory approvals and clearances, which may not be received at all or in a timely manner; and

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the possibility of the occurrence of a Material Adverse Effect, the non-occurrence of which is a condition to Parent’s and Merger Sub’s obligations to consummate the Merger.

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Director and Officer Interests.   The Special Committee considered the fact that certain of the Company’s directors and executive officers have interests in the Merger that may be deemed to be different from, or in addition to, those of the Company’s other shareholders generally, as further described in this Proxy Statement in the section captioned “Special Factors — Interests of the Company’s Executive Officers and Directors in the Merger.”
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Interests of Certain Significant Shareholders in the Merger.   The ACP Rollover Holder and the other Rollover Shareholders will participate in the transaction through an equity rollover or reinvestment of a portion of their equity interests in the Company. As a result, the ACP Rollover Holder and the other Rollover Shareholders will be able to participate in the future growth or earnings of the post-closing company with respect to that portion of their equity that they are rolling over or reinvesting in the post-closing entity.

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Voting Obligations of Certain Significant Shareholders.   Each of the ACP Shareholders is party to a voting and support agreement with the Company and Parent, pursuant to which it agreed to, among other things, vote in favor of the adoption of the Merger Agreement, subject to the terms and conditions set forth therein.

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Other Risks.   The Special Committee considered other risks and uncertainties of the nature identified in the section of this Proxy Statement captioned “Cautionary Note Regarding Forward-Looking Statements” and in the Company’s filings with the SEC, including the risks set forth in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent filings the Company has filed or will file with the SEC. For more information, please see the section of this Proxy Statement captioned “Where You Can Find More Information.”

After taking into account the factors set forth above, as well as others, the Special Committee concluded that the uncertainties, risks and potentially negative factors relevant to the Merger Agreement and the Merger were outweighed by the potential benefits of the Merger Agreement and the Merger.
The Special Committee notes that the opinion delivered by Houlihan Lokey addresses the fairness, from a financial point of view, to the holders of Shares, other than the HL Excluded Persons. The Company’s director and officer shareholders (other than those that are Rollover Shareholders) are treated in the same way as the Company’s Unaffiliated Security Holders in connection with the Merger and will receive the Merger Consideration for their Shares held in the Company. Therefore, the Special Committee does not believe the inclusion of these director and officer shareholders in the Houlihan Lokey opinion affects its ability to rely on the Houlihan Lokey opinion as one of the factors based on which the Special Committee determines that the Merger is fair to the Unaffiliated Security Holders. However, the Special Committee has not made any determination, nor does it intend to express any view, as to the fairness of the Merger to any shareholder who is an affiliate of the Company.
The Board
At a meeting held on August 13, 2026, the members of the Board participating in the vote, acting upon the affirmative recommendation of the Special Committee, unanimously adopted resolutions (with Mr. Lee-Smith, who attended the meeting by telephone in listen-only mode from outside the United Kingdom and abstained from voting given the Company’s UK tax residence), pursuant to which the Board (a) determined the terms of the Merger are fair and reasonable to the Company and the Unaffiliated Security Holders, (b) determined that the Merger Consideration constitutes at least (and may exceed) fair value for each Share (other than the Excluded Shares and Dissenting Shares) under Cayman Islands law, (c) determined that the terms of the Merger Agreement, the Plan of Merger, the Merger and the other Transactions are in the best interests of the Company and the Unaffiliated Security Holders, (d) approved and declared advisable the execution, delivery and performance of the Merger Agreement and the Plan of Merger, the Merger and the other Transactions, (e) determined to recommend that the Company’s shareholders vote in favor of the authorization and approval (as applicable) of the Merger Agreement and the Plan of Merger, the Merger and the other Transactions, at the extraordinary general meeting, and (f) determined that the Merger Agreement and the other Transactions, on the terms set out in the Merger Agreement and the Equity Commitment Letter (as defined below) (the “Transaction Documents”), are compliant with the articles of association of the Company.

In addition, the Board, on behalf of the Company, believes, based on the factors described below, that the Merger is substantively and procedurally fair to the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.
In the course of reaching its determination and making its recommendations, the Board considered the following material factors and countervailing factors (which factors are not intended to be exhaustive and are not presented in any relative order of importance):
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Special Committee Recommendation.   The Board considered the Special Committee’s analysis (as to both substantive and procedural aspects of the Merger), conclusions and unanimous determination, which the Board adopted as its own, that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of the Company and the Unaffiliated Security Holders. The Board also considered the Special Committee’s unanimous recommendation that the Board approve and adopt the Merger Agreement and the Transactions, including the Merger. In considering the Special Committee’s analyses and recommendation, the Board reviewed and discussed information with respect to the Company’s financial condition, results of operations, businesses, competitive position and business strategy, on a historical and prospective basis, as well as current industry, economic and market conditions and trends, and discussed the Special Committee’s recommendation with the representatives of the Special Committee and the independent financial advisor of the Special Committee. The Board also considered the financial analyses prepared and presented by Houlihan Lokey, the independent financial advisor to the Special Committee, as more fully summarized under the caption “Special Factors — Opinion of the Special Committee’s Financial Advisor”.

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Procedural Safeguards.   The Board considered the procedural safeguards implemented by the Company in an effort to ensure the fairness of the Merger and the Transactions contemplated by the Merger Agreement, including that (1) the Merger Agreement was negotiated under oversight by the Special Committee, which consists solely of independent (for purposes of serving on the Special Committee) directors who are not affiliated with, and are independent of, any of the potential counterparties to a potential acquisition of the Company (including the Rollover Shareholders), who are not officers or employees of the Company, and who were otherwise disinterested and independent with respect to a potential acquisition of the Company (including a potential acquisition of the Company that includes a transaction or series of transactions in which one or more significant shareholders of the Company have an interest that is in addition to, and/or different from, the interests of the Company’s shareholders as a whole), other than as discussed in this Proxy Statement in the section captioned “Special Factors — Interests of the Company’s Executive Officers and Directors in the Merger;” (2) the Special Committee had the authority to select and engage, and was advised by, its own independent legal and financial advisors; and (3) the Special Committee was authorized, in its sole discretion, to terminate any and all negotiations concerning the Merger or any other potential acquisition of the Company at any time and to determine to recommend not to pursue the Merger or any such other transaction.

•
Other Factors Considered by the Special Committee.   The Board considered the other material factors and countervailing factors considered by the Special Committee and listed above.

The Board concluded that the uncertainties, risks and potentially negative factors relevant to the Merger Agreement and the Merger were outweighed by the potential benefits of the Merger Agreement and the Merger.
The foregoing discussion of the information and factors considered by the Special Committee and the Board is not intended to be exhaustive and includes only the material factors considered. In light of the variety of factors considered by the Special Committee and by the Board and the complexity of these factors, neither the Special Committee nor the Board found it practicable to, and did not, quantify, rank or otherwise assign any relative or specific weights, ranks or values to any of the foregoing factors in reaching their respective determinations and recommendations. Moreover, each member of the Special Committee and of the Board applied his or her own personal business judgment to the process and may have assigned different relative weights, ranks or values to the foregoing factors. Neither the Special Committee nor the Board undertook to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate respective determination and recommendation. The Special Committee and the Board based their respective determinations, recommendations and approvals, where applicable, on the totality of the information presented to, and considered by, the Special Committee and the Board, respectively.
In the course of evaluating the Merger Agreement and the Transactions, including the Merger, and making the decisions, determinations and recommendations described above (as applicable), the Board and the Special Committee did not specifically consider the liquidation value of the Company because they (i) believed the Company to be a viable, going concern and that any prospective acquirer of the Company, including Parent, would continue to operate the Company as a going concern following the consummation of such transaction; (ii) believed that liquidation sales generally result in proceeds substantially less than sales of a going concern; and (iii) considered determining a liquidation value to be impracticable given the significant execution risk involved in any breakup of the Company. Further, the Board and the Special Committee did not consider the Company’s net book value, which is an accounting concept, as a factor because they believed that (i) net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of the historical cost basis of the net assets of the Company; (ii) the Company’s value is derived from the cash flows anticipated to be generated from its continuing operations, including revenues the Company is projected to realize from the commercialization of its products and services, rather than from the value of assets that might be realized from net book value, and (iii) net book value does not take into account the prospects of the Company, market conditions, trends in the industry in which the Company operates or the business risks inherent in the industry.
In addition, the Board and the Special Committee did not seek to establish a pre-Merger going concern value for the Company as such. Rather, the Board and the Special Committee believed that the financial analyses presented by Houlihan Lokey and Morgan Stanley, as more fully summarized under the caption “Special Factors — Opinion of the Special Committee’s Financial Advisor” and “Special Factors — Opinion of the Company’s Financial Advisor”, on which the Special Committee relied in making its recommendation to the Board, and on which the Board relied, respectively, represented potential valuations of the Company as it continues to operate its business. The Board and the Special Committee considered each of the analyses performed by Houlihan Lokey and Morgan Stanley in the context of the opinion provided by Houlihan Lokey and Morgan Stanley as well as various additional factors, as discussed above.
In considering the determinations and recommendations of the Special Committee and the Board (acting on the recommendation of the Special Committee), the Company’s shareholders should be aware that certain of the Company’s directors and executive officers, as well as certain Rollover Shareholders, may have interests with respect to the Transactions that may be in addition to, or that may be different from, the interests of the other shareholders generally, as described in the section of this Proxy Statement captioned “Special Factors — Interests of the Company’s Executive Officers and Directors in the Merger.” The members of the Special Committee and the Board were aware of these interests and considered them, among others, in reaching their determinations and recommendations to adopt the Merger Agreement and approve the Merger and the other Transactions, and to make their recommendations to the Board and the Company’s shareholders, as applicable.
The explanation of the reasons and reasoning set forth above contains forward-looking statements that should be read in conjunction with the section of this Proxy Statement captioned “Cautionary Note Regarding Forward-Looking Statements.”
The Company is not aware of any firm offers made by any other person, other than Parent, during the past two years for (i) the merger or consolidation of the Company with or into another company, or vice versa; (ii) the sale or other transfer of all or any substantial part of the assets of the Company; or (iii) a purchase of the Company’s securities that would enable the holder to exercise control of the Company.
Position of the Participants as to the Fairness of the Merger
Under the SEC rules governing going-private transactions, each Participant is required to express their belief as to the fairness of the Merger to the Unaffiliated Security Holders.
Each Participant is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Participants as to the fairness of the Merger are not intended to be and should not be construed as a recommendation to any shareholder as to how that shareholder should vote on the proposal to authorize and approve (as applicable) the Merger Agreement and the Plan of Merger and the consummation of the Transactions, including the Merger. The Participants have interests in the Merger that are different from, and/or in addition to, those of the other shareholders of the Company by virtue of their continuing interests in the Surviving Company after the completion of the Merger. These interests are described under the section entitled “Special Factors — Interests of the Participants in the Merger” beginning on page 95.
The Participants believe that the interests of the Unaffiliated Security Holders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement with the assistance of its independent legal and financial advisors. Although Keoni Schwartz, Co-Founder and Managing Partner of ACP, and Sam Gaynor, Managing Director of ACP, are members of the Board, they are not members of the Special Committee, and neither they nor the Participants participated in the deliberations of the Special Committee regarding, and did not receive any advice from the Special Committee’s independent legal or financial advisors as to, the fairness of the Merger to the Unaffiliated Security Holders. Furthermore, the Participants did not themselves undertake a formal evaluation of the fairness of the Merger. No financial advisor provided the Participants with any analysis or opinion with respect to the fairness of the Merger Consideration or the Per Share Closing Amount to the Unaffiliated Security Holders.
Based on their knowledge and analysis of available information regarding the Company, as well as discussions with the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the Special Committee and the Board discussed under the section entitled “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board” beginning on page 48 (which analyses and resulting conclusions the Participants adopt), the Participants believe that the Merger is substantively fair to Unaffiliated Security Holders based on, among other things, the following factors, which are neither exhaustive nor listed in any relative order of importance:
•
the current and historical market prices of the Class A Common Shares, including the market performance of the Class A Common Shares relative to those of other participants in the Company’s industry and general market indices, and the fact that the Merger Consideration of $20.25 represents a 49% premium to the closing price of $13.61 per Class A Common Share as quoted by NYSE on August 12, 2026, the last trading day immediately prior to the execution of the Merger Agreement and a premium of approximately 54% over the 180-day volume-weighted average closing price of $13.13 per Class A Common Shares prior to the execution of the Merger Agreement;

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the Company’s Shares traded as low as $9.18 per Share during the 52-week period prior to the execution of the Merger Agreement;

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the Special Committee’s view that the $20.25 per share that holders of Shares will receive in the Merger was more favorable to Unaffiliated Security Holders on a risk-adjusted basis than the potential value that might result from other alternatives reasonably available to the Company, including continuing to execute on the Company’s strategic plan as a standalone public company;

•
the members of the Special Committee are not officers or employees of the Company, are not affiliated with any of the Participants and do not have any interests in the Merger different from, or in addition to, those of the Unaffiliated Security Holders, other than the members’ receipt of Board compensation, and Special Committee compensation (which is not contingent upon the completion of the Merger or the Special Committee’s or the Board’s recommendation and/or authorization and approval of the Merger) and their indemnification and liability insurance rights under their respective indemnification agreements entered into with the Company and under the Merger Agreement;

•
without adopting the opinion of Morgan Stanley or its related analyses and discussion, and notwithstanding that the Participants may not rely, and have not relied, upon the opinion provided by Morgan Stanley to the Board, the Board received an opinion from Morgan Stanley to the effect that, as of August 13, 2026, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the Merger Consideration to be received by the holders of the Shares (other than the MS Excluded Holders) in the Merger was fair, from a financial point of view, to such holders;

•
without adopting the opinion of Houlihan Lokey or its related analyses and discussion, and notwithstanding that the Participants may not rely, and have not relied, upon the opinion provided by Houlihan Lokey to the Special Committee, the Special Committee received an opinion from Houlihan Lokey to the effect that, as of August 13, 2026, and based upon and subject to the procedures followed, assumptions made, factors considered and qualifications and limitations on the review undertaken as described in Houlihan Lokey’s written opinion, the Merger Consideration to be received by the holders of the Shares, other than the HL Excluded Persons, in the Merger pursuant to the Merger Agreement was fair to such holders from a financial point of view;

•
the Special Committee and, upon the unanimous recommendation of the Special Committee, the Board (i) determined that the Merger Agreement, the Merger and the other Transactions are advisable, fair to, and in the best interests of the Company and its Unaffiliated Security Holders, (ii) authorized and approved the execution and delivery of the Merger Agreement, the Plan of Merger and the performance by the Company of its covenants and obligations contained in the Merger Agreement and the consummation by the Company of the Transactions, (iii) approved and declared advisable the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, (iv) directed that the authorization and the adoption of the Merger Agreement and the Plan of Merger be submitted to a vote at the Special Meeting and (v) recommended that the Company’s shareholders authorize and vote in favor of adoption of the Merger Agreement and the Plan of Merger;

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the Special Committee determined that the Merger Consideration represents at least (and may exceed) fair value for each Share (other than the Excluded Shares) under Cayman Islands law;

•
the Merger is not conditioned on any financing being obtained by Parent or Merger Sub, thus increasing the likelihood that the Merger will be consummated and the Merger Consideration will be paid to the Unaffiliated Security Holders;

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the Participants belief that the likelihood of completing the Merger, which would result in the payment of the Merger Consideration (and any Ticking Amount, if applicable) to the Unaffiliated Security Holders, is high, particularly in light of (i) the fact that the Participants have agreed to vote all of their Shares in favor of the proposal to authorize and approve the Merger Agreement and the Plan of Merger, the Merger and the other Transactions and (ii) the likelihood of obtaining required regulatory approvals, including the commitment of Parent and Merger Sub to use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to obtain such approvals, subject to certain limitations set forth in the Merger Agreement;

•
the consideration to be paid to the Unaffiliated Security Holders in the Merger is all cash, allowing the Unaffiliated Security Holders to immediately realize a certain and fair value for all of their Shares;

•
the fact that the Company faced potential risks by continuing to have publicly traded common shares, including the risks of market volatility and global uncertainty along with the compliance costs and obligations imposed on the Company as a result of having publicly traded common shares;

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the Company’s ability, under circumstances, and subject to the conditions, specified in the Merger Agreement and the Equity Commitment Letter, to specifically enforce Parent and Merger Sub’s obligations under the Merger Agreement and to cause the Equity Financing to be funded as contemplated by the Merger Agreement and the Equity Commitment Letter; and

•
the fact that the Sponsor is guaranteeing the full amount of the Parent Termination Fee under the Merger Agreement, in addition to certain enforcement costs and certain other reimbursement and indemnification obligations of Parent and Merger Sub under the Merger Agreement, in each case, subject to an aggregate cap equal to $301.8 million (as further described in the section entitled “Special Factors — Financing of the Merger — Limited Guaranty” beginning on page 93).

The Participants did not establish, and did not consider, the liquidation value of the Company because the Participants consider the Company to be a viable going concern and view the trading history of the Shares as an indication of the Company’s going concern value, and, accordingly, did not believe liquidation value to be relevant to a determination as to the fairness of the Merger.
The Participants did not consider establish, and did not consider, net book value, which is an accounting concept, as a factor because it believes that net book value is not a material indicator of the value of the

Company as a going concern but rather is indicative of the historical cost basis of the Company’s net assets and therefore not a relevant measure in the determination as to the fairness of the Merger. See “Where You Can Find More Information” beginning on page 170 for a description of how to obtain a copy of the Company’s periodic reports.
The Participants did not establish, and did not consider, a going concern value for the Company as a public company to determine the fairness of the Merger Consideration to Unaffiliated Security Holders because, following the Merger, the Company will have a significantly different capital structure than prior to the Merger. However, to the extent the pre-Merger going concern value was reflected in the pre-announcement price of the Company’s Class A Common Share, the Merger Consideration of $20.25 per share represents a premium to the going concern value of the Company.
The Participants are not aware of, and thus did not consider, any offers or proposals made by any unaffiliated person during the past two years for (i) a merger or consolidation of the Company with another company, (ii) the sale or transfer of all or substantially all of the Company’s assets or (iii) the purchase of all or a substantial portion of the Shares that would enable such person to exercise control of or significant influence over the Company.
The Participants did not perform or receive any independent reports, opinions or appraisals from any third party related to the Merger, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Merger to Unaffiliated Security Holders.
The Participants believe that the Merger is procedurally fair to the Unaffiliated Security Holders based on the following factors, which are not listed in any relative order of importance:
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the consideration and negotiation of the Merger Agreement were conducted entirely under the control and supervision of the Special Committee, which consists entirely of independent directors, as such term is defined in NYSE Listed Company Manual Section 303A.02, each of whom is an outside, nonemployee director, is not affiliated with any of the Participants and was not designated or appointed to the Board by any such persons, and that no limitations were placed on the Special Committee’s authority;

•
in considering the transaction with the Participants, the Special Committee acted solely to represent the interests of the Unaffiliated Security Holders, and the Special Committee had independent control of the extensive negotiations with the Participants and their respective advisors on behalf of the Unaffiliated Security Holders;

•
the Board determined that each member of the Special Committee is disinterested with respect to the Merger and the other Transactions and all of the members of the Special Committee during the entire process were and are independent directors and free from any affiliation with any of the Participants; in addition, none of such Special Committee members is or ever was an officer or employee of the Company or any of its subsidiaries or affiliates and none of such directors has any financial interest in the Merger that is different from that of the Unaffiliated Security Holders other than the members’ receipt of Board compensation and Special Committee compensation (which are not contingent upon the completion of the Merger or the Special Committee’s or the Board’s recommendation and/or authorization and approval of the Merger) and their indemnification and liability insurance rights under their respective indemnification agreements entered into with the Company and under the Merger Agreement, which is further discussed under the section entitled “Special Factors — Interests of the Company’s Executive Officers and Directors in the Merger” beginning on page 95;

•
the Special Committee retained independent financial advisors and Cayman Islands legal counsel to assist it in negotiations with the Sponsor and in its evaluation of the Merger and the other Transactions;

•
the Special Committee was empowered to consider, attend to and take any and all actions in connection with the written proposal from the Sponsor and in connection with the Transactions from the date the Special Committee was established, and the Board was not permitted to recommend or approve any potential transaction or submit or recommend a potential transaction to the shareholders of the Company without prior favorable recommendation of such potential transaction by the Special Committee;

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the terms and conditions of the Merger Agreement were the product of extensive arm’s length negotiations between the Company and its advisors, with active oversight, supervision, and monitoring of the negotiation process by the Special Committee, on the one hand, and the Sponsor and its advisors, on the other hand;

•
the Special Committee was granted broad authority to oversee all aspects of the negotiations with potential acquirers and to determine whether or not to recommend pursuing any transaction to the Board in connection with the Merger and the other Transactions and related process;

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since the receipt of the July 17 Proposal and prior to the execution of the Merger Agreement, no party other than the Sponsor had submitted a proposal to acquire the Company;

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representatives of Morgan Stanley undertook targeted outreach to 17 potentially interested third parties selected by the Special Committee, none of whom, after considering the opportunity for a transaction with the Company and discussing it with representatives of Morgan Stanley, had determined to submit a proposal for a transaction with the Company;

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the Special Committee met regularly to consider and review the terms of the Merger Agreement and the Plan of Merger, the Merger and the other Transactions;

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the recognition by the Special Committee and the Board that it had no obligation to recommend the Merger or the other Transactions or any other proposal by the Sponsor or any other person;

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the fact that as of the date of this Proxy Statement, no member of the Company’s senior management other than Mr. Radke, Mr. Lee-Smith, Mr. O’Neill and any other Management Rollover Holders have a substantial financial interest in the Merger that is different from, or in addition to, the interests of the Unaffiliated Security Holders of the Company generally, except as described in the section of this Proxy Statement captioned “Special Factors — Interests of the Company’s Executive Officers and Directors in the Merger”;

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the right of the Company, pursuant to a go-shop period which commenced on the date of the Merger Agreement and ended at one minute prior to 12:00 a.m. Eastern time on the No-Shop Period Start Date, to solicit, initiate, encourage and facilitate Acquisition Proposals from, and provide information to and participate in discussions and negotiations with, Excluded Persons (as defined in the Merger Agreement) regarding Acquisition Proposals, and the fact that the go-shop period expired on September 22, 2026, during which, no Excluded Person communicated interest in making an Acquisition Proposal to the Company’s management team or to Morgan Stanley;

•
the recognition by the Special Committee and the Board that, under the terms of the Merger Agreement and subject to the terms and conditions therein, it has the ability to respond to, furnish information and negotiate with respect to an unsolicited bona fide Acquisition Proposal that constitutes a Superior Proposal until the Company’s shareholders vote upon and authorize and approve (as applicable) the Merger Agreement and the Plan of Merger and the consummation of the Transactions;

•
the Company’s ability, subject to compliance with the terms and conditions of the Merger Agreement, to terminate the Merger Agreement prior to the receipt of the Company Shareholder Approval in order to enter into a definitive binding Alternative Acquisition Agreement with respect to a Superior Proposal;

•
the Special Committee’s belief that the Company Termination Fee of $136.5 million that could become payable by the Company pursuant to the Merger Agreement in the event the Merger Agreement is terminated under certain circumstances described in the Merger Agreement is reasonable and would not likely deter third parties from making Acquisition Proposals that would be more favorable to the Company’s shareholders than the Merger;

•
the availability of dissenters’ rights to the Unaffiliated Security Holders who comply with all of the required procedures under the Cayman Companies Act for exercising dissenters’ rights, which allow such shareholders to receive the fair value of their Shares as determined by the Court;

•
the fact that the Special Committee and the Board were fully informed about the extent to which the interests of the Participants in the Merger differed from those of the Unaffiliated Security Holders of the Company;

•
the fact that the Merger Agreement was in fact approved by a majority of the directors of the Company who are not employees of the Company;

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the fact that, in certain circumstances under the terms of the Merger Agreement, the Special Committee and the Board are able to change, withhold, withdraw, qualify or modify their recommendation of the Merger; and

•
the fact that the Sponsor negotiated the amount of the Merger Consideration and Ticking Amount with the Special Committee.

The Participants also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the proposed Merger, including:
•
(1) the fact that the Unaffiliated Security Holders of the Company will not participate in any future earnings, appreciation in value or growth of the Company’s business and will not benefit from any potential sale of the Company or its assets to a third party in the future, and (2) the risk that the Merger might not be completed in a timely manner or at all;

•
the restrictions on the conduct of the Company’s business prior to the completion of the Merger set forth in the Merger Agreement, which may delay or prevent the Company from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of the Company pending completion of the Merger;

•
the negative effect that the pendency of the Merger, or a failure to complete the Merger, could potentially have on the Company’s business and relationships with its employees, vendors and customers;

•
the possibility that the amounts that may be payable by the Company upon the termination of the Merger Agreement, including payment to Parent of a Company Termination Fee of $136,500,000, and the processes required to terminate the Merger Agreement, including the opportunity for Parent to negotiate to make adjustments to the Merger Agreement, could discourage other potential acquirors from making a competing bid to acquire the Company; and

•
the fact that the receipt of cash by a U.S. Holder in exchange for Class A Common Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes.

The foregoing is a summary of the information and factors considered and given weight by the Participants in connection with its evaluation of the fairness of the Merger to the Unaffiliated Security Holders, which is not intended to be exhaustive, but is believed by the Participants to include certain material factors considered by it. The Participants did not find it practicable to assign, and did not assign, relative weights to the individual factors considered in reaching its conclusion as to the fairness of the Merger to the Unaffiliated Security Holders. Rather, its fairness determination was made after consideration of all of the foregoing factors as a whole.
Each of the Participants believes these factors provide a reasonable basis for its belief that the Merger is both substantively and procedurally fair to the Unaffiliated Security Holders. This belief, however, is not intended to be and should not be construed as a recommendation by the Participants to any shareholder of the Company as to how such shareholder should vote with respect to the authorization and approval (as applicable) of the Merger Agreement and the Plan of Merger, the Merger and the other Transactions.
Certain Financial Projections
Except for financial outlook with respect to the current fiscal quarter and year issued in connection with its ordinary course earnings announcements, the Company does not, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent unpredictability of the underlying assumptions, estimates and projections, especially over longer-term periods. Nevertheless, the Company has included in this Proxy Statement a summary of certain financial projections of the Company that were furnished to (1) the Special Committee, the Board, Morgan Stanley and Houlihan Lokey and (2) Thoma Bravo and each potential bidder that entered into a confidentiality agreement with the Company.

The financial projections were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC regarding forward-looking information or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or U.S. GAAP.
The financial projections and forecasts included in this Proxy Statement are forward-looking statements. They involve significant risks, uncertainties and assumptions. In compiling the projections, the Company’s management took into account historical performance, combined with estimates regarding gross written premium, revenues, gross profit, operating expenses, income from operations, net income, capital expenditures and related depreciation and amortization and changes in net working capital. Although the financial projections are presented with numerical specificity, they were based on numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time that the financial projections were prepared. This information is not, however, factual and should not be relied upon as being necessarily indicative of actual future results. In addition, factors such as industry performance, the market for our existing and new products and services, the competitive environment, expectations regarding future acquisitions or any other transaction and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of our management, may cause actual future results to differ materially from the results forecasted in these financial projections. For information on factors that may cause our future financial results to materially vary, see “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, incorporated by reference into this Proxy Statement.
The financial projections included in this document have been prepared by, and are the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying financial projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this document relates to the Company’s previously issued financial statements. It does not extend to the financial projections and should not be read to do so.
The financial projections included in this Proxy Statement are included solely to give shareholders access to certain information that was made available to the Board and Special Committee, representatives of Morgan Stanley and Houlihan Lokey, and prospective acquirers of the Company and are not included for the purpose of influencing any holders of Shares to make any investment decision with respect to the Merger, including whether or not to vote in favor of approval of the Merger Agreement or to elect not to seek appraisal for his, her or its shares.
By including in this Proxy Statement the financial projections below, neither the Company nor Parent nor any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the information contained in the financial projections. Accordingly, the financial projections should not be construed as financial guidance, nor relied on as such, and the financial projections may differ in important respects from the 2026 earnings guidance. The inclusion of the financial projections in this Proxy Statement does not constitute an admission or representation by the Company that the information contained therein is material. The financial projections reflected the opinions, estimates and judgments of the Company’s management at the time they were prepared and have not been updated to reflect any subsequent changes. NONE OF THE COMPANY, PARENT, MERGER SUB OR THOMA BRAVO OR, AFTER CONSUMMATION OF THE MERGER, THE SURVIVING COMPANY, UNDERTAKES ANY OBLIGATION, EXCEPT AS REQUIRED BY LAW, TO UPDATE OR OTHERWISE REVISE THE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION, CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS OR THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR.

Financial Projections
	H2 2026P	FY2026P	FY2027P	FY2028P	FY2029P	FY2030P
	($ in millions)
Operating revenues(1)	580	1,227	1,170	1,270	1,493	1,772
Adjusted EBITDA(2)	175	332	423	456	553	685
Adjusted Net Income(3)	128	226	224	250	307	390
Unlevered Free Cash Flow(4)	72	n/a	144	160	225	313

(1)
Operating revenues, a non-U.S. GAAP financial measure, is calculated as U.S. GAAP revenues excluding the impact of net realized and unrealized gains (losses) on investments.

(2)
Adjusted EBITDA, a non-U.S. GAAP financial measure, is calculated as EBITDA (net income (loss) less the impact of depreciation and amortization, interest expenses, income tax expenses) subtracting (i) net realized and unrealized gains (losses) on investments, (ii) stock-based compensation expense within general and administrative expenses, (iii) net foreign currency exchange gains (losses), and (iv) other expenses. “Other expenses” consist of costs related to our non-core business operations, primarily related to our global enterprise resource planning system and integrated financial reporting systems, and legal and advisory costs in connection with corporate development activities including mergers and acquisitions, capital raising activities and entity formations that support our growing business, and Mission profit sharing expenses (including periodic buy-outs of existing awards).

(3)
Adjusted Net Income, a non-U.S. GAAP financial measures, is calculated as U.S. GAAP net income (loss) excluding the impact of the following items: (i) net realized and unrealized gains (losses) on investments; (ii) stock-based compensation expense within general and administrative expenses; (iii) other expenses (as defined in footnote (2)); and (iv) the tax effect of the foregoing adjustments.

(4)
Unlevered Free Cash Flow, a non-U.S. GAAP financial measure, is calculated as Adjusted EBITDA, excluding Adjusted EBITDA from the Company’s underwriting business, subtracting (i) stock-based compensation expense, (ii) cash taxes expense and capitalized technology development costs, and (iii) other expenses.

Summary of Material Assumptions:
As discussed above, the financial projections were based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of the Company’s management. The financial projections include the following material qualitative and quantitative assumptions of Company management:
•
Operating Revenue Growth.   The Company’s operating revenues include net earned premium, commission income (both direct and ceding commissions) and net investment income. The following includes qualitative and quantitative assumptions relative to these amounts.

•
Gross Written Premiums and commissions.   The Company’s projected gross written premiums include anticipated growth in the business of the Company’s existing members and the addition of new members. The Company’s existing member business is projected to grow in line with historical trends, while new members are assumed to be added annually based on expected 2026 volumes, with premiums ramping up in accordance with historical experience. The Company’s total gross written premium is anticipated to increase by 29% in 2026 and then to moderate each year due to the Company’s increased scale with a trend to a 16% growth in 2030. The proportion of gross written premium related to third party insurers is also expected to increase over time, from 50% projected for 2026 to 66% for 2030.

•
Direct Commission and Ceding Commission Income.   The Company’s direct commission income is expected to increase over time, driven by the increase in the proportion of third-party insurers participating in the Accelerant Risk Exchange. The Company’s commission income is directly proportional to the amount of gross written premium on the exchange and averages to an 8% take-rate for non-owned or Mission members, and a 16% take rate for owned and Mission members for the 2026 to 2030 periods. The proportion of gross written premium written by independent members averaged 71%, while owned and Mission members represented the remaining 29% of revenue for the 2026 to 2030 periods. Ceding commission income is expected to moderate over the 2026 to 2030 periods as a result of the shift to a greater proportion of third-party insurers, resulting in less ceding commission income from Accelerant direct premium reinsured with third party insurers.

•
Net Investment Income.   Net investment income is projected based on the continuation of the current aggregate portfolio yield and asset allocation mix, with investment volumes increasing in line with projected net written premiums and a targeted investment rates of return ranging from 5% to 8%.

•
Adjusted EBITDA and Adjusted Net Income.   These income measures are derived from the operating revenue factors described above less various expenses. The primary expenses impacting the financial projections include net losses and loss adjustment expenses, general and administrative expenses, other expenses, and in the case of Adjusted Net Income, income tax expense. The following includes qualitative and quantitative assumptions relative to these amounts.

•
Net Losses and Loss Adjustment Expenses (LAE).   Net losses and LAE are projected based on existing insurance and reinsurance structures, informed by actuarial assessments of expected losses by region and product or line of business. New member business is modeled using a proportional mix of existing products and lines of business and standard loss ratio assumptions informed by historical experience. The expected loss ratio ranged from 51% to 52% over the 2026 to 2030 periods.

•
General and Administrative Expenses.   General and administrative expenses are based on projections that incorporate annual increases of 3% in vendor costs and 4% in salary costs, volume-driven headcount growth, and planned investments in business process improvements.

•
Other Expenses.   Other expenses include systems development costs, stock-based compensation, and legal expenses associated with acquisitions and formations. Systems development and legal expenses are projected to remain at levels generally consistent with 2026, while stock-based compensation is projected to remain at a comparable level, adjusted for annual salary cost increases.

•
Income Tax Expense.   Income tax expense is projected using an effective tax rate of 25% for 2027, with modest improvements in subsequent years reflecting anticipated tax efficiency initiatives.

•
Unlevered Free Cash Flow.   Unlevered cash flow was modeled with direct correlation to Adjusted Net Income and ranged from 64% projected in 2027 to 80% projected by 2030 of such amount. The increase in unlevered cash flow is due to the expected higher investment in the Company’s business in the early years in the forecast and then an expectation that unlevered cash flow will get closer to adjusted net income over time.

	FY2026P	FY2027P	FY2028P	FY2029P	FY2030P
	($ in millions)
Exchange Written Premium:
Accelerant	2,712	2,634	2,857	3,180	3,624
Third party	2,673	3,890	4,901	5,965	7,022
Total Exchange Written Premium	5,385	6,524	7,758	9,145	10,646
Adjusted EBITDA:
Exchange services	321	403	476	575	684
MGA operations	83	117	158	194	230
Underwriting	17	7	1	4	9
Corporate	(25)	(102)	(120)	(139)	(159)
Exclude: Realized investment gain / (loss)	(54)	—	—	—	—
Revenue and expense eliminations	(10)	(2)	(59)	(82)	(78)
Total Adjusted EBITDA	332	423	456	553	685
The following table sets forth certain speculative incremental exchange written premium and Adjusted EBITDA scenarios above the base case amounts set forth above (the “Incremental Opportunities”). The Incremental Opportunities were included in the financial projections furnished to each potential bidder that entered into a confidentiality agreement with the Company, solely for purposes of presenting a set of illustrative and hypothetical scenarios, including to depict the Company’s prospects under potential private ownership, in order to facilitate the maximization of value in possible proposals by the potential bidders. The Incremental Opportunities were illustrative and hypothetical because they assume, and would require, the implementation of new business strategies, specifically an AI-powered underwriting strategy, captive market expansion via workers’ compensation and auto expansions with third-party partners, and acquisitions of MGAs, none of which had been implemented as of the date the financial projections were prepared, and are accordingly subject to materially greater uncertainty and execution risk than the base case amounts. The Incremental Opportunities contain growth estimates and speculative assumptions that were considered far less realistic and far less likely to be achieved as compared to base case amounts, particularly for the Company’s business on a standalone basis, and therefore were not a material input in the Board’s or Special Committee’s overall analyses. Although the Incremental Opportunities were presented to the Special Committee and the Board for their review and approval, and to Houlihan Lokey and Morgan Stanley for their information and to facilitate the potential bidders’ due diligence, only the base case amounts were approved by the Special Committee and the Board for Houlihan Lokey’s and Morgan Stanley’s use and reliance. Therefore, Houlihan Lokey and Morgan Stanley relied only on the base case amounts, and not the Incremental Opportunities, for purposes of their respective financial analyses and opinions.
	FY2027P	FY2028P	FY2029P	FY2030P
	($ in millions)
Exchange Written Premium	209	517	819	1,116
Adjusted EBITDA	7	26	52	79
Certain of the prospective financial information prepared by the Company and included in the company projections may be considered non-GAAP financial measures. These non-GAAP financial measures are presented because management believes that they are useful financial indicators of the Company’s performance. The Company’s non-GAAP financial measures vary from the most comparable U.S. GAAP financial measures, as set forth in the footnotes to the tables presented above. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures. While the Company believes these non-GAAP financial measures provide meaningful information to help investors understand the operating results and to analyze the Company’s financial and business trends on a period-to-period basis, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP, are not reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation.

As such, these non-GAAP measures should not be relied upon as alternatives to results prepared and presented in accordance with U.S. GAAP. Such measures are not defined under U.S. GAAP and, accordingly, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-GAAP financial measures as used by the Company may not be comparable measurements to results reported or forecasted by other companies.
SEC rules requiring a reconciliation of a non-GAAP financial measure to a U.S. GAAP financial measure do not apply to non-GAAP financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination such as the Merger if the disclosure is included in a document such as this Proxy Statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by the Special Committee and the Board in connection with their respective evaluations of the Merger and, at the direction of the Special Committee and the Board, respectively, by Houlihan Lokey and Morgan Stanley for purposes of their respective financial analyses and opinions. Accordingly, the Company has not provided a reconciliation of the non-GAAP financial measures included in the company projections to the relevant U.S. GAAP financial measures.
Opinion of the Special Committee’s Financial Advisor
On August 13, 2026, Houlihan Lokey verbally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated August 13, 2026), as to whether the Merger Consideration to be received by the holders of Shares, other than the HL Excluded Persons, in the Merger pursuant to the Merger Agreement was fair to such holders from a financial point of view.
Houlihan Lokey’s opinion was directed to the Special Committee (in its capacity as such) and only addressed whether the Merger Consideration to be received by the holders of Shares, other than the HL Excluded Persons, in the Merger pursuant to the Merger Agreement was fair to such holders from a financial point of view and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B-1 to this Proxy Statement and describes certain of the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Board, any security holder of the Company or any other person as to how to act or vote with respect to any matter relating to the Merger.
In arriving at its opinion, Houlihan Lokey, among other things:
1.
reviewed an execution version, dated August 13, 2026, of the Merger Agreement:

2.
reviewed certain publicly available business and financial information relating to the Company that Houlihan Lokey deemed to be relevant, including certain publicly available research analyst estimates with respect to the future financial performance of the Company;

3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to Houlihan Lokey by the Company, including financial projections prepared by or discussed with the management of the Company relating to the Company for the years 2026 through 2030 as further described in the section entitled “Special Factors — Certain Financial Projections” (the “Company Forecasts”);

4.
spoke with certain members of the management of the Company regarding the business, operations, financial condition and prospects of the Company, the Merger and related matters;

5.
compared the financial and operating performance of the Company with that of other public companies that Houlihan Lokey deemed to be relevant;

6.
considered financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

7.
reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded securities, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and
8.
conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of the Company advised Houlihan Lokey, and Houlihan Lokey assumed, that the Company Forecasts reviewed by Houlihan Lokey were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company and the other matters covered thereby, and Houlihan Lokey expressed no opinion with respect to such projections or the assumptions on which they are based. Houlihan Lokey relied upon and assumed, without independent verification, that there was no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to Houlihan Lokey’s analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.
Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Merger Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Merger Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Merger or the Company that would be material to Houlihan Lokey’s analyses or its opinion. In that regard, Houlihan Lokey assumed at the Special Committee’s direction that no Ticking Amount will be paid pursuant to the Merger Agreement. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the Merger Agreement will not differ in any respect from the execution version of the Merger Agreement identified above.
Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company, Parent, or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or Parent is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or Parent is or may be a party or is or may be subject.
Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Merger, (b) negotiate the terms of the Merger, or (c) advise the Special Committee, the Board or any other party with respect to alternatives to the Merger. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Houlihan Lokey’s attention after the date of its opinion. Houlihan Lokey did not express any opinion as to the price or range of prices at which Common Shares may be purchased or sold, or otherwise be transferable, at any time.
Houlihan Lokey’s opinion was furnished for the use of the Special Committee (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to the Special Committee, the Board, the Company, any security holder or any other party as to how to act or vote or make any election with respect to any matter relating to the Merger or otherwise.
Houlihan Lokey was not requested to opine as to, and its opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the Board, the Company, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Merger Consideration to the extent expressly specified in Houlihan Lokey’s opinion), (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of Houlihan Lokey’s opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise, or (ix) any differential voting or other rights between the Class A Common Shares and the Class B Common Shares (and Houlihan Lokey did not take any such rights into its account in its analysis). Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Special Committee, on the assessments by the Special Committee, the Board, the Company and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company and the Merger or otherwise.
In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to the Company or the Merger and an evaluation of the results of those analyses is not entirely mathematical. As a consequence, mathematical derivations (such as the high, low, mean and median) of financial data are not by themselves meaningful and in selecting the ranges of multiples to be applied were considered in conjunction with experience and the exercise of judgment. The estimates contained in the Company Forecasts and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.
Houlihan Lokey’s opinion was only one of many factors considered by the Special Committee in evaluating the proposed Merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Merger Consideration or of the views of the Special Committee or management with respect to the Merger or the Merger Consideration. Under the terms of its engagement by the Company, neither Houlihan Lokey’s opinion nor any other advice or services rendered by it in connection with the proposed Merger or otherwise, should be construed as creating, and Houlihan Lokey should not be deemed to have, any fiduciary duty to, or agency relationships with, the Board, the Company, Parent, any security holder or creditor of the Company, Parent, or any other person, regardless of any prior or ongoing advice or relationships. The type and amount of consideration payable in the Merger were determined through negotiation between the Company and Parent, and the decision to enter into the Merger Agreement was solely that of the Special Committee and the Board.
Financial Analyses
In preparing its opinion to the Special Committee, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses are readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.
The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Special Committee on August 13, 2026. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.
For purposes of its analyses, Houlihan Lokey reviewed a number of financial and operating metrics, including:
•
Enterprise Value — generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of its net debt (the amount of its outstanding indebtedness, non-convertible preferred stock, capital lease obligations, non-controlling interests and estimated contingent consideration or earnout payables, less the amount of cash and cash equivalents on its balance sheet).

•
Equity Value — generally, the value as of a specified date of the relevant company’s equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company).

•
Adjusted EBITDA — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization and stock-based compensation expense, adjusted for certain non-recurring items for a specified time period.

•
Adjusted Net Income — generally, the amount of the relevant company’s earnings, adjusted for certain non-recurring items for a specified time period.

Unless the context indicates otherwise, enterprise values used in the selected companies analysis described below were calculated using the closing price of the Class A Common Shares and the common stock and ordinary shares, as applicable, of the selected companies listed below as of August 10, 2026, and transaction values for the selected transactions analysis described below were calculated on an enterprise value basis based on the announced transaction equity price and other public information available at the time of the announcement. The estimates of the future financial and operating performance of the Company relied upon for the financial analyses described below were based on the Company Forecasts. The estimates of the future financial and operating performance of the selected companies listed below were based on certain publicly available research analyst estimates for those companies.
Selected Companies Analysis.   Houlihan Lokey reviewed certain data for selected companies, with publicly traded equity securities, that Houlihan Lokey deemed relevant.
The financial data reviewed included:
•
Enterprise Value as a multiple of estimated Calendar Year (“CY”) 2026 Adjusted EBITDA;

•
Enterprise Value as a multiple of estimated CY 2027 Adjusted EBITDA;

•
Price as a multiple of estimated CY 2026 Adjusted Earnings Per Share (“EPS”); and

•
Price as a multiple of estimated CY 2027 Adjusted EPS.

The selected companies and resulting low, high, median and mean financial data included the following:
Specialty Distribution Platforms:
•
Goosehead Insurance, Inc.

•
Hagerty, Inc.

•
Ryan Specialty Holdings, Inc.

•
The Baldwin Insurance Group, Inc.

•
TWFG, Inc.

Diversified Insurance Brokers:
•
Aon plc

•
Arthur J. Gallagher & Co.

•
Brown & Brown, Inc.

•
Marsh & McLennan Companies, Inc.

•
Willis Towers Watson Public Limited Company

Specialty Carriers:
•
Bowhead Specialty Holdings Inc.

•
Kinsale Capital Group, Inc.

•
Palomar Holdings, Inc.

•
RLI Corp.

•
Skyward Specialty Insurance Group, Inc.

•
W. R. Berkley Corporation

Specialty Distribution Platforms	Enterprise Value to CY 2026E Adjusted EBITDA	Enterprise Value to CY 2027E Adjusted EBITDA	Price to 2026E Adjusted EPS	Price to 2026E Adjusted EPS
Low	10.9x	9.7x	8.8x	7.1x
High	20.1x	17.4x	30.1x	24.1x
Median	16.4x	14.0x	22.4x	21.6x
Mean	16.3x	14.4x	20.9x	18.9x

Diversified Insurance Brokers	Enterprise Value to CY 2026E Adjusted EBITDA	Enterprise Value to CY 2027E Adjusted EBITDA	Price to 2026E Adjusted EPS	Price to 2026E Adjusted EPS
Low	12.7x	11.7x	16.8x	15.4x
High	15.1x	13.8x	19.4x	17.2x
Median	13.8x	12.7x	18.3x	17.1x
Mean	13.7x	12.7x	18.1x	16.6x
Specialty Carriers	Price to CY 2026E Adjusted EPS	Price to CY 2027E Adjusted EPS
Low	12.6x	11.4x
High	22.3x	23.7x
Median	15.4x	14.1x
Mean	16.0x	15.5x
Taking into account the results of the selected companies analysis, Houlihan Lokey selected multiple ranges of (i) 11.0x to 13.0x Enterprise Value to CY 2026 Adjusted EBITDA, (ii) 9.0x to 11.0x Enterprise Value to CY 2027 Adjusted EBITDA, (iii) 16.0x to 20.0x Equity Value to CY 2026 Adjusted Net Income, and (iv) 15.0x to 19.0x Equity Value to CY 2027 Adjusted Net Income, and applied such selected multiple ranges to corresponding financial data for the Company. The selected companies analysis indicated implied per share value reference ranges of (a) $18.00 to $20.88 per Common Share based on the selected range of multiples of Enterprise Value to CY 2026 Adjusted EBITDA, (b) $18.66 to $22.20 per Common Share based on the selected range of multiples of Enterprise Value to CY 2027 Adjusted EBITDA, (c) $16.15 to $20.14 per Common Share based on the selected range of multiples of Equity Value to CY 2026 Adjusted Net Income, and (d) $14.99 to $18.99 per Common Share based on the selected range of multiples of Equity Value to CY 2027 Adjusted Net Income, as compared to the proposed Merger Consideration of $20.25 per Common Share.
Selected Transactions Analysis.   Houlihan Lokey considered certain financial terms of certain transactions involving target companies that Houlihan Lokey deemed relevant.
The financial data reviewed included:
•
Transaction value as a multiple of Adjusted EBITDA for the last twelve months as of announcement of the transaction, or “LTM.”

The selected broker transactions included the following:
Date Announced	Target	Acquiror
12/2/2025	Cobbs Allen Capital Holdings, LLC	The Baldwin Insurance Group, Inc.
6/10/2025	RSC Topco, Inc.	Brown & Brown, Inc.
3/4/2025	Woodruff-Sawyer & Co., Inc.	Arthur J. Gallagher & Co.
12/9/2024	AssuredPartners, Inc.	Arthur J. Gallagher & Co.
2/20/2024	CRC Insurance Group, LLC	CD&R; Stone Point Capital; Mubadala
12/20/2023	NFP Corp.	Aon plc
10/24/2023	Galloway-Chandler-McKinney Insurance Agency, Inc.	Arthur J. Gallagher & Co.
9/19/2023	Eastern Insurance Group LLC	Arthur J. Gallagher Risk Management Services, Inc.
3/3/2022	Westwood Insurance Agency	BRP Group, Inc. (nka:The Baldwin Insurance Group, Inc.)
8/12/2021	Willis Re (UK) Limited	Arthur J. Gallagher & Co.
9/18/2018	Jardine Lloyd Thompson Group plc (nka:JLT Group Holdings Limited)	Marsh & McLennan Companies, Inc.

The selected managing general agent transactions included the following:
Date Announced	Target	Acquiror
10/3/2025	Bamboo Ide8 Insurance Services, LLC	CVC Capital Partners plc
9/29/2025	ArmadaCare, LLC	Affiliates of Octave Specialty Group, Inc.
8/1/2024	US Assure Insurance Services of Florida, Inc.	Ryan Specialty, LLC
5/9/2022	NSM Insurance Group, LLC	The Carlyle Group Inc.
The selected fronting transaction included the following:
Date Announced	Target	Acquiror
7/26/2017	State National Companies, Inc.	Markel Corporation
Transaction Value to LTM Adjusted EBITDA
Low	10.6x
High	22.4x
Median	14.5x
Mean	15.3x
Taking into account the results of the selected transactions analysis, Houlihan Lokey applied selected multiple ranges of 12.0x to 14.0x Enterprise Value to LTM Adjusted EBITDA to corresponding financial data, as of June 30, 2026, for the Company. The selected transactions analysis indicated an implied per share value reference range of $17.28 to $19.85 per Common Share based on the selected range of multiples of Enterprise Value to LTM Adjusted EBITDA, as compared to the proposed Merger Consideration of $20.25 per Share.
Sum-of-the-Parts Analysis.   Houlihan Lokey performed a sum-of-the-parts analysis of the Company by evaluating the Company’s non-underwriting segment and underwriting segment as separate standalone entities, which were then summed together.
With respect to the Company’s non-underwriting segment, Houlihan Lokey performed a discounted cash flow analysis by calculating the estimated net present value, as of August 12, 2026, of the projected fee-based, unlevered, after-tax free cash flows attributable to the Company’s non-underwriting segment during the period from June 30, 2026 through December 31, 2030 based on the Company Forecasts, as described in the section entitled “Special Factors — Certain Financial Projections” beginning on page 64 of this Proxy Statement. Houlihan Lokey applied a range of perpetual growth rates of 2.0% to 3.0% to the estimated unlevered free cash flow for the calendar year ending December 31, 2030 attributable to the non-underwriting segment and discount rates ranging from 9.0% to 11.0%. With respect to the Company’s underwriting segment, Houlihan Lokey performed a discounted cash flow analysis by calculating the estimated net present value, as of August 12, 2026, of the projected cash investments attributable to the Company’s underwriting segment during the period from June 30, 2026 through December 31, 2030 based on the Company Forecasts. Houlihan Lokey applied a range of terminal value multiples of 0.7x to 0.9x to the estimated book value of the underwriting segment for the calendar year ending December 31, 2030 and discount rates ranging from 9.0% to 11.0%. The sum-of-the-parts analysis indicated an implied per share value reference range of $16.44 to $23.36 per Common Share, as compared to the Merger Consideration of $20.25 per Common Share in the Merger pursuant to the Merger Agreement.
Other Information
Houlihan Lokey observed certain additional information that was not considered part of its financial analysis for its opinion but was noted for informational purposes, including, among other things, the following:

Selected Public Price Observations.
Houlihan Lokey calculated selected implied premia of the Merger Consideration relative to the volume weighted average price (“VWAP”) of the Common Shares over several periods ending August 10, 2026, as well as certain closing prices of the Common Shares as follows:
Trading Period As of August 10, 2026	Selected Metric*	Implied Premium of Merger Consideration Over Selected Metric
1-Day Closing Price	$12.04	68%
5-Day VWAP	$12.22	66%
10-Day VWAP	$12.65	60%
20-Day VWAP	$12.91	57%
30-Day VWAP	$12.90	57%
3-Month VWAP	$13.68	48%
6-Month VWAP	$13.24	53%
12-Month VWAP	$14.45	40%
Since IPO VWAP (July 24, 2025)	$16.07	26%
IPO Price	$21.00	(4)%
52-Week Intraday High Price (August 20, 2025)	$30.48	(34)%
52-Week Intraday Low Price (February 24, 2026)	$9.18	121%

*
Closing prices per Capital IQ. VWAP based on cumulative trading activity over designated number of trading days (based on intraday trading) per Bloomberg as of August 10, 2026. Reference to “Day” is based on trading days and reference to “Month” is based on calendar months.

Other Presentations by Houlihan Lokey
In addition to the materials reviewed with the Special Committee on August 13, 2026 described above, which will be filed with the SEC as an exhibit to the Schedule 13E-3 being filed in connection with the Merger, Houlihan Lokey provided discussion materials to the Special Committee dated August 11, 2026 (the “Preliminary Materials”), which will be attached as an exhibit to such Schedule 13E-3. The Preliminary Materials do not constitute, or form the basis for, an opinion of Houlihan Lokey. A summary of the Preliminary Materials is provided below. The following summary, however, does not purport to be a complete description of the Preliminary Materials. These discussion materials and Houlihan Lokey’s written opinion will be available for any interested shareholder of the Company to inspect and copy at the Company’s executive offices during regular business hours. The preliminary financial analyses and other information in such Preliminary Materials were based on information and data that were available as of the date of the presentation. Houlihan Lokey also continued to update and refine various aspects of its financial analyses in its subsequent materials. Accordingly, the results and other information presented in the Preliminary Materials may differ from the Houlihan Lokey materials dated August 13, 2026. The financial analyses performed by Houlihan Lokey in relation to its opinion dated August 13, 2026 supersede all analyses and information included in the Preliminary Materials.
The Preliminary Materials, included, among other information, (i) an illustrative preliminary selected company analysis, which was substantially similar to the selected companies analysis described above under “Special Factors — Opinion of the Special Committee’s Financial Advisor — Financial Analyses —,” with the exception that the analysis reflected stock prices and other publicly available financial information as of August 7, 2026, (ii) an illustrative preliminary selected transactions analysis, which was substantially similar to the selected transactions analysis described above under “Special Factors — Opinion of the Special Committee’s Financial Advisor — Financial Analyses —,” (iii) an illustrative preliminary sum-of-the-parts analysis, which was substantially similar to the sum-of-the-parts analysis described above under “Special Factors — Opinion of the Special Committee’s Financial Advisor — Financial Analyses —,” with the exception of the following: (a) public information utilized in discount rate calculations was as of August 7, 2026, and (b) the date used to calculate the present value was August 7, 2026, (iv) historical share price data, (v) a summary of broker price targets and broker recommendations for the Company, (vi) an overview of the Company Forecasts, (vii) premia paid in precedent transactions and (viii) implied premia to historical trading prices, which was substantially similar to the selected public price observations described above under “Special Factors — Opinion of the Special Committee’s Financial Advisor — Other Information —,” except that the trading periods were as of August 7, 2026.
Miscellaneous
Houlihan Lokey was engaged by the Special Committee to provide an opinion to the Special Committee as to the fairness, from a financial point of view, to holders of shares, other than the HL Excluded Persons, of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement. Houlihan Lokey did not determine or recommend the amount of Merger Consideration to be paid in connection with the Merger. The Special Committee’s determination to retain Houlihan Lokey was based on a number of factors, including Houlihan Lokey’s independence and experience in advising special committees. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, and for other purposes. Pursuant to its engagement by the Special Committee, Houlihan Lokey is entitled to an aggregate fee of $3.15 million for its services, a portion of which became payable upon the execution of Houlihan Lokey’s engagement letter and the balance of which became payable upon the delivery of Houlihan Lokey’s opinion. No portion of Houlihan Lokey’s fee is contingent upon the successful completion of the Merger. The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.
In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent, or any other party that may be involved in the Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger.
Houlihan Lokey and certain of its affiliates have in the past provided investment banking, financial advisory and/or other financial or consulting services to ACP, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Altamont (collectively, with Altamont, the “Altamont Group”), for which Houlihan Lokey and its affiliates have received compensation, including, during the two year period prior to the date of its opinion, a financial advisory engagement for a former portfolio company of Altamont in connection with a sale transaction, which closed in September 2024, for which engagement Houlihan Lokey received less than $2 million. In addition, as is typical for investment banks in the ordinary course of business, Houlihan Lokey and/or its affiliates have pitched, are currently pitching, and/or will likely continue to pitch, investment banking and/or financial advisory services unrelated to the Merger to members of the Altamont Group and Thoma Bravo, an affiliate of Parent, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Thoma Bravo (collectively, with Thoma Bravo, the “Thoma Bravo Group”), but how much, if any, additional investment banking and financial advisory services business and revenues will result from those efforts is subject to numerous factors beyond the control of Houlihan Lokey and its affiliates. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, Parent, members of the Thoma Bravo Group, members of the Altamont Group, other participants in the Merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of Houlihan Lokey’s and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Thoma Bravo, Altamont, other participants in the Merger or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the Thoma Bravo Group, members of the Altamont Group, other participants in the Merger or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, members of the Thoma Bravo Group, members of the Altamont Group, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Opinion of the Company’s Financial Advisor
Accelerant retained Morgan Stanley to provide it with financial advisory services in connection with the Merger and to provide a financial opinion to the Board. Accelerant selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise, and reputation and its knowledge of the business and affairs of Accelerant. On August 13, 2026, at a meeting of the Board, Morgan Stanley rendered its oral opinion, subsequently confirmed by delivery of a written opinion, dated August 13, 2026, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the Merger Consideration to be received by the holders of Shares (other than the MS Excluded Holders) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of the written opinion of Morgan Stanley delivered to the Board, dated as of August 13, 2026, is attached as Annex B-2 to this Proxy Statement and is incorporated herein by reference in its entirety. You should read Morgan Stanley’s opinion carefully and in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley’s opinion was directed to the Board, in its capacity as such, and addressed only the fairness from a financial point of view to the holders of Shares (other than the MS Excluded Holders) of the Merger Consideration pursuant to the Merger Agreement as of the date of such opinion. Morgan Stanley’s opinion did not address any other aspects or implications of the Merger. Morgan Stanley’s opinion did not in any manner address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to Accelerant, nor did it address the underlying business decision of Accelerant to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. Morgan Stanley expressed no opinion or recommendation to any holder of Shares as to how such holders should vote at the Special Meeting, or whether to take any other action with respect to the Merger.
For purposes of rendering its opinion, Morgan Stanley, among other things:
•
reviewed certain publicly available financial statements and other business and financial information of Accelerant;

•
reviewed certain internal financial statements and other financial and operating data concerning Accelerant;

•
reviewed certain financial projections prepared by the management of Accelerant (which we refer to as the “Management Projections”);

•
discussed the past and current operations and financial condition and the prospects of Accelerant with senior executives of Accelerant;

•
reviewed the reported prices and trading activity for the Shares;

•
compared the financial performance of Accelerant and the prices and trading activity of the Shares with those of certain other publicly-traded companies comparable with Accelerant and their securities;

•
reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•
participated in certain discussions and negotiations among representatives of Accelerant and Parent;

•
reviewed the Merger Agreement and certain related documents; and

•
performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Accelerant and formed a substantial basis for its opinion. With respect to the Management Projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Accelerant of the future financial performance of Accelerant. In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the definitive Merger Agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. Morgan Stanley is not a legal, tax, regulatory or actuarial advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Accelerant and its legal, tax, regulatory or actuarial advisors with respect to legal, tax, regulatory or actuarial matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Accelerant’s officers, directors or employees, or any class of such persons, relative to the Merger Consideration to be received by the holders of Shares in the Merger. Morgan Stanley did not express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Accelerant, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to Accelerant, nor did it address the underlying business decision of Accelerant to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, August 13, 2026. Events occurring after August 13, 2026 may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.
Summary of Financial Analyses of Morgan Stanley
The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion to the Board, both provided as of August 13, 2026. The following summary is not a complete description of the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 11, 2026, the second to last trading day prior to the date of Morgan Stanley’s opinion. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. Furthermore, mathematical analysis is not in itself a meaningful method of using the data referred to below.
In performing the financial analyses summarized below and in arriving at its opinion, at the direction of the Board, Morgan Stanley utilized and relied upon the Management Projections, which were approved by management of Accelerant and the Board for Morgan Stanley’s use in connection with its financial analyses and which are described below. In addition, Morgan Stanley utilized and relied upon the number of issued and outstanding shares of Accelerant provided by management of Accelerant. For further information regarding the Management Projections, see the section entitled “Special Factors — Certain Financial Projections” beginning on page 64 of this Proxy Statement. Morgan Stanley also reviewed certain financial projections with respect to Accelerant that were derived from a consensus of selected Wall Street equity research financial forecasts (which we refer to as the “Street Consensus”).
As used in this section, the following terms have the following meanings:
•
“Adjusted EBITDA” refers to EBITDA (net income (loss) less the impact of depreciation and amortization, interest expenses, income tax expenses) subtracting (i) net realized and unrealized gains (losses) on investments, (ii) solely with respect to 2025, non-recurring profits interest distribution expenses resulting from our IPO, (iii) stock-based compensation expense within general and administrative expenses, (iv) net foreign currency exchange gains (losses), and (v) other expenses. Other expenses consist of costs related to Accelerant’s non-core business operations, primarily related to Accelerant’s global enterprise resource planning system and integrated financial reporting systems, and legal and advisory costs in connection with corporate development activities including mergers and acquisitions, capital raising activities and entity formations that support Accelerant’s growing business, and Mission profit sharing expenses (including periodic buy-outs of existing awards).

•
“Adjusted Earnings” or “Adjusted Net Income” refers to U.S. GAAP net income (loss) excluding the impact of the following items: (i) net realized and unrealized gains (losses) on investments; (ii) solely with respect to 2025, non-recurring profits interest distribution expenses resulting from our IPO; (iii) stock-based compensation expense within general and administrative expenses; (iv) other expenses (as described in the definition of Adjusted EBITDA above); and (v) the tax effect of the foregoing adjustments.

•
“AV” refers to aggregate enterprise value, calculated as fully diluted market capitalization plus the principal value of total debt, plus the value of non-controlling interests, less non-regulated cash (as reported by the Accelerant’s management) and cash equivalents.

Public Trading Comparables Analysis
In order to assess how the public market values shares of similar publicly traded companies, Morgan Stanley reviewed and compared specific financial and operating data relating to Accelerant with selected companies that, in Morgan Stanley’s professional judgment, share certain similar business characteristics with and have certain comparable operating characteristics, to those of Accelerant for purposes of this analysis (these companies are referred to as the “comparable companies”). For the purposes of this public trading comparables analysis, Morgan Stanley compared Accelerant to Ryan Specialty, Other High Growth Brokers (consisting of Goosehead, TWFG and Baldwin), Specialty Insurers (consisting of W. R. Berkley, Kinsale Capital Group, RLI Corp., Palomar Holdings, Skyward Specialty Insurance and Bowhead Specialty Holdings), Traditional Brokers (consisting of Arthur J. Gallagher, Aon, Willis Towers Watson, Marsh McLennan, and Brown & Brown), and Tech / Marketplaces (consisting of Cboe Global Markets, CME, Nasdaq, Tradeweb and Verisk Analytics).
For the purposes of this public trading comparables analysis, Morgan Stanley calculated and analyzed, among other things, the following financial metrics of each of the comparable companies as of August 11, 2026:
•
the ratio of AV to 2026 estimated Adjusted EBITDA based on publicly available market data as of August 11, 2026;

•
the ratio of AV to 2027 estimated Adjusted EBITDA based on publicly available market data as of August 11, 2026;

•
the ratio of price per share as of August 11, 2026 to Adjusted Earnings per share estimated for the calendar year 2026; and

•
the ratio of price per share as of August 11, 2026 to Adjusted Earnings per share estimated for the calendar year 2027.

The metrics for each of the comparable companies of Accelerant are summarized as follows:
Comparable Companies of Accelerant	AV / 2026E Adjusted EBITDA	AV / 2027E Adjusted EBITDA	2026E Price to Earnings Ratio	2027E Price to Earnings Ratio
Ryan Specialty	14.5x	13.6x	19.6x	17.4x
Other High Growth Brokers	17.8x	16.8x	25.9x	23.7x
Specialty Insurers	N/A	N/A	15.0x	13.6x
Traditional Brokers	13.6x	12.7x	18.3x	16.7x
Tech / Marketplaces	17.5x	15.8x	23.1x	20.6x
Based on the analysis of the relevant metrics for each of the comparable companies, and the application of its professional judgment and experience, Morgan Stanley selected a reference range of financial multiples of the comparable companies and applied this range of multiples to the relevant Accelerant financial statistics (based on estimates for Accelerant’s 2026 Adjusted EBITDA, 2027 Adjusted EBITDA, 2026 Adjusted Earnings and 2027 Adjusted Earnings, in each case from the Management Projections and Street Consensus).
Based on the estimated number of fully diluted shares of Accelerant, as of August 11, 2026, as provided by Accelerant management and calculated using the treasury stock method, Morgan Stanley calculated the following ranges of the implied per share values of Class A Common Shares, each rounded to the nearest $0.25:
Public Trading Comparables of Accelerant	Accelerant Metric	Reference Range	Implied Value Per Share Range for Accelerant
Management Plan
AV to Estimated 2026 Adjusted EBITDA	$332 million	8.5x – 13.5x	$14.25 – $21.50
AV to Estimated 2027 Adjusted EBITDA	$423 million	6.5x – 12.5x	$14.00 – $24.75
P / 2026 Adjusted Earnings	$226 million	17.0x – 20.0x	$17.25 – $20.25
P / 2027 Adjusted Earnings	$224 million	14.0x – 18.0x	$14.00 – $18.00
Street Consensus
AV to Estimated 2026 Adjusted EBITDA	$289 million	8.5x – 13.5x	$12.75 – $19.25
AV to Estimated 2027 Adjusted EBITDA	$357 million	6.5x – 12.5x	$12.00 – $21.50
P / 2026 Adjusted Earnings	$161 million	17.0x – 20.0x	$12.25 – $14.50
P / 2027 Adjusted Earnings	$199 million	14.0x – 18.0x	$12.50 – $16.00
Morgan Stanley noted that the Merger Consideration to be received by the holders of Shares pursuant to the Merger Agreement is (i) $20.25 plus (ii) the Ticking Amount per Share. For purposes of its opinion described herein, and with the consent of the Board, Morgan Stanley assumed the Merger Consideration is $20.25 per share.
No company utilized in the public trading comparables analysis is identical to Accelerant. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters, which are beyond the control of Accelerant. These include, among other things, the impact of competition on the business of Accelerant and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Accelerant or the industry, or in the financial markets in general.
Precedent Transactions Analysis
Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms for selected transactions based on Morgan Stanley’s professional judgment and experience.

In connection with its analysis, Morgan Stanley compared publicly available statistics for selected transactions involving target companies in the fee-based insurance sector, including MGAs, brokers and fronting companies. Morgan Stanley deemed these transactions to be comparable based on target industry, transaction size and transaction structure.
For purposes of the analysis of the precedent transactions, Morgan Stanley calculated and analyzed, among other things, the ratio of AV to the last 12 months’ (referred to as “LTM”) Adjusted EBITDA of the target company.
The metrics for each of the precedent transactions are summarized as follows:
Date Announced	Target	Acquiror	AV/LTM Adjusted EBITDA
MGAs
10/02/2025	Bamboo Ide8 Insurance Services LLC	CVC	21.8x
9/29/2025	ArmadaCorp Capital LLC	Ambac	13.8x
08/01/2024	US Assure Insurance Services Inc	Ryan Specialty	12.8x
5/09/2022	NSM Insurance Group Inc	Carlyle	22.4x
Brokers
12/02/2025	Cobbs Allen Capital Holdings LLC	Baldwin Insurance Group	15.7x
6/10/2025	Accession Risk Management Group Inc.	Brown & Brown Inc	15.7x
3/04/2025	Woodruff-Sawyer & Co	Arthur J Gallagher & Co	13.6x
12/09/2024	AssuredPartners Inc.	Arthur J Gallagher & Co	14.3x
2/20/2024	TIH Insurance Holdings LLC	Stone Point Capital LLC, Clayton Dubilier & Rice LLC, Mubadala Investment Co PJSC	18.1x
12/20/2023	NFP Corp	Aon plc	15.0x
10/24/2023	Cadence Insurance Inc	Arthur J Gallagher & Co	14.6x
9/19/2023	Eastern Insurance Group LLC	Arthur J Gallagher & Co	13.8x
3/03/2022	Westwood Insurance Agency	BRP Group Inc.	12.4x
05/12/2021	Willis Towers Watson	Arthur J Gallagher & Co	12.3x
9/18/2018	Jardine Lloyd Thompson Group Ltd	Marsh & McLennan Companies Inc	17.7x
Fronting
7/26/2017	State National Companies Inc.	Markel Corp	10.6x
Based on the analysis of the relevant metrics for each of the precedent transactions, and upon the application of its professional judgment and experience, Morgan Stanley selected a representative range of financial multiples of the precedent transactions and applied this range of multiples to the LTM Adjusted EBITDA of Accelerant of $291 million as of June 30, 2026, as provided by Accelerant management.
Based on the estimated number of fully diluted shares of Accelerant, as of August 11, 2026, as provided by Accelerant management and calculated using the treasury stock method, Morgan Stanley calculated the following range of the implied per share value of Class A Common Shares, rounded to the nearest $0.25:
Precedent Transactions	Accelerant LTM Adjusted EBITDA	Reference Range	Implied Value Per Share Range for Common Stock
AV to LTM Adjusted EBITDA	$291 million	12.0x – 16.5x	$17.25 – $22.75
Morgan Stanley noted that the Merger Consideration to be received by the holders of Class A Common Shares pursuant to the Merger Agreement is (i) $20.25 plus (ii) the Ticking Amount per Share.

For purposes of its opinion described herein, and with the consent of the Board, Morgan Stanley assumed the Merger Consideration is $20.25 per share.
No company or transaction utilized in the precedent transaction analysis is identical to Accelerant or the Merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to general business, market and financial conditions, and other matters, which are beyond the control of Accelerant. These include, among other things, the impact of competition on the business of Accelerant or the industry generally, industry growth and the absence of any adverse material change in the financial condition of Accelerant, the industry, or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared.
Discounted Equity Value Analysis
Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the potential future equity value of a company as a function of the company’s estimated future earnings. The resulting equity value as of year-end 2027 is subsequently discounted to arrive at an estimate of the implied present value of such company’s potential future equity value as of the valuation date. In connection with this analysis, Morgan Stanley calculated a range of implied present equity values per Share on a standalone basis based on the Management Projections as described in the section entitled “Special Factors — Certain Financial Projections” beginning on page 64 of this Proxy Statement.
To calculate these discounted fully diluted equity values, Morgan Stanley utilized estimated NTM Adjusted EBITDA of Accelerant as of December 31, 2026, December 31, 2027 and December 31, 2028 in the Management Projections, as described in the section entitled “Special Factors — Certain Financial Projections” beginning on page 64 of this Proxy Statement. Based upon the application of its professional judgment and experience, Morgan Stanley applied a range of AV to next 12 months’ (referred to as “NTM”) Adjusted EBITDA (based on such multiples for the comparable companies in the public trading comparables analysis discussed above) to each such estimate in order to reach future-implied fully diluted AVs of Accelerant as of December 31, 2026, December 31, 2027, and December 31, 2028. Morgan Stanley applied an AV to NTM Adjusted EBITDA multiple range of 8.0x to 13.0x to generate the undiscounted implied future fully diluted AVs as of December 31, 2026, December 31, 2027, and December 31, 2028. Morgan Stanley then calculated the undiscounted implied future fully diluted equity value as of December 31, 2026, December 31, 2027, and December 31, 2028. In doing so, Morgan Stanley deducted estimated net debt and non-controlling interests, in each case as provided by Accelerant management. Based on the estimated number of fully diluted shares of Accelerant, as of August 11, 2026, as provided by Accelerant management and calculated using the treasury stock method, Morgan Stanley calculated the undiscounted implied future fully diluted equity value per share as of December 31, 2026, December 31, 2027, and December 31, 2028.
Morgan Stanley then discounted the resulting implied future fully diluted equity value per share to June 30, 2026, at a discount rate of 10.3%, which rate was selected by Morgan Stanley based on Accelerant’s estimated cost of equity, estimated using the capital asset pricing model method and utilizing a six percent (6%) market risk premium, a risk-free rate of 4.7% based on the 10-year U.S. Treasury yield as of August 11, 2026, a 0.85 predicted beta based on the peer levered beta (Ryan Specialty) as of August 11, 2026, as well as applying a size premium. The results of this analysis are listed below, rounded to the nearest $0.25:
Discounted Equity Value1	Selected AV /NTM Adjusted EBITDA Range	Implied Equity Value Per Share of Common Stock
NTM Estimated Adjusted EBITDA as of December 31, 2027	8.0x – 13.0x	$16.25 – $24.00
Morgan Stanley noted that the Merger Consideration to be received by the holders of Class A Common Shares pursuant to the Merger Agreement is (i) $20.25 plus (ii) the Ticking Amount per Share.

1
Discounted Equity Value valuation discounted at 10.3% midpoint cost of equity, with valuation date of June 30, 2026.

For purposes of its opinion described herein, and with the consent of the Board, Morgan Stanley assumed the Merger Consideration is $20.25 per share.
Sum-of-the-Parts Analysis
Given the different nature of the businesses in which Accelerant participates, Morgan Stanley analyzed Accelerant as the sum of its constituent businesses, or as the “sum of its parts,” in which: (1) Morgan Stanley performed a discounted cash flow analysis on Accelerant’s fee-based business, and (2) Morgan Stanley determined the implied value of Accelerant’s underwriting business as a function of the present value of required capital contributions and a terminal value, to arrive at an aggregate implied equity value per share of the combined businesses.
Discounted Cash Flow Analysis — Fee-Based Business
A discounted cash flow analysis is designed to provide an implied value of a company by calculating the present value of the estimated future unlevered free cash flows and terminal value of such company. Morgan Stanley calculated a range of implied equity values of the Company’s fee-based business as of June 30, 2026, based on estimates of Unlevered Free Cash Flow for the second half of 2026 and fiscal years 2027 through 2030 contained in the Management Projections, as described in the section entitled “Special Factors — Certain Financial Projections” beginning on page 64 of this Proxy Statement. As described in that section, Unlevered Free Cash Flow reflects the Company’s fee-based business and excludes Adjusted EBITDA attributable to the Company’s underwriting business, which Morgan Stanley valued separately as described below.
The estimated unlevered free cash flows and the range of terminal values were then discounted to present value as of June 30, 2026 using the mid-year discounting convention by applying a discount rate range of 9.1% to 11.0%, which was selected based on Morgan Stanley’s professional judgment and experience, to reflect Accelerant’s estimated weighted average cost of capital. Morgan Stanley calculated a range of terminal values for the fee-based business based on a perpetuity growth rate method with a range of 2.0% to 4.0%, which was selected based on Morgan Stanley’s professional judgment and experience.
To calculate the implied equity value from the discounted cash flow analysis, Morgan Stanley then adjusted the discounted value of unlevered free cash flows and terminal value by adding net cash (non-regulated cash of $529 million less gross debt of $123 million) and subtracting non-controlling interests of $27 million, in each case as of June 30, 2026 and as provided by Accelerant management, and adding the equity value of the underwriting business (as described below). The implied equity values per share are based on the estimated number of fully diluted Shares, as of August 11, 2026, as provided by Accelerant management and calculated using the treasury stock method.
This analysis indicated a range of implied equity values per Share of $16.25 to $26.00, each rounded to the nearest $0.25. Morgan Stanley noted that the Merger Consideration to be received by the holders of Shares pursuant to the Merger Agreement is (i) $20.25 plus (ii) the Ticking Amount per Share. For purposes of its opinion described herein, and with the consent of the Board, Morgan Stanley assumed the Merger Consideration is $20.25 per share.
Dividend Discount Analysis — Underwriting Business
Morgan Stanley analyzed the implied value of the underwriting business as a function of the present value of required capital contributions and a terminal value. A dividend discount model analysis is designed to provide an implied value of a company as a function of such present values. Morgan Stanley performed its analysis of the underwriting business based on the following key assumptions:
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based on 2026 through 2030 projections for the underwriting business only, as provided by management of Accelerant;

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valuation date of June 30, 2026 and terminal date of December 31, 2030;

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no distributable dividends, with required underwriting capital injections reflected as negative distributions based on management’s forecast; and

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assumed sale of the underwriting business at 0.70x to 1.00x 2030 estimated book value, based on publicly available statistics for selected transactions involving target companies in runoff in the property & casualty underwriting business.

The illustrative equity value of the underwriting business and the terminal values were then discounted to the present value as of June 30, 2026 using a range of discount rates of 9.3% to 11.3% representing an estimated range of the cost of equity for Accelerant. The implied equity value of the underwriting business was then combined with the implied aggregate value of the fee-based business, as described above, to arrive at the sum-of-the-parts implied equity value range of $16.25 to $26.00 per Share set forth above. Morgan Stanley noted that the Merger Consideration to be received by the holders of Shares pursuant to the Merger Agreement is (i) $20.25 plus (ii) the Ticking Amount per Share. For purposes of its opinion described herein, and with the consent of the Board, Morgan Stanley assumed the Merger Consideration is $20.25 per share.
Other Information
Morgan Stanley observed additional factors that were not considered part of Morgan Stanley’s financial analysis with respect to its opinion but were noted as reference data for the Board.
Illustrative Leveraged Buyout Analysis
For reference purposes only, Morgan Stanley performed an illustrative leveraged buyout analysis to determine the prices at which a financial sponsor might effect a leveraged buyout of Accelerant. Morgan Stanley assumed a transaction date of December 31, 2026. Morgan Stanley assumed a leverage ratio of 35% (debt to total capitalization), resulting in $404 million in total debt reflecting 1.2x 2026 LTM EBITDA. In order to approximate a three- to five-year investment period commonly expected by a financial sponsor, Morgan Stanley assumed a subsequent exit transaction by the financial sponsor on December 31, 2030 with a valuation of the Company realized by the financial sponsor in such subsequent exit transaction based on an LTM Adjusted EBITDA exit multiple range of 12.0x to 16.5x, which was selected based on Morgan Stanley’s professional judgment and experience. The value of the underwriting business was separately accounted for assuming 0.85x exit P/BV at 2030. In preparing its analysis, Morgan Stanley relied upon the Management Projections, as described in the section entitled “Special Factors — Certain Financial Projections” beginning on page 64 of this Proxy Statement. The implied acquisition price per share paid by the financial sponsor was based on a target range of internal rates of return for the financial sponsor of 22.5% to 27.5%, which range was selected based on Morgan Stanley’s professional judgment and taking into consideration, among other things, Morgan Stanley’s general knowledge as to targeted internal rates of return for financial sponsors in transactions similar to the Merger (without reference to specific precedent transactions). The approximate per share equity value range of Common Stock implied by the illustrative leveraged buyout analysis based on the Management Projections is $17.75 to $25.75, rounded to the nearest $0.25.
Morgan Stanley noted that the illustrative leveraged buyout prices were presented for reference purposes only and were not relied upon for valuation purposes.
Historical Trading Prices
For reference purposes only, Morgan Stanley reviewed the historical trading ranges of Shares over (i) the 90-day period and (ii) the 52-week period, in each case, ended on August 11, 2026. Morgan Stanley noted that, for the 90-day period and the 52-week period, in each case, ended on August 11, 2026, the intraday low and high trading prices for Shares were as follows:
	Low	High
Accelerant (90-Day)	$10.77	$17.85
Accelerant (52-Week)	$9.18	$30.48
Morgan Stanley noted that the historical trading prices were presented for reference purposes only and were not relied upon for valuation purposes.

Equity Research Analysts’ Price Targets
For reference purposes only, Morgan Stanley reviewed the price targets for Shares prepared and published by nine equity research analysts as of August 11, 2026 and noted the (i) undiscounted range, each rounded to the nearest $0.25, was $14.00 per share to $30.00 per share, with a median price target of $18.00. These forward price targets generally reflected each analyst’s estimate of the 12-month future public market trading price of Shares. Morgan Stanley then discounted such price targets to present value, for a one-year discount period, using a discount rate of 10.3% for Accelerant, to arrive at a range of $12.69 per share to $27.20 per share. The 10.3% discount rate was selected by Morgan Stanley based on Accelerant’s estimated cost of equity, estimated using the capital asset pricing model method and utilizing a six percent (6%) market risk premium, a risk-free rate of 4.7% based on the 10-year U.S. Treasury yield as of August 11, 2026, a 0.85 predicted beta based on the peer levered beta (Ryan Specialty) as of August 11, 2026, as well as applying a size premium.
The price targets published by equity research analysts do not necessarily reflect current market trading prices for Class A Common Shares and these estimates are subject to uncertainties, including the future financial performance of Accelerant and future financial market conditions.
Morgan Stanley noted that the equity research analysts’ price targets were presented for reference purposes only and were not relied upon for valuation purposes.
General
In connection with the review of the Merger Agreement and the transactions contemplated thereby by the Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor that it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all of the analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Accelerant. In performing its analyses, Morgan Stanley made numerous judgments and assumptions with regard to industry performance, general business, regulatory, economic, market and financial conditions, and other matters, many of which are beyond the control of Accelerant. These include, among other things, the impact of competition on the business of Accelerant and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Accelerant or the industry, or in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, to the holders of Shares (other than the MS Excluded Holders) of the Merger Consideration pursuant to the Merger Agreement and in connection with the rendering of its oral opinion, subsequently confirmed by delivery of a written opinion, dated August 13, 2026, to the Board. These analyses do not purport to be appraisals or to reflect the prices at which Shares might actually trade following the consummation of the Merger or at any time.
The Merger Consideration to be received by holders of Shares pursuant to the Merger Agreement was determined by Accelerant and Parent through arm’s-length negotiations between Accelerant and Parent and was approved by the Board. Morgan Stanley provided advice to Accelerant during these negotiations. Morgan Stanley did not, however, recommend any specific merger consideration to Accelerant or the Board or opine that any specific merger consideration constituted the only appropriate merger consideration for the Merger. Morgan Stanley’s opinion did not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. In addition, Morgan Stanley expressed no opinion or recommendation to any holder of Shares as to how such holder should vote at the Special Meeting, or whether to take any other action with respect to the Merger.
Morgan Stanley’s opinion and its presentation to the Board was one of many factors taken into consideration by the Board in deciding to consider, approve and declare the advisability of the Merger Agreement and the transactions contemplated thereby and to recommend the approval of the Merger by holders of Shares. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Board with respect to the Merger Consideration pursuant to the Merger Agreement or of whether the Board would have been willing to agree to different merger consideration.
Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.
Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Parent, Accelerant, Altamont Capital Partners and certain of its majority-owned affiliates (collectively, the “Altamont Related Entities”) and Thoma Bravo, L.P. and certain of its majority-owned affiliates (collectively, the “Thoma Bravo Related Entities”) or their respective affiliates or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with Accelerant in connection with the Merger, may have committed and may commit in the future to invest in private equity funds managed by the Altamont Related Entities or Thoma Bravo Related Entities or their respective affiliates, or in affiliates of Morgan Stanley that may hold direct equity and/or partnership interests in private equity funds managed by the Altamont Related Entities or Thoma Bravo Related Entities or their respective affiliates.
Under the terms of its engagement letter, Morgan Stanley provided the Board with financial advisory services and a financial opinion described in this section and attached as Annex B-2 to this Proxy Statement in connection with the Merger. Accelerant has agreed to pay Morgan Stanley for its services in connection with the Merger an aggregate fee, a significant portion of which is contingent upon the closing of the Merger, which is estimated, as of the date of this Proxy Statement, to be approximately $49.6 million (which we refer to as the “Morgan Stanley Transaction Fee”), which estimate assumes that no Ticking Amount is paid and will increase to the extent any Ticking Amount is paid as part of the Merger Consideration, $3 million of which was payable upon the rendering of a financial opinion to the Board, which will be credited against the Morgan Stanley Transaction Fee payable if the Merger is consummated. Accelerant has also agreed to reimburse Morgan Stanley for its reasonable expenses, including fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, Accelerant has agreed to indemnify Morgan Stanley and its affiliates, their respective officers, directors, employees, and agents and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain losses, claims, damages and liabilities relating to or arising out of or in connection with Morgan Stanley’s engagement.
In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates provided financing services to Accelerant and received aggregate fees of between $10 million and $25 million for such services. In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates (i) provided financing services for the Altamont Related Entities and received aggregate fees of between $10 million and $25 million for such services, and (ii) provided financial advisory and financing services for Thoma Bravo Related Entities and received aggregate fees of between $25 million and $45 million for such services. Additionally, Morgan Stanley and its affiliates act as a lender to certain Thoma Bravo Related Entities with respect to revolving credit facilities. Morgan Stanley may also seek to provide financial advisory and financing services to Parent, Accelerant, the Altamont Related Entities, the Thoma Bravo Related Entities and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

As of the date of Morgan Stanley’s opinion, Morgan Stanley held an aggregate interest of less than one percent in Shares, less than one percent in the common stock of certain Altamont Related Entities, and less than one percent in the common stock of certain Thoma Bravo Related Entities, which interests were held in connection with Morgan Stanley’s (i) investment management business, (ii) wealth management business, including client discretionary accounts, or (iii) ordinary course trading activities, including hedging activities.
Purposes and Reasons for the Merger
The Participants
Under SEC rules governing going-private transactions, the Participants are required to express their reasons for the Merger to the Company’s Unaffiliated Security Holders, as defined in Rule 13e-3 of the Exchange Act.
The Participants are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the Participants, the purpose of the Merger is to enable Parent to acquire 100% equity ownership of the Company, in a transaction in which the Shares (other than the Excluded Shares and the Dissenting Shares) will be canceled in exchange for the Per Share Closing Amount, so Parent will bear the rewards and risks of the sole ownership of the Company after the Shares are canceled, including any increases in the value of the Company as a result of improvements to the Company’s operations or acquisitions of other businesses.
The Participants believe the Company requires business decisions focused on long-term growth and operational excellence to secure the Company’s enduring market leadership. As these changes could generate earnings volatility and uncertainty in the short- and medium-term, the Participants believe that these strategies would be most effectively implemented in the context of a private company structure. As a privately held entity, the Company’s management will have greater flexibility to focus on improving long-term profitability and cash generation without the pressures exerted by the public market’s valuation of the Company and its emphasis on short-term period-to-period performance. The Participants decided to undertake the going-private transaction at this time because they want to take advantage of the benefits of the Company being a privately held company as described above. In the course of considering the going-private transaction, the Participants did not consider alternative transaction structures because the Participants believed the Merger was the most direct and effective way to accomplish these objectives and to enable the Participants to partner together to own the Company.
The Special Committee on Behalf of the Company
The Company’s purpose for engaging in the Merger is to enable the Unaffiliated Security Holders to receive $20.25 per Share in cash, without interest, which represents a premium of approximately 49% over the closing price of $13.61 per Class A Common Share as quoted by NYSE on August 12, 2026, the day before the Merger Agreement was disclosed, a premium of approximately 54% over the 180-day volume-weighted average closing price of $13.13 per Class A Common Share prior to the disclosure of the Merger Agreement, and
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an approximate 57% premium to the thirty (30)-day trading period average daily volume-weighted average price (“VWAP”) of the Shares prior to August 11, 2026, the last full trading-day prior to the date on which the Transactions were approved by the Special Committee (the “Reference Date”);

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an approximate 48% premium to the ninety (90)-day trading period average daily VWAP of the Shares prior to the Reference Date; and

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an approximate 53% premium to the one hundred and eighty (180)-day trading period average daily VWAP of the Shares prior to the Reference Date.

The Company believes its long-term objectives can best be pursued as a private company.
The Company has determined to undertake the Merger at this time based on the analyses, determinations and conclusions of the Special Committee and the Board described in detail above under “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board.”

Effects of Merger on the Company
Private Ownership
The Class A Common Shares are currently listed on NYSE under the symbol “ARX.” Following the consummation of the Merger, the Company, as the Surviving Company, will cease to be a publicly traded company and will instead become a private company beneficially owned by the Participants.
Following the completion of the Merger, the Class A Common Shares will no longer be listed on any securities exchange or quotation system, including NYSE, and price quotations with respect to sales of the Class A Common Shares in the public market will no longer be available. In addition, the registration of the Class A Common Shares under the Exchange Act may be terminated upon the Company’s application to the SEC if the Class A Common Shares are not listed on a national securities exchange and there are fewer than 300 record holders of Class A Common Shares. Ninety days after the filing of Form 15 in connection with the completion of the Merger or such longer period as may be determined by the SEC, registration of the Class A Common Shares under the Exchange Act will be terminated and the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the U.S. federal securities laws, including the Exchange Act and the Sarbanes-Oxley Act of 2002, applicable to public companies. As a result, the Company will no longer incur the costs and expenses of complying with such requirements. After the completion of the Merger, the Company’s shareholders will no longer enjoy the rights or protections that the U.S. federal securities laws provide, including reporting obligations for directors, officers and principal securities holders of the Company.
Upon completion of the Merger, each Share, other than the Excluded Shares and the Dissenting Shares, issued and outstanding immediately prior to the Effective Time, will be converted automatically into the right to receive the Per Share Closing Amount, in cash, without interest and net of any applicable withholding taxes. At the Effective Time, (a) the Excluded Shares will be canceled for no consideration or distribution therefor and (b) the Dissenting Shares will be canceled and cease to exist and will thereafter represent only the right to receive the fair value of such Dissenting Shares, as agreed with the Surviving Company or, failing agreement, as determined by the Court, in each case in accordance with Section 238 of the Cayman Companies Act. At the Effective Time, each ordinary share of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and non-assessable ordinary share of the Surviving Company. As a result, current shareholders of the Company, other than Rollover Shareholders, will no longer have any equity interest in, or be shareholders of, the Company upon completion of the Merger. As a result, the Company’s shareholders, other than the Rollover Shareholders, will not have the opportunity to participate in the earnings and growth of the Company and they will not have the right to vote on corporate matters. Similarly, our current shareholders, other than the Rollover Shareholders, will not be exposed to the risk of loss in relation to their investment in the Company.
Each Single-Trigger RSU will be canceled and converted into the right to receive a cash payment equal to the Per Share Closing Amount multiplied by the number of underlying Shares, without interest and subject to applicable tax withholdings. Each Company RSU that is not a Single-Trigger RSU will be canceled at the Effective Time and converted into a Cash Replacement Company RSU Amount, without interest and subject to applicable tax withholdings. Each Cash Replacement Company RSU Amount will remain subject to the holder’s continued service through the applicable vesting dates and will vest and be paid on the same terms as the corresponding Company RSU, including any post-change-in-control termination acceleration, subject to the applicable award terms. The Cash Replacement Company RSU Amounts are generally not payable at the Closing.
At the Effective Time, each Company PSU outstanding immediately prior to the Effective Time will be canceled and converted into a Cash Replacement Company PSU Amount equal to the Per Share Closing Amount multiplied by the number of Shares to which the holder would be entitled upon settlement, determined by applying a fixed percentage of 250% for the 2026 performance year and 100% for each of the 2027 and 2028 performance years, in each case as set by the Merger Agreement and without regard to the Company’s actual or projected performance, without interest and subject to applicable tax withholdings. These fixed percentages were negotiated as part of the Merger Agreement and are not a projection of, and do not reflect any determination regarding, the Company’s actual performance for any performance year.

Each Cash Replacement Company PSU Amount will remain subject to continued service through the end of the applicable calendar year and will vest and be paid at the same time as the corresponding Company PSU would have vested and settled, including any applicable post-change-in-control termination acceleration, with payment within 60 days after the applicable vesting date. Each Cash Replacement Company PSU Amount will otherwise be subject to the applicable award terms, as modified only as permitted by the Merger Agreement.
At the Effective Time, each in-the-money Company Option, whether vested or unvested, will be canceled and exchanged for a cash payment equal to its aggregate spread value (based on the excess of the Per Share Closing Amount over the per-Share exercise price and the number of Shares underlying such Company Option). Notwithstanding the foregoing, all underwater Company Options (whether vested or unvested) will be canceled for no consideration.
Memorandum and Articles of Association of the Surviving Company; Directors and Management of the Surviving Company
If the Merger is completed, the current memorandum and articles of association of the Company will be amended and restated in their entirety by the memorandum and articles of association of Merger Sub in the form annexed to the Plan of Merger at the time of filing with the Registrar of Companies of the Cayman Islands, as in effect prior to the completion of the Merger (except that, among other things, at the Effective Time, (i) all references in such memorandum and articles of association to the name of the Surviving Company will be amended to “Accelerant Holdings” and (ii) such memorandum and articles of association will include the indemnification, advancement of expenses and exculpation provisions required by the Merger Agreement). In addition, the directors of Merger Sub as of immediately prior to the completion of the Merger will become the initial directors of the Surviving Company and the officers of the Company as of immediately prior to the completion of the Merger will become the initial officers of the Surviving Company, except as otherwise determined jointly by Parent and Merger Sub prior to such time.
Benefits of the Merger for the Unaffiliated Security Holders
The primary benefit of the Merger to the Unaffiliated Security Holders will be their right to receive the Merger Consideration for each Share held by such shareholder as described above. This amount constitutes an approximate 57% premium to the 30-day trading period average daily VWAP of the Shares prior to August 11, 2026, the last full trading-day prior to the date on which the Transactions were approved by the Special Committee. Additionally, such shareholders will avoid the risk after the Merger of any possible decrease in the Company’s future earnings, growth or value, as well as the uncertainty and challenges associated with growing the Company’s business including, among other things, as a result of (a) increased competition from other companies, (b) challenges faced in retaining existing or attracting business of the Company and (c) the fact that risks for new initiatives and acquisitions may be greater.
Detriments of the Merger to the Unaffiliated Security Holders
The primary detriment of the Merger to the Unaffiliated Security Holders is the lack of an interest of such shareholders in the potential future earnings, growth, or value realized by the Company after the Merger. In addition, the Unaffiliated Security Holders will not benefit from any sale of the Company or its assets to a third party in the future. Additionally, the receipt of cash in exchange for Shares pursuant to the Merger will generally be a taxable sale transaction for U.S. federal income tax purposes to shareholders who surrender their Shares in the Merger to the extent that such shareholders have any gain on their Shares.
Benefits of the Merger for the Rollover Shareholders
The primary benefits of the Merger to the Rollover Shareholders include the following:
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If the Company successfully executes its business strategies, the value of the Rollover Shareholders’ equity investment could increase because of possible increases in future revenues and free cash flow, increases in the underlying value of the Company or the payment of dividends, if any, that will accrue to Parent.

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The management of the Company will have more freedom to focus on long-term strategic planning in a highly competitive business with increasing competition and regulation.

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There will be a reduction of the costs and administrative burden associated with operating the Company as a publicly traded company, including the costs associated with regulatory filings and compliance requirements.

Detriments of the Merger for the Rollover Shareholders
The primary detriments of the Merger to the Rollover Shareholders include the following:
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All of the risks of any possible decrease in the Company’s revenues, free cash flow or value following the Merger will be borne by Parent.

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The business risks facing the Company, including increased competition and government regulation, will be borne by Parent.

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An equity investment in the Surviving Company by Parent following the Merger will involve substantial risk resulting from the limited liquidity of such an investment since there will be no trading market for the Surviving Company’s equity securities.

Plans for the Company after the Merger
Following the completion of the Merger, Parent will own 100% of the equity interest in the Surviving Company. The Bidder Group anticipates that the Company will continue to conduct its operations substantially as they are currently being conducted, except that the Company will cease to be a publicly traded company and will instead operate as a wholly owned subsidiary of Parent. The Company’s Class A Common Shares are currently listed on the NYSE and registered under the Exchange Act. Following the completion of the Merger, there will be no further market for the Class A Common Shares and, as promptly as practicable following the Effective Time and in compliance with applicable law, the Company’s securities will be delisted from the NYSE and deregistered under the Exchange Act. Following the completion of the Merger and the anticipated deregistration of the Class A Common Shares, the Company will no longer be subject to the Exchange Act and the compliance and reporting requirements of the NYSE and the related direct and indirect costs and expenses, and may experience positive effects on profitability as a result of the elimination of such costs and expenses.
Except as set forth in this Proxy Statement and transactions already under consideration by the Company, the Bidder Group does not have any current plans, proposals or negotiations that relate to or would result in any of the following:
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an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;

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the sale or transfer of a material amount of the assets of the Company or any of its subsidiaries; or

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any other material changes in the Company, including with respect to the Company’s corporate structure or business.

However, the Bidder Group will continue to evaluate the Company’s entire business and operations from time to time, and may propose or develop plans and proposals which they consider to be in the best interests of the Company and its equity holders, including the disposition or acquisition of material assets, alliances, joint ventures and other forms of cooperation with third parties or other extraordinary transactions, including the possibility of relisting the Company or a substantial part of its business on the same or another stock exchange. The Bidder Group expressly reserves the right to make any changes they deem appropriate to the operation of the Surviving Company in light of such evaluation and review as well as any future developments.
Effects on the Company if the Merger Is Not Completed
If the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, are not authorized and approved by the shareholders of the Company or if the Merger is not completed for any other reason, the shareholders of the Company will not receive any payment for their Shares pursuant to the Merger Agreement, nor will the holders of any Company RSUs, Company PSUs or Company Options receive any payment pursuant to the Merger Agreement. In addition, the Company will remain a publicly traded company, the Class A Common Shares will continue to be listed and traded on NYSE, provided that the Company continues to meet NYSE’s listing requirements, and the Company will remain subject to SEC reporting obligations. Therefore, the Company’s shareholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of the Shares. Accordingly, if the Merger is not completed, we cannot assure you as to the effect of these risks and opportunities on the future value of the Shares, including the risk that the market price of the Shares may decline to the extent that the current market price reflects a market assumption that the Merger will be completed.
Under specified circumstances in which the Merger Agreement is terminated, the Company may be required to pay Parent a termination fee of (i) $56.9 million if the Merger Agreement is terminated in order for the Company to enter into a definitive agreement for a Superior Proposal with an Excluded Person, which definitive agreement is fully and duly executed before the No-Shop Period Start Date, or (ii) $136.5 million in all other cases, as provided in the Merger Agreement. Under certain circumstances, Parent will be required to pay the Company the Parent Termination Fee. For additional information, see “Proposal 1: The Merger Proposal — Termination Fee and Expenses” beginning on page 148.
If the Merger is not completed, the Board will, from time to time, evaluate and review, among other things, the business, operations, dividend policy and capitalization of the Company, and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If the Merger Agreement is not approved by the shareholders or if the Merger is not completed for any other reason, we cannot assure you that any other transaction acceptable to the Company will be offered, or that the business, prospects or results of operations of the Company will not be adversely impacted.
Financing of the Merger
The Company and the Sponsor estimate that the total amount of funds necessary to complete the Transactions is approximately $4.9 billion as of the date of this Proxy Statement, assuming no exercise of dissenters’ rights by shareholders of the Company. This estimate includes the aggregate Merger Consideration, the estimated Ticking Amount, the Payoff Amount and related fees, costs and expenses. In calculating this amount, the Company and the Sponsor did not consider the value of the Excluded Shares.
The Sponsor expects to provide this amount through the Equity Financing. The ability to obtain financing is not a condition to Parent or Merger Sub’s obligations to consummate the Transactions.
Equity Financing
Pursuant to the Equity Commitment Letter, the Sponsor has committed, subject to the terms and conditions of the Equity Commitment Letter, to consummate the Equity Financing. The Equity Financing is to be used solely for the purpose of allowing Parent and/or Merger Sub to fund up (i) the full amount of the aggregate Merger Consideration, (ii) the full amount of the Ticking Amount, if any, through the Termination Date (as extended), (iii) all related fees, costs and expenses payable by Parent, Merger Sub or their respective affiliates in connection with the Transactions and (iv) such amount to repay any of the Company’s existing indebtedness (collectively, the “Transaction Payments”). Subject to the terms and conditions set forth in the Equity Commitment Letter, the amount of the Equity Financing may be reduced dollar-for-dollar for (i) the cash amount of purchases by co-investors of equity securities of Parent solely for the purpose of funding a portion of the Transaction Payments and (ii) for the cash amount of any debt financing, but in each case, only to the extent that such proceeds are available and used by Parent to fund the Transaction Payments and are actually contributed, directly or indirectly, to Parent for purposes of funding a portion of the Transaction Payments, as well as, any amounts that Parent does not require to fully and timely fund the Transaction Payments.
The Sponsor’s obligation to fund the Equity Financing is subject only to (i) the execution and delivery of the Merger Agreement, and (ii) the satisfaction or written waiver by the applicable parties to the Merger Agreement, to the extent permitted by the Merger Agreement and applicable law, of the conditions of Parent and Merger Sub’s obligations to effect the Merger under the Merger Agreement (other than those conditions

(x) that by their nature are to be satisfied at the Closing, but subject to the prior or substantially concurrent satisfaction or valid waiver of such conditions at the Closing, and (y) the failure of which to be satisfied is caused by or results from a breach of the Merger Agreement by Parent or Merger Sub).
The Equity Commitment Letter terminates automatically upon the earliest of (i) the Closing and payment in full of the Transaction Payments, (ii) valid termination of the Merger Agreement, subject to the Company’s specific performance claims, in which case termination occurs upon final, non-appealable resolution of those claims, and (iii) the Company or any of its subsidiaries bringing an action under or relating to the Limited Guaranty (as defined below), the Merger Agreement, the Equity Commitment Letter or the Transactions against the Sponsor or its affiliates other than with respect to certain retained claims.
The Company is an express third-party beneficiary of the Equity Commitment Letter with respect to specified provisions and may directly seek an injunction or specific performance to enforce the funding of the Equity Financing if, and only if, the Company is permitted to seek specific performance requiring Parent to consummate the Closing under the terms of the Merger Agreement.
Limited Guaranty
Concurrently with the execution of the Merger Agreement and the Equity Commitment Letter, the Sponsor entered into the Limited Guaranty, pursuant to which the Sponsor agreed to guarantee certain obligations of Parent and Merger Sub under the Merger Agreement, including payment of the Parent Termination Fee, certain enforcement costs and certain other reimbursement and indemnification obligations of Parent and Merger Sub under the Merger Agreement, in each case, subject to an aggregate cap equal to approximately $301.8 million. The Sponsor’s obligations under the Limited Guaranty terminate upon the earliest of (i) the Closing, (ii) the receipt by the Company of payment in full of the guaranteed obligations, and (iii) subject to specified exceptions for timely commenced actions, 90 days after a valid termination of the Merger Agreement in accordance with its terms.
Reinvestment and Rollover
Concurrently with the execution of the Merger Agreement, on August 13, 2026, the ACP Shareholders, the Sponsor and Cherry Tree HoldCo, a Cayman Islands exempted company and the then ultimate parent entity of Parent (“Top Parent”), entered into a letter agreement and term sheet (the “Reinvestment Letter Agreement”), pursuant to which the ACP Shareholders have until December 11, 2026, the right, but not the obligation, to elect to purchase equity securities of Top Parent at or immediately prior to the Closing, which shall be the same class of equity securities with the same economic rights as to be issued to the Sponsor, excluding the redeemable preferred equity to be issued to the Sponsor (the “Reinvestment”). In addition, following the execution of the Merger Agreement, the Sponsor and the Management Rollover Holders have engaged in discussions and negotiations regarding the terms of an equity rollover by the Management Rollover Holders, whereby the Management Rollover Holders will contribute all or a portion of the Class A Common Shares held by the Management Rollover Holders to Top Parent in exchange for the same class of equity securities with the same economic rights as to be issued to the Sponsor, excluding the redeemable preferred equity to be issued to the Sponsor (the “Management Rollover,” and together with the Reinvestment, the “Reinvestment and Rollover”). As of the date of this Proxy Statement, the parties have reached an understanding that the ACP Shareholders and the Management Rollover Holders will reinvest or roll the percentage of their current holdings in the Company shown in the table below, which remain subject to change and continued discussion and which would result in the corresponding percentage ownership of Top Parent following the consummation of the Transactions as shown in the table below.
Holder	Reinvestment/ Rollover Percentage	Ownership of Top Parent Post- Transactions
ACP Shareholders	7.5%	36.9%
Jeffrey Radke, Chief Executive Officer	100.0%	18.3%
Christopher Lee-Smith, Global Head of Distribution	50.0%	5.8%
Francis James O’Neill, Chief Underwriting Officer	50.0%	2.1%

In connection with the Reinvestment and Rollover, at or immediately prior to Closing, the ACP Shareholders and the Management Rollover Holders will be parties to an amended and restated governing document of Top Parent and will have certain rights and obligations under such agreement, including board designation rights, veto rights, tag-along rights, preemptive rights and transfer restrictions. The material terms of the governing document remain subject to negotiation.
Further, representatives of Parent have had preliminary discussions with certain additional members of the Company’s management team regarding potential rollover arrangements with respect to Shares held by such additional members of management. However, there is no definitive agreement with respect to such rollover arrangements nor is there any understanding as to the amount of Shares that would be subject to such rollover agreements or the terms thereof, and there can be no assurance that the terms of such agreements or arrangements will be agreed upon with any additional members of the Company’s management team.
As of the date of this Proxy Statement, the parties have not entered into a definitive reinvestment agreement or a governing document for Top Parent. The parties are negotiating those agreements and expect to sign them at or before Closing. There can be no assurance that definitive agreements will be signed or that their terms will not differ from those described in this Proxy Statement. A copy of the Reinvestment Letter Agreement is attached as Annex D to this Proxy Statement. If definitive agreements are signed, or the terms of these arrangements change in any material respect, the filing persons will amend this Proxy Statement and the Company will promptly inform shareholders before the Special Meeting.
Voting and Support Agreement
Concurrently with the execution of the Merger Agreement, certain shareholders of the Company entered into the Voting and Support Agreement, by and among the ACP Shareholders (each an affiliate of ACP), Parent, and Merger Sub. Pursuant to the Voting and Support Agreement, the ACP Shareholders have agreed to, among other things, (i) vote or execute consents with respect to all of the Shares held by the ACP Shareholders as of the date of the execution of the Merger Agreement, and any additional Shares acquired thereafter, in favor of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and (ii) certain transfer restrictions with respect to such Shares. The Voting and Support Agreement will terminate upon, among other circumstances, the valid termination of the Merger Agreement in accordance with its terms.
A copy of the Voting and Support Agreement is attached as Annex C to this Proxy Statement and is incorporated herein by reference.
As of           , 2026, the ACP Shareholders beneficially owned in the aggregate      Class A Common Shares and      Class B Common Shares, which represent approximately    % of the total issued and outstanding Shares and approximately    % of the total voting power of the outstanding Shares.
Remedies and Limitation on Liability
The Merger Agreement provides that irreparable damage, for which monetary damages would not be an adequate remedy, would result in the event of a breach of the Merger Agreement or the provisions of the Merger Agreement were not performed in accordance with its terms. Accordingly, before the valid termination of the Merger Agreement, the Company, Parent and Merger Sub are entitled to specific performance of the Merger Agreement, the Limited Guaranty and the Equity Commitment Letter, including injunctions to prevent breaches and to enforce those agreements, in addition to any other remedy available at law or in equity. Each party has waived any defense that a remedy at law is adequate or that specific performance is inappropriate and any requirement to post a bond or other security as a prerequisite to equitable relief. The Company may specifically enforce the Equity Commitment Letter against the Sponsor, cause the Equity Financing to be funded and cause Parent to effect the Closing or pay the amounts due under the Merger Agreement only if (i) all conditions to the obligations of Parent and Merger Sub to effect the Merger have been satisfied or waived, other than conditions to be satisfied at the Closing and conditions whose failure results from a breach by Parent, Merger Sub or their affiliates, (ii) the Company has confirmed in writing that, if specific performance is granted and the Equity Financing is funded, it is ready, willing and able to take the actions within its control required to consummate the Closing, and (iii) Parent or Merger Sub fails to consummate the Closing on or before the date on which the Closing should have occurred.

When payable, the Company Termination Fee, together with Parent’s enforcement costs and expenses, is Parent’s, Merger Sub’s and their respective affiliates’ sole and exclusive monetary remedy under or related to the Merger Agreement and the Transactions, including any termination thereof, or any matter forming the basis of such termination in the event any such payment becomes due and payable. When payable, the Parent Termination Fee, together with the Company’s enforcement costs and expenses and Parent’s Reimbursement Obligations (collectively, the “Parent Liability Limitation”), is the Company’s sole and exclusive monetary remedy under or related to the Merger Agreement and the Transactions, including any termination thereof, or any matter forming the basis of such termination in the event any such payment becomes due and payable, in each case, except in each case of any claim for fraud or willful breach (subject to the Parent Liability Limitation). Any failure by Parent or Merger Sub to consummate the Transactions in breach of the Merger Agreement constitutes a willful breach for all purposes, whether or not Parent, Merger Sub or their affiliates had sufficient funds available. Other than pursuant to the Confidentiality Agreement, in no event will the Company and its affiliates be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against Parent and its affiliates, in each case, with respect to, the Merger Agreement, the Merger, the Equity Commitment Letter or the Transactions, the termination of the Merger Agreement, the failure to consummate the Merger, or any claims or actions under applicable law arising out of any such breach, termination or failure. See “Proposal 1: The Merger Proposal — Termination Fee and Expenses” beginning on page 148.
Interests of the Participants in the Merger
In considering the recommendation of the Special Committee and the Board with respect to the Merger, you should be aware that each Participant has interests in the Transactions that are different from, and/or in addition to, the interests of the Company’s shareholders generally. The Board and Special Committee were aware of such interests and considered them, among other matters, in reaching their decisions to authorize and approve (as applicable) the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and recommend that the Company’s shareholders vote in favor of authorizing and approving the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.
As a result of the Merger, Parent will own 100% of the equity interest in the Surviving Company immediately following the completion of the Merger. As of the date of this Proxy Statement, the parties expect that the ACP Shareholders, Mr. Radke, Mr. Lee-Smith and Mr. O’Neill will beneficially own approximately 36.9%, 18.3%, 5.8% and 2.1%, respectively, of the issued and outstanding equity interests of Top Parent, which is the ultimate parent entity of Parent, immediately following the Merger. As a result of Parent’s equity interest in the Surviving Company, each Participant will directly or indirectly enjoy the benefits from any future earnings and growth of the Company after the Merger which, if the Company is successfully managed, could exceed the value of their original investments in the Company. Parent will also directly bear the corresponding risks of any possible decreases in the future earnings, growth or value of the Company. Parent’s investment in the Surviving Company will be illiquid, with no public trading market for the Surviving Company’s shares and no certainty that an opportunity to sell its shares in the Surviving Company at an attractive price, or that dividends paid by the Surviving Company will be sufficient to recover its investment.
The Merger may also provide additional means to enhance shareholder value for the Participants, including improved profitability due to the elimination of the expenses associated with public company reporting and compliance, increased flexibility and responsiveness in management of the business to achieve growth and respond to competition without the restrictions of short-term earnings comparisons and additional means for making liquidity available to the Participants, such as through dividends or other distributions.
Interests of the Company’s Executive Officers and Directors in the Merger
In considering the recommendation of the Board that the Company’s shareholders vote to authorize and approve the Merger Agreement, the Company’s shareholders should be aware that certain of the Company’s non-employee directors and executive officers have interests in the Merger that are different from, or in addition to, those of the Company’s shareholders generally. The Board, acting on the unanimous recommendation of the Special Committee, was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, approving the Merger Agreement and the Merger, and recommending that the Merger Agreement be authorized and approved by the Company’s shareholders.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
•
The Effective Time is October 20, 2026, which is the assumed date of the Closing of the Merger solely for purposes of the disclosure in this section (the “Change in Control Date”);

•
The employment of each executive officer of the Company will have been terminated by the Company without “Cause” or due to the executive officer’s resignation for “Good Reason” (as such terms are defined in the applicable employment agreement), in either case, immediately following the Change in Control Date (which we refer to as a “qualifying termination”);

•
The potential payments and benefits described in this section do not reflect any reduction that may be required under the applicable “best net” or “better net after-tax” cutback to avoid the “golden parachute” excise tax that may be imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”); and

•
There is no Ticking Amount payable. If the Closing Date occurs on or after the Ticking Amount Start Date, each Company shareholder would be entitled to receive a Ticking Amount equal to $0.00333 multiplied by the number of calendar days elapsed after the Ticking Amount Start Date up to and including the Ticking Amount End Date, payable in addition to the Merger Consideration.

For purposes of this disclosure, the Company’s executive officers are: (i) Jeffrey Radke, Chief Executive Officer; (ii) Linda Huber, Chief Financial Officer; (iii) Christopher Lee-Smith, Global Head of Distribution; (iv) Francis O’Neill, Chief Underwriting Officer; (v) Matthew Sternberg, Chief Operating Officer, Risk Exchange; and (vi) Cliff Jenks, General Counsel and Assistant Secretary.
The Company’s named executive officers are: (i) Jeffrey Radke, Chief Executive Officer; (ii) Linda Huber, Chief Financial Officer; (iii) Christopher Lee-Smith, Global Head of Distribution; and (iv) Jay Green, former Chief Financial Officer, who resigned from his role effective March 31, 2026. Because Mr. Green no longer serves as an executive officer of the Company and is no longer employed by the Company, he is not entitled to any executive officer severance or change-in-control benefits in connection with the Merger and is eligible only for benefits under his separation agreement, which benefits were not affected by the Merger.
As the amounts provided below are estimates based on multiple assumptions that may or may not actually occur or be accurate as of the date referenced, the actual amounts, if any, that may be paid or become payable may materially differ from the amounts set forth below.
The Company’s non-employee directors for purposes of the discussion below are Samuel Gaynor, Nancy Hasley, Paul Little, Karen Meriwether, Keoni Schwartz, David Talach, and Simon Wainwright. Wendy Harrington, Michael Searles and Kunal Arora formerly served as members of the Board until September 2025, March 31, 2026, and May 12, 2026, respectively, and their interests are required to be included in this Proxy Statement pursuant to applicable SEC disclosure rules. The estate of Ms. Harrington holds Company Options that were granted in connection with the Company’s initial public offering. The interests of the estate of Ms. Harrington in respect of such Company Options are described below in the section of this Proxy Statement entitled “— Interests of Non-Employee Directors.” Messrs. Searles and Arora do not hold any outstanding Company RSUs, Company Options or other equity-based awards and do not have any interests in the Merger that diverge from those of the Company’s shareholders generally; accordingly, their interests are not separately described herein. Mr. Radke and Mr. Lee-Smith also serve as members of the Board, but do not receive any additional compensation in relation to their Board service. Additionally, neither Mr. Gaynor nor Mr. Schwartz receives compensation in relation to their Board service or holds Company RSUs, Company Options or other equity-based awards.

Treatment of Shares
For information regarding beneficial ownership of the Class A Common Shares held by each of the Company’s directors and named executive officers, and all directors and executive officers as a group, see the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management of the Company.” Each of the Company’s directors and executive officers who hold Class A Common Shares will be entitled to receive, for each Class A Common Share, other than the Excluded Shares and any Dissenting Shares, the Per Share Closing Amount in the same manner as other Company shareholders. No director or executive officer owns Class B Common Shares.
Treatment of Company Equity Awards
The Company’s executive officers and certain non-employee directors hold Company RSUs and Company Options, and, in the case of certain executive officers, Company PSUs. The Merger Agreement provides for the treatment of these awards as described below. The Company’s shareholders should read this section together with the information set forth in the section of this Proxy Statement entitled “Proposal 1: The Merger Proposal — Treatment of Company RSUs, Company PSUs and Company Options.”
Company RSU Awards
At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time will be treated as described below.
Single-Trigger RSU Awards
Each Company RSU that vests at the Effective Time under the applicable award agreement as in effect on the date of the Merger Agreement, including any Company RSU held by a non-employee director, is a Single-Trigger RSU. At the Effective Time, each Single-Trigger RSU will be canceled and converted into the right to receive a cash payment equal to the Per Share Closing Amount multiplied by the number of underlying Shares, without interest and subject to applicable tax withholdings.
Double-Trigger RSU Awards
Each Company RSU that is not a Single-Trigger RSU will be canceled at the Effective Time and converted into the right to receive a Cash Replacement Company RSU Amount, without interest and subject to applicable tax withholdings. Each Cash Replacement Company RSU Amount will remain subject to the holder’s continued service through the applicable vesting dates and will vest and be paid on the same terms as the corresponding Company RSU, including any post-change-in-control termination acceleration, subject to the applicable award terms. The Cash Replacement Company RSU Amounts are generally not payable at the Closing. Because all Company RSUs held by non-employee directors vest in full upon a change in control under the terms of the applicable award agreements, all such Company RSUs are Single-Trigger RSUs, and no Company RSUs held by non-employee directors will convert into Cash Replacement Company RSU Amounts.
Company PSU Awards
At the Effective Time, each Company PSU outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive a cash amount equal to the Per Share Closing Amount multiplied by the number of Shares to which the holder would be entitled upon settlement, determined by applying a fixed payout percentage of 250% for the 2026 performance year and 100% for each of the 2027 and 2028 performance years, in each case as set by the Merger Agreement and without regard to the Company’s actual or projected performance, without interest and subject to applicable tax withholdings. These fixed percentages were negotiated as part of the Merger Agreement and are not a projection of, and do not reflect any determination regarding, the Company’s actual performance for any performance year. Each Cash Replacement Company PSU Amount will remain subject to continued service through the end of the applicable calendar year and will vest and be paid at the same time as the corresponding Company PSU would have vested and settled, including any applicable post-change-in-control termination acceleration, with payment within 60 days after the applicable vesting date. Each Cash Replacement Company PSU Amount will otherwise be subject to the applicable award terms, as modified only as permitted by the Merger Agreement.
Company Option Awards
At the Effective Time, each in-the-money Company Option, whether vested or unvested, will be canceled and exchanged for a cash payment equal to its aggregate spread value (based on the excess of the Per Share Closing Amount over the per-Share exercise price and the number of Shares underlying such Company Option). Notwithstanding the foregoing, all underwater Company Options (whether vested or unvested) will be canceled for no consideration.
Quantification of Company Equity Awards
At the Effective Time, each Single-Trigger RSU held by a non-employee director or an executive officer will be canceled and converted into the right to receive a cash payment equal to the Per Share Closing Amount multiplied by the number of underlying Shares, without interest and subject to applicable tax withholdings, in the manner described above. Based on the assumptions described above under “— Certain Assumptions,” the estimated amounts that would become payable to the Company’s non-employee directors are set forth in the table below. The estimated aggregate amount that would become payable to the Company’s executive officers who are not named executive officers in respect of their Single-Trigger RSUs is $2.1 million, which excludes any grants of Company RSUs that may be made by the Company following the date of this Proxy Statement. No named executive officer holds Single-Trigger RSUs.
The following table sets forth, for each non-employee director, the number of Single-Trigger RSUs held by such individual as of October 20, 2026, with the estimated value of such Single-Trigger RSU award in connection with the Merger. For purposes of calculating the values included in this table, we assumed the Ticking Amount will not be paid, and the values have been determined using the Merger Consideration of $20.25 per Share.
Director	Shares Subject to Single- Trigger RSUs (#)	Total Value of Single- Trigger RSUs ($)
Nancy Hasley	11,658	236,075
Paul Little	17,990	364,298
Keoni Schwartz	—	—
Karen Meriwether	17,990	364,298
Samuel Gaynor	—	—
Simon Wainwright	23,316	472,149
David Talach	23,316	472,149
Wendy Harrington	—	—
Michael Searles	—	—
Kunal Arora	—	—
At the Effective Time, each Company RSU that is not a Single-Trigger RSU and each Company PSU held by the executive officers will convert into Cash Replacement Company RSU Amounts and Cash Replacement Company PSU Amounts, respectively, in the manner described above and will generally remain subject to the same time-based vesting conditions and other terms and conditions as were applicable immediately prior to the Effective Time. Each such award will vest upon a qualifying termination within 24 months following the Change in Control Date.
The estimated aggregate value (on a pre-tax basis) of the Cash Replacement Company RSU Amounts and Cash Replacement Company PSU Amounts held by the executive officers who are not named executive officers that would vest in the event of a qualifying termination following the Merger is $13.7 million and $5.5 million, respectively.

See the section of this Proxy Statement entitled “— Merger-Related Compensation for the Company’s Named Executive Officers — Golden Parachute Compensation” for an estimate of the amounts that would become payable to each named executive officer in respect of his or her Cash Replacement Company RSU Amounts and Cash Replacement Company PSU Amounts.
At the Effective Time, each in-the-money Company Option, whether vested or unvested, will be canceled and exchanged for a cash payment in the manner described above. Based on the assumptions described above under “— Certain Assumptions” and assuming that no Ticking Amount will become payable in connection with the Merger, the estimated aggregate amount that would become payable to the Company’s executive officers who are not named executive officers in respect of their in-the-money Company Options is $0.8 million, and the estimated aggregate amount payable to Paul Little, who is the only non-employee director who holds in-the-money Company Options, is $0.2 million. All other Company Options held by executive officers and non-employee directors are underwater at the Per Share Closing Amount and will be canceled for no consideration at the Effective Time. If the Ticking Amount exceeds $0.75 per Share, Company Options with an exercise price of $21.00 per Share, including Company Options held by Messrs. Radke, Lee-Smith and O’Neill, would be in-the-money and would instead be canceled and exchanged for a cash payment value equal to their aggregate spread value.
Potential Severance and Change-in-Control Benefits
Executive Employment Agreements
The following named executive officers are parties to individual employment agreements or other arrangements that may provide severance or other termination benefits:
•
the Amended and Restated Employment Agreement among Accelerant Holdings, Accelerant Risk Exchange LLC and Jeffrey Radke, dated July 11, 2025, and effective upon the consummation of the Company’s initial public offering;

•
the Employment Agreement between Accelerant Holdings and Linda S. Huber, dated March 18, 2026; and

•
the Amended and Restated Employment Agreement between Accelerant Holdings and Christopher Lee-Smith, entered into in connection with the Company’s initial public offering.

Under the employment agreements with each of Jeffrey Radke, Linda Huber, and Christopher Lee-Smith, upon a qualifying termination, the executive is entitled to (a) cash severance equal to the sum of (i) two times his or her then-current annual base compensation plus (ii) one times his or her target annual cash bonus, paid in substantially equal installments over 12 months, (b) reimbursement of COBRA premiums or other continued health benefits for up to 18 months (but COBRA premium reimbursement will only be made to Ms. Huber because Messrs. Radke and Lee-Smith each do not participate in a Company health plan that provides for COBRA or equivalent continuation coverage), and (c) in the case of Ms. Huber, any unpaid annual cash bonus for the prior year, in each case subject to the execution of a release of claims in favor of the Company. See the section of this Proxy Statement entitled “— Merger-Related Compensation for the Company’s Named Executive Officers” beginning on page 100 for the estimated amounts that each of the named executive officers would receive under their respective employment agreements upon a qualifying termination.
The Company’s executive officers who are not named executive officers are also eligible to receive severance and benefits under employment agreements on terms similar to those of the named executive officers; provided that one executive officer is entitled to two times such executive officer’s bonus (as opposed to one times). The aggregate amount payable to our executive officers who are not named executive officers under such provisions in connection with a qualifying termination is approximately $6.2 million. All cash amounts for Francis O’Neill would be paid in British pounds and such amounts have been converted to U.S. dollars for purposes of this Proxy Statement using a 12-month average rate of exchange.
Section 280G of the Internal Revenue Code
Certain payments and benefits payable to our executive officers under their employment agreements and the Company’s benefit plans in connection with the Merger may constitute “excess parachute payments”

within the meaning of Section 280G of the Code. Excess parachute payments are not deductible by the Company for U.S. federal income tax purposes and may subject the recipient to the 20% excise tax imposed under Section 4999 of the Code. Under the applicable compensation arrangements, if any payments or benefits payable to a participant would constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code, then such payments will be either (a) reduced so that no portion thereof would be subject to the excise tax under Section 4999 of the Code or (b) paid in full, whichever produces the better net after-tax position to the participant (taking into account any applicable excise tax under Section 4999 of the Code and any other applicable taxes). In addition, the Company may, prior to the Closing, take certain actions to mitigate the potential impact of Sections 280G and 4999 of the Code, including, if the Company reasonably determines that the Effective Time will not occur in 2026, (i) accelerating into 2026 the vesting or payment of compensation that is scheduled to vest or be paid at a later date (subject to clawback or escrow until the date on which such compensation would otherwise have vested), (ii) accelerating the vesting or payment of compensation that would otherwise vest or become payable at the Effective Time and (iii) paying out accrued vacation in 2026, in each case following consultation with Parent. No executive officer is entitled to a tax gross-up or make-whole payment in respect of any excise tax imposed under Section 4999 of the Code.
Potential Employment and Other Post-Closing Arrangements
Any of the Company’s executive officers who become officers or employees or who otherwise are retained to provide services to Parent or the Surviving Company may, prior to, on, or following the Closing, enter into new individualized compensation arrangements with Parent or its affiliates and may participate in cash or equity incentive or other benefit plans maintained by Parent or its affiliates. There have been, and may continue to be, discussions between Parent and certain of the Company’s executive officers regarding potential post-Closing employment opportunities with Parent and related compensation arrangements, and Parent may reach agreements or understandings with certain of these executive officers before or after the Closing in order to ensure continuity of operations of the Company’s business in the post-Closing period.
Retention Arrangements and Other Deal-Related Compensation
The Company may adopt retention arrangements permitted under the Merger Agreement. In addition, in connection with the extraordinary efforts utilized to complete the Merger, one executive officer of the Company who is not a named executive officer is eligible to receive $1.4 million in the aggregate in the form of a transaction bonus award, payable as follows: (a) 50% on the Closing Date and (b) the remaining 50% on the first anniversary of the Closing Date, in each case subject to continued employment through the applicable vesting date; provided, that if the executive officer experiences a qualifying termination, any unpaid amount will be paid following such qualifying termination, subject to the executive officer executing a customary release.
Annual Bonus Treatment
For the fiscal year in which the Effective Time occurs, executive officers, including the named executive officers, will be eligible to receive annual cash bonuses based on achievement of the applicable performance goals established under the Company’s annual incentive bonus plans (the “Bonus Plans”). If an executive officer is terminated by Parent, the Surviving Company or any of their respective affiliates without Cause (as such term is defined in the applicable Company benefit plan) after the Effective Time and before annual bonuses for such fiscal year are paid in the ordinary course, such executive officer will be entitled to receive a prorated annual bonus based on the number of days elapsed in such fiscal year through the date of termination, payable when bonuses are paid to continuing employees. See the section of this Proxy Statement entitled “Proposal 1: The Merger Proposal — Employee Matters.”
Merger-Related Compensation for the Company’s Named Executive Officers
The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the estimated compensation that each of the Company’s named executive officers could receive that is based on or otherwise relates to the Merger (the “golden parachute compensation”). Such amounts have been calculated based on the assumptions described above in the section of this Proxy Statement entitled

“— Certain Assumptions.” The amounts set forth in the table below are estimates only, and the actual amounts to be received may differ materially.
The severance and change-in-control benefits reflected in the table below are calculated under the employment agreements with each named executive officer. There have been, and may continue to be, discussions between Parent and certain of the Company’s executive officers regarding potential post-Closing employment opportunities with Parent and related compensation arrangements, and Parent may reach agreements or understandings with certain of these executive officers before or after the Closing in order to ensure continuity of operations of the Company’s business in the post-Closing period. The amounts set forth in the table below do not reflect any reduction that may be required under the applicable “best net” or “better net after-tax” 280G cutback approach, as the application of any such reduction will depend on facts and circumstances at the time of the Merger.
Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Benefits ($)(3)	Other ($)(4)	Total ($)
Jeffrey Radke	4,012,131	15,196,147	—	1,719,485	20,927,763
Linda Huber	2,353,000	4,341,762	19,232	1,053,000	7,766,994
Christopher Lee-Smith(5)	3,148,606	6,512,582	—	1,049,535	10,710,723

(1)
Cash Severance:   Represents estimated cash severance, including for each named executive officer (a) two times annual base compensation plus (b) one times target annual cash bonus, paid in substantially equal installments over 12 months. Ms. Huber is also entitled to any unpaid annual cash bonus for the prior year. Cash severance is deemed to be “double-trigger” because it is payable only upon a qualifying termination of employment following the Effective Time. Cash severance amounts are subject to the applicable release and other conditions.

(2)
Equity Awards:   Represents the estimated value of Company RSUs and any Company PSUs or other awards that are canceled, vest or become payable as a result of the Merger. Cash Replacement Company RSU Amounts and Cash Replacement Company PSU Amounts that remain subject to future service are included only to the extent required by Item 402(t) and are deemed to be “double-trigger” amounts because accelerated vesting and subsequent payment will only occur upon a qualifying termination of employment within 24 months following the Effective Time. The estimated amount of each such payment is shown in the following table:

Name	Title	Outstanding Cash Replacement RSUs (#)	Estimated Value of Cash Replacement RSUs ($)	Outstanding Cash Replacement PSUs (#)	Estimated Value of Cash Replacement PSUs ($)	Total Value of Company Equity Awards ($)
Jeffrey Radke	Chief Executive Officer	300,171	6,078,463	450,256	9,117,684	15,196,147
Linda Huber	Chief Financial Officer	214,408	4,341,762	—	—	4,341,762
Christopher Lee-Smith	Global Head of Distribution	128,644	2,605,041	192,965	3,907,541	6,512,582

(3)
Perquisites/Benefits:   Includes COBRA reimbursement or other merger-related health, welfare or retirement benefits and any housing or other perquisite provided, continued, accelerated or enhanced in connection with the Merger or a qualifying termination, valued at aggregate incremental cost. The amount shown for Ms. Huber represents the estimated cost of COBRA premium reimbursement for up to 18 months, the current value of which is $19,232. Messrs. Radke and Lee-Smith would not receive COBRA premium reimbursement or other continued health benefits upon a qualifying termination because neither participates in a Company health plan that provides COBRA or equivalent coverage. These benefits are “double-trigger” because they are payable only upon a qualifying termination of employment following the Effective Time.

(4)
Annual Bonus:   Represents the prorated annual bonus for the fiscal year in which the Effective Time occurs, which was calculated assuming actual performance was at target under the applicable Bonus Plan.

This amount is “double trigger” because it relates to a termination of employment without Cause following the Effective Time and before annual bonuses for such fiscal year are paid.
(5)
Conversion Rate:   All cash severance (reflected in the “Cash” column), including bonus amounts (reflected in the “Other” column), for Mr. Lee-Smith would be paid in British pounds and such amounts have been converted to U.S. dollars using a 12-month average rate of exchange for purposes of this Proxy Statement.

Interests of Non-Employee Directors.
The non-employee directors of the Company have interests in the Merger in respect of (i) Class A Common Shares owned by certain non-employee directors, (ii) Company RSUs held by certain non-employee directors, (iii) in the case of Mr. Little and the estate of Ms. Harrington, Company Options, (iv) ordinary-course director compensation, including Special Committee compensation, and (v) the indemnification and insurance arrangements described below. Under the confidential disclosure letter delivered by the Company to Parent and Merger Sub (the “Company Disclosure Letter”), annual compensation, including equity compensation, for non-employee directors who are not ACP associates may continue in the ordinary course consistent with past practice and the director compensation policy, and such Company equity awards vest in full upon a change in control under the applicable award agreements.
Indemnification and Insurance
Indemnification of Directors and Officers
The Merger Agreement provides that, from the Effective Time through the sixth anniversary of the Effective Time, Parent and the Surviving Company must indemnify and hold harmless each officer and director who is a present officer or director as of the Effective Time or a former officer or director of any member of the Company Group against claims, losses, liabilities, damages, judgments, inquiries, fines, settlements, fees, costs and expenses, including attorneys’ fees, arising from service or matters existing or occurring at or before the Effective Time, including the Merger Agreement and the transactions contemplated thereby, to the fullest extent permitted by applicable law and the Company’s organizational documents. Advancement of expenses must be provided within 10 business days after request, subject to any undertaking required by the Cayman Companies Act or the organizational documents.
Existing indemnification, exculpation and advancement rights under the Company’s organizational documents and indemnification agreements survive the Merger and may not be amended, repealed or otherwise modified in a manner that adversely affects an indemnified person’s rights. If an action is instituted against an indemnified person on or before the sixth anniversary of the Effective Time, these protections continue until final disposition. The indemnification and insurance provisions are intended to benefit and be enforceable by the indemnified persons as third-party beneficiaries and are in addition to any other rights under applicable law, contract or otherwise.
Directors’ and Officers’ Tail Insurance
For six years after the Effective Time, Parent and the Surviving Company must maintain the Company’s current directors’ and officers’ liability and fiduciary liability policies, substitute policies or a six-year tail policy with at least the same coverage and amounts and terms no less advantageous in the aggregate, with directors’ and officers’ coverage from carriers rated at least A by A.M. Best. The aggregate annual premium is capped at 300% of the Company’s last annual premium; if that cap is insufficient, the maximum coverage reasonably available within the cap must be obtained. The Company may purchase a six-year prepaid tail policy before the Effective Time, subject to the cap, and Parent and the Surviving Company must maintain and honor it if purchased.
The Special Committee
On July 27, 2026, the Board established the Special Committee to, among other empowerments, review, consider and evaluate a proposal for a potential sale of the Company and strategic alternatives thereto and any other alternative transactions and to take any actions it deems appropriate to assess the fairness and viability of such proposals or alternatives. The Special Committee is composed of four independent directors: Karen Meriwether (Chairperson), Paul Little, David Talach and Simon Wainwright. Other than their receipt of Board compensation and Special Committee compensation (which are not contingent upon the closing of the Merger or the Special Committee’s or the Board’s recommendation of the Merger) and their indemnification rights under their respective indemnification agreements entered into with the Company and the Merger Agreement, none of the members of the Special Committee have a financial interest in the Transactions, including the Merger, and none of them is related to any Participant. The Board did not place any limitations on the authority of the Special Committee regarding its investigation and evaluation of the Merger.
The Company agreed to compensate each member of the Special Committee in exchange for his or her service in such capacity in an amount of $15,000, and the Chairperson of the Special Committee in an additional amount of $15,000 (the payment of which is not contingent upon the closing of the Merger or the Special Committee’s or the Board’s recommendation of the Merger).
Position with the Surviving Company
After the completion of the Merger, Mr. Radke is expected to continue as the Chief Executive Officer of the Surviving Company.
Related Person Transactions
The Company has adopted a Related Person Transaction Policy to ensure that any related person transaction is reviewed in accordance with SEC requirements. For a description of related person transactions for the year ended December 31, 2025, see “Special Factors — Related Person Transactions” included in the Company’s definitive proxy statement on Schedule 14A for its 2026 Annual General Meeting of Shareholders, which is incorporated by reference into this Proxy Statement. See “Where You Can Find More Information” beginning on page 170 for a description of how to obtain a copy of the Company’s definitive proxy statement.
Fees and Expenses
Fees and expenses incurred or to be incurred by the Company and the Participants in connection with the Merger are estimated at the date of this Proxy Statement to be as follows:
Description	Amount
Financial advisory fees and expenses
Legal fees and expenses
Accounting and tax advisory fees
SEC filing fees
Printer, proxy solicitation and mailing
Miscellaneous
Total
These fees and expenses will not reduce the aggregate Merger Consideration to be received by the Company’s shareholders. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement, the Plan of Merger and the Merger, will be paid by the party incurring such costs and expenses except as otherwise stated in the section entitled “Proposal 1: The Merger Proposal — Termination Fee and Expenses.”
Voting by the Participants at the Special Meeting
The ACP Shareholders
Pursuant to the Voting and Support Agreement, the ACP Shareholders have agreed to, among other things, (a) vote or execute consents with respect to all of the Shares held by the ACP Shareholders as of the date of the execution of the Merger Agreement, and any additional Shares acquired thereafter, in favor of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and (b) certain transfer restrictions with respect to such Shares. The ACP Shareholders have, until the earlier to occur of (i) the Effective Time and (ii) such date and time as the Merger Agreement is validly terminated in accordance with its terms, to vote or execute consents with respect to all of the Shares held by the ACP Shareholders as of the date of the execution of the Merger Agreement, and any additional Shares acquired thereafter, in favor of the following matters:
•
approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement;

•
approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the approval and adoption of the Merger Agreement on the date on which such meeting is held;

•
against any action, proposal, transaction or agreement that, to the shareholder’s knowledge, would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied prior to the termination of the Merger Agreement or a breach of any covenant, representation or warranty, or any other obligation or agreement of such shareholder under the Voting and Support Agreement; and

•
against any inquiry, proposal or offer from any person or group of persons other than Parent or one of its subsidiaries for (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, share sale, disposition or similar transaction involving an acquisition of 20% or more of the business of the Company (or of any subsidiary or subsidiaries of the Company whose businesses constitute, or of assets of the Company and its subsidiaries that constitute, 20% or more of the assets of the Company and its subsidiaries, taken as a whole), in each case, measured by the fair market value thereof as determined in good faith by the Board or (ii) the acquisition in any manner, directly or indirectly, of over 20% of the outstanding Shares, in each case other than the Transactions.

The Voting and Support Agreement will terminate automatically, without further action by any of the parties thereto, upon the earliest to occur of (i) the Effective Time, (ii) the valid termination of the Merger Agreement in accordance with its terms, (iii) the mutual written consent of all of the parties to the Voting and Support Agreement and (iv) with respect to any ACP Shareholder, the election of such ACP Shareholder, in its sole discretion, to terminate the Voting and Support Agreement following any amendment of the Merger Agreement that (A) reduces the amount of, or changes the form or type of, the Merger Consideration payable to such ACP Shareholder (other than adjustments in accordance with the terms of the Merger Agreement or any increase in the Merger Consideration) or (B) imposes any conditions, requirements or restrictions on such ACP Shareholder’s right to receive the consideration payable to it pursuant to the Merger Agreement or imposes a material delay on the timing of receipt of such consideration.
As of           , 2026, the ACP Shareholders beneficially own in the aggregate      Class A Common Shares and      Class B Common Shares, which represent approximately    % of the total issued and outstanding Shares and approximately    % of the total voting power of the outstanding Shares.
Litigation Relating to the Merger
We are not aware of any lawsuit that challenges the Merger, the Merger Agreement or any of the Transactions.
Accounting Treatment of the Merger
The Merger is expected to be accounted for as a business combination in accordance with ASC 805, Business Combinations, using the acquisition method.
Regulatory Matters
Each of the parties has agreed, upon the terms and subject to the conditions set forth in the Merger Agreement, to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable under all applicable insurance laws, antitrust laws and foreign investment laws to consummate the Transactions at the earliest practicable date, including, subject to certain exceptions: (i) causing the preparation and filing, as promptly as practicable, of all forms, registrations and notices required to be filed to consummate the Merger and the other Transactions and the taking of such actions as are necessary to obtain any requisite consent or expiration of any applicable waiting period under any such laws; (ii) using reasonable best efforts to defend all actions by or before any governmental entity challenging the Merger Agreement or the consummation of the Transactions under such laws; and (iii) using reasonable best efforts to resolve, prevent the entry of, or have vacated, lifted, reversed or overturned any objection, court order, injunction, decree, ruling or other action with respect to the Transactions under such laws.
Antitrust and Foreign Investment Approvals
Under the Merger Agreement, the completion of the Merger is subject to, among others, the authorization and approval (as applicable) of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, at the Special Meeting and the expiration or termination of the applicable waiting period under the HSR Act. The Company and Parent filed their respective Notification and Report Forms under the HSR Act with the Antitrust Division of the Department of Justice and the FTC on August 27, 2026. Early termination of the HSR waiting period was granted on September 21, 2026.
The completion of the Merger is also conditioned on the receipt of the required approvals or clearances under the antitrust laws of Australia and the foreign investment screening laws of Belgium and Italy.
On September 25, 2026, Parent notified the Merger to the Interfederal Screening Commission under the Belgian foreign direct investment screening regime and to the Presidency of the Council of Ministers of Italy under the Italian foreign investment screening (so-called “Golden Power”) legislation. On September 28, 2026, Parent applied to the Australian Competition and Consumer Commission for a waiver of the requirement to notify the Merger under the Australian merger control regime.
On October 26, 2026, the Interfederal Screening Commission confirmed that its review of the Merger had been concluded positively, that no screening procedure would be initiated and that the Merger was accordingly permitted under the Belgian foreign direct investment screening regime. On October 27, 2026, the Australian Competition and Consumer Commission granted the waiver application and determined that the Merger is not required to be notified under the Australian merger control regime. The Merger may not be completed until the approval under the Italian Golden Power legislation has been obtained.
In addition, ACP has filed a separate notification with the ISC under the Belgian foreign direct investment screening regime in respect of its indirect interest in the Company following the Closing.
Insurance and Other Approvals
The insurance laws and regulations of all fifty U.S. states and the District of Columbia generally require that before the acquisition of control of an insurance company may occur, either through the acquisition of or merger with the insurance company or a holding company of that insurance company, the acquiring party must obtain approval from the insurance regulator of the insurance company’s jurisdiction of domicile. In addition, under the laws of certain states, an acquirer must obtain the approval of the state’s insurance regulator to acquire control of an insurance company that is commercially domiciled.
Applications or notifications in connection with the Merger or the changes in control of various subsidiaries of the Company and Parent that may be deemed to occur as a result of the merger have been filed, pursuant to the Merger Agreement, with various U.S. state regulatory authorities. In particular, Parent has filed applications for approval of the changes of control of the U.S. regulated insurance subsidiaries of the Company with certain U.S. regulatory authorities, including specifically with the Texas Department of Insurance, the Puerto Rico Oficina del Comisionado de Seguros, and the Arkansas Insurance Department.
Applications for approval or notifications to regulators have also been filed with certain non-U.S. regulatory authorities, including but not limited to, the Prudential Regulation Authority and Financial Conduct Authority in the United Kingdom, the National Bank of Belgium, and CIMA. Since the Company

did not elect not to effect the Canada Distribution (as defined below), no such application will be filed, or is required to be filed, with the Office of the Superintendent of Financial Institutions in Canada in respect of the Accelerant Insurance Company of Canada (the “Canada Insurer”) (assuming the consummation of the Canada Distribution prior to the Closing).
Although the Company does not expect these regulatory authorities to raise any significant concerns in connection with their review of the Merger, there is no assurance that the Company and Parent will obtain all required regulatory approvals on a timely basis, if at all, or that these approvals will not include a restriction, limitation or condition that would trigger a Burdensome Condition which would permit Parent to refuse to close the transactions contemplated by the Merger Agreement and consummate the Merger.
Other than the approvals described above, the Company does not believe that any other material governmental regulatory approvals, filings or notices are required in connection with effecting the Merger, other than the approvals and notifications described above, approvals, filings or notices required under United States federal securities laws and the filing of the Plan of Merger (and supporting documentation as specified in the Cayman Companies Act) with the Registrar of Companies in the Cayman Islands and, in the event the Merger becomes effective, a copy of the certificate of Merger being given to the shareholders and creditors, as applicable of the Company and Merger Sub as at the time of the filing of the Plan of Merger and notice of Merger published in the Cayman Islands Gazette. See “Proposal 1: The Merger Proposal — Conditions to the Consummation of the Merger” beginning on page 146 for additional information.
Dissenters’ Rights
Registered holders of the Shares who exercise dissenters’ rights will have the right to receive payment of the fair value of their Shares as determined by the Court in accordance with Section 238 of the Cayman Companies Act if the Merger is consummated, but only if they deliver to the Company, before the vote to approve the Merger is taken at the Special Meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Companies Act for the exercise of dissenters’ rights, which are summarized in the section captioned “Special Factors — Dissenters’ Rights” in this Proxy Statement. In addition, the full text of Section 238 of the Cayman Companies Act is attached as Annex E to this Proxy Statement. The fair value of their Shares as determined by the Court under the Cayman Companies Act could be more than, the same as, or less than the Per Share Closing Amount they would receive pursuant to the Merger Agreement if they do not exercise dissenters’ rights with respect to their Shares. If you exercise your right to seek appraisal of the fair value of your Shares, the Company may be entitled to recover its legal costs of the Section 238 proceeding from you, on a joint and several basis, in conjunction with any other shareholders who dissent from the Merger. These procedures are complex and you should consult your Cayman Islands legal counsel. If you do not fully and precisely satisfy the procedural requirements of the Cayman Companies Act, you will lose your dissenters’ rights (as described under the section entitled “Special Factors — Dissenters’ Rights” beginning on page 106).
U.S. Federal Income Tax Consequences
The following is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) that exchange Shares for cash pursuant to the Merger. This summary is based on the Code, U.S. Treasury regulations promulgated thereunder (“Regulations”), judicial decisions, administrative pronouncements and other relevant applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). Unless otherwise noted, this summary addresses only shareholders of the Company that hold the Shares as capital assets for U.S. federal income tax purposes.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular shareholder in light of that shareholder’s particular circumstances or that may be relevant to certain types of shareholders subject to special treatment under U.S. federal income tax law, such as: (i) banks and other financial institutions; (ii) insurance companies; (iii) pension plans; (iv) cooperatives; (v) real estate investment trusts; (vi) regulated investment companies; (vii) broker-dealers; (viii) traders that elect to use a mark-to-market method of accounting; (ix) certain former U.S. citizens or long-term residents; (x) tax-exempt entities (including private foundations); (xi) persons holding Shares through individual retirement accounts or other tax-deferred accounts; (xii) persons who acquired Shares pursuant to any employee share option or otherwise as compensation (including holders of Company RSUs); (xiii) persons who hold Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes; (xiv) persons whose functional currency is not the U.S. dollar; (xv) persons who actually or constructively own 5% or more of our stock (by vote or value); (xvi) partnerships or other entities or arrangements subject to tax as partnerships for U.S. federal income tax purposes or persons holding Shares through such entities; (xvii) persons subject to special tax accounting rules under Section 451(b) of the Code; (xviii) controlled foreign corporations; (xix) passive foreign investment companies; (xx) companies that accumulate earnings to avoid U.S. federal income tax; (xxi) S corporations or other pass-through entities (or investors therein); (xxii) grantor trusts; (xxiii) “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or entities all interests of which are held by a qualified foreign pension fund); and (xxiv) Dissenting Shareholders.
In addition, this summary does not address any U.S. state or local or non-U.S. tax considerations, any U.S. federal estate, gift or alternative minimum tax considerations, nor the Medicare tax on certain net investment income. The information set forth below is of a general nature only and is not intended to be tax advice to any shareholder. Each shareholder should consult its tax advisors with respect to the U.S. federal, state, local and non-U.S. income and other tax considerations relevant with respect to the Merger in light of its particular circumstances.
As used herein, a “U.S. Holder” is any beneficial owner of Shares that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of, the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all of the trust’s substantial decisions, or (b) the trust has validly elected to be treated as a domestic trust for U.S. federal income tax purposes.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding Shares and their partners should consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations relevant with respect to the Merger.
SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS RELEVANT TO THE MERGER IN LIGHT OF THEIR PARTICULAR SITUATIONS.
Consequences of Participation in the Merger
The receipt of cash in exchange for Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes, and a U.S. Holder who so exchanges Shares for cash will generally recognize gain or loss in an amount equal to the difference between (i) the amount of cash received (equal to the product of the number of Shares held by a U.S. Holder and the Per Share Closing Amount) and (ii) such U.S. Holder’s adjusted tax basis in the Shares exchanged therefor. Subject to the discussion under “Passive Foreign Investment Company Rules” and “Application of Section 1248 of the Code” below, such recognized gain or loss will generally be capital gain or loss, and will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Shares exchanged is greater than one year at the effective time. Any gain or loss recognized by U.S. Holders will generally be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. If a U.S. Holder acquired different blocks of Shares at different times and different prices, such U.S. Holder must determine the adjusted tax basis and holding period separately with respect to each such block of Shares. Long-term capital gains of non-corporate U.S. Holders are currently subject to U.S. federal income tax at a reduced rate. The ability to use any capital loss to offset other income or gain is subject to certain limitations under the Code.

Passive Foreign Investment Company Rules
A non-U.S. corporation will be classified as a passive foreign investment company or “PFIC” for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income (the “income test”) or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). Passive income generally includes dividends, interest, rents, royalties and net gains from the disposition of passive assets. Passive assets are those which give rise to passive income, and include assets held for investment, as well as cash, assets readily convertible into cash and (subject to certain exceptions) working capital. The Company’s goodwill and other unbooked intangibles are taken into account and may be classified as active or passive depending upon the relative amounts of income generated by the company in each category. The Company will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which the Company owns directly or indirectly, or constructively, 25% or more (by value) of its stock.
Based on the Company’s current operations, income, assets and certain estimates and projections, including as to the relative values of the Company’s assets, the Company believes that it was not a PFIC for U.S. federal income tax purposes for the Company’s taxable year ended December 31, 2025, and the Company does not expect to be a PFIC in the current taxable year. PFIC status is a factual determination, however, and must be made annually after the close of each taxable year, on the basis of the composition of our income and assets. Therefore, there can be no assurance that the Company was not classified as a PFIC for U.S. federal income tax purposes for the taxable year ended December 31, 2025, or will not be classified as a PFIC for U.S. federal income tax purposes for the current taxable year.
If the Company is a PFIC for any taxable year during which a U.S. Holder held Shares and the U.S. Holder has not made a valid mark-to-market election (as discussed below), the U.S. Holder will generally be subject to special tax rules on any gain realized on the disposition of the Shares. Under the PFIC rules (a) the gain will be allocated pro rata over the U.S. Holder’s holding period for the Shares, (b) amounts allocated to the current taxable year and to any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which the Company is classified as a PFIC (each, a “pre-PFIC year”) will be subject to tax as ordinary income and (c) amounts allocated to each prior taxable year, other than the current taxable year or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year, and such amounts will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to such years. If the Company is a PFIC for any taxable year during which a U.S. Holder holds the Shares and any of our non-U.S. subsidiaries are also PFICs, the U.S. Holder will be treated as owning a proportionate amount (by value) of the shares of each such non-U.S. subsidiary classified as a PFIC for purposes of the application of these rules.
Certain elections may be available that would result in alternative treatments, such as mark-to-market treatment, of the Shares. Each U.S. Holder should consult its tax adviser as to whether any of these elections would be available or advisable with respect to the Shares. If the Company is considered a PFIC, a U.S. Holder also will be subject to annual information reporting requirements.
U.S. Holders should consult their tax advisers about the potential application of the PFIC rules to an exchange of Shares for cash pursuant to the Merger.
Application of Section 1248 of the Code
A U.S. Holder who recognizes taxable gain from the exchange of a Share for the Per Share Closing Amount may be subject to additional rules under Section 1248 of the Code. Under Section 953(c)(7) of the Code, the rules of Section 1248 of the Code apply to the sale or exchange of shares of a non-U.S. corporation by a U.S. person if the non-U.S. corporation would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation and the non-U.S. corporation is (or would be but for certain exceptions) treated as a “controlled foreign corporation” for the purposes of the rules governing “related person insurance income” (“RPII,” and such non-U.S. corporation, an “RPII CFC”). If Section 1248 of the Code applies under such circumstances, gain on the disposition of shares in the non-U.S. corporation may be recharacterized as a dividend to the extent of the U.S. person’s share of such

non-U.S. corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (possibly whether or not those earnings and profits are attributable to RPII).
The Company does not directly engage in an insurance or reinsurance business, but it has U.S. and non-U.S. subsidiaries that do so. Existing proposed Treasury Regulations do not address whether Section 953(c)(7) of the Code may apply to the sale of stock of a non-U.S. corporation which has a non-U.S. subsidiary that is an RPII CFC and that would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation. In the absence of legal authority, there is a strong argument that this rule does not apply to the exchange of any of the Shares for the Per Share Closing Amount pursuant to the Merger, because the Company is not directly engaged in the insurance business. However, there can be no assurance that the IRS will not successfully assert that Section 953(c)(7) of the Code applies in such circumstances and thus may apply to a U.S. Holder who recognizes taxable gain from the Merger. U.S. Holders should consult their tax advisers about the potential application of Section 1248 of the Code to an exchange of Shares for cash pursuant to the Merger.
Backup Withholding
Payments due to U.S. Holders may be subject to “backup withholding” at a current rate of 24% for U.S. federal income tax purposes unless certain requirements are satisfied. In order to avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption should furnish a correct taxpayer identification number, certify that it is not subject to backup withholding on a properly completed IRS Form W-9 and otherwise comply with backup withholding rules. A U.S. Holder that fails to provide a properly completed IRS Form W-9 may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. U.S. Holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.
THE U.S. FEDERAL INCOME TAX DISCUSSION ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR U.S. HOLDER. THE TAX CONSEQUENCES OF THE MERGER WILL VARY IN ACCORDANCE WITH THE SPECIFIC CIRCUMSTANCES OF EACH U.S. HOLDER. IN LIGHT OF THE FOREGOING, EACH U.S. HOLDER IS EXPECTED TO AND SHOULD CONSULT WITH AND SEEK ADVICE FROM SUCH U.S. HOLDER’S OWN INDEPENDENT TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER RELATED THERETO.
United Kingdom Tax Consequences
The following is a description of the material United Kingdom tax consequences of the Merger applicable to a U.S. Holder (as defined above). It is intended only as a general guide to the position under current United Kingdom tax law and what is understood to be the current published practice of HM Revenue and Customs, referred to as HMRC, as at the date hereof, both of which are subject to change possibly with retrospective effect, and may not apply to certain classes of investors, such as dealers in securities, persons who acquire (or are deemed to acquire) their securities by reason of an office or employment, insurance companies and collective investment schemes.
U.S. Holders of shares that are not resident in the United Kingdom for United Kingdom tax purposes and that do not carry on a trade, profession or vocation in the United Kingdom through a branch or agency or (in the case of a company) permanent establishment should not be subject to United Kingdom taxation of chargeable gains on disposing of their Shares.
Other holders of Shares are strongly recommended to consult their own tax advisers as to the United Kingdom tax consequences of disposing of their Shares.
Cayman Islands Tax Consequences
The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Payments of dividends and capital in respect of the Company’s securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities under the terms of the Merger Agreement be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.
There are no other taxes likely to be material levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands. The Cayman Islands is not party to any double tax treaties which are applicable to any payments made by or to the Company.
The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has obtained an undertaking from the Financial Secretary of the Cayman Islands substantially in the following form:
The Tax Concessions Act Undertaking as to Tax Concessions
In accordance with the Tax Concessions Act (As Revised), the following undertaking is hereby given to the Company:
c.   That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and
d.   In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:
(i)   on or in respect of the shares, debentures or other obligations of the Company; or
(ii)   by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act (As Revised).
These concessions shall be for a period of 20 years from June 27, 2023.
Cayman Islands Data Protection and Anti-Money Laundering
Data Protection Law — Cayman Islands
The Company has certain duties under the DPA based on internationally accepted principles of data privacy.
Privacy Notice
This privacy notice puts the Company’s shareholders on notice that through their investment in the Company the shareholders will provide the Company with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”).
In the following discussion, references to the “Company” refer to the Company and its affiliates and/or delegates, except where the context requires otherwise.
Investor Data
The Company will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. The Company will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct its activities on an ongoing basis or to comply with legal and regulatory obligations to which it is subject. It will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.
In the Company’s use of this personal data, it will be characterized as a “data controller” for the purposes of the DPA, while its affiliates and service providers who may receive this personal data from the Company in the conduct of our activities may either act as its “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to the Company.
The Company may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.
Whom this Affects
If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides the Company with personal data on individuals connected to you for any reason in relation to your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.
How the Company May Use a Shareholder’s Personal Data
The Company, as the data controller, collects, stores and uses personal data for lawful purposes, including, in particular: (a) where this is necessary for the performance of its rights and obligations under any agreements; (b) where this is necessary for compliance with a legal and regulatory obligation to which it is or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (3) where this is necessary for the purposes of the Company’s legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.
Should the Company wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), it will contact you.
Why the Company May Transfer Your Personal Data
In certain circumstances the Company may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.
The Company anticipates disclosing personal data to persons who provide services to it and its affiliates (which may include certain entities located outside the U.S., the Cayman Islands or the European Economic Area), who will process your personal data on its behalf.
The Data Protection Measures the Company Takes
Any transfer of personal data by the Company or its duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.
The Company and its duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

The Company shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those of the data subjects to whom the relevant personal data relates.
Anti-Money Laundering — Cayman Islands
If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (a) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (as revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (b) a constable or any member of the Royal Cayman Islands Police Service, or the Financial Reporting Authority, pursuant to the Terrorism Act (as revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

MARKET PRICE OF THE COMPANY’S SHARES, DIVIDENDS AND OTHER MATTERS
Market Price of the Shares
The following table provides the high and low sales prices for Class A Common Shares on NYSE under the symbol “ARX” for each quarter since the Company’s initial public offering in July 2025 (through October 20, 2026):
	Sales Price Per Share (in $)
Quarterly:	High	Low
2025
Third quarter	31.18	14.33
Fourth quarter	17.32	11.20
2026
First quarter	16.46	9.18
Second quarter	17.85	11.66
Third quarter	19.90	10.77
Fourth quarter (through October 20, 2026)	19.83	19.71
On August 12, 2026, the last trading day immediately prior to the Company’s announcement that it had signed the Merger Agreement, the reported closing price of our Shares on NYSE was $13.61 per Share. The Merger Consideration of $20.25 per Share represents a premium of 49% over the closing price of $13.61 per Share on August 12, 2026, a premium of approximately 54% over the 180-day volume-weighted average closing price of $13.13 per Share prior to the disclosure of the Merger Agreement, and a premium of 56% to the volume-weighted average closing price of the Company’s Shares during the last 30 calendar days prior to its disclosure of the Merger Agreement. On October 20, 2026, the most recent practicable date before the date of this Proxy Statement, the high and low reported sales prices of our Class A Common Shares were $19.82 and $19.74, respectively. You are urged to obtain a current market price quotation for your Shares in connection with voting your Shares.
Dividend Policy
The Company has neither declared nor paid any dividends to its shareholders since the date of its incorporation in the Cayman Islands on October 6, 2021 and through the date of this Proxy Statement, nor does the Company have any present plan to pay any cash dividends on its Shares in the foreseeable future. The Company currently intends to retain all available funds and any future earnings for use in the operation of its business.
Additionally, the Company is a holding company that transacts the majority of its business through operating subsidiaries. Consequently, the Company’s ability to pay dividends to shareholders is largely dependent on receipt of dividends and other distributions from its subsidiaries. Applicable insurance laws restrict the ability of the Company’s insurance and reinsurance company subsidiaries to declare shareholder dividends and require insurance companies to maintain specified levels of statutory capital and surplus. Insurance regulators have broad powers to prevent reduction of statutory surplus to inadequate levels, and there is no assurance that dividends of the maximum amounts calculated under any applicable formula would be permitted. State insurance regulatory authorities that have jurisdiction over the payment of dividends by the Company’s insurance and reinsurance company subsidiaries may in the future adopt statutory provisions more restrictive than those currently in effect. See “Regulation — Insurance Regulation — United States Regulation — Restrictions on Paying Dividends” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein.
The Company’s ability to pay dividends may also be restricted by the terms of the Company’s credit agreement, or any future credit agreement or any future debt or preferred equity securities of the Company or its subsidiaries. See “Item 1A. Risk Factors — Risks Related to Our Class A Common Shares — Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A common shares for return on your investment” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein.

THE SPECIAL MEETING
We are furnishing this Proxy Statement to you, as a holder of Shares, as part of the solicitation of proxies by the Board for use at the Special Meeting described below.
Date, Time and Place of the Special Meeting
The Special Meeting will take place on            , 2026, at             local time (Greenwich Mean Time) at the offices of Paul Hastings LLP, located at 100 Bishopsgate, London, EC2N 4AG, United Kingdom.
Purpose of the Special Meeting
At the Special Meeting, we will ask Shareholders to vote on proposals to (i) approve as a special resolution, the Merger Proposal; (ii) approve, as an ordinary resolution, on a non-binding advisory basis, the Compensation Proposal; and (iii) if necessary or appropriate, approve as an ordinary resolution the Adjournment Proposal.
We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.
Shareholders must approve the Merger Proposal in order for the Merger to be consummated. If the Shareholders fail to approve the proposal to adopt the Merger Agreement and the Plan of Merger, the Merger will not be consummated. A copy of the Merger Agreement is attached as Annex A-1 to this Proxy Statement and a copy of the Plan of Merger is attached as Annex A-2 to this Proxy Statement, each of which we urge you to read carefully in its entirety.
Record Date; Quorum
You are entitled to attend and vote at the Special Meeting if you have Shares registered in your name on the register of members of the Company at the close of business in the Cayman Islands on            , 2026, the Record Date. If you own Shares at the close of business in the Cayman Islands on the Record Date, the deadline for you to lodge your proxy card and vote is            , 2026 at 11:59 p.m. (Greenwich Mean Time). Each shareholder has one vote for each Class A Common Share and ten votes for each Class B Common Share, in each case held on the register of members of the Company as of the close of business in the Cayman Islands on the Record Date. We expect that, as of the Record Date, there will be             Class A Common Shares and            Class B Common Shares entitled to be voted at the Special Meeting.
A quorum of the Company’s shareholders is necessary to have a valid shareholders meeting. The required quorum for the transaction of business at the Special Meeting is the presence, in person or by proxy, of holders of a simple majority of all voting share capital of the Company issued and entitled to vote on the Record Date. Abstentions will be counted to determine whether a quorum is present. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner. The Company does not expect any broker non-votes at the Special Meeting because we believe the stock exchange rules applicable to banks, brokers and other nominees do not provide brokers with discretionary authority to vote on the proposals to be presented at the Special Meeting. As a result, we do not expect brokers would be permitted to vote your Shares at the Special Meeting without receiving instructions. As a result, we do not expect brokers would be permitted to vote your Shares at the Special Meeting without receiving instructions. Shares held in “street name” for which no voting instructions are given will not be counted for purposes of determining whether a quorum is present.
Vote Required
The Merger Proposal requires a special resolution being the affirmative vote of holders of Shares representing at least two-thirds of the votes cast by such holders of Shares as, being entitled to do so, vote in person or by proxy and entitled to vote at the Special Meeting. If this vote is not obtained, the Merger will not be completed.

The approval of the advisory and non-binding Compensation Proposal requires an ordinary resolution being the affirmative vote of at least a simple majority of the votes cast by the holders of Shares present and voting in person or by proxy and entitled to vote at the Special Meeting.
If you (a) attend the Special Meeting in person or by proxy and abstain from voting, the effect will be, among other things, that your Shares will count towards the quorum at the Special Meeting, but will not count as a vote cast at the Special Meeting or (b)(i) fail to submit a proxy over the Internet, by mail or otherwise fail to attend the Special Meeting and cast your vote in person or (ii) fail to give voting instructions to your brokerage firm, bank or other nominee, your Shares will not count towards quorum at the Special Meeting, and if a quorum is present, will have no effect on the outcome of any of the proposals.
As of            , 2026, the ACP Shareholders beneficially own in the aggregate            Class A Common Shares and             Class B Common Shares, which represent approximately            % of the total issued and outstanding Shares and approximately            % of the total voting power of the outstanding Shares. See “Security Ownership of Certain Beneficial Owners and Management of the Company” beginning on page 165 for additional information. These Shares will be voted in favor of the authorization and approval (as applicable) of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, at the Special Meeting.
Neither the Cayman Companies Act nor the Merger Agreement requires that the Merger Agreement and Plan of Merger be approved by a majority of the Unaffiliated Security Holders.
Procedures for Voting
Only shareholders entered in the register of members of the Company at the close of business in the Cayman Islands on the Record Date will receive the final Proxy Statement and proxy card directly from the Company. Shareholders registered in the register of members of the Company as of the Record Date or their proxy holders are entitled to vote and may participate in the Special Meeting. Shareholders who have acquired Shares after the close of business on the Record Date may not attend the Special Meeting unless they receive a proxy from the person or entity who had sold them the Shares.
Authorizing a Proxy by Mail — Shareholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed, postage-paid return envelope. Completed proxy cards must be received by            , 2026 by 11:59 p.m. (Greenwich Mean Time).
Authorizing a Proxy over the Internet — Shareholders may authorize a proxy electronically using the Internet at www.AALvote.com/ARXSM until 11:59 p.m. (Greenwich Mean Time) on            , 2026.
Alternatively, you can attend the Special Meeting and vote in person. To attend the Special Meeting, you must present certain documents to verify your identity, such as your identification card or passport and your share certificate.
Shareholders who have questions or requests for assistance in completing and submitting proxy cards or need additional copies of this Proxy Statement or the accompanying proxy card should contact the Company’s Investor Relations team in writing at Unit 106, Windward 3, Regatta Office Park, West Bay Road, Grand Cayman, KY1-1108, or email us at investors@accelerant.ai.
Proxy Holders for Registered Shareholders
Shareholders registered in the register of members of the Company as of the Record Date who are unable to participate in the Special Meeting may appoint as a representative another shareholder, a third party or the Company as proxy holder by completing and returning the form of proxy in accordance with the instructions printed thereon. With regard to the items listed on the agenda and without any explicit instructions to the contrary, the chair of the Special Meeting as proxy holder will vote in favor of the resolutions proposed at the Special Meeting according to the recommendation of the Board. If new proposals (other than those on the agenda) are put forth before the Special Meeting, the chair of the Special Meeting as proxy holder will vote in accordance with the position of the Board.

Voting of Proxies and Failure to Vote
All Shares represented by valid proxies will be voted at the Special Meeting in the manner specified by the holder. If a shareholder returns a properly signed proxy card but does not indicate how the shareholder wants to vote, Shares represented by that proxy card will be voted “FOR” the Merger Proposal; “FOR” the Compensation Proposal; and “FOR”, if necessary or appropriate, the Adjournment Proposal, unless the shareholder appoints a person other than the chair of the meeting as proxy, in which case the Shares represented by that proxy card will be voted (or not submitted for voting) as the proxy determines.
If your Shares are held in “street name,” you will receive instructions from your brokerage firm, bank or other nominee that you must follow in order to have your Shares voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your brokerage firm, bank or other nominee, as the case may be. Brokers who hold Shares in “street name” for a beneficial owner of those Shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to vote with respect to the approval of matters that are “non-routine,” such as the Merger Proposal, without specific instructions from the beneficial owner. Broker non-votes, with respect to any proposal, are Shares held by a broker or other nominee present or represented at a meeting at which at least one “routine” proposal is presented, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such Shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. Because all proposals for the Special Meeting are non-routine and non-discretionary, the Company anticipates that there will not be any broker non-votes in connection with any proposal. If your broker or other nominee holds your Shares in “street name,” your broker or other nominee will vote your Shares only if you provide instructions on how to vote. If your broker or other nominee holds your Shares in “street name” and you do not obtain a proxy from your broker or other nominee to vote such Shares at the Special Meeting and do not provide your broker or other nominee instructions on how to vote your Shares, your Shares will not count towards quorum at the Special Meeting and thus will have no effect on the outcome of any of the proposals. Please follow the directions on the voting instruction form sent to you by your brokerage firm, bank or other nominee with this Proxy Statement.
Revocability of Proxies
If you are a shareholder of record as of the Record Date, you may revoke your proxy at any time before the proxy is exercised at the Special Meeting by delivering to the Company’s Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted through the Internet, you may simply authorize a proxy again at a later date using the same procedure set forth above, but before the deadline for Internet proxy authorization, in which case the later submitted proxy will be recorded and the earlier proxy revoked.
Rights of Shareholders Who Object to the Merger
Shareholders who dissent from the Merger will have the right to receive payment of the fair value of their Shares as determined by the Court in accordance with Section 238 of the Cayman Companies Act if the Merger is consummated, but only if they deliver to the Company, before the vote to approve the Merger is taken at the Special Meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Companies Act for the exercise of dissenters’ rights, which are summarized in the section captioned “Special Factors — Dissenters’ Rights” in this Proxy Statement. In addition, the full text of Section 238 of the Cayman Companies Act is attached as Annex E to this Proxy Statement. The fair value of each of their Shares as determined by the Court under the Cayman Companies Act could be more than, the same as, or less than the Per Share Closing Amount they would receive pursuant to the Merger Agreement if they do not exercise dissenters’ rights with respect to their Shares. If shareholders exercise their right to seek appraisal of the fair value of their Shares, the Company may be entitled to recover its legal costs of the Section 238 proceeding from such shareholders who dissent from the Merger on a joint and several basis.

Whom to Call for Assistance
If you need assistance, including help in changing or revoking your proxy, please contact the Company’s Investor Relations team in writing at Unit 106, Windward 3, Regatta Office Park, West Bay Road, Grand Cayman, KY1-1108, or email us at investors@accelerant.ai.
Solicitation of Proxies
The Company has not engaged a proxy solicitor to assist in the solicitation of proxies for the Special Meeting. The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of Shares held as of the close of business on the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies virtually or by telephone, facsimile, email or other similar means. They will not be paid any additional amounts for soliciting proxies.
Other Business
We are not currently aware of any business to be acted upon at the Special Meeting other than the matters discussed in this Proxy Statement.

PROPOSALS SUBMITTED TO COMPANY SHAREHOLDERS
Proposal 1. The Merger Proposal
The Company is asking its shareholders to consider and vote on a proposal by special resolution to authorize and approve the Merger Agreement and the Plan of Merger. A copy of the Merger Agreement is attached as Annex A-1 to this Proxy Statement, and a copy of the Plan of Merger is attached as Annex A-2 to this Proxy Statement. You are urged to read each of the Merger Agreement and the Plan of Merger carefully and in its entirety.
For a summary and detailed information regarding this proposal, see the information about the Merger Agreement, the Plan of Merger and the Transactions throughout this Proxy Statement, including the information set forth in the sections entitled “Special Factors” beginning on page 34 of this Proxy Statement and “Proposal 1: The Merger Proposal” beginning on page 118 of this Proxy Statement.
The Board, based in part on the unanimous recommendation of the Special Committee, recommends, by unanimous vote of the members of the Board participating in the vote, that the Company’s shareholders adopt the following proposal by special resolution.
The full text of the resolutions to be voted on is as follows:
“RESOLVED, as a special resolution that:
(a)
(i) the Agreement and Plan of Merger (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), entered into as of August 13, 2026, by and among the Company, Cherry Tree BidCo, a Cayman Islands exempted company (“Parent”), and Cherry Tree Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of Parent (“Merger Sub”) (a copy of which is attached to the accompanying Proxy Statement as Annex A-1), pursuant to which, on the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), the separate existence of Merger Sub will thereupon cease and the Company will continue as the surviving company (the “Surviving Company”) and a wholly owned subsidiary of Parent; and (ii) the Plan of Merger required to be filed with the Cayman Islands Registrar of Companies, attached as an exhibit to the Merger Agreement (a copy of which is attached to the accompanying Proxy Statement as Annex A-2) (as it may be amended from time to time, the “Plan of Merger”), in each case are authorized and approved in all respects;

(b)
the Company be and is hereby authorized to merge with Merger Sub so that the Company be the Surviving Company and all the undertaking, property and liabilities of Merger Sub vest in the Company by virtue of such merger pursuant to the Cayman Companies Act;

(c)
the Company be and is hereby authorized to enter into the Plan of Merger;

(d)
upon the Effective Date (as defined in the Plan of Merger): (i) that the memorandum and articles of association of the Company in effect as of the date of the accompanying Proxy Statement be amended and restated by their deletion in their entirety and replacement with, and the adoption of, the amended and restated memorandum and articles of association annexed to the Plan of Merger, (ii) that the authorized share capital of the Company be amended and re-designated as set forth in the Plan of Merger, (iii) that the Plan of Merger be executed by any member of the Special Committee of the Board and, with their authorization, the Company’s officers on behalf of the Company, and that the Plan of Merger, together with any supporting documentation, be submitted for registration to the Registrar of Companies of the Cayman Islands, and (iv) all actions taken and documents or agreements executed, signed or delivered by any member of the Special Committee of the Board of the Company and, with their authorization, the Company’s officers on behalf of the Company in connection with or ancillary to all such contemplated transactions, be and are hereby authorized and approved in all respects;

(e)
the transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger (the “Transactions”) be and are hereby authorized and approved in all respects; and

(f)
all actions taken and any documents or agreements executed, signed or delivered prior to or after the date hereof by any director or officer of the Company in connection with the transactions contemplated hereby be and are hereby approved, ratified and confirmed in all respects.”

Under Cayman Islands law, the affirmative vote of holders of Shares representing at least two-thirds of the votes cast by such holders as, being entitled to do so, vote in person or by proxy at the Special Meeting is required to authorize the Merger Agreement and the Plan of Merger. The Company’s amended and restated memorandum and articles of association require shareholders holding a simple majority of all voting share capital in issue and entitled to vote to be present in person or represented by proxy and entitled to vote in order to establish the required quorum to transact business. Given that the ACP Shareholders own greater than 50% of the Shares, the Special Meeting will be quorate unless the ACP Shareholders or their successors and assigns or affiliates are not in attendance. If you (a) attend the Special Meeting in person or by proxy and abstain from voting, the effect will be, among other things, that your Shares will count towards the quorum at the Special Meeting, but will not count as a vote cast at the Special Meeting or (b)(i) fail to submit a proxy over the Internet, by mail or otherwise fail to attend the Special Meeting and cast your vote in person or (ii) fail to give voting instructions to your brokerage firm, bank or other nominee, your Shares will not count towards quorum at the Special Meeting, and if a quorum is present, will have no effect on the outcome of the Merger Proposal.
The Board, based in part on the unanimous recommendation of the Special Committee, approved the Merger, determined that the Merger is in the best interests of the Company and the Unaffiliated Security Holders and resolved to recommend that the Company’s shareholders authorize the Merger Agreement and the Plan of Merger. See “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and the Board” beginning on page 48 of this Proxy Statement.
The Board, based in part on the unanimous recommendation of the Special Committee, recommends, by unanimous vote of the members of the Board participating in the vote, that holders of Shares vote “FOR” the Merger Proposal.
Proposal 2. The Compensation Proposal
The Compensation Proposal gives shareholders the opportunity to vote on an advisory and non-binding basis on the payment of specified compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the Transactions. This compensation is summarized in the table and the footnotes thereto under “Special Factors — Interests of the Company’s Executive Officers and Directors in the Merger — Merger-Related Compensation for the Company’s Named Executive Officers” beginning on page 100 of this Proxy Statement.
The Board encourages you to review carefully the named executive officer Merger-related compensation information disclosed in this Proxy Statement.
The Board recommends that the Company’s shareholders adopt the following proposal by ordinary resolution:
“RESOLVED, as an ordinary resolution, that the shareholders of Accelerant Holdings hereby approve, on a non-binding, advisory basis, the payment of specified compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the Transactions as disclosed in the Company’s proxy statement pursuant to Item 402(t) of Regulation S-K under the section entitled “Golden Parachute Compensation” and the corresponding table and the footnotes thereto.”
The vote on the advisory and non-binding Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the advisory and non-binding Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on either the Company or Parent. Accordingly, if the Merger Agreement, the Plan of Merger and the Transactions are authorized and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the Company’s shareholders.

The advisory and non-binding Compensation Proposal will require the affirmative vote of at least a simple majority of votes cast by the holders of Shares present and voting in person or by proxy and entitled to vote at the Special Meeting. If you (a) attend the Special Meeting in person or by proxy and abstain from voting, the effect will be, among other things, that your Shares will count towards the quorum at the Special Meeting, but will not count as a vote cast at the Special Meeting, or (b)(i) fail to submit a proxy over the Internet, by mail or otherwise fail to attend the Special Meeting and cast your vote in person or (ii) fail to give voting instructions to your brokerage firm, bank or other nominee, your Shares will not count towards quorum at the Special Meeting, and if a quorum is present, will have no effect on the outcome of the advisory and non-binding Compensation Proposal.
The Board recommends that holders of Shares vote “FOR” the advisory and non-binding Compensation Proposal.
Proposal 3. The Adjournment Proposal
We are asking you to approve the Adjournment Proposal, a proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the Special Meeting to pass the special resolutions to be proposed at the Special Meeting or for any other reason determined by the chair of the Special Meeting. If the chair determines that it is necessary or appropriate, we will ask the Shareholders to vote only on this Adjournment Proposal and not to vote on the Merger Proposal or to approve, on a non-binding, advisory basis, the Compensation Proposal.
If the Shareholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from Shareholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement and the Plan of Merger. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement and the Plan of Merger such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and the Plan of Merger and seek to convince the holders of those Shares to change their votes to votes in favor of the Merger. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chair of the Special Meeting.
If necessary or appropriate, the Board recommends that the Company’s shareholders adopt the following proposal by ordinary resolution:
“RESOLVED, as an ordinary resolution, that the Special Meeting be adjourned to a later date or dates to be determined by the Chairperson of the Special Meeting.”
The Adjournment Proposal will require the affirmative vote of at least a simple majority of votes cast by the holders of Shares present and voting in person or by proxy and entitled to vote at the Special Meeting. If you (a) attend the Special Meeting in person or by proxy and abstain from voting, the effect will be, among other things, that your Shares will count towards the quorum at the Special Meeting, but will not count as a vote cast at the Special Meeting, or (b)(i) fail to submit a proxy over the Internet, by mail or otherwise fail to attend the Special Meeting and cast your vote in person or (ii) fail to give voting instructions to your brokerage firm, bank or other nominee, your Shares will not count towards quorum at the Special Meeting, and if a quorum is present, will have no effect on the outcome of the Adjournment Proposal.
The Board recommends that, if necessary or appropriate, holders of Shares vote “FOR” the Adjournment Proposal.

PROPOSAL 1: THE MERGER PROPOSAL
This section describes the material terms and conditions of the Merger Agreement. The description of the Merger Agreement in this section and elsewhere in this Proxy Statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex A-1, and the Plan of Merger, a copy of which is attached to this Proxy Statement as Annex A-2, each of which is incorporated by reference into this Proxy Statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement and Plan of Merger carefully and in their entirety. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and Plan of Merger and not by this summary or any other information contained in this Proxy Statement. This section is not intended to provide you with factual information about the Company or any of its subsidiaries or affiliates. That information can be found elsewhere in this Proxy Statement and in the public filings the Company makes with the SEC, which may be obtained by following the instructions set forth in the section titled “Where You Can Find More Information” beginning on page  170.
Explanatory Note Regarding the Merger Agreement
The Merger Agreement and the description of the Merger Agreement provided in this Proxy Statement have been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific agreed upon dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations, qualifications and supplemental information agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party for the purposes of allocating contractual risk between the parties. In addition, certain representations and warranties may be subject to contractual standards of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is contained in, or incorporated by reference into, this Proxy Statement, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, proxy statements and Current Reports on Form 8-K. Except in certain limited circumstances expressly specified in the Merger Agreement, the Company’s shareholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates, or businesses. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver, amendments or other modification.
Form and Effects of the Merger; Memorandum and Articles of Association; Directors and Officers
Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Cayman Companies Act, at the Effective Time, Merger Sub will be merged with and into the Company. Upon consummation of the Merger, the separate existence of Merger Sub will cease, and the Company will continue as the Surviving Company and as a direct, wholly owned subsidiary of Parent. From and after the Effective Time, all property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Company, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Company in accordance with the Cayman Companies Act.
At the Effective Time, the memorandum and articles of association of Merger Sub as in effect immediately prior to the Effective Time will become the memorandum and articles of association of the Surviving Company, except that (a) references to “Cherry Tree Merger Sub” will be changed to “Accelerant Holdings,” (b) reference to the share capital of the Surviving Company will be amended consistent with the Plan of Merger, and (c) the indemnification provision will be amended to include the indemnification provision in accordance with the Merger Agreement. The Surviving Company’s memorandum and articles of association will thereafter be amended in accordance with its terms and as provided by the Cayman Companies Act.
As of the Effective Time, the directors of Merger Sub as of immediately prior to the Effective Time will be the directors of the Surviving Company, each to serve until his or her respective successor is duly elected and qualified or until the earlier of his or her death, resignation or removal.
The officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Company, except as otherwise determined jointly by Parent and Merger Sub prior to the Closing Date, each such officer to serve until his or her respective successor is duly appointed and qualified or until the earlier of his or her death, resignation or removal.
Unless Parent requests otherwise, no later than five business days before the Closing Date, the Company must use commercially reasonable efforts to cause each member of the Board and each officer of the Company to execute a resignation letter effective as of immediately prior to the Effective Time. Such a resignation will not constitute a voluntary termination of employment under the Accelerant Share Incentive Plan applicable to that individual’s status as a corporate officer or director of the Company.
Consummation and Effectiveness of the Merger
Unless another time or date is mutually agreed in writing by Parent and the Company, the Closing will take place as soon as practicable, but in any event no later than the second business day after the date on which all conditions set forth in the Merger Agreement have been satisfied or waived and described in the section titled “Proposal 1: The Merger Proposal — Conditions to the Consummation of the Merger,” other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction of such conditions at such time.
As soon as practicable on the Closing Date, the parties will execute and file the Plan of Merger with the Registrar of Companies of the Cayman Islands, together with other documents required by the Cayman Companies Act. The Merger will become effective when the Plan of Merger is registered by the Registrar of Companies, or at a later time agreed in writing by Parent and the Company and specified in the Plan of Merger (provided that such later date may not be more than 90 days after the date of registration).
Consideration to be Received in the Merger
At the Effective Time, subject to the terms and conditions of the Merger Agreement, by virtue of the Merger, the following will occur:
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each Share issued and outstanding as of immediately prior to the Effective Time, other than any Excluded Shares or Dissenting Shares, will be automatically converted into and shall thereafter represent the right to receive the Per Share Closing Amount. From and after the Closing, subject to certain terms and conditions, the Shares will no longer be outstanding and will automatically be canceled and cease to exist, and thereafter only represent the right to receive the Per Share Closing Amount, without interest and subject to deduction for any required withholding tax (except that holders of Dissenting Shares will be treated as described in the section entitled “Special Factors — Dissenters’ Rights”; provided that if a holder of Dissenting Shares effectively withdraws or loses its dissenters’ rights, those Shares will cease to be Dissenting Shares and the holder thereof will instead be entitled to receive the Per Share Closing Amount without interest);

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each Share held by the Company or owned, directly or indirectly, by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent, Merger Sub or the Company (including those held in the Company’s treasury) will be canceled and cease to exist without consideration; and

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each ordinary share of Merger Sub, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time will automatically be converted into one validly issued, fully paid and nonassessable ordinary share, par value $1.00 per share, of the Surviving Company, which will be reflected in the updated register of members.

Ticking Amount
In addition to the Merger Consideration, holders of Shares may be entitled to a “ticking fee” if the Closing is delayed beyond the Ticking Amount Start Date. If the Closing Date occurs on or after the Ticking Amount Start Date, the Ticking Amount will equal $0.00333 per Share multiplied by the number of calendar days elapsed after the Ticking Amount Start Date up to and including the Ticking Amount End Date (approximately $0.10 per Share for each 30-day period). If the Closing Date occurs before the Ticking Amount Start Date, no Ticking Amount will be payable.
The Ticking Amount Start Date is the first date upon which all of the conditions to the Closing have been satisfied or waived (excluding (i) conditions that, by their nature, will be satisfied at the Closing, and (ii) conditions the failure of which to be satisfied is primarily caused by, or primarily results from, a breach by Parent, Merger Sub or their respective affiliates), other than the specified insurance regulatory approvals of Parent set forth in the Company Disclosure Letter. Accrual of the Ticking Fee commences only once such condition exists and the only remaining outstanding regulatory approvals are receipt of such specified insurance regulatory approvals of Parent set forth in the Company Disclosure Letter.
If the deadline by which Parent is required to make the insurance change of control filings is longer than 15 business days from the date of the Merger Agreement, then the commencement of the Ticking Amount Start Date will be delayed by the number of days between the date of the Merger Agreement and the Change of Control Filing Deadline. The “Change of Control Filing Deadline” is the later of (i) 15 business days from the date of the Merger Agreement and (ii), to the extent a governmental entity will not accept a change of control filing without the inclusion of information to be reflected in a filing by a person who is or will become a controlling person of a regulated insurance entity as a result of the Merger (other than Parent and its affiliates), or otherwise required by Parent and the Company to make a mutual good faith determination that such a filing is not required, five business days following, as applicable, the date of the filing of the applicable controlling person filing or the date on which Parent and the Company reasonably determine that such remaining filings are not required.
The Ticking Amount ceases to accrue on the date on which all of the specified insurance regulatory approvals of Parent have been obtained. No further amount accrues after receipt of the last of such specified insurance regulatory approvals of Parent set forth in the Company Disclosure Letter, even if the Closing occurs on a later date.
Any Ticking Amount payable will be paid as part of the Per Share Closing Amount through the same procedures, and at the same time, as the Merger Consideration. No interest will be paid or accrue on the Per Share Closing Amount, including on any Ticking Amount. For more information, please see the section titled “Proposal 1: The Merger Proposal — Procedures for Receiving the Merger Consideration.”
Treatment of Company RSUs, Company PSUs and Company Options
Company RSUs
Each Company RSU that vests at the Effective Time under the applicable award agreement as in effect on the date of the Merger Agreement, including any Company RSU held by a non-employee director, is a Single-Trigger RSU. At the Effective Time, each Single-Trigger RSU will be canceled and converted into the right to receive a cash payment equal to the Per Share Closing Amount multiplied by the number of underlying Shares, without interest and subject to applicable tax withholdings.
Each Company RSU that is not a Single-Trigger RSU will be canceled at the Effective Time and converted into a Cash Replacement Company RSU Amount equal to the Per Share Closing Amount multiplied by the number of underlying Shares, without interest and subject to applicable tax withholdings. Each Cash Replacement Company RSU Amount will remain subject to the holder’s continued service through the applicable vesting dates and will vest and be paid on the same terms as the corresponding Company RSU, including any post-change-in-control termination acceleration, subject to the applicable award terms. The Cash Replacement Company RSU Amounts are generally not payable at the Closing.

Company PSUs
At the Effective Time, each Company PSU outstanding immediately prior to the Effective Time will be canceled and converted into a Cash Replacement Company PSU Amount equal to the Per Share Closing Amount multiplied by the number of Shares to which the holder would be entitled upon settlement, determined by applying a fixed payout percentage of 250% for the 2026 performance year and 100% for each of the 2027 and 2028 performance years, in each case as set by the Merger Agreement and without regard to the Company’s actual or projected performance, without interest and subject to applicable tax withholdings. These fixed percentages were negotiated as part of the Merger Agreement and are not a projection of, and do not reflect any determination regarding, the Company’s actual performance for any performance year. Each Cash Replacement Company PSU Amount will remain subject to continued service through the end of the applicable calendar year and will vest and be paid at the same time as the corresponding Company PSU would have vested and settled, including any applicable post-change-in-control termination acceleration, with payment within 60 days after the applicable vesting date. Each Cash Replacement Company PSU Amount will otherwise be subject to the applicable award terms, as modified only as permitted by the Merger Agreement.
Company Options
At the Effective Time, each in-the-money Company Option, whether vested or unvested, will be canceled and exchanged for a cash payment equal to its aggregate spread value (based on the excess of the Per Share Closing Amount over the per-Share exercise price and the number of Shares underlying such Company Option). Notwithstanding the foregoing, all underwater Company Options (whether vested or unvested) will be canceled for no consideration.
Termination of the Accelerant Share Incentive Plan; Payment of Equity Award Consideration
Prior to the Effective Time, the Company, through the Board (or, if applicable, an appropriate committee thereof), will adopt such resolutions and take such other actions as are necessary to confirm that, as of the Effective Time, (i) the Accelerant Share Incentive Plan will terminate and (ii) no holder of any Company equity award or any right to receive a Company equity award, and no participant in the Accelerant Share Incentive Plan or any other employee incentive or benefit plan, program or arrangement or any non-employee director plan maintained by the Company or any of its subsidiaries, will have any right to acquire, or other right in respect of, any share capital of the Company, the Surviving Company or any of their respective subsidiaries, except the right to receive the payments described above. The Company must provide Parent with copies of the applicable resolutions at least five days before their adoption for Parent’s reasonable review and comment, and must consider any such comments in good faith.
As promptly as reasonably practicable after the Closing Date, but in all events within five business days after the Closing Date, (i) the Surviving Company (or the applicable subsidiary) will pay to employee holders of Company equity awards, through its payroll system or payroll provider, all amounts payable in respect of such Company equity awards (other than the Cash Replacement Company RSU Amounts and the Cash Replacement Company PSU Amounts, which will vest and be paid as described above), and (ii) the Paying Agent (as defined below) will pay all amounts payable to non-employee service provider holders of Company equity awards, in each case after giving effect to any required tax withholdings. Parent will, or will cause the Surviving Company or its applicable subsidiary to, assume and honor each Cash Replacement Company RSU Amount and each Cash Replacement Company PSU Amount in accordance with its terms.
Procedures for Receiving Merger Consideration
Prior to the Effective Time, Parent will enter into an agreement (in form and substance reasonably acceptable to the Company) with the Company’s transfer agent to act as agent for the shareholders of the Company in connection with the Merger (the “Paying Agent”) to pay the Per Share Closing Amount to which shareholders of the Company, other than holders of Excluded Shares or Dissenting Shares, will become entitled to in connection with the Merger. Prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Paying Agent cash in an amount sufficient to pay the aggregate Per Share Closing Amount and the amounts payable by the Paying Agent in respect of Company equity awards held by non-employee service providers (excluding the Cash Replacement Company RSU Amounts and the Cash

Replacement Company PSU Amounts, which will vest and be paid as described above) (the “Payment Fund”). The Payment Fund will not be used for any purposes other than to fund payments of the Per Share Closing Amount due pursuant to the Merger Agreement. The Surviving Company will, and Parent will cause the Surviving Company to, pay all charges and expenses of the Paying Agent incurred in connection with the exchange of Shares for the Per Share Closing Amount and other amounts contemplated by the Merger Agreement.
As promptly as practicable following the Effective Time (and in any event not later than the first business day following the Effective Time), Parent shall cause the Paying Agent to mail to each holder of record of an outstanding certificate or outstanding certificates (“Certificates”) that immediately prior to the Effective Time represented outstanding Shares that were converted into the right to receive the Per Share Closing Amount (i) a form of letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent, and (ii) instructions for use in effecting the surrender of such Certificates in exchange for the Per Share Closing Amount payable with respect thereto. Upon surrender of a Certificate for cancellation to the Paying Agent, together with a duly executed and completed letter of transmittal, the holder of such Certificate will be entitled to receive in exchange therefor the Per Share Closing Amount for each Share formerly represented by such Certificate, without interest and subject to deduction for any required withholding tax, and the Certificate so surrendered will forthwith be canceled.
As promptly as reasonably practicable following the Effective Time (and in any event not later than the first business day following the Effective Time), Parent will cause the Paying Agent to issue and deliver to each holder of uncertificated Shares represented by book entry (“Book-Entry Shares”) a check or wire transfer for the amount of cash that such holder is entitled to receive in respect of such Book-Entry Shares, without such holder being required to deliver a certificate or an executed letter of transmittal to the Paying Agent, and such Book-Entry Shares will then be canceled. No interest will be paid or accrued for the benefit of holders of Book-Entry Shares on the Per Share Closing Amount payable in respect thereof.
All cash paid upon the surrender for exchange or cancellation of Certificates that immediately prior to the Effective Time represented outstanding Shares that were converted into the Per Share Closing Amount with respect thereto or Book-Entry Shares in accordance with the terms of the Merger Agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of the Company will be closed and there will be no further registration of transfers on the stock transfer books of the Surviving Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Book-Entry Shares are presented to the Surviving Company or the Paying Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares will be canceled and exchanged as provided in the Merger Agreement, subject to applicable law in the case of Dissenting Shares.
At any time following the date that is 12 months after the Effective Time, the Surviving Company will be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) that have been made available to the Paying Agent and that have not been disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders will be entitled to look to Parent and the Surviving Company (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Per Share Closing Amount payable upon due surrender of their Certificates or Book-Entry Shares. The Surviving Company will pay all fees, costs, charges and expenses of the Paying Agent in connection with the exchange of Shares for the Per Share Closing Amount.
If any Certificate shall have been lost, stolen or destroyed, then upon (i) the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and (ii) if required by the Paying Agent in accordance with the Paying Agent’s customary replacement requirements, the posting of a bond in customary amount as indemnity against any claim that may be made with respect to such Certificate, the Surviving Company shall cause the Paying Agent to deliver, in exchange for such lost, stolen or destroyed Certificate, the Per Share Closing Amount payable in respect thereof pursuant to the Merger Agreement.

Agreement of Fair Value
Parent, Merger Sub and the Company have agreed that the Merger Consideration is equal to or greater than the fair value of the Shares for purposes of Section 238(8) of the Cayman Companies Act. The Ticking Amount is expressly excluded from the calculation of the Merger Consideration and is intended solely to compensate shareholders for lost time value of money in the event of certain delays in the receipt of the Merger Consideration, not to increase the fair value, enterprise value or intrinsic value of the Company or its Shares. This agreement is among the parties to the Merger Agreement only and does not bind any dissenting shareholder or the Court. Under Section 238(11) of the Cayman Companies Act, the fair value of Dissenting Shares will be determined by the Court, and that value could be more than, the same as or less than the Merger Consideration.
Representations and Warranties
The Company, Parent and Merger Sub made representations and warranties in the Merger Agreement regarding themselves and, as applicable, their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement (including “knowledge” and materiality qualifications and qualifications referring to dollar thresholds) and are further modified and limited by the Company Disclosure Letter and a confidential disclosure letter delivered by Parent and Merger Sub to the Company. The representations and warranties made by the Company are also subject to, and qualified by, certain information in our filings made with the SEC prior to the date of the Merger Agreement.
The Company
The Company’s representations and warranties to Parent and Merger Sub in the Merger Agreement relate to, among other things:
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the organization, good standing, qualification and governing documents of the Company and its subsidiaries;

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the capitalization of the Company and its subsidiaries;

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the Company’s corporate power and authority to execute and deliver the Merger Agreement and Plan of Merger, perform its obligations thereunder and to consummate the Transactions, and the enforceability and due execution and delivery of the Merger Agreement and the Plan of Merger, and the recommendation of the Board that the Company’s shareholders approve the adoption of the Merger Agreement and the Plan of Merger (“Company Board Recommendation”);

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that the affirmative vote by holders of Shares representing at least two-thirds of the votes cast by such holders as, being entitled to do so, vote in person or by proxy at the Special Meeting is the only vote necessary to adopt the Merger Agreement and the Plan of Merger, and approve the Merger and the other Transactions;

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the absence of conflicts with the Company’s (or its subsidiaries’) governing documents, applicable laws and contracts;

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required filings with governmental authorities in connection with the Merger;

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forms, reports, statements, certifications and other documents required to be filed with the SEC and the accuracy of the information contained in those documents;

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the financial statements of the Company and the Company’s internal system of disclosure controls and procedures concerning financial reporting;

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the absence of certain undisclosed material liabilities;

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the accuracy and completeness of information supplied for this Proxy Statement and the Schedule 13E-3;

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the absence of certain changes, events and actions since January 1, 2026;

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the absence of certain suits, claims, actions, proceedings, arbitrations, mediations or investigations;

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compliance with applicable laws and permits, licenses, exemptions, authorizations, franchises, programs, registrations, orders and approvals of governmental entities;

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compensation and benefits plans, agreements and arrangements with or concerning employees of the Company and its subsidiaries;

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compliance with laws related to labor and employment by the Company and its subsidiaries;

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compliance with environmental laws by the Company and its subsidiaries and other environmental matters;

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the payment of taxes, the filing of tax returns and other tax matters related to the Company and its subsidiaries;

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certain material contracts of the Company and its subsidiaries;

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certain matters related to the insurance policies and arrangements of the Company and its subsidiaries;

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real property leased by the Company and its subsidiaries;

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ownership of, or rights with respect to, the intellectual property of the Company and its subsidiaries;

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compliance with certain applicable data privacy laws;

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compliance with sanctions, trade controls, anti-money laundering and anti-corruption laws by the Company and its subsidiaries;

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compliance with U.S. outbound investment regulations, including with respect to data transfer restrictions regarding sensitive U.S. personal data;

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the applicability of, and the Company’s compliance with, certain state takeover statutes;

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certain affiliate transactions of the Company and its subsidiaries;

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brokers’ and finders’ fees and other expenses payable by the Company;

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receipt of a fairness opinion from Houlihan Lokey Capital, Inc. by the Special Committee;

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receipt of a fairness opinion from Morgan Stanley & Co. LLC by the Board;

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the reserves of the insurance companies and their actuarial and statutory accounting treatment;

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the reinsurance agreements entered into by the Company and its subsidiaries, including as to validity, default, risk transfer and credit for reinsurance;

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the title, commitments and unfunded obligations of the Company and its subsidiaries relating to investment assets;

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compliance by the Company and its subsidiaries with certain applicable insurance laws and regulations and certain related insurance regulatory matters; and

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the insurance licenses required to be held by the Company and its applicable subsidiaries and producers, including as to validity, effectiveness and compliance with such licenses.

Parent and Merger Sub
Parent and Merger Sub also made representations and warranties, including the following:
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the organization, good standing and qualification of each of Parent and Merger Sub;

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Parent’s and Merger Sub’s respective corporate power, authority and authorization to execute, deliver and perform the Merger Agreement and Plan of Merger, and to consummate the transactions contemplated thereby;

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the absence of conflicts with Parent’s and Merger Sub’s governing documents, applicable laws and contracts;

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the accuracy and completeness of information of Parent and Merger Sub supplied for this Proxy Statement and the Schedule 13E-3;

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the absence of certain suits, claims, actions, proceedings, arbitrations, mediations or investigations;

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the ownership of Merger Sub by Parent and the operations of Merger Sub;

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the financing with respect to the Transactions, including the Equity Commitment Letter, and the fact that Parent and Merger Sub’s obligations are not conditioned on receipt or availability of financing;

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the receipt and delivery of the Limited Guaranty;

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the Parent written consent necessary to approve Merger Sub’s entry into the Merger Agreement, the Merger and the other Transactions;

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the ownership of Shares by Parent, Merger Sub or their affiliates;

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brokers’ and finders’ fees and other expenses payable by Parent;

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neither Parent nor Merger Sub qualifying as a “foreign person” under 31 C.F.R. § 800.224;

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the absence of any agreements entered into by Parent, Merger Sub and their affiliates with the Company’s directors, officers, employees or shareholders;

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Parent’s acquisition of the Shares for investment purposes only and not with a view to distribution;

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Parent’s and Merger Sub’s acknowledgment that they have had access to information regarding the Company and have conducted their own independent investigation of the Company; and

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regulatory matters and pending transactions involving Parent, Merger Sub or their affiliates that could affect the required approvals or the timing of the Transactions.

None of the representations and warranties in the Merger Agreement survive the Effective Time.
Many of the Company’s representations and warranties in the Merger Agreement are qualified by a materiality or Material Adverse Effect standard. A “Material Adverse Effect” means any event, change, occurrence or effect that (x) would, or would reasonably be expected to, prevent, materially delay or materially impede the performance by the Company of its obligations under the Merger Agreement or the consummation of the Transactions before the Termination Date on the agreed terms, or (y) would, or would reasonably be expected to, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; provided, that, solely for purposes of the foregoing clause (y), no event, change, occurrence or effect directly or indirectly arising out of, attributable to or resulting from any of the following, alone or in combination, will be deemed to constitute, or be taken into account in determining whether there has been or would or could be, or would reasonably be expected to be, a Material Adverse Effect:
1.   any changes in general economic, business or social conditions or in the financial, debt, banking, capital, currency, credit or securities markets, or in interest or exchange rates in each case, in the United States or elsewhere;
2.   any changes or developments generally affecting any of the industries in which the Company, its subsidiaries, or their respective customers or suppliers, operate, including due to changes in applicable law or the issuance of any executive orders or other proposed or binding directives issued by any governmental entity or other governmental activity;
3.   any changes or proposed changes in U.S. GAAP, any statutory accounting practices (or local equivalents in any applicable jurisdiction outside the United States) prescribed or permitted by an insurance regulator (“SAP”) or other applicable accounting regulations or principles, or in interpretations of any of the foregoing;
4.   any changes in political, geopolitical, legal, tax, or regulatory conditions, including any outbreak, continuation or escalation of any military conflict, declared or undeclared war, armed hostilities (including the war in Ukraine and the conflicts in the Middle East (including hostilities in Iran, Israel, the Palestinian territories, Yemen and southern Lebanon)), civil unrest, public demonstrations or acts of foreign or domestic terrorism or sabotage (including cyber-terrorism), or any escalation or worsening of, or responses to, any such conditions, and any sanctions or other applicable laws, directives, policies, guidelines or recommendations promulgated by any governmental entity in connection therewith;
5.   any actions required under the Merger Agreement to obtain any approval or authorization under applicable antitrust or competition laws;
6.   any adoption, implementation, modification, repeal, interpretation, proposal or other change in applicable laws, decrees, orders or directives of a governmental authority, including tariffs, duties, trade restrictions or import/export regulations;
7.   any change in the price or trading volume of the Company’s shares, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Material Adverse Effect” in the Merger Agreement may be taken into account in determining whether there has been a Material Adverse Effect);
8.   any failure by the Company and its subsidiaries to meet internal, published or analysts’ projections, forecasts or predictions of revenue, earnings, premiums written, cash flow, cash position or other financial performance or results, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” in the Merger Agreement may be taken into account in determining whether there has been a Material Adverse Effect);
9.   any natural or manmade disasters or calamities, weather conditions including hurricanes, floods, tornadoes, tsunamis, earthquakes and wildfires, “acts of God”, or other force majeure events, or any escalation or worsening of, or responses to, such conditions;
10.   global health conditions, including any epidemic, pandemic or outbreak of disease or public health event (including COVID-19, monkeypox and Ebola (or similar viruses)), or any escalation or worsening of such conditions, and any changes in business travel patterns or remote working practices relating thereto or arising therefrom or actions taken by any governmental entity as a result thereof;
11.   any other regional, national or international calamity, crisis or emergency, including any government shutdown or slowdown, default or other similar event or occurrence by or involving any governmental entity or any change in government funding, budgeting or fiscal policy, whether or not caused by any person;
12.   the negotiation, execution or performance of the Merger Agreement, announcement, pendency or consummation of the Merger or the Transactions, the identity of the parties to the Merger Agreement or any facts or circumstances relating to Parent, Merger Sub or any of their affiliates (or any actions taken by Parent, Merger Sub or any of their affiliates or the announcement or other disclosure of such persons’ plans or intentions with respect to the conduct of the business of the Company or its subsidiaries after the Closing), including the initiation of litigation by any person with respect to the Merger Agreement, and including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, clients, vendors, suppliers, distributors, partners, employees (including actual or threatened departures thereof), service providers or other business relations of the Company and its subsidiaries (including the failure to obtain any consents in connection with the Transactions);
13.   any action taken or not taken by the Company or any of its subsidiaries, in each case which is required, expressly contemplated or permitted or resulting from or arising in connection with the Merger Agreement, including any inaction in compliance with the express provisions of the Merger Agreement;
14.   any actions taken or omitted at the request or with the consent of Parent or Merger Sub; or
15.   changes attributable to actions or omissions by or on behalf of Parent, Merger Sub or their controlled affiliates.

For clauses (1), (2), (3), (4), (6), (9), (10) and (11) above, the event, change, occurrence or effect may be taken into account solely to the extent the Company and its subsidiaries are materially disproportionately affected relative to other participants in the industries in which the Company and its subsidiaries operate (in which case only the incremental disproportionate effect or effects may be taken into account in determining whether there has been, would be or would reasonably be expected to be, a Material Adverse Effect).
Conduct of Business by the Company Prior to Consummation of the Merger
The Company agreed that, except as expressly contemplated or permitted by the Merger Agreement, as set forth in the Company Disclosure Letter, as required by applicable law, or with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), or for actions otherwise taken (or not taken) by the Company or any of its subsidiaries to respond to any exogenous event beyond the reasonable control of the Company and its subsidiaries, at all times during the period from the execution of the Merger Agreement until the Effective Time or the valid termination of the Merger Agreement (the “Interim Period”), the Company will, and will cause each of its subsidiaries to, use its commercially reasonable efforts to:
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conduct its business in the ordinary course of business in all material respects; and

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preserve the Company’s existing relationships with persons with whom the Company and its subsidiaries have significant business relationships.

Further, the Company agreed that during the Interim Period, except as expressly contemplated or permitted by the Merger Agreement, as set forth in the Company Disclosure Letter, as required by applicable law, or with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), neither it nor any of its subsidiaries will:
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amend or otherwise change its memorandum and articles of association or similar governing instruments;

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merge or consolidate the Company or any of its subsidiaries with any other person, or liquidate the Company or any of its subsidiaries, excluding any transactions among the Company and its subsidiaries;

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terminate, cancel, surrender, suspend, allow to expire, fail to renew, abrogate, obtain or materially amend or modify any insurance license or material permit;

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issue, deliver, sell, pledge, dispose of or encumber any of its shares or grant to any person any right to acquire any of its shares, except pursuant to (x) the exercise of Company Options or settlement of Company RSUs or Company PSUs outstanding as of the date of the Merger Agreement, or (y) subject to the terms and conditions set forth in the Merger Agreement, issuing Shares under the Company ESPP;

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declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, stock, property or otherwise, with respect to any of its share capital (except (x) dividends or other distributions by any direct or indirect wholly owned subsidiary of the Company to the Company or any other direct or indirect wholly owned subsidiary of the Company);

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adjust, split, combine, redeem, repurchase or otherwise acquire any of its shares (except in connection with the net settlement or cashless exercise of Company RSUs, Company Options, Company PSUs, or other awards or obligations outstanding as of the date of the Merger Agreement), or reclassify, combine, split, subdivide or otherwise amend the terms of its share capital;

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(A) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise), or invest in, any corporation, partnership or other business or division with a value over $10 million individually or $50 million in the aggregate, excluding purchases of inventory in the ordinary course of business consistent with past practice and excluding investment portfolio transactions, including the acquisition of bonds, stocks, other securities, mortgage loans and other investments by the Company or any of its subsidiaries (the “Investment Assets”) in the ordinary course of business consistent with past practice and in compliance with applicable investment guidelines, (B) sell or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise)

any corporation, partnership or other business organization or division thereof as a going concern, in each case, having a value in excess of $10 million individually or $50 million in the aggregate, excluding sales or dispositions of inventory and other assets in the ordinary course of business consistent with past practice and excluding sales of Investment Assets in the ordinary course of business consistent with past practice and in compliance with the applicable investment guidelines (including in connection with cash management or investment portfolio activities);
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terminate, cancel or amend any material insurance coverage;

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(A) except in the ordinary course of business, materially amend (to the detriment of the Company or any of its subsidiaries), renew, extend or voluntarily terminate any material contract or reinsurance agreement, in each case excluding (x) the automatic renewal or extension of any such material contract pursuant to its terms, and (y) renewals or amendments on terms that are not less favorable in the aggregate to the Company than the existing terms thereof; or (B) enter into any certain contracts that would have constituted a material contract had it been in effect as of the date of the Merger Agreement;

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authorize any capital expenditures which are, in the aggregate, in excess of the Company’s capital expenditure budget set forth in Company Disclosure Letter, except for capital expenditures of less than $5 million individually or $60 million in the aggregate;

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other than in the ordinary course of business, (A) make any loans, advances or capital contributions to, or investments in, any other person (other than a member of the Company or any of its subsidiaries) excluding extensions of trade credit and advances of expenses to employees, in each case in the ordinary course of business and consistent with past practice; (B) incur or guarantee any indebtedness (other than (x) a guaranty by one or more members of the Company in favor of one or more other members of the Company or its subsidiaries and (y) borrowings incurred under any revolving credit facility of the Company or any of its subsidiaries not exceeding $50 million in the aggregate) or investments, in each case for clauses (A) and (B), in excess of $10 million individually or $50 million in the aggregate;

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except to the extent required by the terms of any Company benefit plan or contract in effect as of the date of the Merger Agreement, or as required by the employee matters covenant described below under “— Employee Matters,” (A) increase the compensation or benefits (including severance) of any current or former employee, officer, director or consultant of the Company or any of its subsidiaries with an annual base salary in excess of $250,000, except for increases to base salary in the ordinary course of business of no more than 15% per employee, (B) materially amend, terminate or adopt any compensation or benefit plan (excluding any such adoption or amendment to a health and welfare benefit plan that does not materially increase the cost to the Company or any of its subsidiaries of maintaining the applicable compensation or benefit plan) with or for the benefit of any current or former employee, officer, director, or consultant of the Company or any of its subsidiaries, (C) accelerate the vesting of, or the lapsing of restrictions with respect to, any compensation or benefits, including any equity or equity-based compensation, (D) grant, promise or pay (or commit to grant, promise or pay) any transaction, retention, stay, change-in-control or similar bonus or payment, or any equity or equity-based awards, or amend or modify the terms of any outstanding Company equity award, or (E) establish or fund (or provide any funding for) any rabbi trust or other funding arrangement in respect of any Company benefit plan;

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implement or adopt any material change in the Company’s methods of accounting, underwriting, pricing, claims handling, loss control, reserving, investment, hedging or actuarial practices, guidelines, policies or material assumptions underlying an actuarial practice or policy, except as may be appropriate or required to conform to changes in applicable law, SAP or U.S. GAAP;

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with respect to taxes:

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revoke or change any material tax election, except for elections made in the ordinary course of business;

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surrender any claim for a refund of material taxes;

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enter into any tax allocation agreement (other than between the Company and its subsidiaries), tax sharing agreement (other than between the Company and its subsidiaries), or closing agreement with respect to material taxes;

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settle or compromise any material tax liability related to taxes, except in the ordinary course of business;

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consent to any material extension or waiver of the limitation period applicable to any tax claim or assessment in respect of material taxes (other than in the ordinary course of business); or

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file any tax return in a manner materially inconsistent with past practice (except as required by a change in law);

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compromise, settle or agree to settle any action, claim, suit or proceeding, or consent to the same, other than compromises, settlements, or agreements in the ordinary course of claims activity that involve only the payment of money damages (A) not in excess of $1 million individually or $5 million in the aggregate (excluding with respect to monetary obligations funded by insurance policies of the Company or its subsidiaries); or (B) consistent with the reserves reflected in the Company’s balance sheet as of December 31, 2025;

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pledge material assets or permit material assets to become subject to liens (other than permitted liens);

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sell, lease, license, sublicense, assign, transfer, abandon, allow to lapse or expire or otherwise dispose of the Company’s registered IP or other material intellectual property owned or purported to be owned by it, except for non-exclusive licenses granted in the ordinary course of business or with respect to immaterial or obsolete intellectual property, or disclose any material trade secrets of or held by it to any third party (other than in the ordinary course of business to a third party bound by adequate confidentiality obligations);

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waive or release noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement or similar restrictive covenants of a current or former employee or independent contractor who has or had a vice president or similar title or above; or

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agree to take any of the actions described above.

Go-Shop Period; No Solicitation of Acquisition Proposals
For purposes of this Proxy Statement and the Merger Agreement:
“Acquisition Proposal” means any inquiry, proposal or offer from any person or group of persons other than Parent or one of its subsidiaries for (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, share sale, disposition or similar transaction involving an acquisition of 20% or more of the business of the Company (or of any subsidiary or subsidiaries of the Company whose businesses constitute, or of assets of the Company and its subsidiaries that constitute, 20% or more of the assets of the Company and its subsidiaries, taken as a whole), in each case, measured by the fair market value thereof, as determined in good faith by the Board, or (ii) the acquisition in any manner, directly or indirectly, of over 20% of the outstanding Shares, in each case other than the Transactions.
“Superior Proposal” means any bona fide written Acquisition Proposal that did not result from a breach in any material respect of the non-solicitation and go-shop period covenants in the Merger Agreement and that the Board or a committee determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, would, if consummated, be more favorable from a financial point of view to the holders of Shares than the Merger and other Transactions, taking into account all of its terms and conditions, certainty of closing and any written revisions to the terms of the Merger Agreement or the Equity Commitment Letter proposed by Parent in writing prior to the time of such determination in accordance with the terms and conditions of the Merger Agreement; provided that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%”.

“Excluded Person” means any person or group other than Parent and its affiliates that executed an Acceptable Confidentiality Agreement with the Company or a subsidiary regarding a potential Acquisition Proposal within the six months prior to August 13, 2026.
“Acceptable Confidentiality Agreement” means a customary confidentiality agreement in effect when the Merger Agreement was executed or entered into afterward with provisions that are not less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (it being understood that, it need not contain a standstill).
From the date of the Merger Agreement and continuing until one minute prior to 12:00 a.m. Eastern time on the No-Shop Period Start Date (such period, the “Go-Shop Period”), solely with respect to an Excluded Person and their representatives, the Company and its subsidiaries and their representatives were permitted to:
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solicit, initiate, propose, induce the making or submission of, encourage or facilitate in any way any offer or proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, including by providing information (including non-public information and data) relating to the Company and any of its subsidiaries and affording access to the businesses, properties, assets, books, records or other non-public information, or to any personnel, of the Company and its subsidiaries to such Excluded Person (and its representatives, including potential financing sources of such person); provided, that the Company shall, subject to applicable law and any applicable “clean team” or similar arrangement, promptly provide or make available to Parent any material non-public information concerning the Company or any of its subsidiaries that is provided to an Excluded Person which was not previously provided or made available to Parent;

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continue, enter into, engage in or otherwise participate in any discussions or negotiations with any Excluded Person (and their respective representatives) regarding any Acquisition Proposal (or inquiries, offers or proposals or any other effort or attempt that could reasonably be expected to lead to an Acquisition Proposal), and cooperate with or assist or participate in, or facilitate in any way, any such inquiries, offers, proposals, discussions or negotiations or any effort or attempt to make any Acquisition Proposals or other proposals that could reasonably be expected to lead to Acquisition Proposals; and

•
request or grant a waiver, amendment or modification of a standstill, non-disclosure or other restrictive provision in an Acceptable Confidentiality Agreement between an Excluded Person and the Company to the extent necessary to comply with the Merger Agreement.

The Go-Shop Period expired on September 22, 2026. During the Go-Shop Period, no Excluded Person submitted an Acquisition Proposal or indicated renewed interest in a potential strategic transaction involving the Company to the Company’s management team or to Morgan Stanley.
Except as described above, from the date of the Merger Agreement until the Effective Time or valid termination of the Merger Agreement, the Company has agreed to immediately cease and cause to be terminated any existing activities, discussions and negotiations with any person with respect to any Acquisition Proposal. Notwithstanding the foregoing, nothing in the Merger Agreement shall restrict the Company from permitting a person to request the waiver of a “standstill” or similar obligation or from granting such a waiver, in each case, to the extent that the failure to do so would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law. In addition, during the Interim Period, the Company has agreed not to, and to cause its subsidiaries and their respective officers and directors not to, and shall instruct its investment banks, attorneys, accountants and other advisors not to, directly or indirectly:
•
initiate, solicit or knowingly encourage or facilitate any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, an Acquisition Proposal; or

•
engage or participate in any negotiations or discussions, or provide or cause to be provided any non-public information or data relating to the Company or any of its subsidiaries, in each case for the purpose of encouraging or knowingly facilitating an Acquisition Proposal.

At any time after the date of the Merger Agreement and prior to the receipt of the Company Shareholder Approval, if the Company receives an unsolicited bona fide written Acquisition Proposal that did not result from a breach in any material respect of the non-solicitation and go-shop period covenants in the Merger Agreement and that the Board or any committee of the Company (including the Special Committee) determines in good faith that such Acquisition Proposal constitutes or may reasonably be expected to lead to a Superior Proposal, then the Company and its representatives may (i) furnish information (including non-public information with respect to the Company and its subsidiaries) to the person making such Acquisition Proposal, pursuant to an Acceptable Confidentiality Agreement; (ii) engage or participate in discussions or negotiations with such person or its representatives regarding such Acquisition Proposal; and (iii) otherwise facilitate and encourage such Acquisition Proposal or assist such person with such Acquisition Proposal; provided that the Board or such committee of the Company shall have determined in good faith, after consultation with its financial advisor and outside legal counsel that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, provided further, that, the Company shall, subject to applicable law and any applicable “clean team” or similar arrangement, promptly provide or make available to Parent any material non-public information concerning the Company or any of its subsidiaries that is provided to the person making such Acquisition Proposal or its representatives which was not previously provided or made available to Parent.
Adverse Recommendation Changes and Alternative Acquisition Agreements
As described above, and subject to the provisions described below, the Board (acting on the unanimous recommendation of the Special Committee) has (i) determined that the Merger Agreement, the Merger and the other Transactions are advisable, fair to, and in the best interests of the Company and its shareholders, (ii) authorized and approved the execution and delivery of the Merger Agreement, the Plan of Merger and the performance by the Company of its covenants and obligations contained in the Merger Agreement and the consummation by the Company of the Transactions, (iii) approved and declared advisable the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, (iv) directed that the authorization and the adoption of the Merger Agreement and the Plan of Merger be submitted to a vote at the Special Meeting and (v) recommended that the Company’s shareholders authorize and vote in favor of adoption of the Merger Agreement and the Plan of Merger. The Merger Agreement provides that the Board will not effect an Adverse Recommendation Change (as defined below) except as described below.
For purposes of this Proxy Statement and the Merger Agreement, “Adverse Recommendation Change” means any of the following:
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withdrawing or modifying in a manner adverse to Parent or Merger Sub, or publicly proposing to withdraw or modify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation or approve or recommend, or publicly proposing to approve or recommend, any Acquisition Proposal;

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causing or permitting the Company or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other similar agreement (other than an Acceptable Confidentiality Agreement) relating to any Acquisition Proposal;

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failing to include the Company Board Recommendation in the Proxy Statement;

•
failing to publicly recommend against acceptance of any Acquisition Proposal that is a tender offer or exchange offer by a third party for the Shares pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act within 10 business days after commencement of such offer (or if the Special Meeting is scheduled to be held within 10 business days from the date of such commencement, promptly, and in any event, no later than two business days prior to the scheduled date of the Special Meeting);

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failing to publicly reaffirm the Company Board Recommendation within five business days after Parent requests in writing (or, if the Special Meeting is scheduled to be held within five business days of such request, within one business day after such request and, in any event, no later than two business days prior to the scheduled date of the Special Meeting) if the Company receives an Acquisition Proposal that is publicly made or announced; provided, that Parent may make such a request no more than one time per Acquisition Proposal and the Company shall not be required to do so to the extent it would be inconsistent with applicable law, including the fiduciary duties of the directors; or

•
resolving or publicly proposing to take any action described in the foregoing.

For purposes of this Proxy Statement and the Merger Agreement, “Intervening Event” means an event, occurrence, change or effect that (A) was not known to, or reasonably foreseeable by, the Board as of the date of the Merger Agreement (or if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable by the Board as of the date of the Merger Agreement), which event, occurrence, fact, change or effect, or any consequence thereof, becomes known to, or reasonably foreseeable by, the Board prior to the Special Meeting and (B) does not relate to (i) an Acquisition Proposal or any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal, (ii) changes in the Share price in and of themselves (however, the underlying reasons for such changes may be considered and taken into account in connection with any determination of, and may constitute, an Intervening Event), or (iii) the fact, in and of itself, that the Company meets or exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period ending on or after the date hereof (however, the underlying reasons for such event may be considered and taken into account in connection with any determination of, and may constitute, an Intervening Event).
Notwithstanding anything to the contrary in the Merger Agreement:
•
The Company may (1) terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, (2) make an Adverse Recommendation Change or (3) authorize, resolve, agree or propose publicly to take any such action, in each case at any time prior to obtaining the Company Shareholder Approval, if:

•
the Company receives a written Acquisition Proposal after the date of the Merger Agreement and prior to obtaining the Company Shareholder Approval (including, for the avoidance of doubt, any Acquisition Proposal received from any Excluded Person) that did not result from a breach in any material respect of the non-solicitation covenants in the Merger Agreement, and the Board or any committee of the Board (including the Special Committee) determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that (x) such Acquisition Proposal constitutes a Superior Proposal and (y) the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law;

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the Company provides Parent four business days’ prior written notice of its intention to take such action, which notice will (a) state expressly that the Company has received a written Acquisition Proposal that constitutes a Superior Proposal, (b) include as exhibits thereto an unredacted copy of the Alternative Acquisition Agreement and (c) state expressly that, subject to any revisions to the terms and conditions of the Merger Agreement, the Board or any committee of the Company has determined to make an Adverse Recommendation Change or to terminate the Merger Agreement in order to enter into the Alternative Acquisition Agreement, as applicable, and, if the alternative acquiror materially amends the financial terms or any other material term or condition of the Superior Proposal before the Board or any committee of the Company makes such Adverse Recommendation Change or terminates the Merger Agreement, the Company must deliver a new notice to Parent and an additional three business day period will run from Parent’s receipt of that new notice;

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prior to making such Adverse Recommendation Change or terminating the Merger Agreement, as applicable, during the applicable period described in the item directly above (subject to any applicable extensions), the Company uses commercially reasonable efforts to engage in good faith with Parent (to the extent Parent has made a request in writing to the Company to engage), which may be on a non-exclusive basis, to permit Parent to propose adjustments to the terms and conditions of the Merger Agreement such that the Alternative Acquisition Agreement ceases to be a Superior Proposal; and

•
at the end of the four business day notice period (subject to any applicable extensions), the Board again makes the determination in good faith, after consultation with outside legal counsel and financial advisors (and after taking into account any adjustments or modifications proposed in writing by Parent during the notice period), that such Superior Proposal continues to be a Superior Proposal;

•
in response to an Intervening Event, and if the Board (or any committee thereof) determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law, the Board may make an Adverse Recommendation Change if (i) the Company provides Parent four business days’ prior written notice of its intention to take such action, which notice will (a) set forth in reasonable detail information describing the Intervening Event and (b) state expressly that, subject to clause (iii) below, the Board or any committee of the Company has determined to make an Adverse Recommendation Change, (ii) prior to making such Adverse Recommendation Change, to the extent Parent has made a request in writing to the Company to engage, the Company uses commercially reasonable efforts to engage in good faith with Parent during such four business day period to consider any adjustments proposed by Parent to the terms and conditions of the Merger Agreement such that the failure to make an Adverse Recommendation Change in response to the Intervening Event would no longer reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law (and each time material modifications to the Intervening Event occur before the Board or any committee of the Company makes an Adverse Recommendation Change or terminates the Merger Agreement, the Company must notify Parent of such modification and the notice period will recommence, except that such recommenced period will instead be three business days from the date of such notification), and (iii) following the four business day period described in clause (i) (subject to any applicable extensions), the Board or any committee of the Company determines in good faith, after consultation with its outside legal counsel (and after taking into account any revised terms proposed in writing by Parent), that the failure to make an Adverse Recommendation Change would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law;

•
from the date of the Merger Agreement until the Effective Time or valid termination of the Merger Agreement, the Company must (1) promptly (and in any event within 48 hours after knowledge of receipt by an executive officer or director of the Company) advise Parent orally and in writing of any written Acquisition Proposal received by the Company or any of its representatives (including, for the avoidance of doubt, any Acquisition Proposal received from any Excluded Person), the material terms of such Acquisition Proposal and the identity of the person making such Acquisition Proposal, and (2) keep Parent informed of any material change in the terms of any such Acquisition Proposal and the status of any material developments, discussions or negotiations regarding any such Acquisition Proposal and the material terms and conditions thereof, including by providing a copy of material documentation relating thereto that is exchanged between the person (or its representatives) making such Acquisition Proposal and the Company (or its representatives) promptly after receipt thereof; and

•
nothing contained in the Merger Agreement prohibits the Company, the Board or any committee of the Board (including the Special Committee) from (1) disclosing to the shareholders of the Company any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act; (2) taking and disclosing to shareholders of the Company such other position or disclosure contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to equity holders in connection with the making or amendment of a tender offer or exchange offer) or (3) making any required disclosure to the Company’s shareholders if, in the good faith judgment of the Board or any committee of the Company, after consultation with outside counsel, the failure to disclose such information would reasonably be expected to violate its obligations under applicable law, and in each case any such action will not constitute an Adverse Recommendation Change.

Additionally, if (A) the Company receives an unsolicited bona fide written Acquisition Proposal (including from any Excluded Person) after the date of the Merger Agreement and prior to obtaining the Company Shareholder Approval that did not result from a material breach of the non-solicitation covenants in the Merger Agreement, and (B) the Board or any committee of the Company determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that (x) such Acquisition Proposal constitutes a Superior Proposal and (y) the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law, the Board or any committee of the Company may, at any time prior to obtaining the Company Shareholder Approval, (i) make an Adverse Recommendation Change,

(ii) terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, or (iii) authorize, resolve, agree or propose publicly to take any such action, if, in each case, all of the following conditions are met:
•
the Company provides Parent four business days’ prior written notice, which notice will (a) state expressly that the Company has received a written Acquisition Proposal that constitutes a Superior Proposal, (b) include as exhibits thereto an unredacted copy of the Alternative Acquisition Agreement, and (c) state expressly that, subject to any revisions to the terms and conditions of the Merger Agreement, the Board or any committee of the Company has determined to make an Adverse Recommendation Change or to terminate the Merger Agreement in order to enter into the Alternative Acquisition Agreement, as applicable (provided, that, if the applicable alternative acquiror materially amends the financial terms or any other material term or condition of the applicable Superior Proposal before the Board or any committee of the Company makes such Adverse Recommendation Change or terminates the Merger Agreement, the Company will be required to provide Parent with a new notice and an additional three business day period from the time of Parent’s receipt of such new notice);

•
prior to making any Adverse Recommendation Change or terminating the Merger Agreement, as applicable, the Company uses commercially reasonable efforts to engage in good faith with Parent (to the extent Parent has made a request in writing to the Company to engage) during such four business day period (subject to any applicable extensions), which may be on a non-exclusive basis, to permit Parent to propose adjustments to the terms and conditions of the Merger Agreement such that the Alternative Acquisition Agreement ceases to constitute a Superior Proposal; and

•
following the four business day period (subject to any applicable extensions), the Board or any committee of the Company again determines, in good faith, after consultation with its financial advisors and outside legal counsel, that, in light of such Superior Proposal and taking into account any revised terms proposed in writing by Parent, such Superior Proposal continues to constitute a Superior Proposal and that the failure to make such Adverse Recommendation Change or to terminate the Merger Agreement would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.

Employee Matters
Compensation and Benefits Continuation
Parent has agreed to cause the Surviving Company and each of its subsidiaries, as applicable, to maintain for each current or former employee of the Company or any of its subsidiaries who continues to be employed by the Surviving Company or any of its subsidiaries following the Effective Time (each, a “Company Employee”), without limiting any additional rights that a Company Employee may have under any Company benefit plan or applicable law and except as otherwise agreed in writing between Parent and such Company Employee, the following compensation and benefits for a period commencing at the Effective Time and ending on the 12-month anniversary thereof (or, if earlier, the date of such Company Employee’s separation of employment with the Surviving Company): (i) a base salary or base wage that is no less than the base salary or base wage provided to such Company Employee immediately prior to the Effective Time, (ii) an annual target cash bonus opportunity that is no less favorable than the annual target cash bonus opportunity in effect for such Company Employee immediately prior to the Effective Time, (iii) retirement, health and welfare benefits (excluding any equity-based compensation, post-employment health and welfare benefits and any defined benefit pension benefits) that are no less favorable in the aggregate than those provided to such Company Employee immediately prior to the Effective Time, and (iv) severance benefits that are no less favorable than the severance benefits that would have been provided to such Company Employee under the Company’s severance arrangements in effect immediately prior to the Effective Time (it being understood that the foregoing does not limit the obligations of Parent or the Company to honor the terms of any Company benefit plan providing severance benefits). Parent has also agreed to maintain the Company benefit plans and to take the other employment-related actions, in each case as set forth in the Company Disclosure Letter.
As of and after the Effective Time, Parent will, or will cause the Surviving Company to, give each Company Employee full credit for purposes of eligibility, vesting and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plan) under each employee compensation, incentive and benefit (including vacation) plan, program, policy and arrangement maintained by Parent, any of its subsidiaries or the Surviving Company in which the Company Employee participates (each, a “Parent Plan”), for the Company Employee’s service with the Company, its subsidiaries and their predecessor entities, to the same extent such service was recognized under the comparable Company benefit plan immediately prior to the Effective Time, except to the extent such credit would result in a duplication of benefits or compensation for the same period of service. With respect to each Parent Plan that is a “welfare benefit plan” (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA), Parent and its subsidiaries will use commercially reasonable efforts to (i) cause any pre-existing condition or eligibility limitations to be waived and (ii) give effect, for purposes of any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Company Employees under similar plans maintained by the Company and its subsidiaries immediately prior to the Effective Time, in each case with respect to the plan year in which the Effective Time occurs and to the same extent provided under the comparable Company benefit plan.
With respect to the Company’s fiscal year in which the Effective Time occurs, Parent has agreed to pay, or cause one of its affiliates (including, following the Effective Time, the Surviving Company) to pay, to each Company Employee who participates in a Bonus Plan, a bonus based on actual performance for such fiscal year in accordance with the applicable Bonus Plan, prorated for the number of days the Company Employee was actually employed during the applicable bonus period and payable when bonuses under the Bonus Plans are paid in the ordinary course of business consistent with past practice. If a Company Employee who is a Bonus Plan participant is terminated by Parent, the Surviving Company or any of their respective affiliates without Cause (as such term is defined in the applicable Company benefit plan) after the Effective Time and prior to the payment of such bonus, such Company Employee will remain entitled to receive such prorated bonus, payable at the same time bonuses are paid to Company Employees who remain continuously employed.
Prior to making any written or broad-based oral communications to any current or former employee, officer, director or consultant of the Company or any of its subsidiaries pertaining to compensation or benefit matters described in the Merger Agreement or to compensation or benefits to be provided by Parent or any of its affiliates following the Effective Time, the Company will provide Parent with a copy of the intended communication and a reasonable period of time to review and comment on it, and the Company will consider any such comments in good faith and incorporate them to the extent reasonably practicable. The Company is not required to provide advance copies of (i) any communication that is consistent with prior communications previously reviewed by Parent or (ii) any communication relating to ordinary course compensation and benefits matters that does not relate to the Transactions or to post-Closing compensation or benefits to be provided by Parent or any of its affiliates.
Except as described above, nothing in the Merger Agreement will (i) be treated as an amendment to any Company benefit plan, (ii) obligate Parent or the Surviving Company to maintain any particular benefit plan or arrangement, (iii) prevent Parent or the Surviving Company from amending or terminating any benefit plan or arrangement or terminating the employment of any Company Employee at any time, or (iv) be deemed to guarantee employment for any Company Employee for any period of time. The Merger Agreement does not confer any third-party beneficiary rights on any Company Employee or former employee.
Company ESPP
The Merger Agreement requires the Company, through the Board (or, if applicable, an appropriate committee thereof), to adopt such resolutions and take all such actions as are necessary with respect to the Company ESPP so that (i) following the date of the Merger Agreement, no new offering periods will commence under the Company ESPP; (ii) no new participants will commence participation in the Company ESPP after the date of the Merger Agreement; (iii) no Company ESPP participant will be permitted to increase such participant’s payroll deduction election or contribution rate in effect as of the date of the Merger Agreement or to make separate non-payroll contributions on or following such date, except as may be required by applicable law; (iv) each offering period in effect as of the date of the Merger Agreement or commencing thereafter will have an exercise date as of the earlier of (x) the scheduled exercise date for such offering period and (y) the fifth trading day before the Effective Time (after crediting contributions for such date) (the “Offering Period End Date”), and on the Offering Period End Date each outstanding option under the Company ESPP will be exercised; and (v) subject to the consummation of the Transactions, the Company ESPP will terminate, effective immediately prior to the Effective Time. All Shares purchased under the Company ESPP on the Offering Period End Date will be canceled at the Effective Time and converted into the right to receive the Per Share Closing Amount.
General Efforts
Upon the terms and subject to the conditions set forth in the Merger Agreement and subject to any different standard set forth in the Merger Agreement with respect to any covenant or obligation, Parent and Merger Sub will (and will cause their respective affiliates to, if applicable), on the one hand, and the Company will (and will cause its subsidiaries to), on the other hand, use their respective commercially reasonable efforts to (1) take (or cause to be taken) all actions; (2) do (or cause to be done) all things; and (3) assist and cooperate with the other parties to the Merger Agreement in doing (or causing to be done) all things, in each case as are necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, the Merger and the other Transactions, including by (A) causing the conditions to the Merger of the other party to the Merger Agreement to be satisfied (but not waived) and (B) (i) obtaining all consents, waivers, approvals, orders and authorizations from governmental entities, (ii) making all registrations, declarations and filings with governmental entities, in each case that are necessary or advisable to consummate the Transactions, (iii) in the case of the Company, using reasonable best efforts to obtain all consents, waivers, approvals, orders and authorizations from the counterparties to the contracts (in respect of the contracts) set forth in the Company Disclosure Letter (and, in connection therewith, the Company shall provide Parent a draft form of consent for its review and keep Parent reasonably apprised of the status of the Company’s efforts to obtain such consents, waivers, approvals, orders and authorizations from third parties); provided, that, notwithstanding anything to the contrary contained in the Merger Agreement, (1) neither the Company nor any of its affiliates shall be required to pay any consent, waiver or approval fees unless reimbursed by Parent in full and (2) the parties acknowledge and agree that the failure to obtain any such consent, waiver, approval, order or authorization pursuant to the foregoing clause (iii) shall not, in and of itself, give rise to a breach of the Merger Agreement and obtaining any such consent, waiver, approval, order or authorization pursuant to the foregoing clause (iii) shall not, in and of itself, be a condition to the obligation of the parties hereto to consummate the Transactions.
Indemnification, Exculpation and Insurance
From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall, and shall cause the Surviving Company and its subsidiaries to, and the Surviving Company shall, indemnify and hold harmless each present (as of the Effective Time) and former officer and director of the Company and its subsidiaries (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines, amounts paid in settlement and reasonable fees, costs and expenses, including attorneys’ fees and disbursements incurred in connection with any action, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time, including the Merger Agreement and the Transactions), arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director, employee, fiduciary or agent of the Company or any of its subsidiaries, or (ii) matters existing or occurring at or prior to the Effective Time (including the Merger Agreement and the Transactions), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law and the Memorandum and Articles of Association of the Company as of the date of the Merger Agreement.
In the event of any such action, (A) each Indemnified Party shall be entitled to advancement of expenses incurred in the defense of any action from Parent, the Surviving Company or its subsidiaries, to the fullest extent permitted under applicable law and the Memorandum and Articles of Association of the Company as of the date of the Merger Agreement, within 10 business days of receipt by Parent or the Surviving Company from the Indemnified Party of a request therefor; provided, that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by the Cayman Companies Act or the Memorandum and Articles of Association of the Company, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification, (B) neither Parent, the Surviving Company nor any of its subsidiaries shall settle, compromise or consent to the entry of any judgment in any action or threatened action (in which indemnification could be sought by such Indemnified Party), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such action or such Indemnified Party otherwise consents, and (C) Parent, the Surviving Company and its subsidiaries, as applicable, shall cooperate in the defense of any such matter.
Except as may be required by applicable law, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether arising before, at or after the Effective Time) and rights to advancement of expenses relating thereto existing at the time of the signing of the Merger Agreement in favor of any Indemnified Party as provided in the memorandum and articles of association (or comparable organizational documents) of the Company and its subsidiaries or in any indemnification agreement between such Indemnified Party and the Company or any of its subsidiaries will survive the Merger and continue in full force and effect, and will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party and by operation of law will be assumed by the Surviving Company in the Merger, without further action, at the Effective Time.
For a period of six years from the Effective Time, Parent and the Surviving Company shall (i) cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries, (ii) cause to be provided substitute policies or (iii) purchase or cause the Surviving Company to purchase, a “tail policy,” in any case of at least the same coverage and amounts and containing other terms and conditions that are not less advantageous in the aggregate than the directors’ and officers’ liability insurance coverage and fiduciary liability insurance currently maintained by the Company and its subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance); provided, that after the Effective Time, Parent shall not be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date of the Merger Agreement in respect of the coverage required to be obtained, but in such case will purchase as much coverage as reasonably practicable for such maximum amount; provided, further, that if the Surviving Company desires to purchase a “tail policy” and the annual coverage thereunder costs more than 300% of such last annual premium, the Surviving Company shall purchase the maximum amount of annual coverage obtainable for 300% of such last annual premium. At the Company’s option, the Company may purchase, prior to the Effective Time, a six-year prepaid “tail policy” on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the Transactions; provided, that the Company will not, without Parent’s prior written consent, pay a net aggregate premium for such prepaid tail policy in excess of 300% of the last annual premium paid by the Company prior to the date of the Merger Agreement in respect of the coverage required to be obtained. If such prepaid tail policy has been obtained by the Company prior to the Effective Time, Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Company.
Notwithstanding anything to the contrary in the Merger Agreement, if any action (whether arising before, at or after the Effective Time) is instituted against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the indemnification, exculpation and insurance provisions described above will continue in effect until the final disposition of such action.
The indemnification provided for in the Merger Agreement is not deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise. The indemnification, exculpation and insurance provisions shall survive the consummation of the Merger, and are expressly intended to benefit, and shall be enforceable by, each of the Indemnified Parties and their respective heirs, successors, assigns and legal representatives as express third party beneficiaries (and may not be amended, altered or repealed without their prior written consent).
In the event that the Surviving Company or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers, conveys or disposes of all or a majority of its properties and assets to any person or engages in any division transaction, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Company or Parent, as the case may be, will succeed to the indemnification, exculpation and insurance obligations described above.
Regulatory Approvals; Antitrust and Insurance Matters
General
For purposes of the Merger Agreement and the references in this Proxy Statement:
“Antitrust Laws” means the Sherman Antitrust Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act, as amended, foreign antitrust or competition laws, and all other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Foreign Investment Laws” means all supranational, national or regional laws relating to national security review or that are designed or intended to prohibit, restrict or regulate actions by foreigners to acquire interests in domestic equities, securities, entities, assets, land or interests, or otherwise to screen investments in sensitive activities from a national security perspective.
“Insurance Laws” means all Laws applicable to the business of insurance or reinsurance or the regulation of insurance or reinsurance companies or producers, whether federal, national, provincial, state, local, foreign or multinational, and all applicable orders, directives of, and market conduct recommendations resulting from market conduct or other examinations by, insurance regulators.
Pursuant to the Merger Agreement, each of the parties has agreed to cooperate with the other and to use (and to cause their respective subsidiaries to use) their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under all applicable Insurance Laws, Antitrust Laws and Foreign Investment Laws to consummate the Transactions at the earliest practicable date (and in any event no later than the Termination Date (as defined below)), including: (i) causing the preparation and filing as promptly as practicable of all forms, registrations and notices required to be filed to consummate the Merger and the other Transactions and the taking of such actions as are necessary to obtain any requisite consent or expiration of any applicable waiting period under any Insurance Laws, Antitrust Laws or Foreign Investment Laws; (ii) using reasonable best efforts to defend all actions by or before any governmental entity challenging the Merger Agreement or the consummation of the Transactions under any Insurance Laws, Antitrust Laws or Foreign Investment Laws; and (iii) using reasonable best efforts to resolve any objection asserted with respect to the Transactions under any Insurance Laws, Antitrust Laws or Foreign Investment Laws and to prevent the entry of any court order, and to have vacated, lifted, reversed or overturned any injunction, decree, ruling, order or other action of any governmental entity under any Antitrust Laws or Foreign Investment Laws that would prevent, prohibit, restrict or delay the consummation of the Transactions; provided, that the obligations set forth in the foregoing clauses (ii) and (iii) do not apply with respect to such challenges or actions by a governmental entity under any Insurance Law unless commenced by such governmental entity.
In addition, Parent has agreed to use its reasonable best efforts to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all Antitrust Laws and Foreign Investment Laws to consummate the Transactions, including using its reasonable best efforts to obtain the expiration of all applicable waiting periods and obtain all other approvals and any other consents required to be obtained in order for the parties to consummate the Transactions.
Parent has agreed to pay all filing fees for filings required under Insurance Laws, Antitrust Laws and Foreign Investment Laws by the Company and Parent.
HSR Act and Antitrust Matters
Under the HSR Act and the rules promulgated thereunder, the Merger may not be completed until the Company and Parent each file a Notification and Report Form with the Antitrust Division of the United States Department of Justice (“DOJ”) and the FTC, and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration or termination of a 30-calendar-day waiting period following the parties’ filings of their respective HSR Act Notification and Report Forms. If the FTC or DOJ issues a request for additional information and documentary materials (a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless the waiting period is terminated earlier, the parties agree to extend any applicable waiting period, or the parties otherwise agree to delay the Closing.
The Company and Parent each filed a Notification and Report Form with respect to the Merger with the FTC and DOJ on August 27, 2026, and the applicable waiting period was terminated early on September 21, 2026.
The Merger is also conditioned on the expiration or termination of any agreement with a governmental entity to not consummate or to delay consummation of the Transactions, and the receipt of any required mandatory approvals under the foreign Antitrust Laws or Foreign Investment Laws in Australia, Belgium and Italy, and the obtaining of Insurance Regulatory Approvals (as described below).
At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the Antitrust Laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any state could take such action under the Antitrust Laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties.
Private parties may also seek to take legal action under the Antitrust Laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.
Insurance Regulatory Approvals
In addition to the Antitrust Law and Foreign Investment Law filings, Parent has agreed to, or cause its affiliates to, file or cause to be filed with the applicable governmental entities (collectively, the “Insurance Regulatory Approvals”): (i) the Form A Statements Regarding the Acquisition of Control of a Domestic Insurer and any filings required to be filed by the potential acquiring parties of each of the Company’s non-U.S. insurance companies with such insurance company’s primary insurance regulator regarding the proposed acquisition of control of such insurance company pursuant to the Merger Agreement as promptly as practicable, and in any event no later than September 3, 2026; (ii) as promptly as practicable, any pre-acquisition notifications on Form E or similar market share notifications, including any applicable exemption requests, in each jurisdiction where required by applicable Insurance Laws; (iii) as promptly as practicable, any change of control filings for licensed insurance producers applicable to all producer subsidiaries in each jurisdiction where required; (iv) as promptly as practicable, any change of control filings required with respect to Accelerant Captive Re, Inc. under the Insurance Laws; and (v) as promptly as practicable, any other declarations, filings and notifications necessary to obtain any approvals, consents, registrations, permits, authorizations or other confirmations from any third party that are necessary, proper or advisable to consummate the Merger and the other Transactions. The filings described in clause (i), together with the change of control filings for licensed insurance producers in the United Kingdom described in clause (iii), were filed with the applicable governmental entities on September 3, 2026.
The processes for obtaining the Insurance Regulatory Approvals are subject to jurisdiction-specific regulatory review procedures and timelines. In particular, the approval process in Belgium is expected to require additional time relative to certain other jurisdictions as of the date of this Proxy Statement.
In addition, if any person is currently an ultimate controlling person or control person of any insurance company who would continue as such after consummation of the Transactions, or if any person would become a new ultimate controlling person or control person as a result of the Transactions (other than Parent and its affiliates), then the Company has agreed to file or cause to be filed such filings, notification or exemption requests as required under any Insurance Laws as soon as practicable.
Remedial Actions and Limitations
Parent’s obligations with respect to obtaining regulatory approval include Parent committing to (and causing its controlled affiliates to commit to): (i) selling, divesting, or otherwise conveying assets, categories, portions or parts of assets or businesses of Parent and its controlled affiliates; (ii) agreeing to sell, divest, or otherwise convey any asset, category, portion or part of an asset or business of the Surviving Company and its subsidiaries contemporaneously with or subsequent to the Effective Time; (iii) permitting the Company and its subsidiaries to sell, divest, or otherwise convey any particular assets of the Company and its subsidiaries prior to the Effective Time; and (iv) licensing, holding separate (through the establishment of a trust or otherwise) or entering into similar arrangements with respect to its assets or the assets of the Company and its subsidiaries or terminating any existing relationships and contractual rights and obligations.
However, none of Parent’s non-controlled affiliates, including any investment funds or investment vehicles affiliated with, or managed or advised by, any direct or indirect equity holder of Parent or any portfolio company, are required to agree or commit to take, or not take, any such actions. Furthermore, in connection with obtaining any consent, approval, clearance or authorization under any Antitrust Law or Foreign Investment Law, Parent is not obligated to take or refrain from taking any action, or to suffer to exist any limitation, action, restriction, condition or requirement, which, individually or together with all other such limitations, would, or would reasonably be expected to, have a material adverse effect on the business, results of operations, condition (financial or otherwise), assets or liabilities of the Company and its subsidiaries, taken as a whole.
Solely with respect to the obtaining of the Insurance Regulatory Approvals, Parent is not obligated to take or refrain from taking any action that would, or would reasonably be expected to, (i) have a material adverse effect on the business, results of operations, condition (financial or otherwise), assets or liabilities of the Company and its subsidiaries, taken as a whole, (ii) have a material adverse effect on the business, results of operations, condition (financial or otherwise), assets or liabilities of Parent and its affiliates, taken as a whole (using the Company and its subsidiaries, taken as a whole, as the size reference), (iii) impose any requirement on Parent or its affiliates to make any material capital commitment or material capital contribution or enter into or provide any material capital guarantee or similar undertaking (or any such requirement on Sponsor or its affiliates), or (iv) impose any limitation on Sponsor or its affiliates or certain of its investment funds and investment vehicles with respect to engaging in, investing in or acquiring any type or line of material business (each, a “Burdensome Condition”). Without the prior written consent of Parent, the Company may not take any action or agree to any action that would, individually or in the aggregate, be reasonably expected to result in a Burdensome Condition.
Financing; Cooperation with Debt Financing
Parent and Merger Sub must use reasonable best efforts to obtain the Equity Financing, including by (i) maintaining in effect the Equity Commitment Letter, (ii) complying with its obligations under the Equity Commitment Letter, (iii) satisfying on a timely basis all conditions applicable to Parent in the Equity Commitment Letter that are within its control, if any, (iv) enforcing its rights under the Equity Commitment Letter and (v) consummating the Equity Financing at or prior to the Closing, including by causing the Sponsor to fund the Equity Financing at or prior to the Closing, in each case in accordance with the terms of the Merger Agreement and the Equity Commitment Letter. Receipt or availability of Equity Financing (or any other financing) is not a condition to any Parent or Merger Sub obligation.
At Parent’s sole cost and expense, the Company must use commercially reasonable efforts to cooperate with any debt financing that Parent arranges, including using commercially reasonable efforts to:
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participate in a reasonable but limited number of ratings agency presentations and lender meetings;

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provide such financial or other customary information regarding the Company that is reasonably available or within the Company’s possession in connection with the timely preparation of customary rating agency presentations, bank information memoranda, credit agreements and similar documents required;

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reasonably assist Parent in connection with the execution, delivery, preparation and registration of any pledge and security documents and other definitive financing documents;

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provide executed customary authorization letters to the debt financing sources authorizing the distribution of information to prospective lenders or investors;

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take all corporate and other actions to permit the consummation of the debt financing;

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furnish Parent with all documentation and other information required by regulatory authorities as a condition to any debt financing pursuant to applicable “know your customer” and anti-money laundering rules and regulations; and

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provide customary payoff letters in form and substance reasonably satisfactory to Parent with respect to any indebtedness for borrowed money.

Notwithstanding anything to the contrary in the Merger Agreement, none of the Company, its subsidiaries or its affiliates or its or their representatives will be required to:
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waive or amend any terms of the Merger Agreement;

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incur any liability for which it is not indemnified by or on behalf of Parent or, make any payment for which it has not received prior reimbursement by Parent, in each case prior to the Closing;

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agree to make any payment (including any commitment or other fee or any expense reimbursement) in connection with the debt financing, except those that will be made only after the Closing in the case of the Company and its subsidiaries, or incur any other liability or give any indemnity or otherwise commit to take any action (including any corporate or comparable action), except those that will be effective only at or after the Closing in the case of the Company and its subsidiaries;

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take any action that could or could reasonably be expected to (i) jeopardize any attorney-client or other applicable legal privilege or protection, (ii) violate its respective memorandum and articles of association (or comparable documents), (iii) violate any applicable law, (iv) constitute a default, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such person or to a loss of any benefit to which such person is entitled, in each case under any provision of any agreement or other instrument binding upon such Person, (v) result in the creation or imposition of any lien on any asset of such person (except, in the case of the Company, any lien on any of its assets that becomes effective only upon the Closing) or (vi) be in conflict with the terms of the Merger Agreement;

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enter into or approve any definitive agreement or document related to the debt financing that is effective prior to the Closing;

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take such actions that result in any significant interference with the prompt and timely discharge of the duties of any director, manager, officer, general or limited partner, employee, counsel, financial advisor, auditor, agent or other authorized representative;

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cause any condition to Closing set forth in the Merger Agreement to fail to be satisfied by the Closing or otherwise result in a breach of the Merger Agreement by the Company;

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prepare or deliver any pro forma financial information, projections or other forward-looking financial information, change any of their respective fiscal periods, provide any financial or other information that is not readily available, historically prepared, maintained in the ordinary course of business and customarily required for the arrangement of debt financings similar to the debt financing; and

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execute or deliver any certificate (including any solvency certificate), legal opinion, agreement, arrangement, document or instrument relating to the debt financing in each case that is effective prior to the Closing, and in no event shall any action, liability or obligation of the Company or any of its subsidiaries under any such certificate, agreement, arrangement, document or instrument relating to the debt financing be required to be effective prior to the Closing (other than customary authorization letters in connection with the marketing efforts for the debt financing).

Parent will reimburse reasonable documented out-of-pocket costs and indemnify Company, its subsidiaries or its affiliates or its or their representatives from and against any and all damages incurred or suffered by any of them in connection with the Equity Financing or any debt financing, any information used or provided in connection therewith, and/or the arrangement thereof, except for damages caused by their bad faith, gross negligence, willful misconduct or willful breach of the Merger Agreement.
Canada Distribution
The Company has agreed that prior to the Closing, the Company will use commercially reasonable efforts to take any and all steps and actions required to cause the Canada Insurer to cease to be owned by the Company or any of its subsidiaries (the “Canada Distribution”).
At any time prior to October 12, 2026, the Company was entitled, in its discretion by written notice (the “Canada Notice”) to Parent, to elect not to effect the Canada Distribution. If the Canada Notice were delivered, (i) the Canada Insurer would have remained an Insurance Subsidiary under the Merger Agreement and (ii) the Insurance Regulatory Approvals would have been deemed to include the approval or non-disapproval of the change of control of the Canada Insurer pursuant to an Application to the Office of the Superintendent of Financial Institutions for Minister of Finance Approval of a Change of Control pursuant to Subsections 407(1) and 407.1(1) of the Canadian Insurance Companies Act. However, the Company did not deliver the Canada Notice prior to October 12, 2026. As a result, the Company remains obligated to use commercially reasonable efforts to effect the Canada Distribution. If the Canada Distribution is consummated, the Canada Insurer is deemed neither an Insurance Company nor a subsidiary for all purposes under the Merger Agreement.
Preparation of Proxy Statement; Shareholders’ Meeting
As promptly as reasonably practicable after the date of the Merger Agreement, but not before the No-Shop Period Start Date, the Company must, with the assistance of Parent and Merger Sub, prepare and file the Proxy Statement in preliminary form with the SEC. In addition, to the extent required, the parties must jointly prepare, cooperate and file the Schedule 13E-3 concurrently with the preparation and filing of the Proxy Statement. Parent and Merger Sub must furnish to the Company information required by the Exchange Act to be set forth in the Proxy Statement and Schedule 13E-3 (if applicable); the Company must use commercially reasonable efforts to resolve SEC comments with respect to the Proxy Statement and Schedule 13E-3 (if applicable), promptly notify the other parties of comments and requests, and each party must correct information supplied by it that has become false or misleading.
Following SEC clearance, unless the Merger Agreement has been validly terminated, the Company must (i) duly call, give notice of, convene and (ii) hold the Special Meeting to obtain the Company Shareholder Approval and include the Company Board Recommendation absent an Adverse Recommendation Change. The Company may, in its sole discretion, if determined in good faith by the Board, after consultation with its legal counsel, postpone, recess, delay or adjourn the Special Meeting with Parent’s consent, (i) to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary to obtain the Company Shareholder Approval for up to 20 business days in the aggregate, (ii) as required by law or (iii) reasonably necessary to comply with an SEC request, or if insufficient Shares are represented to constitute a quorum. Without Parent’s consent, postponement or adjournment for insufficient votes may occur no more than two times.
Access to Information; Confidentiality
From the date of the Merger Agreement to the Effective Time or the earlier termination of the Merger Agreement, upon reasonable prior written notice, the Company must (i) provide Parent reasonable access during normal business hours to its properties, offices, facilities, books and records and (ii) furnish Parent with all reasonably requested financial, operating and other information related to the Company, subject to customary exceptions.
Parent and Merger Sub must hold information concerning the Company and its subsidiaries in confidence pursuant to the Confidentiality Agreement dated March 24, 2026, between an affiliate of Parent and the Company, which remains in full force and effect in accordance with its terms. Without the Company’s prior written consent, Parent, Merger Sub and their affiliates and representatives may not contact Company employees, independent contractors, customers, vendors, suppliers, distributors or other business relations about the Company, the Merger Agreement or the Transactions, except as permitted by the Confidentiality Agreement and ordinary-course business contacts unrelated to the Company and its subsidiaries.
Other Covenants and Agreements
The Merger Agreement contains other covenants and agreements, including those relating to public statements and disclosure, stock exchange delisting and deregistration, anti-takeover laws, no control of the other party’s business, obligations of Merger Sub, conduct of the business of Parent and Merger Sub pending the Merger and further assurances.
Conditions to the Consummation of the Merger
The consummation of the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable law) of certain customary mutual conditions, including:
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the Company Shareholder Approval having been obtained;

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the absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction, or other legal restraint or prohibition, being in effect, or law enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that, in any case, prohibits or makes illegal the consummation of the Transactions (including the Merger); and

•
the expiration or termination of any applicable waiting period (or extension thereof) under the HSR Act, and any agreement with a governmental entity not to consummate or delay the consummation of the Transactions, and receipt of the required mandatory approvals and consents under the Antitrust Laws of Australia, the Foreign Investment Laws of Belgium and Italy, in each case as specified in the Company Disclosure Letter, and insurance regulatory approvals from regulators in Arkansas, Texas, Puerto Rico, Belgium, Cayman Islands, and the UK

The Company’s obligation to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by the Company:
•
the accuracy of the representations and warranties of Parent and Merger Sub in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the Closing Date, as if made as of the Closing Date or as of the date in respect of which such representation or warranty was specifically made;

•
Parent and Merger Sub having performed in all material respects with all of their respective agreements and covenants under the Merger Agreement required to be performed by Parent and Merger Sub at or prior to the Closing; and

•
the Company having received a certificate of Parent signed by a duly authorized officer of Parent dated as of the Closing Date, certifying that the foregoing conditions have been satisfied.

The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Parent:
•
the accuracy of the representations and warranties of the Company in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the Closing Date, as if made as of the Closing Date or as of the date in respect of which such representation or warranty was specifically made;

•
the Company having performed in all material respects with all of its agreements and covenants under the Merger Agreement required to be performed by it at or prior to the Closing;

•
Parent having received a certificate of the Company signed by a duly authorized officer of the Company dated as of the Closing Date, certifying that the conditions described in the two preceding bullets and in the last bullet below have been satisfied.

•
no Burdensome Condition shall have been imposed;

•
the Canada Distribution has been consummated;

•
holders of no more than 15% of the issued and outstanding Shares shall have validly exercised, and not effectively withdrawn or abandoned, dissent rights under Section 238 of the Cayman Companies Act; and

•
since the date of the Merger Agreement, there shall not have occurred any Material Adverse Effect that is continuing as of the Closing.

Termination of the Merger Agreement
The Merger Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Shareholder Approval has been obtained:
•
by mutual written consent of Parent and the Company;

•
by either Parent or the Company:

•
if the Closing has not occurred by 11:59 p.m. New York City time on August 13, 2027 (the “Initial Termination Date” and, as it may be extended as described in this bullet, the “Termination Date”), which date will be automatically extended to 11:59 p.m. New York City time on November 13, 2027 if, on the Initial Termination Date, all of the conditions to the Closing (other than the regulatory approval conditions and, to the extent relating to any Antitrust Law, Foreign Investment Law or Insurance Law, the condition relating to the absence of legal restraints) have been satisfied or waived (to the extent permitted by applicable law) or are capable of being satisfied at the Closing (if such conditions are capable of being satisfied were the Closing to occur at such time), provided, that no party shall have the right to terminate the Merger Agreement pursuant to this basis in the event that any action of such party or failure of such party to perform or comply with the covenants and agreements of such party set forth in the Merger Agreement shall have been the principal cause of the failure of the Merger to be consummated by the Termination Date and such action or failure to perform constitutes a breach of the Merger Agreement;

•
if any court of competent jurisdiction or other governmental entity has issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the Transactions and such judgment, order, injunction, rule, decree or other action has become final and non-appealable provided, that, subject to the limitations on Parent’s and Merger Sub’s rights described under the Merger Agreement’s efforts covenant, no party may terminate the Merger Agreement on this basis if (x) the breach of the Merger Agreement by such party (or, in the case of a purported termination by Parent, by Merger Sub) has been the principal cause of such final and non-appealable judgment, order, injunction, rule, decree or other action being taken or issued or (y) without limitation of clause (x), such party (or, in the case of a termination by Parent, Merger Sub) has failed to comply with its obligations under the Merger Agreement with respect to the removal of such judgment, order, injunction, rule, decree or other action; or

•
if the Company Shareholder Approval is not obtained at the Special Meeting or any adjournment or postponement thereof at which a vote on the adoption of the Merger Agreement was taken.

The Merger Agreement may be terminated by the Company:
•
if Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (1) would result in the failure of certain conditions to the Company’s obligations to close to be satisfied and (2) is either not capable of being cured on or prior to the Termination Date or, if capable of being cured, has not been cured by the earlier of (x) five business days prior to the Termination Date and (y) the thirtieth (30th) day following delivery of the Company’s written notice to Parent stating the Company’s intention to terminate the Merger Agreement on this basis and the basis for such termination; provided, that, subject to the limitations on the Company’s rights described under the

Merger Agreement’s efforts covenant, the Company will not have the right to so terminate if the Company is then in breach of any of its covenants or agreements set forth in the Merger Agreement (and such breach would result in the failure of any of the conditions to the obligations of each party, or of Parent and Merger Sub, to effect the Merger to be satisfied);
•
if (1) the Board or any committee of the Company authorizes the Company, to the extent permitted by and subject to complying with the non-solicitation terms of the Merger Agreement, to enter into a definitive binding Alternative Acquisition Agreement with respect to a Superior Proposal, (2) substantially concurrently with the termination of the Merger Agreement, the Company, subject to complying with the terms of the Merger Agreement, enters into a definitive binding Alternative Acquisition Agreement providing for a Superior Proposal, and (3) prior to or substantially concurrently with such termination, the Company pays to Parent the Company Termination Fee; or

•
if (A) all of the conditions to the obligations of each party and of the Parent and Merger Sub to effect the Merger have been satisfied (other than (x) those conditions that by their terms or nature are to be satisfied at the Closing, assuming the satisfaction of those conditions at such time if the Closing were to occur at such time, and (y) those conditions the failure of which to be satisfied is caused by or results from a material breach by Parent or Merger Sub of the Merger Agreement), (B) the Company has delivered written notice to Parent indicating the Company’s intention to terminate the Merger Agreement on this basis if Parent or Merger Sub fails to consummate the Merger within three business days following the date of the Company’s delivery of such notice (with such notice stating the basis for such termination) and indicating that the Company is ready, willing and able to consummate the Merger on the date such notice is delivered and through the end of the next succeeding three business day period and (C) Parent or Merger Sub fails to consummate the Merger prior to the expiration of such three business day period.

The Merger Agreement may be terminated by Parent:
•
if the Company has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (1) would result in the failure of certain conditions to Parent’s and Merger Sub’s obligations to close to be satisfied and (2) is either not capable of being cured on or prior to the Termination Date or, if capable of being cured, has not been cured by the earlier of (x) five business days prior to the Termination Date and (y) the thirtieth (30th) day following delivery of Parent’s written notice to the Company stating Parent’s intention to terminate the Merger Agreement on this basis and the basis for such termination; provided, that Parent will not have the right to so terminate if Parent or Merger Sub is then in breach of any of its covenants or agreements set forth in the Merger Agreement (and such breach would result in the failure of any of the conditions to the obligations of each party, or of the Company, to effect the Merger to be satisfied); or

•
if the Board or any committee of the Company has effected an Adverse Recommendation Change, but only prior to the earlier of (x) receipt of the Company Shareholder Approval and (y) the tenth business day following the date on which such Adverse Recommendation Change occurs.

The party desiring to terminate the Merger Agreement (other than in the case of a termination by mutual written consent) must give written notice of such termination to the other party setting forth the basis on which such party is terminating the Merger Agreement.
Termination Fee and Expenses
In the following circumstances, the Company will pay to Parent the Company Termination Fee:
•
(1) either the Company or Parent terminates the Merger Agreement (x) for failure to consummate the Merger by the Termination Date or (y) for failure to obtain the Company Shareholder Approval at the Special Meeting or (2) Parent terminates the Merger Agreement for the Company’s breach or failure to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which inaccuracy, breach or failure to perform would result in a failure of certain conditions to Parent’s and Merger Sub’s obligations to close to be satisfied and is either not capable of being cured on or prior to the Termination Date or, if capable of being cured, has not been cured by the earlier of (x) five business days prior to the Termination Date and (y) the thirtieth (30th) day following delivery of Parent’s written notice to the Company (but only if, in the case of a termination by the Company, at the time of such termination Parent would not be prohibited from terminating the Merger Agreement as a result of being in breach of its own covenants or agreements), and, in each case, (x) at any time after the date of the Merger Agreement and prior to such termination (or, in the case of a termination for failure to obtain the Company Shareholder Approval, prior to the taking of a vote to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof), any bona fide Acquisition Proposal has been publicly announced or publicly made known to the shareholders of the Company and has not been withdrawn prior to such termination (or, in the case of a termination for failure to obtain the Company Shareholder Approval, prior to the Special Meeting) and (y) within 12 months after such termination, the Company enters into a definitive agreement with respect to an Acquisition Proposal that is subsequently consummated (for this purpose, the references to “20% or more” in the definition of Acquisition Proposal are deemed to be references to “more than 50%”);
•
the Company terminates the Merger Agreement in connection with entry into a definitive binding Alternative Acquisition Agreement providing for a Superior Proposal; or

•
Parent terminates the Merger Agreement because the Board or any committee of the Company effected an Adverse Recommendation Change.

The Company Termination Fee payable to Parent will be (i) $56.9 million if the Merger Agreement is terminated by the Company in connection with entry into an Alternative Acquisition Agreement providing for a Superior Proposal with an Excluded Person, which definitive agreement is fully and duly executed prior to the No-Shop Period Start Date, or (ii) $136.5 million in all other cases. In no event will the Company be required to pay (or cause any of its subsidiaries or affiliates to pay) the Company Termination Fee on more than one occasion.
In the following circumstances, Parent will pay to the Company the Parent Termination Fee:
•
the Company terminates the Merger Agreement (A) because Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform would result in a failure of certain conditions to the Company’s obligations to close to be satisfied and is either not capable of being cured on or prior to the Termination Date or, if capable of being cured, has not been cured by the earlier of (x) five business days prior to the Termination Date and (y) the thirtieth (30th) day following delivery of the Company’s written notice to Parent, or (B) because (1) all of the conditions to the obligations of each party and of Parent and Merger Sub to effect the Merger have been satisfied (other than those conditions that by their terms or nature are to be satisfied at the Closing and those conditions the failure of which to be satisfied is caused by or results from a material breach by Parent or Merger Sub of the Merger Agreement), (2) the Company has delivered written notice to Parent indicating its intention to terminate the Merger Agreement if Parent or Merger Sub fails to consummate the Merger within three business days following delivery of such notice and indicating that the Company is ready, willing and able to consummate the Merger on the date such notice is delivered and through the end of the next succeeding three business day period, and (3) Parent or Merger Sub fails to consummate the Merger prior to the expiration of such three business day period; or

•
the Company or Parent terminates the Merger Agreement because the Merger has not been consummated by the Termination Date, and at the time of such termination the Company had the right to terminate the Merger Agreement pursuant to either of the termination rights described in the immediately preceding bullet (in each case without giving effect to any notice requirement or cure period or right set forth therein).

The Parent Termination Fee payable to the Company will be $295.8 million.
Neither the Company nor Parent, as applicable, is required to pay its termination fee on more than one occasion.
If the Merger Agreement is validly terminated and prior to such termination there has been a willful breach of the Merger Agreement by any party, then notwithstanding payment of any Company Termination

Fee or Parent Termination Fee, the non-breaching party is also entitled to seek payment of monetary damages, provided that the Company shall not be entitled to seek or obtain any monetary damages in excess of an amount equal to the (x) Parent Termination Fee (if Parent breaches), plus (y) the amount of any Enforcement Expenses, plus (z) if Parent breaches, the amount of any reimbursement and indemnification obligations of Parent required under the debt financing cooperation covenant of the Merger Agreement.
Amendment and Waiver
The Merger Agreement may be amended, modified or supplemented by the parties thereto, prior to the Effective Time and whether before or after the Company Shareholder Approval has been obtained, by action taken or authorized by their boards or, for the Company, any committee of the Company; provided, however, that after the Company Shareholder Approval has been obtained, no amendment may be made that, pursuant to applicable law, requires approval or adoption by the Company’s shareholders without approval or adoption. The Merger Agreement provides that the lenders and other parties providing the debt financing that Parent intends to use to fund a portion of the Merger Consideration, together with their respective affiliates and representatives (collectively, the “Debt Financing Sources”), will not have any liability to the Company or any of its subsidiaries or any of their respective controlled affiliates relating to or arising out of the Merger Agreement, the debt financing, any definitive agreement or document related thereto or any transaction contemplated thereby or the performance thereof. The parties to the Merger Agreement have agreed that the Debt Financing Sources are express third-party beneficiaries of and may rely upon and enforce any of the provisions in the Merger Agreement. The Debt Financing Sources are not parties to the Merger Agreement, but the Merger Agreement contains customary provisions requiring the parties to the Merger Agreement to obtain the prior written consent of the applicable Debt Financing Sources before entering into any amendment that would be materially adverse to any of the Debt Financing Sources.
At any time prior to the Effective Time, the parties to the Merger Agreement may, to the extent permitted by applicable law, (1) extend the time for the performance of any of the obligations or acts of any of the other parties, (2) waive any inaccuracies in the representations and warranties of the other parties set forth in the Merger Agreement or any document delivered pursuant thereto or (3) waive compliance with any of the agreements or conditions of the other parties contained therein. Any agreement on the part of a party to any such waiver will be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy thereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.
Specific Performance
The parties to the Merger Agreement agreed that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, would occur if any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Company (on behalf of itself and on behalf of the holders of Shares as third-party beneficiaries), Parent and Merger Sub agreed that, at any time prior to the valid termination of the Merger Agreement, the parties will be entitled to seek specific performance of the terms of the Merger Agreement, the Limited Guaranty and/or the Equity Commitment Letter, including an injunction or injunctions to prevent breaches of the Merger Agreement, the Limited Guaranty and/or the Equity Commitment Letter and to enforce specifically the terms and provisions of the Merger Agreement, the Limited Guaranty and/or the Equity Commitment Letter, in addition to any other remedy to which such party is entitled at law or in equity, and that the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into the Merger Agreement. Each of the parties to the Merger Agreement further waived (1) any defense in any action for specific performance that a remedy at law would be adequate or that an award of specific performance is not an appropriate remedy for any reason at law or equity and (2) any requirement under any law to provide any bond or to post any security as a prerequisite to obtaining equitable relief. The right to specific enforcement includes the right of the Company, on behalf of itself and any third-party beneficiaries to the Merger Agreement, to cause

Parent and Merger Sub to cause the Transactions to be consummated on the terms and subject to the conditions set forth in the Merger Agreement.
However, the Company will be entitled to specific performance to fully enforce the terms of the Equity Commitment Letter against Sponsor and to cause the Equity Financing to be funded (including by requiring Parent to file and litigate one or more lawsuits against Sponsor in order to fully enforce Sponsor’s obligations and the rights of Parent thereunder) and to cause Parent to effect the Closing in accordance with the Merger Agreement or pay any amounts that may become due thereunder if and only if (i) all of the conditions to the obligations of each party and of Parent and Merger Sub to effect the Merger have been satisfied or waived (to the extent such waiver is permitted by applicable law), other than those conditions that by their nature are to be satisfied at the Closing and those conditions the failure of which to be satisfied is caused by or results from a breach by Parent, Merger Sub or any of their affiliates of the Merger Agreement or the other Transaction Documents, (ii) the Company has confirmed in writing that if specific performance is granted and the Equity Financing is funded, then it is ready, willing and able to take the actions within its control that are required of it by the Merger Agreement to consummate the Closing, and (iii) Parent or Merger Sub fails to consummate the Closing on or prior to the date when the Closing should have occurred pursuant to the Merger Agreement.
Governing Law; Jurisdiction; Waiver of Jury Trial; Debt Financing Sources
The Merger Agreement and all disputes or controversies arising out of or relating to the Merger Agreement or the Transactions are governed by, and to be construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. Notwithstanding the foregoing, matters required to be governed by the Cayman Companies Act or other Cayman Islands law will be governed by Cayman Islands law and subject to the exclusive jurisdiction of the Cayman Islands courts, including, among others, the Merger, the memorandum and articles of association of the Surviving Company, cancellation of Shares, Section 238 rights, fiduciary duties and internal corporate affairs.
Each party to the Merger Agreement has irrevocably submitted to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, if jurisdiction is not available in such court, any federal court located in the State of Delaware or any other Delaware state court), in the event that any dispute or controversy arises out of the Merger Agreement or the Transactions, and has agreed that all claims with respect to such proceedings will be brought and determined only in such courts.
Proceedings involving the Debt Financing Sources or the debt financing are subject to the exclusive jurisdiction of federal or state courts in the Borough of Manhattan, New York, New York, and are governed by New York law. The parties waive claims and jury trial against the Debt Financing Sources, acknowledge that the Debt Financing Sources have no liability to the Company and its subsidiaries or their respective representatives in connection with the debt financing, and agree that Debt Financing Sources are express third-party beneficiaries of the Merger Agreement and must consent to amendments materially adverse to them.

PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS
Other than as may be required by law, no provision has been made to (a) grant the Unaffiliated Security Holders access to corporate files of the Company or any member of the Parent Group or the Rollover Shareholders or (b) obtain counsel or appraisal services at the expense of the Company or any member of the Parent Group or the Rollover Shareholders.

DISSENTERS’ RIGHTS
The following is a brief summary of the rights of holders of the Shares to dissent from the Merger and receive payment of the fair value of their Shares as determined by the Court (“dissenters’ rights”) in accordance with Section 238 of the Cayman Companies Act. This summary is not a complete statement of the law, and is qualified in its entirety by the procedures summarized in this section. In addition, the full text of Section 238 of the Cayman Companies Act is attached as Annex E to this Proxy Statement. If you are contemplating the possibility of dissenting from the Merger, you should carefully review the text of Annex E, particularly the procedural steps required to perfect your dissenters’ rights. These procedures are complex and you should consult your Cayman Islands legal counsel. If you do not fully and precisely satisfy the procedural requirements of the Cayman Companies Act, you will lose your dissenters’ rights.
Requirements for Exercising Dissenters’ Rights
A dissenting shareholder of the Company is entitled to payment of the fair value of its, his or her Shares as determined by the Court upon dissenting from the Merger in accordance with Section 238 of the Cayman Companies Act.
The valid exercise of your dissenters’ rights will preclude the exercise of any other rights by virtue of holding Shares in connection with the Merger, other than the right to participate fully in proceedings to determine the fair value of Shares held by such persons and to seek relief on the grounds that the Merger is void or unlawful. To exercise your dissenters’ rights, the following procedures must be followed:
1)
You must give written notice of objection (“Notice of Objection”) to the Company prior to the vote to approve the Merger. The Notice of Objection must include a statement that you propose to demand payment for your Shares if the Merger is authorized by the vote at the Special Meeting.

2)
Within 20 days immediately following the date on which the vote authorizing the Merger is made, the Company must give written notice of the authorization (“Authorization Notice”) to all dissenting shareholders who have served a notice of objection.

3)
Within 20 days immediately following the date on which the Authorization Notice is given (the “Dissent Period”), any dissenting shareholder who elects to dissent must give a written notice of its, his or her decision to dissent (a “Notice of Dissent”) to the Company stating its, his or her name and address and the number and class of the Shares with respect to which it, he or she dissents and demanding payment of the fair value of its, his or her Shares. A dissenting shareholder who dissents must do so in respect of all the Shares which it, he or she holds. Upon giving of the Notice of Dissent, the dissenting shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of its, his or her Shares, the right to participate fully in proceedings to determine the fair value of such Shares and the right to seek relief on the grounds that the Merger is void or unlawful.

4)
Within seven days immediately following (a) the date of expiry of the Dissent Period or (b) the date on which the Plan of Merger is filed with the Cayman Islands Registrar of Companies, whichever is later, the Company, as the Surviving Company, must make a written offer (a “Fair Value Offer”) to each dissenting shareholder to purchase its, his or her Shares at a price determined by the Company to be the fair value of such Shares.

5)
If, within 30 days immediately following the date of the Fair Value Offer, the Company and the dissenting shareholder fail to agree on a price at which the Company will purchase the dissenting shareholder’s Shares, then, within 20 days immediately following the date of the expiry of such 30-day period, the Company must, and the dissenting shareholder may, file a petition with the Court for a determination of the fair value of the Shares held by all dissenting shareholders who have served a Notice of Dissent, which petition by the Company must be accompanied by a verified list containing the names and addresses of all members who have filed a Notice of Dissent and who have not agreed with the Company as to the fair value of such Shares (if a dissenting shareholder files a petition, the Company must file such verified list within 10 days after service of such petition on the Company).

6)
If a petition is timely filed and served, the Court will determine at a hearing at which shareholders are entitled to participate, (a) the fair value of such Shares held by those shareholders as the Court finds are involved with a fair rate of interest, if any, to be paid by the Company upon the amount determined to be the fair value and (b) the costs of the proceeding and the allocation of such costs upon the parties.

All notices and petitions must be executed by or for the shareholder of record or a person duly authorized on behalf of that shareholder, fully and correctly, as such shareholder’s name appears on the register of members of the Company. If Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, these notices must be executed by or for the fiduciary. If Shares are owned by or for more than one person such notices and petitions must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a shareholder of record. The agent must, however, identify the record owner and expressly disclose the fact that, in exercising the notice, he or she is acting as agent for the record owner. A person having a beneficial interest in Shares held of record in the name of another person, such as a broker or other nominee, must act promptly to cause the record holder to follow the steps summarized above and in a timely manner to perfect whatever dissenters’ rights attached to such Shares. If you have any questions about who the record holder of your Shares is, or how to become the registered holder of your Shares, you should contact your broker or nominee.
It is your responsibility to ensure that you are a registered holder of Shares prior to the Special Meeting on            , 2026 in order to exercise your dissenters’ rights.
If you do not satisfy each of these requirements and comply strictly with all procedures required by the Cayman Companies Act with regard to the exercise of dissenters’ rights, you cannot exercise dissenters’ rights and will be bound by the terms of the Merger Agreement and the Plan of Merger. Submitting a proxy card that does not direct how the Shares represented by that proxy are to be voted will give the proxy discretion to vote as it determines appropriate. In addition, failure to vote your Shares, or a vote against the proposal to authorize and approve (as applicable) the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, will not alone satisfy the notice requirement referred to above. You must send all notices to the Company to Unit 106, Windward 3, Regatta Office Park, West Bay Road, Grand Cayman, KY1-1108, Attention: Legal Department.
If you are considering dissenting, you should be aware that the fair value of your Shares as determined by the Court under Section 238 of the Cayman Companies Act could be more than, the same as, or less than the Per Share Closing Amount in cash, without interest and net of any applicable withholding taxes, for each Share of the Company that you would otherwise receive as consideration pursuant to the Merger Agreement if you do not exercise dissenters’ rights with respect to your Shares. You may also be responsible for the cost of any appraisal proceedings.
The provisions of Section 238 of the Cayman Companies Act are technical and complex. If you fail to comply strictly with the procedures set forth in Section 238, you will lose your dissenters’ rights. You should consult your Cayman Islands legal counsel if you wish to exercise dissenters’ rights.

FINANCIAL INFORMATION
Selected Historical Financial Information
The following tables set forth selected historical consolidated financial information of the Company as of and for each of the two years ended December 31, 2025 and 2024. The historical consolidated statements of operations data for the two years ended December 31, 2025 and 2024 and the consolidated balance sheet data as of December 31, 2025 and 2024 have been derived from the audited consolidated financial statements of the Company, prepared in accordance with U.S. GAAP included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 18, 2026, beginning on page 137, which are incorporated into this Proxy Statement by reference. The consolidated financial data set forth below should be read in conjunction with, and are qualified in their entirety by reference to, the Company’s audited consolidated financial statements and related notes and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which are incorporated into this Proxy Statement by reference. See “Where You Can Find More Information” for a description of how to obtain a copy of such annual report.
	As of December 31,
	2025	2024
	(in millions of U.S. dollars)
CONSOLIDATED BALANCE SHEETS
Total assets	$8,263.1	$6,094.9
Total liabilities	7,536.7	5,667.9
Redeemable preference shares	—	104.4
Total Accelerant shareholders’ equity	697.7	304.3
Non-controlling interests	28.7	18.3
Total equity	726.4	427.0
	For the years ended December 31,
	2025	2024
	(in millions of U.S. dollars, except per share data)
CONSOLIDATED STATEMENTS OF OPERATIONS
Total revenues	$912.9	$602.6
Total expenses	2,234.8	570.6
(Loss) income before income taxes	(1,321.9)	32.0
Net (loss) income	(1,345.2)	22.9
Net (loss) income attributable to Accelerant common shareholders	(1,425.0)	27.2
Net (loss) income attributable to Accelerant per common share:
Basic	(7.49)	0.16
Diluted	(7.49)	0.14
Weighted-average common shares outstanding:
Basic	190,260,158	165,982,094
Diluted	190,260,158	199,663,694
Net Book Value per Share of the Company’s Shares
The net book value per Share as of June 30, 2026 was $3.31 based on 118,278,172 issued and outstanding Class A Common Shares and 98,639,873 outstanding Class B Common Shares as of that date.

IMPORTANT INFORMATION REGARDING THE COMPANY
Background
Accelerant Holdings operates a data-driven risk exchange that connects selected specialty insurance underwriters with Risk Capital Partners. The Accelerant Risk Exchange reduces information asymmetries and operational barriers present in the traditional insurance value chain by leveraging proprietary technology to share actionable high-fidelity data and insights with platform participants. Accelerant Holdings was incorporated in the Cayman Islands in October 2021 with registered number 381680. Our corporate headquarters is located at Accelerant Holdings, c/o Accelerant Re (Cayman) Ltd., Unit 106, Windward 3, Regatta Office Park, West Bay Road, Grand Cayman. Our telephone number is +1 (345) 743-4611.
For a description of the Company’s history, development, business and organizational structure, see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 18, 2026 and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed on May 13, 2026 and August 13, 2026, respectively, which are each incorporated herein by reference. Please see “Where You Can Find More Information” beginning on page 170 for a description of how to obtain a copy of the Company’s annual report and quarterly reports.
Directors and Executive Officers
The Board currently consists of nine members. The persons listed below are the Company’s directors and executive officers as of the date of this Proxy Statement. The Merger Agreement provides, however, that the directors of the Company immediately prior to the Effective Time will be the initial directors of the Surviving Company immediately following the Merger. The Merger Agreement provides that the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Company immediately following the Merger, except as otherwise determined jointly by Parent and Merger Sub prior to the Closing Date. Following the Merger, each executive officer will serve until a successor is elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be.
There are no family relationships among any of the Company’s directors or executive officers. During the past five years, neither the Company nor any of its directors or executive officers listed below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, neither the Company nor any of its directors or executive officers listed below has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
The name, position, business address, present principal occupation or employment and material occupations, positions, offices or employment for the past five years of each of the Company’s directors and executive officers are set forth below. The ages given below are as of October 20, 2026. Each of the individuals listed below can be reached at c/o Accelerant Holdings, Unit 106, Windward 3, Regatta Office Park, West Bay Road, Grand Cayman.
Directors
Name	Age	Current Position and Office	Citizenship
Jeffrey Radke	57	Chief Executive Officer, Chair of the Board and Director	United States
Christopher Lee-Smith	58	Global Head of Distribution and Director	United Kingdom
Samuel Gaynor	41	Director	United States
Nancy Hasley	72	Director	United States
Paul Little	66	Director	United States
Karen Meriwether	73	Director	United States
Keoni Schwartz	46	Director	United States
David Talach	48	Director	United States
Simon Wainwright	63	Director	United Kingdom

Jeff Radke has served as the Company’s Chief Executive Officer, a director and the Company’s Co-Founder since October 2021. Additionally, Mr. Radke has served as the President of Accelerant US Holdings, LLC since July 2020, and as the President of Accelerant US Services Company Holdings, LLC, Accelerant US Services Company, LLC, and Accelerant US Distribution Holdings, LLC since September 2020 and has been an employee of Mission Underwriting Services, LLC since April 2021. From July 2019 to December 2021, he was involved with Accelerant Services (Malta) Limited and from May 2022 to November 2022, worked at Accelerant Re Cayman. Prior to founding the Company, Mr. Radke served as the Head of Strategic Initiatives at Indica Limited and Argo Group from August 2016 to March 2018. Additionally, he has served as a director of Indica Limited since January 2006.
Christopher Lee-Smith is the Company’s Global Head of Distribution and has served as a director and the Company’s Co-Founder since October 2021. Mr. Lee-Smith held the role of Group Head of Distribution at the Company’s parent entity from 2018 to 2021. Before Accelerant, Mr. Lee-Smith served as the Global Head of Alternative Distribution of Argo Group from 2017 to July 2018.
Samuel Gaynor has served as a director since October 2021 and as a member of the Company’s Compensation Committee since May 2023. Mr. Gaynor currently serves as Managing Director of Altamont Capital, where he has worked since January 2011. In addition, Mr. Gaynor currently serves as a director for a number of companies, including companies in the insurance sector.
Nancy Hasley has served as a member of the Board since October 2021. Ms. Hasley served as the Company’s Group General Counsel from October 2019 until March 31, 2026. Prior to joining the Company, Ms. Hasley was a Partner at Sidley Austin LLP from 2002 to 2018, first in the New York office and subsequently in the London office of the firm where she advised on transactions, including mergers and acquisitions and capital raising, in the insurance and reinsurance industries.
Paul Little has served as a director since August 2022. Mr. Little is currently the Chief Operating Officer and serves as a director at Protecdiv, Inc., positions he has held since January 2019. Prior to joining Protecdiv, Inc., Mr. Little was the Founder and President of Maxfield Holdings Inc., a consulting firm specializing in risk management, from January 2016 through December 2018.
Karen Meriwether has served as a director since January 2025. Previously, Ms. Meriwether served as Executive Vice President and Chief Financial Officer at Southwest Business Corporation (“SWBC”), a role she had from March 2017 through September 2022. During this time, Ms. Meriwether also served on the audit committees of SWBC and SWBC Life Insurance Company.
Keoni Schwartz has served as a director since October 2021. Mr. Schwartz currently serves as Co-Founder and Managing Partner of Altamont Capital, where he has worked since helping to launch the firm in May 2010. In addition, Mr. Schwartz currently serves as a director for a number of companies, including companies in the insurance sector.
Simon Wainwright has served as a director since March 2026. Mr. Wainwright currently serves as Executive Vice President, Advisor to the CEO, and is a member of the Executive Committee of Reinsurance Group of America, Incorporated (NYSE: RGA). He joined RGA as Managing Director U.K. and Ireland in 2012, and was promoted to Executive Vice President, Head of EMEA in 2019. Mr. Wainwright joined RGA from HSBC Holdings PLC (NYSE: HSBC), having held a number of roles over 15 years including CEO Insurance, CEO HSBC Bank Ireland and COO Commercial and Corporate Banking. Mr. Wainwright previously held senior insurance and banking roles at Lloyds Banking Group and Nationwide. Mr. Wainwright is a Fellow of the Institute of Bankers and Institute of Directors.
David Talach has served as a director since March 2026. Mr. Talach served as Senior Vice President, QuickBooks Platform at Intuit Inc. (Nasdaq: INTU) from 2023 to 2025, where he led the transformation of QuickBooks into an AI-powered business platform. In this role, he drove Intuit’s AI strategy for the platform, overseeing core accounting, product design, live expert services, and platform-wide shared capabilities. Prior to Intuit, Mr. Talach held a series of senior leadership roles at Block, Inc. (formerly Square, Inc., NYSE: XYZ) from 2016 to 2023, ultimately serving as General Manager and Head of Financial Services. In this role, he built and operated the business unit encompassing money movement, risk infrastructure, industry relations, and Square Banking, serving millions of merchants across the U.S. and internationally. Earlier in his career, Mr. Talach held senior product and business development roles at Capital One Financial Corporation (NYSE: COF), PayPal Holdings, Inc. (Nasdaq: PYPL), and VeriFone, Inc. (formerly NYSE: PAY).
Executive Officers
Name	Age	Current Position and Office	Citizenship
Jeffrey Radke	57	Chief Executive Officer, Chair of the Board and Director	United States
Christopher Lee-Smith	58	Global Head of Distribution and Director	United Kingdom
Linda Huber	68	Chief Financial Officer	United States
Francis James O’Neill	54	Chief Underwriting Officer	Ireland
Matthew Sternberg	40	Chief Operating Officer, Risk Exchange	United States
Cliff Jenks	47	General Counsel	United States
Jeff Radke.   For biographical information for Mr. Radke, see the section above entitled “Directors.”
Christopher Lee-Smith.   For biographical information for Mr. Lee-Smith, see the section above entitled “Directors.”
Linda Huber has served as the Company’s Chief Financial Officer since March 31, 2026. Prior to Accelerant, Ms. Huber worked as a strategic advisor to a leading investment management firm identifying investment opportunities in the financial data and analytics industry. Before that, she served as Executive Vice President, Chief Financial Officer of FactSet Research Systems Inc. (NYSE: FDS) from October 2021 to August 2024. As Chief Financial Officer, she was responsible for FactSet’s global finance organization and oversaw all financial functions, including accounting, corporate development, financial planning and analysis, treasury, tax and investor relations. Prior to joining FactSet, Ms. Huber served as Chief Financial Officer and Treasurer at MSCI Inc. (NYSE: MSCI). Prior to joining MSCI, she served as Executive Vice President and Chief Financial Officer of Moody’s Corporation (NYSE: MCO) from May 2005 to June 2018. Earlier in her career, Ms. Huber served in several increasingly senior roles in financial services, including Executive Vice President and Chief Financial Officer at U.S. Trust Company, a subsidiary of Charles Schwab & Company, Inc.; Managing Director at Freeman & Co.; Vice President of Corporate Strategy and Development and Vice President and Assistant Treasurer at PepsiCo.; Vice President of Energy Investment Banking Group at Bankers Trust Co.; and Associate in the Natural Resources Group at The First Boston Corp. Ms. Huber also held the rank of Captain in the U.S. Army. Ms. Huber served on the Board of Directors of the Bank of Montreal (NYSE: BMO) from April 2017 to August 2024 where she served on the Audit and Conduct Review Committee and the Risk Review Committee.
Francis O’Neill has served as the Company’s Chief Underwriting Officer for the Accelerant group of companies and our Co-Founder since September 2018. Prior to joining our Company, Mr. O’Neill served as the Chief Executive Officer of Swiss RE UK & Ireland from February 2016 to August 2018.
Matthew Sternberg serves as the Company’s Chief Operating Officer, Risk Exchange, a role he assumed for the Accelerant group of companies in April 2023. Prior to joining the Company, Mr. Sternberg worked at Boston Consulting Group from September 2012 to April 2023, where he was a Managing Director and Partner and co-led the firm’s North American insurance practice.
Cliff Jenks has served as the Company’s General Counsel since March 31, 2026. Prior to joining Accelerant in February 2026, he served in a variety of roles for over 14 years at Reinsurance Group of America, Incorporated (NYSE: RGA), most recently as Senior Vice President, Corporate and Securities Counsel and Corporate Secretary. Earlier in his career he worked for another public company as Associate General Counsel and at two law firms.
Past Contracts, Transactions, Negotiations and Agreements
Except as described below and other than the Merger Agreement and the agreements entered into in connection with the Merger Agreement, including the Voting and Support Agreement, Reinvestment Letter Agreement and certain activity related to the Company’s equity compensation awards discussed elsewhere in this Proxy Statement, during the past two years: (1) there were no negotiations, transactions or material contacts between the Company and its affiliates, on the one hand, and any of the Parent Group or the ACP Shareholders and their respective affiliates, on the other hand, concerning any merger, consolidation, acquisition, tender offer for or other acquisition of the Company’s securities, election of the Company’s directors or sale or other transfer of a material amount of assets of the Company; (2) the Company and its affiliates did not enter into any other transaction with an aggregate value exceeding one percent of the Company’s consolidated revenues with any of the Parent Group or the ACP Shareholders or their respective affiliates; and (3) none of the Company’s executive officers, directors or affiliates that is a natural person entered into any transaction during the past two years with an aggregate value (in respect of such transaction or series of similar transactions with that person) exceeding $60,000 with any of the Parent Group or the ACP Shareholders or their respective affiliates.

IMPORTANT INFORMATION REGARDING THE PARTICIPANTS
Information Regarding the Parent Group
Directors and Executive Officers of Parent
Parent is an exempted company with limited liability incorporated under the laws of the Cayman Islands and is a holding company formed for the purpose of holding equity interests in Merger Sub and completing the Transactions, including the Merger. The registered office address of Parent is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The business address of Parent is 830 Brickell Plaza, Suite 5100, Miami, Florida 33131.
The following table sets forth information regarding the director of Parent as of the date of this Proxy Statement and, as of the date of this Proxy Statement, Parent does not have any executive officers.
Director	Address	Principal Occupation	Citizenship
Matthew Losardo	830 Brickell Plaza, Suite 5100 Miami, Florida 33131	Principal, Thoma Bravo	United States
During the last five years, neither Parent nor, to the knowledge of Parent, any of the persons listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Directors and Executive Officers of Merger Sub
Merger Sub is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a direct, wholly owned subsidiary of Parent. Merger Sub was formed solely for the purpose of effecting the Transactions, including the Merger. The registered office address of Merger Sub is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The business address of Merger Sub is 830 Brickell Plaza, Suite 5100, Miami, Florida 33131.
The following table sets forth information regarding the director of Merger Sub as of the date of this Proxy Statement, and, as of the date of this Proxy Statement, Merger Sub does not have any executive officers.
Director	Address	Principal Occupation	Citizenship
Matthew Losardo	830 Brickell Plaza, Suite 5100 Miami, Florida 33131	Principal, Thoma Bravo	United States
During the last five years, neither Merger Sub nor, to the knowledge of Merger Sub, any of the persons listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Directors and Executive Officers of the Thoma Bravo Entities
Thoma Bravo Discover Fund V, L.P. (“TB Discover Fund V”) is a Delaware limited partnership and an investment fund managed by Thoma Bravo, L.P. The general partner of TB Discover Fund V is Thoma Bravo Discover Partners V, L.P. (“Discover Partners V”), the general partner of which is Thoma Bravo Discover UGP V, LLC (“Discover UGP V”). Thoma Bravo UGP, LLC (“TB UGP”) is the managing member of Discover UGP V. The principal business address of TB Discover Fund V is c/o Thoma Bravo Discover UGP V, LLC, 110 N. Wacker Drive, 32nd Floor, Chicago, Illinois 60606. The telephone number at that address is (312) 254-3300.

The voting and investment decisions of TB UGP are made by an investment committee comprised of Seth Boro, Orlando Bravo, S. Scott Crabill, Lee Mitchell, Holden Spaht, Carl D. Thoma and A.J. Rohde. Each of Seth Boro, Orlando Bravo, S. Scott Crabill, Lee Mitchell, Holden Spaht and Carl D. Thoma is a managing partner of Thoma Bravo; Orlando Bravo and Carl D. Thoma are founders and managing partners of Thoma Bravo; A.J. Rohde is a senior partner of Thoma Bravo.
The names, business addresses, principal occupations and citizenship of the persons identified above, as of the date of this Proxy Statement, are set forth below.
Name	Business Address	Present Principal Employment	Citizenship
Orlando Bravo	c/o Thoma Bravo, L.P. 110 N. Wacker Drive, 32nd Floor Chicago, Illinois 60606	Founder and Managing Partner, Thoma Bravo	United States
Carl D. Thoma	c/o Thoma Bravo, L.P. 110 N. Wacker Drive, 32nd Floor Chicago, Illinois 60606	Founder and Managing Partner, Thoma Bravo	United States
Lee M. Mitchell	c/o Thoma Bravo, L.P. 110 N. Wacker Drive, 32nd Floor Chicago, Illinois 60606	Managing Partner, Thoma Bravo	United States
Seth Boro	c/o Thoma Bravo, L.P. 110 N. Wacker Drive, 32nd Floor Chicago, Illinois 60606	Managing Partner, Thoma Bravo	United States and Canada
Holden Spaht	c/o Thoma Bravo, L.P. 110 N. Wacker Drive, 32nd Floor Chicago, Illinois 60606	Managing Partner, Thoma Bravo	United States
S. Scott Crabill	c/o Thoma Bravo, L.P. 110 N. Wacker Drive, 32nd Floor Chicago, Illinois 60606	Managing Partner, Thoma Bravo	United States
A.J. Rohde	c/o Thoma Bravo, L.P. 110 N. Wacker Drive, 32nd Floor Chicago, Illinois 60606	Senior Partner, Thoma Bravo	United States
During the last five years, none of the Thoma Bravo entities described above or, to the knowledge of the applicable entity, any of the persons listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Information Regarding ACP
Directors and Executive Officers of ACP
ACP Insurance Management, LLC (“ACP Insurance Management”) is a Cayman Islands limited liability company. The sole managing member of ACP Insurance Management is Keoni Schwartz. ACP Accelerant Holdings, L.P. (“ACP Accelerant Holdings”) is a Cayman Islands limited partnership. The general partner of ACP Accelerant Holdings is ACP Insurance Management (together with ACP Accelerant Holdings, the “ACP Shareholders”). The registered office address of the ACP Shareholders is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The principal business address of the ACP Shareholders is 525 University Avenue, Suite 1300, Palo Alto, CA 94301.
Each of the ACP Shareholders is an affiliate of investment funds advised by an affiliate of Altamont Capital Partners (“ACP”). Jesse Rogers is Co-Founder and Chairman of ACP. Randall Eason and Keoni Schwartz are Co-Founders and Co-Managing Partners of ACP. Chase Beeler, Samuel Gaynor, Wandé Olabisi, Jennifer Mello, Kristin Johnson, Pete Meyerdirk and James Kunihiro are Managing Directors of ACP’s investment team.

The names, business addresses, principal occupations and citizenship of the persons identified above, as of the date of this Proxy Statement, are set forth below.
Name	Business Address	Present Principal Employment	Citizenship
Jesse Rogers	c/o Altamont Capital Partners 525 University Avenue, Suite 1300, Palo Alto, CA 94301	Co-Founder and Chairman, ACP	United States
Randall Eason	c/o Altamont Capital Partners 525 University Avenue, Suite 1300, Palo Alto, CA 94301	Co-Founder and Managing Partner, ACP	United States and Canada
Keoni Schwartz	c/o Altamont Capital Partners 525 University Avenue, Suite 1300, Palo Alto, CA 94301	Co-Founder and Managing Partner, ACP	United States
Chase Beeler	c/o Altamont Capital Partners 525 University Avenue, Suite 1300, Palo Alto, CA 94301	Managing Director, ACP	United States
Samuel Gaynor	c/o Altamont Capital Partners 525 University Avenue, Suite 1300, Palo Alto, CA 94301	Managing Director, ACP	United States
Wandé Olabisi	c/o Altamont Capital Partners 525 University Avenue, Suite 1300, Palo Alto, CA 94301	Managing Director, ACP	United States and Nigeria
Jennifer Mello	c/o Altamont Capital Partners 525 University Avenue, Suite 1300, Palo Alto, CA 94301	Managing Director, ACP	United States
Kristin Johnson	c/o Altamont Capital Partners 525 University Avenue, Suite 1300, Palo Alto, CA 94301	Managing Director, ACP	United States
Pete Meyerdirk	c/o Altamont Capital Partners 525 University Avenue, Suite 1300, Palo Alto, CA 94301	Managing Director, ACP	United States
James Kunihiro	c/o Altamont Capital Partners 525 University Avenue, Suite 1300, Palo Alto, CA 94301	Managing Director, ACP	United States
During the last five years, none of the ACP entities described above or, to the knowledge of the applicable entity, any of the persons listed above has been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Information Regarding the Management Rollover Holders
The Management Rollover Holders are Jeffrey Radke, the Company’s Chief Executive Officer and Chair of the Board; Christopher Lee-Smith, the Company’s Global Head of Distribution and a director; and Francis James O’Neill, the Company’s Chief Underwriting Officer. The business address of each Management Rollover Holder is c/o Accelerant Holdings, Unit 106, Windward 3, Regatta Office Park, West Bay Road, Grand Cayman KY1-1108, Cayman Islands.
For biographical information for each of the Management Rollover Holders, see “Important Information Regarding the Company — Directors and Executive Officers” beginning on page 156.

Representatives of Parent have had preliminary discussions with certain additional members of the Company’s management team regarding potential rollover arrangements with respect to Shares held by such additional members of management. However, there is no definitive agreement with respect to such rollover arrangements nor is there any understanding as to the amount of Shares that would be subject to such rollover agreements or the terms thereof, and there can be no assurance that the terms of such agreements or arrangements will be agreed upon with any additional members of the Company’s management team.

TRANSACTIONS IN THE SHARES
Purchases by the Participants
Purchases by the Management Rollover Holders
The following table shows purchases of Shares by the Company’s directors and executive officers during the past two years:
Purchaser	Period	Total Number of Class A Common Shares Purchased	Range of Prices Paid per Class A Common Share ($)	Average Price Paid per Class A Common Share ($)
Jeffrey Radke	Q4 2025	74,110	13.15 – 13.83	13.4849
Christopher Lee-Smith	Q4 2025	14,700	13.15 – 13.58	13.4177
Francis James O’Neill	Q4 2025	38,000	12.84 – 13.70	13.3371
Purchases by Directors Affiliated with Altamont
The following table shows purchases of Shares by the Company’s directors who are affiliated with Altamont during the past two years:
Purchaser	Period	Total Number of Class A Common Shares Purchased	Range of Prices Paid per Class A Common Share ($)	Average Price Paid per Class A Common Share ($)
Samuel Gaynor	Q4 2025	7,500	13.18 – 13.59	13.4365
Purchases by the Sponsor
The Sponsor did not make any purchases of Shares during the past two years.
Purchases by Bidder Group
Other than the Merger Agreement and agreements entered into in connection therewith, including the Voting and Support Agreement (as discussed in the sections of this Proxy Statement captioned “The Merger Agreement and Plan of Merger” and “Special Factors — Voting and Support Agreement”), and certain activity related to the Company’s equity compensation awards discussed elsewhere in this Proxy Statement, none of the Bidder Group or their respective affiliates have purchased Shares during the past two years.
Prior Public Offerings
On July 25, 2025, the Company completed its initial public offering (the “IPO”), which involved the sale by the Company of 20,276,280 Class A Common Shares at a public offering price of $21.00 per share, resulting in net cash proceeds of $392.0 million after deducting the underwriting discounts and commissions and offering costs. Certain pre-existing investors participated in the offering as selling shareholders and sold 19,354,044 Class A Common Shares at the IPO price for which the Company received no proceeds.
The Company has not made any underwritten public offering of its securities since then.
Transactions in Prior 60 Days
Except as described above and other than the Merger Agreement and the agreements entered into in connection with the Merger Agreement, including the Voting and Support Agreement, there have been no transactions in the Shares during the prior 60 days by the Company, any of the Company’s officers or directors, any Participant, or any other person with respect to which disclosure is provided herein or any associate or majority-owned subsidiary of the foregoing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF THE COMPANY
The following table sets forth information with respect to the beneficial ownership of Shares, as of October 20, 2026, by:
•
each person or entity who is known by the Company to beneficially own more than 5% of the Class A Common Shares or Class B Common Shares (including any securities convertible or exchangeable within 60 days into Class A Common Shares or Class B Common Shares, as applicable);

•
each of the Company’s directors and named executive officers;

•
all of the Company’s directors and officers as a group.

The Company has determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to the Shares. Unless otherwise indicated below, to the Company’s knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all Shares that they beneficially owned as of the October 20, 2026, subject to community property laws where applicable. The Company has deemed the Shares subject to options and warrants that are currently exercisable or exercisable within 60 days of October 20, 2026 and RSUs that would vest based on time and service conditions within 60 days of October 20, 2026 to be beneficially owned by the person holding the option, warrant, or RSUs for the purpose of computing the percentage ownership of that person but has not treated them as outstanding for the purpose of computing the percentage ownership of any other person.
The Company has based its calculation of the percentage of beneficial ownership on 126,442,144 Class A Common Shares and 90,916,741 Class B Common Shares outstanding on October 20, 2026. Percentage ownership of voting power represents voting power with respect to all of the Class A Common Shares and Class B Common Shares, as a single class. Each holder of Class A Common Shares is entitled to one vote per share and each holder of Class B Common Shares is entitled to ten votes per share on all matters submitted to a vote of the shareholders. The holders of voting shares, consisting of the Class A Common Shares and Class B Common Shares, generally vote together as a single class on all matters submitted to a vote of the shareholders, unless otherwise required by Cayman law or the Company’s Memorandum & Articles of Association. Each outstanding Class B Common Share is convertible at any time at the option of the holder into one Class A Common Share.
	Shares Beneficially Owned				Percentage of Total Voting Power
	Class A Common Shares		Class B Common Shares(1)
Name of Beneficial Owner	Number of Shares (#)	Percentage	Number of Shares (#)	Percentage
5% Shareholders:
ACP Insurance Management, LLC(2)	—	—	90,916,741	100.0%	87.8%
ACP Accelerant Holdings, L.P.(2)	—	—	85,976,902	94.6%	83.0%
Glazer Capital, LLC(3)	5,969,101	4.7%	—	—	*
Executive Officers and Directors:
Jeffrey Radke(4)	30,462,731	24.1%	—	—	2.9%
Jay Green(5)	852,641	*	—	—	*
Christopher Lee-Smith(6)	18,513,586	14.6%	—	—	1.8%
Linda Huber	—	—	—	—	—
Nancy Hasley(7)	1,843,207	1.5%	—	—	*
Samuel Gaynor	7,500	*	—	—	*
Paul Little(8)	105,946	*	—	—	*
Karen Meriwether	2,877	*	—	—	*
Keoni Schwartz(2)	—	—	90,916,741	100.0%	87.8%

	Shares Beneficially Owned				Percentage of Total Voting Power
	Class A Common Shares		Class B Common Shares(1)
Name of Beneficial Owner	Number of Shares (#)	Percentage	Number of Shares (#)	Percentage
Francis James O’Neill(9)	6,683,106	5.3%	—	—	*
David Talach	—	—	—	—	—
Simon Wainwright	—	—	—	—	—
All directors and executive officers as a group (13 persons)	58,314,680	46.1%	90,916,741	100.0%	93.4%

*
Represents beneficial ownership of less than one percent of issued and outstanding Shares.

**
The business address of our directors and executive officers is c/o Accelerant Holdings, Unit 106, Windward 3, Regatta Office Park, West Bay Road, Grand Cayman, KY1-1108.

(1)
Each Class B Common Share is convertible at the option of the holder into one Class A Common Share. For purposes of this table, Class B Common Shares are reported as such and are not treated as Class A Common Shares unless converted.

(2)
Based on information in a Schedule 13G filed by ACP Accelerant Holdings, L.P. on November 14, 2025, the Class B Common Shares reported herein include (i) 82,674,639 Class B Common Shares held directly by ACP Accelerant Holdings, L.P., (ii) 4,939,839 Class B Common Shares held directly by ACP Accelerant Co-Invest, LLC, and (iii) 3,302,263 Class B Common Shares held directly by ACP Accelerant Investment Holding Company II, Ltd. ACP Accelerant Holdings, L.P. is the sole owner of ACP Accelerant Investment Holding Company II, Ltd. Each of (1) ACP Insurance Management, LLC, as the general partner of ACP Accelerant Holdings, L.P. and the managing member of ACP Accelerant Co-Invest, LLC, and (2) Keoni Schwartz, as the sole owner and managing member of ACP Insurance Management, LLC, may be deemed to have voting and dispositive power over these shares but disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interest therein, if any. The business address of each of ACP Accelerant Holdings, L.P., ACP Insurance Management, LLC, ACP Accelerant Co-Invest, LLC, ACP Accelerant Investment Holding Company II, Ltd. and Keoni Schwartz is 525 University Avenue, Suite 1300, Palo Alto, CA 94301.

(3)
Based on information in a Schedule 13G filed by Glazer Capital, LLC (“Glazer Capital”) and Paul J. Glazer on September 30, 2026. The shares reported herein are held by certain funds and managed accounts to which Glazer Capital serves as investment manager. Glazer Capital and Mr. Glazer, who serves as the managing member of Glazer Capital, may be deemed to share voting and dispositive power with respect to such shares. The business address of each of Glazer Capital and Mr. Glazer is 250 West 55th Street, Suite 30A, New York, NY 10019.

(4)
Includes (i) 27,591,939 Class A Common Shares held by an entity over which Mr. Radke is the manager of the sole member, (ii) 249,951 Class A Common Shares held by a trust for the benefit of Mr. Radke’s spouse, for which his spouse serves as trustee, and (iii) 2,587,360 Class A Common Shares underlying share options held by Mr. Radke exercisable within 60 days of October 20, 2026. Of the shares described in clause (i), 20,000,000 are pledged as security to a financial institution.

(5)
Mr. Green left his role as Chief Financial Officer of the Company on March 31, 2026. Accordingly, information relating to Mr. Green is as of March 31, 2026.

(6)
Includes 858,207 Class A Common Shares underlying share options exercisable within 60 days of October 20, 2026 and 17,640,679 Class A Common Shares pledged as security to a financial institution.

(7)
Includes (i) 1,330,176 Class A Common Shares held directly by Ms. Hasley, (ii) 512,531 Class A Common Shares held by an irrevocable trust over which Ms. Hasley exercises investment discretion, and (iii) 500 Class A Common Shares held by Ms. Hasley’s spouse. Ms. Hasley disclaims beneficial ownership of the shares held by the trust except to the extent of her pecuniary interest therein.

(8)
Includes 103,644 Class A Common Shares underlying share options exercisable within 60 days of October 20, 2026.

(9)
Includes 275,816 Class A Common Shares underlying share options exercisable within 60 days of October 20, 2026.

As of the date of this Proxy Statement, our directors and executive officers who are not Rollover Shareholders have informed us that they intend, as of the date of this Proxy Statement, to vote all their Shares in favor of the authorization and approval (as applicable) of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

FUTURE SHAREHOLDER PROPOSALS
If the Merger is consummated, we will not have public shareholders and there will be no public participants in any future shareholders meeting of the Company. If, however, the Merger is not completed, shareholders will continue to be entitled to attend and participate in shareholder meetings. The Company will hold the regular annual general meeting of shareholders in 2027 (the “2027 Annual Meeting”) only if the Merger is not completed by the required date to have such meeting in accordance with applicable rules (expected to be before May 31, 2027).
Shareholder Proposals for 2027 Annual Meeting
Under SEC regulations, any shareholder desiring to submit a proposal for inclusion in proxy solicitation material for our 2027 Annual Meeting must cause such proposal to be received at our principal executive offices located at Unit 106, Windward 3, Regatta Office Park, West Bay Road, Grand Cayman, KY1-1108, no later than November 27, 2026, in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Shareholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act.
If a shareholder wishes to nominate an individual to our Board of Directors at our 2027 Annual Meeting or submit a shareholder proposal, whether or not the nomination or proposal is intended to be included in the 2027 proxy materials, our Memorandum & Articles of Association currently require that the shareholder give advance written notice to our Secretary at our offices no earlier than 120 days and no later than 90 days prior to the 2027 Annual Meeting as to any such nomination; provided, however, that in the event less than 130 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made, and as to shareholder proposals not involving director nominations, notice must be received no earlier than January 12, 2027 and no later than February 11, 2027. Shareholders are advised to review our Memorandum & Articles of Association, which contain other requirements with respect to advance notice of shareholder proposals and director nominations. In addition, to comply with the universal proxy rules, any shareholder who intends to solicit proxies in support of director nominees other than the Company’s director nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act. Such notice must be received by the Company no later than March 13, 2027, which is 60 calendar days prior to the anniversary of the date of the 2026 Annual General Meeting of Shareholders, provided that if the date of the 2027 Annual Meeting changes by more than 30 days from the anniversary of the 2026 meeting, the notice of shareholder proposals (other than nomination of individuals for appointment to the Board) must instead be received by a reasonable date to be set and publicized by the Board (the “Deadline Date”) provided that the public announcement of such Deadline Date must be made at least 10 days prior to the Deadline Date.

OTHER MATTERS
Other Business
On or about            , 2026, we will send a proxy card together with this Proxy Statement to all shareholders of record at the close of business on            , 2026. The only business to come before the Special Meeting which management is aware of is set forth in this Proxy Statement. If any other business does properly come before the Special Meeting or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.
Householding of Proxy Materials
We have adopted a procedure permitted by SEC rules that is commonly referred to as “householding.” Under this procedure, a single proxy statement and annual report are delivered to multiple shareholders sharing an address unless we receive contrary instructions from any shareholder at that address. We will continue to send a separate proxy card to each shareholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information shareholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are Company shareholders will be “householding” our proxy materials and annual reports as well.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or if you and other shareholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker if you hold your shares through a broker, or notify us directly if you are a shareholder of record by contacting us at:
Accelerant Holdings
Unit 106, Windward 3, Regatta Office Park
West Bay Road, Grand Cayman KY1-1108
(345) 743-4611
We will send promptly additional copies of the relevant materials following receipt of a request for additional copies.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act and we file our annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. Company shareholders can also obtain free copies of our SEC filings through the “Investor Relations” section of our website at https://investor.accelerant.ai. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this Proxy Statement, and therefore is not incorporated herein by reference.
Because the Merger is a going-private transaction, the Company and the Participants have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference therein, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.
The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement or incorporated by reference subsequent to the date of this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that we have previously filed with the SEC and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this Proxy Statement and before the date of the Special Meeting.
•
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 18, 2026;

•
The information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 from the Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 30, 2026;

•
The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 13, 2026 and August 13, 2026, respectively; and

•
The Company’s Current Reports on Form 8-K, filed with the SEC on February 27, 2026 (two filing), March 18, 2026 (excluding information under Item 2.02 and Item 7.01), May 12, 2026, August 13, 2026 (excluding information under Item 2.02) and August 14, 2026.

We also incorporate by reference into this Proxy Statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this Proxy Statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on the Company’s website is not part of this Proxy Statement, and therefore is not incorporated by reference herein.
Notwithstanding the foregoing, we will not incorporate by reference in this Proxy Statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this Proxy Statement unless, and except to the extent, specified in such Current Report on Form 8-K.
Any person, including any beneficial owner of the Shares, to whom this Proxy Statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to the Company’s address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first-class mail, or another equally prompt method, within one business day after the Company receives your request. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.
If you have any questions concerning the Merger, the Special Meeting or this Proxy Statement, would like additional copies of this Proxy Statement or need help voting your Shares, please contact the Company’s Investor Relations team:
Accelerant Holdings
Attention: Investor Relations
Unit 106, Windward 3
Regatta Office Park
West Bay Road, Grand Cayman
KY1-1108
E-mail: investors@accelerant.ai
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.
THIS PROXY STATEMENT IS DATED            , 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A-1
Execution Version

AGREEMENT AND PLAN OF MERGER
by and among
CHERRY TREE BIDCO,
CHERRY TREE MERGER SUB
and
ACCELERANT HOLDINGS
Dated as of August 13, 2026

A-1-i

A-1-ii

A-1-iii

INDEX OF DEFINED TERMS
Definition	Location
Acceptable Confidentiality Agreement	Exhibit A
Acquisition Proposal	Exhibit A
Action	Section 3.9
Adverse Recommendation Change	Section 5.4(c)
Affiliate	Exhibit A
Agreement	Preamble
Alternative Acquisition Agreement	Section 5.4(c)
Anti-Corruption Laws	Section 3.20(a)
Antitrust Law	Exhibit A
Applicable Period	Section 5.1(a)
Bonus Plans	Section 5.9(c)
Book-Entry Shares	Section 2.3(b)
Business Day	Exhibit A
Canada Approval	Section 5.19(c)
Canada Notice	Section 5.19(c)
Capitalization Date	Section 3.2(a)
Captive Insurance Company	Exhibit A
Cayman Companies Act	Recitals
Certificates	Section 2.3(b)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 2.4
Company	Preamble
Company Benefit Plan	Exhibit A
Company Board	Recitals
Company Board Recommendation	Section 3.3(b)
Company Class A Common Shares	Section 3.2(a)
Company Class B Common Shares	Section 3.2(a)
Company Committee	Exhibit A
Company Disclosure Letter	Article III
Company Employee	Section 5.9(a)
Company Equity Awards	Exhibit A
Company Equity Plan	Exhibit A
Company ESPP	Exhibit A
Company Group	Exhibit A
Company Memorandum and Articles of Association	Section 3.1(c)
Company Option	Exhibit A
Company Party	Section 5.16(b)
Company Preference Shares	Section 3.2(a)
Company PSU	Exhibit A
Company Registered IP	Section 3.18(a)

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Definition	Location
Company Related Parties	Exhibit A
Company RSU	Exhibit A
Company SEC Documents	Section 3.5(a)
Company Shareholder Approval	Section 3.3(a)
Company Shareholders Meeting	Recitals
Company Termination Fee	Section 7.3(b)
Confidentiality Agreement	Section 5.6(b)
Contract	Exhibit A
control	Exhibit A
Current Offering Period	Section 3.2(d)
Debt Documents	Section 8.18
Debt Financing	Section 4.7(b)
Debt Financing Sources	Exhibit A
Dissenter Rights	Section 2.5
Dissenting Shareholder	Section 2.5
Dissenting Shares	Section 2.5
DTC	Section 2.3(f)
DTC Payment	Section 2.3(f)
Effective Time	Section 1.3
Electronic Delivery	Section 8.14
Enforceability Exceptions	Section 3.3(a)
Environmental Laws	Exhibit A
Environmental Permits	Exhibit A
Equity Commitment Letter	Recitals
ERISA	Exhibit A
Exchange Act	Section 3.4(b)
Financing	Section 4.7(a)
Foreign Investment Law	Exhibit A
Form A Filings	Exhibit A
GAAP	Section 3.5(b)
Governmental Entity	Section 3.4(b)
Guarantee	Recitals
HSR Act	Exhibit A
Indemnified Parties	Section 5.11(a)
Insurance Companies	Exhibit A
Insurance Contracts	Exhibit A
Insurance Law	Exhibit A
Insurance Licenses	Section 3.28(f)
Insurance Regulators	Exhibit A
Intellectual Property	Exhibit A
Intervening Event	Exhibit A
Investment Assets	Section 5.1(b)(vi)
IRS	Section 3.11(a)

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Definition	Location
IT Systems	Exhibit A
knowledge	Exhibit A
Law	Section 3.4(a)
Leased Real Property	Section 3.17(a)
Liens	Exhibit A
Material Adverse Effect	Exhibit A
Material Contracts	Section 3.15(a)
Merger	Section 1.1
Merger Consideration	Section 2.1(a)
Merger Sub	Preamble
Non-Subsidiary Producers	Exhibit A
Non-U.S. Change of Control Filings	Exhibit A
NYSE	Section 3.4(b)
OFAC	Exhibit A
Offering Period End Date	Section 3.2(d)
Owned Intellectual Property	Exhibit A
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Material Adverse Effect	Exhibit A
Parent Plan	Section 5.9(b)
Parent Related Parties	Exhibit A
Parent Termination Fee	Section 7.3(b)
Parties	Preamble
Party	Preamble
Paying Agent	Section 2.3(a)
Payment Fund	Section 2.3(a)
Permits	Section 3.10
Permitted Liens	Exhibit A
Person	Exhibit A
Personal Information	Exhibit A
Plan of Merger	Section 1.3
Primary Regulator	Exhibit A
Privacy Law	Section 3.19(a)
Producer	Exhibit A
Proxy Statement	Section 3.7
Real Property Lease	Section 3.17(a)
Registrar of Companies	Section 1.3
Reinsurance Agreements	Section 3.26(a)
Representatives	Section 5.4(a)
Required Amount	Section 4.7(a)
Reserves	Exhibit A
Sanctioned Country	Exhibit A
Sanctioned Person	Exhibit A

A-1-vi

Definition	Location
Sanctions	Exhibit A
SAP	Exhibit A
SEC	Section 3.5(a)
Securities Act	Section 3.5(a)
Software	Exhibit A
Shares	Recitals
Special Committee	Recitals
Statutory Statements	Section 3.5(c)
Subsidiary	Exhibit A
Subsidiary Producers	Exhibit A
Superior Proposal	Exhibit A
Surviving Company	Section 1.1
Surviving Company Articles	Section 1.5
Takeover Laws	Section 3.21
Tax Returns	Exhibit A
Taxes	Exhibit A
Termination Date	Section 7.1(b)(i)
Transaction Documents	Exhibit A
Transactions	Exhibit A
Transfer Taxes	Section 5.18
U.S.	Exhibit A
United States	Exhibit A
Willful Breach	Exhibit A
Withholding Agent	Section 2.4
WSIC	Section 5.8(k)
EXHIBITS
Exhibit A	Certain Definitions
Exhibit B	Plan of Merger
Exhibit C	Surviving Company Articles

A-1-vii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 13, 2026, by and among Cherry Tree BidCo, a Cayman Islands exempted company (“Parent”), Cherry Tree Merger Sub, a Cayman Islands exempted company and a direct, wholly owned Subsidiary of Parent (“Merger Sub”), and Accelerant Holdings, a Cayman Islands exempted company (the “Company”). Each of the Company, Parent and Merger Sub is sometimes referred to herein as a “Party” and collectively the “Parties”.
RECITALS
WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with Part 16 of the Companies Act (as revised) of the Cayman Islands (the “Cayman Companies Act”), Parent, Merger Sub and the Company have agreed to enter into a transaction pursuant to which Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving company (as defined in the Cayman Companies Act) in the Merger and a wholly owned Subsidiary of Parent;
WHEREAS, the board of directors of each of Parent and Merger Sub has unanimously authorized and approved the execution and delivery of this Agreement and the performance of their respective covenants and obligations herein and declared this Agreement and the Transactions to be advisable, fair to, and in the best interests of, each of Parent and Merger Sub, respectively, and their respective shareholders, on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the board of directors of the Company (the “Company Board”) has established a special committee of the Company Board consisting only of independent and disinterested directors (the “Special Committee”) to, among other things, review and evaluate the Transactions and review and evaluate strategic alternatives for the Company, including a transaction of the type contemplated by this Agreement;
WHEREAS, the Company Board, acting on the unanimous recommendation of the Special Committee, has (a) determined that this Agreement, the Merger, and the other Transactions are advisable, fair to, and in the best interests of the Company, (b) authorized and approved the execution and delivery of this Agreement and the performance by the Company of its covenants and obligations contained herein and the consummation by the Company of the Transactions, including the Merger, (c) approved and declared advisable this Agreement, the Plan of Merger and the Transactions, including the Merger, (d) directed that the authorization and adoption of this Agreement and the Plan of Merger be submitted to a vote at a meeting of the Company’s shareholders (the “Company Shareholders Meeting”), and (e) subject to Section 5.4, recommended that the Company’s shareholders authorize and vote in favor of adoption of this Agreement and the Plan of Merger by the Company Shareholder Approval (as defined below), in each case, on the terms and subject to the conditions of this Agreement;
WHEREAS, prior to or concurrently with the execution and delivery of this Agreement, and as consideration for, and an inducement to, the Company’s willingness to enter into this Agreement and the other Transaction Documents to which it is a party, Parent has delivered to the Company an equity commitment letter (the “Equity Commitment Letter”), dated as of the date hereof, pursuant to which Thoma Bravo Discover Fund V, L.P., a Delaware limited partnership (“Sponsor”) has committed to provide the Financing;
WHEREAS, prior to or concurrently with the execution of this Agreement, and as consideration for, and inducement to, the Company’s willingness to enter into this Agreement and the other Transaction Documents to which it is a party, Parent has delivered to the Company a guarantee of the Sponsor (the “Guarantor”), in favor of the Company with respect to the performance by Parent of its obligations hereunder, duly executed by of the Guarantor and dated as of the date hereof (the “Guarantee”);
WHEREAS, substantially concurrently with the delivery of this Agreement, and as a condition and material inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain of the Company’s shareholders (the “Supporting Shareholders”) have entered into voting and support agreements with Parent and Merger Sub, pursuant to which, among other things, the Supporting Shareholders have agreed to vote in favor of the Transactions (the “Support Agreements”); and

A-1-1

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the other Transactions and also to prescribe certain conditions to the Merger as specified herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, each of Parent, Merger Sub and the Company hereby agrees as follows:
ARTICLE I
THE MERGER
Section 1.1   The Merger.   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Cayman Companies Act, at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”). Upon consummation of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving company (as defined in the Cayman Companies Act) of the Merger (the “Surviving Company”) and a wholly owned subsidiary of Parent.
Section 1.2   Closing.   The closing of the Merger (the “Closing”) shall take place as soon as practicable (but in any event no later than the second Business Day) following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at such time), at the offices of Paul Hastings LLP, 200 Park Avenue, New York, NY 10166, unless another date, time or place is agreed to in writing by Parent and the Company; provided, that the Closing may occur remotely via electronic exchange of required Closing documentation in lieu of an in person Closing, and the Parties shall cooperate in connection therewith. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.
Section 1.3   Effective Time.   Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, the Parties shall cause the Merger to be consummated under the Cayman Companies Act by executing and filing the Plan of Merger substantially in the form attached hereto as Exhibit B (the “Plan of Merger”) with the Registrar of Companies of the Cayman Islands (the “Registrar of Companies”), together with such other appropriate documents, in such forms as are required by, and executed in accordance with, the applicable provisions of the Cayman Companies Act, and the Parties shall take all such further actions as may be required by applicable Law to make the Merger effective. The Merger shall become effective at such date and time of registration of the Plan of Merger by the Registrar of Companies, or such later time as may be agreed in writing by Parent and the Company and specified in the Plan of Merger (the time the Merger becomes effective being the “Effective Time”).
Section 1.4   Effects of the Merger.   From and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Plan of Merger and in the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company in accordance with the provisions of the Cayman Companies Act.
Section 1.5   Company Memorandum and Articles of Association.   At the Effective Time, in accordance with the Plan of Merger, and without any further action on the part of the Parties, the memorandum and articles of association of Merger Sub, as in effect as of immediately prior to the Effective Time, shall become the memorandum and articles of association of the Surviving Company (the “Surviving Company Articles”), save and except that (a) all references to the name “Cherry Tree Merger Sub” shall be amended to “Accelerant Holdings”; (b) all references to the share capital of the Surviving Company shall be amended to refer to the correct authorized share capital of the Surviving Company consistent with the Plan of Merger, until thereafter amended in accordance with the applicable provisions of the Cayman Companies Act and the Surviving Company Articles; and (c) the Surviving Company Articles shall include such

A-1-2

indemnification provisions as required by Section 5.11, so that it reads in its entirety as set forth in Exhibit C hereto, and, as so amended, shall be the memorandum and articles of association of the Surviving Company until thereafter amended in accordance with its terms and as provided by the Cayman Companies Act and consistent with the obligations set forth in Section 5.11.
Section 1.6   Directors.   The Parties shall take all actions necessary, including pursuant to Section 1.8, so that, as of the Effective Time, the directors of Merger Sub as of immediately prior to the Effective Time shall be the directors of the Surviving Company, each such director to serve until such person’s respective successor is duly elected and qualified or until the earlier of such person’s death, resignation or removal.
Section 1.7   Officers.   The officers of the Company as of immediately prior to the Effective Time shall be the officers of the Surviving Company from and after the Effective Time, except as otherwise determined jointly by Parent and Merger Sub prior to the Closing Date, in which case the Parties shall take all actions necessary under Section 1.8, each such officer to serve until such person’s respective successor is duly appointed and qualified or until the earlier of such person’s death, resignation or removal.
Section 1.8   Resignation of Officers and Directors.   Except as otherwise requested by Parent no later than five (5) Business Days prior to the Closing Date, prior to the Effective Time, the Company shall use commercially reasonable efforts to cause each member of the Company Board and each of the officers of the Company to execute and deliver a letter effectuating his or her resignation from such positions, effective as of immediately prior to the Effective Time (it being understood that such resignation shall not constitute a voluntary termination of employment under any Company Equity Plan applicable to such individual’s status as a corporate officer or director of the Company or any of its Subsidiaries).
ARTICLE II
EFFECT OF MERGER ON ISSUED SHARE CAPITAL; MERGER CONSIDERATION;
EXCHANGE OF CERTIFICATES
Section 2.1   Effect on Share Capital.
(a)   At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the holders of any of the securities of the Parties, the following shall occur:
(i)   Each Company Class A Common Share and Company Class B Common Share (collectively, the “Shares”), issued and outstanding as of immediately prior to the Effective Time (other than any Excluded Shares and Dissenting Shares) shall be converted automatically into and shall thereafter represent the right to receive (A) $20.25, in cash, without interest (the “Merger Consideration”), plus (B) if applicable, the Ticking Amount, in cash, without interest (collectively with the Merger Consideration, the “Per Share Closing Amount”). From and after the Effective Time, subject to this Section 2.1, all Shares shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each former holder of Shares (other than Excluded Shares and Dissenting Shares) that were issued and outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Shares, except for the right to receive the Per Share Closing Amount to be issued or paid in accordance with Section 2.3, without interest.
(ii)   Each Share held by the Company or owned, directly or indirectly, by Parent, Merger Sub or any direct or indirect wholly owned Subsidiary of Parent, Merger Sub, or the Company as of immediately prior to the Effective Time, including those held in the Company’s treasury (each, an “Excluded Share”), shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(iii)   Each ordinary share of Merger Sub, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and non-assessable ordinary share, par value $1.00 per share, of the Surviving Company, which shall be reflected in the updated register of members of the Surviving Company.

A-1-3

(b)   If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding Shares, or securities convertible into or exchangeable into or exercisable for Shares, shall occur as a result of any reclassification, recapitalization, share split (including a reverse stock split or share consolidation), division or subdivision or consolidation, combination, exchange or readjustment of shares, or the payment of any share dividend or share distribution with a record date during such period, or any merger or other similar transaction, the Per Share Closing Amount shall be equitably adjusted, without duplication, to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event.
Section 2.2   Treatment of Options and Other Equity-Based Awards.
(a)   At the Effective Time, each Company Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be canceled and exchanged for a payment by the Surviving Company or a Subsidiary to the former holder thereof, as set forth in Section 2.2(f), of a cash amount (without interest, and subject to deduction for any required Tax withholdings) equal to the product of (i) the excess of the Per Share Closing Amount over the exercise price per Share under such Company Option and (ii) the number of Shares subject to such Company Option. For the avoidance of doubt, if the exercise price per Share of any Company Option equals or exceeds the Per Share Closing Amount, such Company Option will be canceled for no consideration at the Effective Time.
(b)   At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time and that vests at the Effective Time in accordance with the terms of the applicable award agreement as in effect on the date hereof (including any Company RSU held by a non-employee director of the Company) (each, a “Single Trigger RSU”) will be canceled in exchange for a payment by the Surviving Company or a Subsidiary to the former holder thereof, as set forth in Section 2.2(f), of a cash amount (without interest, and subject to deduction for required Tax withholdings) equal to the product of (i) the Per Share Closing Amount and (ii) the number of Shares subject to such Single Trigger RSU. At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time and is not a Single Trigger RSU will be canceled and converted into the right to receive a cash amount (without interest, and subject to deduction for required Tax withholdings) equal to the product of (i) the Per Share Closing Amount and (ii) the number of Shares subject to such Company RSU (the “Cash Replacement Company RSU Amounts”). The Cash Replacement Company RSU Amounts will, subject to the holder’s continued service with Parent or its Affiliates (including the Surviving Company and its Subsidiaries) through the applicable vesting dates, vest and be paid at the same times as the Company RSUs for which such Cash Replacement Company RSU Amounts were exchanged would have vested and been settled pursuant to their terms (including any terms providing for accelerated vesting upon a termination of employment following a change in control, as in effect on the date hereof). The Cash Replacement Company RSU Amounts will otherwise be subject to the same terms and conditions (including with respect to vesting), as applied to the Company RSUs for which they were exchanged, except for terms rendered inoperative by reason of the Transactions and such other administrative or ministerial changes as Parent reasonably and in good faith determines are appropriate to conform the administration of the Cash Replacement Company RSU Amounts; provided, that no such changes shall impact the value, accelerate or defer the time or schedule of any payment of a Cash Replacement RSU Amount or otherwise cause such amounts to fail to comply with, or lose an exemption from, Section 409A of the Code.
(c)   At the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive a payment by the Surviving Company or a Subsidiary to the former holder thereof of a cash amount (without interest, and subject to deduction for required Tax withholdings) equal to the product of (i) the Per Share Closing Amount and (ii) the number of Shares to which the holder of such Company PSU would be entitled upon settlement thereof assuming (x) performance in respect of the 2026 performance year is, regardless of vesting timing, banked at 250% and (y) performance in respect of the 2027 and 2028 performance years is banked at 100% (the “Cash Replacement Company PSU Amount”). Each Cash Replacement Company PSU Amount will, subject to the holder’s continued service with Parent or its Affiliates (including the Surviving Company and its Subsidiaries) through the end of the calendar year to which it relates, vest and be paid at the same time as the Company PSU for which such Cash Replacement

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Company PSU Amount was exchanged would have vested and been settled pursuant to its terms (including any terms providing for accelerated vesting upon a termination of employment, as in effect on the date hereof, and with payment to be made within sixty (60) days after the applicable vesting date in accordance with the terms of the applicable award agreement). Each Cash Replacement Company PSU Amount will otherwise be subject to the same terms and conditions (including with respect to time-based vesting) as applied to the Company PSU for which it was exchanged, except for the performance-based vesting conditions, terms rendered inoperative by reason of the Transactions and such other administrative or ministerial changes as Parent reasonably and in good faith determines are appropriate to conform the administration of the Cash Replacement Company PSU Amounts; provided, that no such changes shall impact the value, accelerate or defer the time or schedule of any payment of a Cash Replacement Company PSU Amount or otherwise cause such amounts to fail to comply with, or lose an exemption from, Section 409A of the Code.
(d)   The Company, through the Company Board (or, if applicable, an appropriate committee thereof), will adopt such resolutions and will take all such actions as are necessary with respect to the Company ESPP so that (i) following the date hereof, no new Offering Periods (as such term is defined in the Company ESPP) shall commence; (ii) no new participants will commence participation in the Company ESPP after the date hereof; (iii) no Company ESPP participant will be permitted to increase such participant’s payroll deduction election or contribution rate in effect as of the date hereof or to make separate non-payroll contributions on or following the date hereof, except as may be required by applicable Law; (iv) each offering period in effect as of the date hereof or commencing after the date hereof (each, a “Current Offering Period”) will have a “Exercise Date” (within the meaning of the Company ESPP) as of the earlier of (x) the scheduled Exercise Date for such Current Offering Period and (y) the fifth trading day before the Effective Time (after crediting contributions for such date) (the “Offering Period End Date”) and, on the Offering Period End Date, each outstanding option under the Company ESPP will be exercised; and (v) subject to the consummation by the Company of the Transactions, the Company ESPP will terminate, effective immediately prior to the Effective Time. All Shares purchased on the Offering Period End Date will be canceled at the Effective Time and converted into the right to receive the Per Share Closing Amount in accordance with Section 3.1 of this Agreement.
(e)   Prior to the Effective Time, the Company, through the Company Board (or, if applicable, an appropriate committee thereof), will adopt such resolutions and take all such other actions to the extent necessary to confirm that as of the Effective Time, (i) the Company Equity Plan will terminate and (ii) no holder of any Company Equity Award or any right to receive a Company Equity Award, or any participant in the Company Equity Plan or any other employee incentive or benefit plan, program, or arrangement or any non-employee director plan maintained by the Company or a Subsidiary will have any right to acquire, or other right in respect of, any share capital of the Company, the Surviving Company, or any of their respective Subsidiaries, except the right to receive the payments contemplated by this Section 2.2 in cancellation and settlement thereof. At least five (5) days prior to the adoption thereof, the Company will provide Parent with a copy of all resolutions and other corporate actions contemplated by this Section 2.2, the form and substance of which will be subject to prior reasonable review and comment by Parent, and the Company will consider any such comments in good faith.
(f)   As promptly as reasonably practicable after the Closing Date, but in all events within five (5) Business Days after the Closing Date, except as otherwise provided herein, (i) the Surviving Company (or the applicable Subsidiary) will pay to the employee holders of the Company Equity Awards, through its payroll system or payroll provider, all amounts required to be paid to such employee holders in respect of the Company Equity Awards pursuant to this Section 2.2 (other than the Cash Replacement Company RSU Amounts and the Cash Replacement Company PSU Amounts, which will vest and be paid as provided in Section 2.2(b) and Section 2.2(c)) (after giving effect to any required Tax withholdings) and (ii) the Paying Agent will pay all amounts required to be paid to non-employee service provider holders of the Company Equity Awards all amounts required to be paid to such holders in respect of the Company Equity Awards pursuant to this Section 2.2 (after giving effect to any required Tax withholdings), in each case out of the Payment Fund or other funds made available by Parent to the Paying Agent for such purpose. Parent will, or will cause the Surviving Company or its

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applicable Subsidiary to assume and honor each Cash Replacement Company RSU Amount and each Cash Replacement Company PSU Amounts in accordance with its terms and this Section 2.2.
Section 2.3   Exchange and Payment.
(a)   Prior to the Effective Time, Parent shall enter into an agreement (in form and substance reasonably acceptable to the Company) with the Company’s transfer agent to act as agent for the shareholders of the Company in connection with the Merger (the “Paying Agent”) to receive the Per Share Closing Amount to which shareholders of the Company (other than holders of Excluded Shares or Dissenting Shares) shall become entitled pursuant to this Article II. Prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent cash in an amount sufficient to pay the aggregate Per Share Closing Amount in accordance with Section 2.1(a) and Section 2.2(f) (such cash delivered to the Paying Agent being hereinafter referred to as the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to fund payments due pursuant to Section 2.1(a) and for purposes of complying with Section 2.4. The Surviving Company shall, and Parent shall cause the Surviving Company to, pay all charges and expenses, including those of the Paying Agent, incurred by it in connection with the exchange of Shares for the Per Share Closing Amount and other amounts contemplated by this Article II.
(b)   As promptly as practicable following the Effective Time (and in any event not later than the first Business Day following the Effective Time), Parent shall cause the Paying Agent to mail to each holder of record of an outstanding certificate or outstanding certificates (“Certificates”) that immediately prior to the Effective Time represented outstanding Shares that were converted into the right to receive the Per Share Closing Amount with respect thereto pursuant to Section 2.1(a), (i) a form of letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates (or upon compliance with the replacement requirements established by the Paying Agent in lieu thereof in accordance with Section 2.3(i)), and (ii) instructions for use in effecting the surrender of such Certificates (or complying with the replacement requirements established by the Paying Agent in lieu thereof in accordance with Section 2.3(i)) in exchange for the Per Share Closing Amount payable with respect thereto pursuant to Section 2.1(a). Upon surrender of a Certificate to the Paying Agent (or upon compliance with the replacement requirements established by the Paying Agent in lieu thereof in accordance with Section 2.3(i)), together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Per Share Closing Amount for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled.
(c)   As promptly as practicable following the Effective Time (and in any event not later than the first Business Day following the Effective Time), Parent shall cause the Paying Agent to issue and deliver to each holder of uncertificated Shares represented by book entry (“Book-Entry Shares”) a check or wire transfer for the amount of cash that such holder is entitled to receive pursuant to Section 2.1(a) in respect of such Book-Entry Shares, without such holder being required to deliver a Certificate or an executed letter of transmittal to the Paying Agent, and such Book-Entry Shares shall then be canceled. No interest will be paid or accrued for the benefit of holders of Certificates or Book-Entry Shares on the Per Share Closing Amount payable in respect of Certificates or Book-Entry Shares.
(d)   If payment of the Per Share Closing Amount is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that (i) (A) such Certificate so surrendered shall be accompanied by all documents required to evidence, to the reasonable satisfaction of the Surviving Company, such transfer or (B) such Book-Entry Share shall be properly transferred, as applicable, and (ii) the Person requesting such payment shall have (A) paid any transfer and other Taxes required by reason of the payment of the Per Share Closing Amount to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or (B) established to the satisfaction of Parent that such Tax either has been paid or is not applicable.
(e)   Until surrendered or canceled as contemplated by this Section 2.3, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive

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the Per Share Closing Amount payable in respect of Shares theretofore represented by such Certificate or Book-Entry Shares, as applicable, pursuant to Section 2.1(a), without any interest thereon.
(f)   With respect to Shares held, directly or indirectly, through the Depository Trust Company (“DTC”), prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary third-party intermediaries to reasonably ensure that (i) if the Closing occurs at or prior to 11:30 a.m. (New York time) on the Closing Date, the Paying Agent shall transmit to DTC or its nominees as promptly as practicable after the Effective Time (and in any event on the Closing Date), an amount in cash in immediately available funds sufficient to pay the Per Share Closing Amount with respect to all Shares held of record by DTC or such nominee as of immediately prior to the Effective Time (such amount, the “DTCPayment”), and (ii) if the Closing occurs after 11:30 a.m. (New York time) on the Closing Date, the Paying Agent shall transmit to DTC or its nominee as promptly as practicable after the Effective Time (and in any event on the first Business Day after the Closing Date) an amount in cash in immediately available funds equal to the DTC Payment.
(g)   All cash paid upon the surrender for exchange or cancelation of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company or the Paying Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be canceled and exchanged as provided in this Article II, subject to applicable Law in the case of Dissenting Shares.
(h)   The Surviving Company shall cause the Paying Agent to invest any cash included in the Payment Fund as directed by Parent, on a daily basis; provided, that (i) any investment of such cash shall in all events be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America, and (ii) such investments shall only be invested in the manner provided in, or otherwise in accordance with, the Paying Agent Agreement. If for any reason (including investment losses or Shares ceasing to qualify as Dissenting Shares) the cash in the Payment Fund is insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder, Parent shall promptly deposit cash into the Payment Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations. Any interest and other income resulting from such investments shall be payable to the Surviving Company.
(i)   At any time following the date that is twelve (12) months after the Effective Time, the Surviving Company shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which have been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look to Parent and the Surviving Company (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Per Share Closing Amount payable upon due surrender of their Certificate or Book-Entry Shares. The Surviving Company shall pay all fees, costs, charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Per Share Closing Amount.
(j)   If any Certificate shall have been lost, stolen or destroyed, then upon (i) the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and (ii) if required by the Paying Agent in accordance with the Paying Agent’s customary replacement requirements, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it or the Surviving Company with respect to such Certificate, the Surviving Company shall cause the Paying Agent to deliver, in exchange for such lost, stolen or destroyed Certificate, the Per Share Closing Amount payable in respect thereof pursuant to this Agreement.
Section 2.4   Withholding Rights.   Parent, the Surviving Company or the Paying Agent (each, a “Withholding Agent”) shall be entitled to deduct and withhold from the consideration otherwise payable to

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any holder of Shares or otherwise pursuant to this Agreement such amounts as Parent, the Surviving Company or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”) or any provision of state, local or foreign Tax Law; provided that, except (i) with respect to backup withholding, (ii) with respect to amounts treated as compensation for Tax purposes, or (iii) with respect to any holder of Shares that fails to provide to the applicable Withholding Agent an IRS Form W-9 or applicable IRS Form W-8, at least ten days prior to the due date of any payment giving rise to such deduction or withholding, the applicable Withholding Agent shall use commercially reasonable efforts to (a) provide written notice to the holder of Shares of such anticipated deduction or withholding, and (b) cooperate with such holder of Shares in good faith to minimize the amount of any applicable deduction or withholding. To the extent that such amounts so withheld are timely and properly paid over to the appropriate Governmental Entity by the applicable Withholding Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such withholding was made.
Section 2.5   Dissenting Shares.   Notwithstanding anything to the contrary in this Agreement, and to the extent available under the Cayman Companies Act, each Share that is issued and outstanding immediately prior to the Effective Time and is held by a holder of Shares (each, a “Dissenting Shareholder”) who has validly exercised and not withdrawn or lost its right to dissent from the Merger (“Dissenter Rights”) pursuant to Section 238 of the Cayman Companies Act (collectively, the “Dissenting Shares”) shall, at the Effective Time, be canceled and cease to exist, but shall not be converted into or exchangeable for or represent the right to receive the Per Share Closing Amount (except as provided in this Section 2.5), and each such Dissenting Shareholder shall instead be entitled only to payment of the fair value of such Dissenting Shares in accordance with Section 238 of the Cayman Companies Act; provided that if any Dissenting Shareholder shall have effectively withdrawn or lost its right to dissent in accordance with the Cayman Companies Act, then in each case, as of the later of the Effective Time and the occurrence of such withdrawal or loss of right to dissent, the Dissenting Shareholder shall, in respect of its Shares canceled at the Effective Time, be entitled to receive the Per Share Closing Amount without interest, pursuant to this Section 2.5 and such Shares shall not be deemed to be Dissenting Shares. The Company shall give Parent (i) prompt notice of any written notice (and in any event within 48 hours and prior to the date of the Company Shareholders Meeting) of exercise of Dissenter Rights, any attempted withdrawals of such Dissenter Rights, and any other instruments served pursuant to Section 238 of the Cayman Companies Act and received by the Company relating to its shareholders’ exercise of Dissenter Rights, and (ii) the right to participate in all negotiations and proceedings with respect to such notices or demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any exercise of Dissenter Rights or any demands for appraisal or offer to settle or settle any such Dissenter Rights or any demands or approve any withdrawal of any such Dissenter Rights or demands. Parent shall not, except with the prior written consent of the Company, require the Company (except to the extent conditioned on the occurrence of the Effective Time) to make any payment with respect to any such demands or offer to settle or settle any such demand.
Section 2.6   Agreement of Fair Value.   Parent, Merger Sub and the Company respectively agree that the Merger Consideration is equal to or greater than the fair value of the Shares for the purposes of Section 238(8) of the Cayman Companies Act. For the avoidance of doubt, the Ticking Amount is expressly not included in the calculation of the Merger Consideration, and is intended solely to compensate the Company’s shareholders for the lost time value of money in the event of certain delays in their receipt of the Merger Consideration and does not reflect any increase in the assessment of the fair value, enterprise value, or intrinsic value of the Company or its Shares.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as disclosed or reflected in the Company SEC Documents (but excluding any forward-looking disclosures contained under the heading “Risk Factors” or “forward-looking statements”, in each case, other than any specific factual information contained therein), or (b) as set forth in the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any information in a particular section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this

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Agreement to which the relevance of such information is reasonably apparent), the Company represents and warrants to Parent and Merger Sub as follows:
Section 3.1   Organization, Standing and Power.
(a)   The Company (i) is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), for any such failures to have such power and authority or to be so qualified, licensed or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)   Each of the Subsidiaries of the Company (i) is an entity duly incorporated or registered (as applicable), and validly existing and in good standing (with respect to jurisdictions that recognize such concept), under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, in the case of each of clauses (i) through (iii), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)   The Company has previously furnished or otherwise made available to Parent a true and complete copy of the Company’s memorandum and articles of association (the “Company Memorandum and Articles of Association”) as in effect on the date of this Agreement and as so delivered is in full force and effect. The Company is not in violation of any provision of the Company Memorandum and Articles of Association in any material respect.
Section 3.2   Capitalization of the Company.
(a)   The authorized share capital of the Company is US$884.43788 divided into 500,000,000 Class A common shares, par value $0.0000011951862 per share (the “Company Class A Common Shares”), 140,000,000 Class B common shares, par value $0.0000011951862 per share (the “Company Class B Common Shares”), and 100,000,000 preference shares, par value $0.0000011951862 per share (the “Company Preference Shares”). As of the close of business on August 11, 2026 (the “Capitalization Date”), (i) 118,548,679 Company Class A Common Shares and 98,639,873 Company Class B Common Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were issued free of preemptive rights, (ii) no Shares were held in the treasury of the Company, (iii) no Company Preference Shares were issued and outstanding, (iv) an aggregate of 39,123,458 Shares were subject to the exercise of outstanding Company Options (excluding Company Options outstanding under the Company ESPP), (v) 5,776,197 Shares were subject to outstanding Company RSUs (which outstanding Company RSUs will not, in any event, settle for more than such number of Shares in the aggregate), 761,532 of which are Single Trigger RSUs, (vi) 843,049 Shares were subject to outstanding Company PSUs, assuming attainment of the applicable performance goals at one hundred percent (100%) of target, which Company PSUs could vest, at the maximum levels of performance permitted under the applicable award agreements, with respect to no more than 1,264,573 Shares in the aggregate (equal to 150% of the aggregate target number of Shares subject to outstanding Company PSUs), and (vii) 890,323 Shares reserved for purchase under the Company ESPP. Except as set forth above, and except for changes since the Capitalization Date resulting from the exercise of Company Options and settlement of outstanding Company RSUs and Company PSUs, in each case outstanding on the Capitalization Date, as of the date of this Agreement, (A) there are not outstanding or authorized any (1) shares or other voting securities of the Company, (2) securities of the Company convertible into or exchangeable for shares or voting securities of the Company, or (3) options or other rights to acquire from the Company, and no obligation of the Company to issue, any shares, voting securities or securities convertible into or exchangeable for shares or voting securities of the Company, (B) there

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are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares, voting securities or securities convertible into or exchangeable for shares or voting securities of the Company, and (C) there are no other options, calls, warrants or other similar rights, agreements, arrangements or commitments of any character relating to the issued or unissued shares of the Company of any of its Subsidiaries to which the Company or any of its Subsidiaries is a party.
(b)   Each of the outstanding shares or other voting securities of each of the Company’s Subsidiaries is duly authorized, validly issued, and, in the case of the Company’s Subsidiaries that are corporations, fully paid and nonassessable, and all such shares or other voting securities are owned by the Company or another wholly owned Subsidiary of the Company and are owned free and clear of all Liens of any nature whatsoever (other than Liens imposed by generally applicable U.S. securities Laws or as expressly contemplated hereby), except where any such failure to own any such shares free and clear would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 3.2(b)(i) of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company and its jurisdiction of incorporation or organization. Section 3.2(b)(ii) of the Company Disclosure Letter also sets forth, as of the Capitalization Date, the aggregate number of Subsidiary Incentive Equity Interests outstanding, by class and by issuer.
(c)   Within fourteen (14) Business Days of the date of this Agreement, the Company will provide Parent with a correct and complete list of all Company Options, Company RSUs, Company PSUs and Subsidiary Incentive Equity Interests outstanding as of the Capitalization Date, including, with respect to each such award: (i) the identification number of the holder thereof, (ii) the type of award, (iii) the total number of Shares (or, in the case of Subsidiary Incentive Equity Interests, units or other interests) underlying such award (in the case of Company PSUs, at both the target and maximum levels of performance), (iv) the grant date, (v) the applicable vesting schedule (including any acceleration provisions and whether each Company RSU constitutes a Single Trigger RSU), (vi) in the case of Company Options, the exercise price per Share and the expiration date and, in the case of Subsidiary Incentive Equity Interests, the applicable participation threshold, and (vii) the Company Equity Plan or other plan or agreement pursuant to which such award was granted. To the knowledge of the Company, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Company Equity Award (A) was duly authorized no later than the date on which the grant of such Company Equity Award was by its terms to be effective by all necessary corporate action, (B) is exempt from, or in compliance with, Section 409A of the Code (to the extent applicable), and (C) was granted in accordance with the terms of the applicable Company Equity Plan and applicable Laws in all material respects (including valid exemptions from registration under applicable securities Laws). To the knowledge of the Company, there are no outstanding rights, commitments, promises or obligations to grant, issue or sell any Company Equity Awards or any other equity interests in the Company.
(d)   The Company has furnished or made available to Parent complete and accurate copies of the Company Equity Plan and each form of agreement evidencing outstanding Company Equity Awards, and no outstanding Company Equity Award is subject to terms that deviate in any material respect from the applicable form.
Section 3.3   Authority.
(a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Plan of Merger, to perform its obligations hereunder and to consummate the Transactions, subject only to the approval and authorization of the Company’s shareholders by the affirmative vote of holders of Shares representing at least two-thirds of the votes cast by such holders as, being entitled to do so, vote in person or by proxy at the Company Shareholders Meeting in favor of a special resolution authorizing this Agreement and the Plan of Merger (the “Company Shareholder Approval”), the accuracy of the representations and warranties set forth in Section 4.10, and the filing of the Plan of Merger (along with any other documents required by the Cayman Companies Act) with the Registrar of Companies pursuant to the Cayman Companies Act. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited

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by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws of general applicability relating to or affecting the enforcement of creditors’ rights generally or general principles governing the availability of equitable remedies (whether considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”).
(b)   The Company Board (acting on the unanimous recommendation of the Special Committee), at a meeting duly called and held, has (i) determined that this Agreement, the Merger, and the other Transactions are advisable, fair to and in the best interests of the Company, (ii) authorized and approved the execution and delivery of this Agreement and the Plan of Merger and the performance by the Company of its covenants and obligations contained herein and the consummation by the Company of the Transactions, (iii) approved and declared advisable this Agreement, the Plan of Merger and the Transactions, including the Merger, (iv) directed that the authorization and the adoption of this Agreement and the Plan of Merger be submitted to a vote at the Company Shareholders Meeting, and (v) subject to Section 5.4, recommended that the Company’s shareholders authorize and vote in favor of adoption of this Agreement and the Plan of Merger (such recommendation, the “Company Board Recommendation”), which actions have not, as of the date hereof, been subsequently rescinded, withdrawn or modified in any manner adverse to Parent.
(c)   The approval and authorization of this Agreement and the Plan of Merger by way of the Company Shareholder Approval in accordance with Section 233(6) of the Cayman Companies Act and the Company’s Memorandum and Articles of Association is the only vote of the holders of the Shares that is necessary pursuant to applicable Law and the Company’s Memorandum and Articles of Association to approve and authorize the execution, delivery and performance by the Company of this Agreement and the Plan of Merger.
Section 3.4   No Conflict; Consents and Approvals.
(a)   Assuming the accuracy of the representations and warranties set forth in Section 4.10, the execution, delivery and performance of this Agreement by the Company, and subject to obtaining the Company Shareholder Approval, the consummation by the Company of the Transactions, do not and will not (i) conflict with or violate the Company Memorandum and Articles of Association or the equivalent organizational documents of any of the Company’s Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of Section 3.4(b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree of any Governmental Entity (collectively, “Law”) applicable to the Company or any of its Subsidiaries or by which any of their respective properties are bound, or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancelation, amendment or acceleration of, any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)   The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Transactions, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory (including stock exchange or other self-regulatory) authority, agency, court, commission, or other governmental body (each, a “Governmental Entity”), except for (i) such filings as may be required under applicable requirements of the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”), and under state securities, takeover and “blue sky” laws, (ii) the filings required under the HSR Act and any filings, submissions, notifications (or drafts thereof) required under the applicable requirements of any Antitrust Laws or Foreign Investment Laws, (iii) such filings as may be required under applicable Insurance Laws, (iv) such filings as are necessary to comply with the applicable requirements of the New York Stock Exchange (“NYSE”), (v) the filing of the Plan of Merger (along with any other documents required by the Cayman Companies Act) with the Registrar of Companies pursuant to the Cayman Companies Act, and (vi) any such

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consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.5   SEC Reports; Financial Statements.
(a)   The Company has filed or otherwise furnished all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed or furnished by it with the Securities and Exchange Commission (the “SEC”) since July 24, 2025 (all such forms, reports, statements, certificates and other documents filed or furnished since July 24, 2025 and prior to the date hereof, collectively, the “Company SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment, each of the Company SEC Documents (including any financial statements of the Company contained therein) complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed. As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such amendment or superseding filing), none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)   The audited consolidated financial statements of the Company (including any related notes thereto) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the results of their operations and cash flows for the periods indicated. The unaudited consolidated financial statements of the Company (including any related notes thereto) included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC since January 1, 2026, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the periods indicated (subject to the absence of notes and to normal period-end adjustments).
(c)   The Company has made available to Parent true and complete copies of the following statutory statements (or local equivalents in any applicable jurisdiction outside the United States), in each case together with the exhibits, schedules and notes thereto (collectively, the “Statutory Statements”): (i) the annual statement of each Insurance Company as of and for the annual periods ended December 31, 2023, 2024 and 2025, in each case as filed with the applicable Primary Regulator for such Insurance Company, and (ii) the quarterly statement of each Insurance Company as of and for the quarterly period ended March 31, 2026, in each case as filed with the Primary Regulator of such Insurance Company. The Statutory Statements have been prepared in all material respects in accordance with SAP applied consistently throughout the periods presented, and present fairly, in all material respects, the statutory financial position and results of operations of the Insurance Companies as of their respective dates and for the respective periods covered thereby.
(d)   The Company has established and maintains disclosure controls and procedures as defined in and required by Rule 13a-15 under the Exchange Act, which disclosure controls and procedures are designed to ensure that all material information required to be disclosed by the Company in its filings with the SEC under the Exchange Act is recorded and reported to the individuals responsible for the preparation of the Company’s filings with the SEC under the Exchange Act to allow timely decisions regarding required disclosure.
(e)   The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act), which system is designed to provide

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reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made in accordance with authorization of officers and directors of the Company, and (ii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets that could have a material effect on the Company’s financial statements. The Company has disclosed, based on the most recent evaluation of its Chief Executive Officer and its Chief Financial Officer prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board, in each case since January 1, 2024, (x) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting that adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (y) to the knowledge of the Company, any fraud, whether or not material, which involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since January 1, 2024, (A) there has been no material change in the Company’s or its Subsidiaries’ accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP, except as described in the notes thereto, and (B) neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim that the Company or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls. The Company’s management, with the participation of the Company’s principal executive and financial officers, has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2025, and such assessment concluded that such internal controls were effective using the framework specified in the Company’s Annual Report on Form 10-K and the Company has identified no material weaknesses, or significant deficiencies that in the aggregate would amount to a material weakness, in the management of the Company’s assessment of internal controls through to the date hereof.
Section 3.6   No Undisclosed Liabilities.   Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of the Company Group, other than (a) liabilities and obligations reflected or reserved against in the Company’s consolidated balance sheet as of March 31, 2026 (or the notes thereto) included in the Company SEC Documents, (b) liabilities and obligations incurred in the ordinary course of business since March 31, 2026, (c) liabilities and obligations which have been discharged or paid in full prior to the date of this Agreement, (d) liabilities and obligations incurred in connection with the Transactions, (e) liabilities and obligations arising from any executory Contract binding on the Company or any of its Subsidiaries (none of which results from or was caused by a breach by the Company or any of its Subsidiaries of any such Contract) and (f) liabilities and obligations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.7   Certain Information.   None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the shareholders of the Company in connection with the Company Shareholders Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) and the Schedule 13E-3 (if applicable) will, at the time it is first mailed to the shareholders of the Company, and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Schedule 13E-3 (if applicable) will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements included or incorporated by reference in the Proxy Statement or the Schedule 13E-3 (if applicable) based on information supplied by or on behalf of Parent, Merger Sub or any of their respective Representatives specifically for inclusion or incorporation by reference therein.

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Section 3.8   Absence of Certain Changes or Events.
(a)   Since January 1, 2026, except as otherwise contemplated or permitted by this Agreement, the business of the Company Group has been conducted in the ordinary course of business in all material respects.
(b)   Since January 1, 2026, there has not been any event, development or state of circumstances that, individually or in the aggregate, has had a Material Adverse Effect.
(c)   Since December 31, 2025 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date hereof and prior to the Closing Date, would have required the consent of Parent under Section 5.1(b)(ii), Section 5.1(b)(iv), Section 5.1(b)(v), Section 5.1(b)(vi), Section 5.1(b)(xiii) or, solely with respect to the foregoing clauses, Section 5.1(b)(xix).
Section 3.9   Litigation.   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) there is no suit, claim, action, proceeding, arbitration, mediation or investigation (each, an “Action”), other than ordinary course claims within applicable policy limits made under or in connection with Insurance Contracts issued by one or more Insurance Companies, pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any of their respective properties by or before any Governmental Entity, and (b) neither the Company nor any of its Subsidiaries nor any of their respective properties is or are subject to any judgment, order, injunction, rule or decree of any Governmental Entity.
Section 3.10   Compliance with Laws.   Except with respect to ERISA, Environmental Laws, Taxes and Privacy Laws, Sanctions and Anti-Corruption Laws (which are the subject of Sections 3.11, 3.13, 3.14, 3.19, and 3.20, respectively), the Company Group is, and since January 1, 2024 has been, in compliance with all Laws applicable to the Company Group or by which any of their respective properties are bound, except where any non-compliance would not, individually or the aggregate, reasonably be expected to have a Material Adverse Effect. Except with respect to Environmental Laws (which are the subject of Section 3.13), the Company Group has in effect all permits, licenses, exemptions, authorizations, franchises, orders and approvals of all Governmental Entities (collectively, “Permits”) necessary for them to own, lease or operate their properties and to carry on their businesses as now conducted, except for any Permits the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Permits are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.11   Benefit Plans.
(a)   Section 3.11(a) of the Company Disclosure Letter sets forth a true and complete list of each material Company Benefit Plan and separately identifies each such plan that is maintained outside the jurisdiction of the United States (each, a “Foreign Plan”); provided, that to the extent that there exist certain forms of agreements that would each individually constitute a Company Benefit Plan, such list includes only the forms of such agreements in lieu of all individual agreements that follow such forms in all material respects. With respect to each material Company Benefit Plan, the Company has furnished or made available to Parent a current, accurate, and complete copy thereof (including all amendments and attachments thereto) (or if unwritten, a written summary of the material terms thereof) and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination or opinion letter from the Internal Revenue Service (the “IRS”), (iii) the most recent summary plan description and other equivalent written communications by the Company Group to their employees concerning the extent of the benefits provided thereunder and (iv) the most recent (A) Form 5500 and attached schedules, (B) audited financial statements, and (C) actuarial valuation reports.
(b)   Except to the extent that the inaccuracy of any of the representations set forth in this Section 3.11(b) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

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(i)   to the knowledge of the Company, (A) each Company Benefit Plan has been established and administered in all respects in accordance with its terms and in compliance with the provisions of applicable Law, (B) no non-exempt prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Company Benefit Plan, and (C) all contributions required to be made under the terms of any Company Benefit Plan have been timely made in all respects;
(ii)   to the knowledge of the Company, each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory, or opinion letter, as applicable, from the IRS that it is so qualified (or the deadline for obtaining such a letter has not expired as of the date of this Agreement), and nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of such qualified status of such Company Benefit Plan;
(iii)   there is no Action by any Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of the Company, threatened, relating to any Company Benefit Plan, any fiduciaries thereof with respect to their duties to a Company Benefit Plan, or the assets of any of the trusts under any of the Company Benefit Plans (other than routine claims for benefits); and
(iv)   (A) each Foreign Plan that is intended to qualify for special Tax treatment meets all of the requirements for such treatment, (B) all employer and employee contributions to each Foreign Plan required by its terms or by applicable Law have been made or, if applicable, accrued in accordance with generally accepted accounting practices in the applicable jurisdiction, and any other payments (including insurance premiums) otherwise due in respect of a Foreign Plan have been paid in full, (C) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan, and none of the Transactions will cause such assets or insurance obligations to be less than such benefit obligations, and (D) each Foreign Plan required to be registered has been registered and has been maintained in good standing with the applicable Governmental Entities.
(c)   Neither the Company nor any of its Subsidiaries, nor, solely with respect to clauses (i) and (ii) below, any other Person that, together with the Company or any of its Subsidiaries, is or was treated as a single employer under Section 414 of the Code has in the past six years maintained, established, contributed to, or been required to contribute to, or has any liability (contingent or otherwise) with respect to, any employee benefit plan that is or was (i) subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” as defined in Section 3(37) of ERISA, (iii) a “multiple employer plan” within the meaning of Section 413(c) of the Code, (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, or (v) a plan that provided benefits other than “money purchase benefits” as defined in the UK Pension Schemes Act 1993.
(d)   The execution and delivery of this Agreement and the consummation of the Merger will not, either alone or in combination with any other event, (A) entitle any current or former employee, officer, director, or consultant of the Company or any Subsidiary to any payment of compensation or benefits (including severance) (whether in cash, property, or the vesting of property), (B) accelerate the time of payment, funding, or vesting, or increase the amount of, or otherwise enhance, any benefit due any such employee, officer, director, or consultant, or (C) result in the payment or provision of any amount or benefit (including accelerated vesting) that will not be deductible by reason of Section 280G of the Code or that will be subject to an excise tax under Section 4999 of the Code.
(e)   The Company and its Subsidiaries have no obligation to indemnify any individual for any Tax incurred pursuant to Section 409A or 4999 of the Code.

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(f)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Company Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following termination of employment, other than benefits or coverage required to be provided under Part 6 of Title I of ERISA or Section 4980B(f) of the Code or other applicable Law, the full cost of which is borne by the recipient (or any beneficiary of the recipient).
(g)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Company Benefit Plan that constitutes a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) has been established, maintained and administered in all material respects in operational and documentary compliance with Section 409A of the Code and all IRS guidance promulgated thereunder.
(h)   In respect of each acquisition of securities within Chapter 2 of Part 7 (Restricted Securities) of the Income Tax (Earnings and Pensions) Act 2003 an election has been made by each Company and its Subsidiaries with the current or former employee or director under section 431(1) (Election for full disapplication of this Chapter) of ITEPA in respect of all securities using the correct forms prescribed by HMRC and within the applicable limits.
(i)   There are and have been no payments or loans made to, any assets made available or transferred to, or any assets earmarked, however informally, for the benefit of, any employee or former employee (or anyone linked with such employee or former employee) of the Company and its Subsidiaries by an employee benefit trust or another third party, falling within the provisions of Part 7A of ITEPA.
(j)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, each Subsidiary Incentive Equity Interest (i) was issued in compliance with applicable Law and on the form of award agreement made available to Parent, (ii) has been the subject of a timely and valid election under Section 83(b) of the Code, to the extent applicable, and (iii) other than preferred units issued with respect to any Subsidiary of the Company domiciled in Puerto Rico, entitles the holder thereof to participate in distributions of the applicable issuer solely on a pro rata basis with the other equity interests of such issuer, and does not provide for any catch-up or other disproportionate or accelerated share of any proceeds or distributions, and (iv) will not, as a result of the execution and delivery of this Agreement or the consummation of the Transactions, either alone or in combination with any other event, vest or accelerate or entitle the holder thereof to any payment in cash or other property or any other right.
Section 3.12   Labor Matters.
(a)   Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement or other Contract with any labor union, works council or labor organization nor has any labor union or employee representative body requested recognition. There is no, and since January 1, 2024, there has not been, any pending labor dispute, strike, work stoppage, lockout, or to the knowledge of the Company, threat thereof, by or with respect to any employees, officers or consultants of the Company or any of its Subsidiaries (in their capacities as such), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company Group is and since January 1, 2024, has been in compliance with all applicable Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, unemployment compensation, holiday pay, the UK Working Time Regulations 1998, workers compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification, information privacy and security, payment and withholding of taxes, and continuation coverage with respect to group health plans.
(c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in the year prior to the date of this Agreement there have been no (i) actual or threatened grievance or disciplinary proceedings commenced by or against any current or former executive, officer or supervisory employee of the Company Group and (ii) formal claims or allegations of harassment (whether sexual harassment or otherwise) have been made pursuant to the Company Group’s established procedures for the reporting of such allegations against any current or former

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executive, officer or supervisory employee of the Company Group, in each case that remain unresolved as of the date hereof. Neither the Company nor any of its Subsidiaries is party to any material Actions or settlements pursuant to which material obligations remain outstanding, in either case involving such matters and relating to any current or former executive, officer or supervisory employee of the Company or any of its Subsidiaries. The Company and its Subsidiaries have reasonably investigated all formal allegations of sexual harassment and material misconduct of, or against, any employee of the Company or any of its Subsidiaries, in each case in accordance with their respective established procedures for the reporting of such allegations, and the Company and its Subsidiaries have taken corrective action that is reasonably calculated to prevent further conduct of such type with respect to each such allegation that the Company and its Subsidiaries deemed to have potential merit.
(d)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no employee or worker of the Company Group located in the United Kingdom is entitled to severance (with the exception of contractual notice periods) or redundancy payments in excess of the amounts mandated by applicable legislation nor has the Company Group had a policy or practice of making any such payments in the two years prior to the date of this Agreement.
(e)   To the knowledge of the Company, in the year prior to the date of this Agreement, no current or former employee of any member of the Company Group has made a protected disclosure within the meaning of the UK Employment Rights Act 1996 or any equivalent legislation in any relevant jurisdiction.
(f)   To the knowledge of the Company, no member of the Company Group has been a party to any transfer of employees to which the Transfer of Undertakings (Protection of Employment) Regulations 2006 (as amended) (or its equivalent) has applied in the previous three years.
(g)   To the knowledge of the Company, no current or former employee or independent contractor of the Company or its Subsidiaries is in violation in any material respect of any material term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, nonsolicitation agreement, restrictive covenant or other similar obligation: (i) owed to the Company or its Subsidiaries or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Company or its Subsidiaries.
Section 3.13   Environmental Matters.
(a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws, and possess and are in compliance with all applicable Environmental Permits required under such Environmental Laws to operate as they presently operate; and (ii) neither the Company nor any of its Subsidiaries has received any written unresolved notice, claim or complaint, or is presently subject to any Action, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and to the knowledge of the Company, no such matter has been threatened in writing.
(b)   Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 3.13 are the only representations and warranties in this Agreement with respect to Environmental Laws.
Section 3.14   Taxes.   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a)   all Tax Returns required by applicable Law to be filed by the Company or any of its Subsidiaries have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns were, at the time of filing, true and complete in all material respects;
(b)   the Company and each of its Subsidiaries have timely paid all Taxes that are required to be paid (whether or not shown as due on such Tax Returns);

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(c)   no Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for Taxes not yet due and payable or being contested in good faith;
(d)   as of the date of this Agreement, there are no Actions now pending or, to the knowledge of the Company, threatened in writing against or with respect to the Company or any of its Subsidiaries by a Governmental Entity principally with respect to any Tax;
(e)   neither the Company nor any of its Subsidiaries has been in the last two years a “controlled corporation” or a “distributing corporation” in a transaction that was purported or intended to be governed by Section 355 of the Code;
(f)   neither the Company nor any of its Subsidiaries has been a party to a “listed transaction” within the meaning of United States Treasury Regulations Section 1.6011-4(b)(2) or have been subject to any requirement to provide information pursuant to Part 7 of the U.K. Finance Act 2004 or any related regulations or any comparable provision of state, local or foreign Tax Law;
(g)   neither the Company nor any of its Subsidiaries (i) is or has been a member of any affiliated, consolidated, combined, unitary or other group (other than a group of which the Company or any of its Subsidiaries is or was the common parent) or (ii) has any liability for the Taxes of any Person (other than Taxes of the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law), as a transferee or successor or by Contract, other than pursuant to agreements entered into in the ordinary course of business and the primary subject matter of which is not Taxes, other provision of applicable Law;
(h)   other than as the result of extending the due date of a Tax Return in the ordinary course, neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any Taxes, which waiver or extension that will be in effect after the Closing;
(i)   all Taxes that the Company or any of its Subsidiaries is obligated to withhold from amounts paid or owing to any employee, former employee, independent contractor, creditor, equity holder or other Person have been withheld in compliance with applicable Law and the Company and each of its Subsidiaries has complied in all respects with all related reporting and record keeping requirements;
(j)   neither the Company nor any of its Subsidiaries will be required for Tax purposes to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of: (i) Section 481(a) of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) as the result of any change in accounting method made by the Company or any of its Subsidiaries prior to the Closing; (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed by the Company or any of its Subsidiaries prior to the Closing; (iii) any prepaid amount received or deferred revenue accrued by the Company or its Subsidiaries outside the ordinary course of business prior to the Closing; (iv) any installment sale or open transaction made or entered into by the Company or its Subsidiaries outside the outside the ordinary course of business prior to the Closing; (v) adjustment in the methodology of discounting unpaid losses under Sections 846 of the Code; (vi) change in the basis for determining any item referred to in Section 807(c) of the Code or (vii) an intercompany item under Treasury Regulations Section 1.1502-13 created between the Company and any of its Subsidiaries before the Closing or an excess loss account created between the Company and any of its Subsidiaries outside the ordinary course of business before the Closing under Treasury Regulations Section 1.1502-19;
(k)   each Insurance Company that is treated as a “domestic corporation” for U.S. federal income tax purposes is subject to Tax under Section 832 of the Code and does not hold any life insurance reserves within the meaning of Section 816(b) of the Code;
(l)   neither the Company nor any of its Subsidiaries organized outside of the United States has made an election under Section 953(d) of the Code to be treated as a domestic corporation;

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(m)   any “subscriber savings accounts” (if any) established by Woodstar Reciprocal Exchange Holding Company, LLC have been maintained in accordance with applicable Tax law (including Section 832(f) of the Code); and
(n)   there are no existing Tax sharing or similar arrangements that may or will require that any payment be made by either the Company or any of its Subsidiaries, other than (i) any such agreements entered into solely by and among the Company and any of its Subsidiaries and (ii) any customary indemnification or gross up provision in a commercial agreement that was entered into in the ordinary course of business and the principal subject of which is not related to Taxes.
Section 3.15   Material Contracts.
(a)   Section 3.15(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each Contract, including all amendments, supplements and side letters thereto that modify each such Contract, to which the Company or any of its Subsidiaries is a party or by which they are bound (in each case, other than (v) any Reinsurance Agreement, (w) each Contract that relates to Investment Assets (including the disposition, custody or acquisition thereof), (x) any Company Benefit Plan and Insurance Contracts, (y) purchase orders or statements of work entered into or received in the ordinary course of business, and (z) Contracts solely between or among the Company and any of its wholly owned Subsidiaries or solely between or among any wholly owned Subsidiaries of the Company), that:
(i)   is a Contract for the purchase of goods, services, equipment, or other assets providing for either (A) payments by the Company or any of its Subsidiaries of $2,000,000 or more in the aggregate from January 1, 2024 through June 30, 2026, or (B) receipts by the Company or any of its Subsidiaries of more than $50,000,000 during the trailing twelve months ended June 30, 2026, in each case other than Contracts that can be terminated by the Company or any of its Subsidiaries on 90 days’ notice or less without payment by the Company or any of its Subsidiaries of any material penalty;
(ii)   expressly limits, in any material respect, the ability of the Company or any of its Subsidiaries to compete with any Person in any line of business or to freely engage in business in any jurisdiction, other than Contracts that can be terminated (including such restrictive provisions) by the Company or any of its Subsidiaries on 90 days’ notice or less without payment by the Company or any of its Subsidiaries of any material penalty;
(iii)   relates to indebtedness for borrowed money (other than any trade payables made in the ordinary course of business or any such Contracts solely between or among the Company and any of its Subsidiaries) of the Company or any of its Subsidiaries having an outstanding or committed principal amount in excess of $5,000,000;
(iv)   grants a license, covenant not to sue, or other right from the Company or any of its Subsidiaries to any Person with respect to any material Owned Intellectual Property (other than (A) non-disclosure agreements entered in the ordinary course of business, (B) licenses granted to service providers in connection with the provision of services for the Company or any of its Subsidiaries, (C) non-exclusive licenses granted by the Company Group in the ordinary course of business pursuant to its standard terms and conditions available at https://accelerant.ai/terms-and-conditions, and (D) Contracts where licenses of Intellectual Property are merely incidental to the transaction contemplated in such license, the commercial purpose of which is primarily for something other than such license);
(v)   grants a license, covenant not to sue, or other right to the Company or any of its Subsidiaries with respect to any third party Intellectual Property that is material to the business of the Company Group (other than (A) non-disclosure agreements entered in the ordinary course of business, (B) Contracts with employees and independent contractors pursuant to the Company’s or the applicable Subsidiary’s standard form employee and independent contractor Contracts, forms of which have been made available to Parent, (C) non-exclusive licenses granted by service providers in connection with the receipt of services; (D) licenses of Software and other technology commercially available on standard terms for an annual fee of no more than $500,000, (E) any

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“open source”, “copyleft” or other similar type of licenses, and (F) Contracts where licenses of Intellectual Property are merely incidental to the transaction contemplated in such license, the commercial purpose of which is primarily for something other than such license);
(vi)   is an investment advisory or investment management agreement to which the Company or any of its Subsidiaries is a party or under which any Investment Asset is invested or managed or any third party has the right or power to make discretionary or investment decision with respect to any Investment Asset and, in each case, that is material to the Company and its Subsidiaries, taken as a whole;
(vii)   is a material partnership, joint venture, strategic alliance or similar Contract;
(viii)   is between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any of its Subsidiaries (entered into outside the ordinary course of business) or any Person beneficially owning five (5) percent or more of the outstanding Shares, on the other hand;
(ix)   any stockholders’ agreement, voting trust agreement or registration rights agreement or similar agreements, arrangements or commitments relating to any equity securities of the Company or relating to the disposition, voting or dividends with respect to any equity securities of the Company; or
(x)   any Contract that is required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act.
All contracts of the types referred to in clauses (i) through (viii) above are referred to herein as “Material Contracts”. The Company has made available to Parent true and complete copies of all Material Contracts as of the date hereof or has publicly filed such Material Contracts in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC.
(b)   Each Material Contract is valid and binding on each of the Company’s Subsidiaries party thereto (and, if the Company is a party, on the Company) and, to the knowledge of the Company, any other party thereto, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there is no default under any Material Contract by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto, and (ii) no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default under any Material Contract by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto.
Section 3.16   Insurance Policies.   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) all material insurance policies of the Company Group are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law and (b) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that, with the lapse of time or the giving of notice or both, would constitute such a breach of or default under, or permit termination or modification of, any of such insurance policies.
Section 3.17   Properties.
(a)   Section 3.17(a) of the Company Disclosure Letter sets forth a list of all leases of real property (excluding any leasehold interests held by the Company or any of its Subsidiaries, directly or indirectly, as or through its Investment Assets) (each, a “Real Property Lease”) pursuant to which the Company or any of its Subsidiaries leases, subleases, licenses or otherwise occupies real property (such real property, the “Leased Real Property”) in the operation of the business of the Company Group as of the date hereof and which provide for aggregate annual rent payments in excess of $1,000,000 in any of the last three calendar years (unless such lease may be terminated on not more than 90 days’ notice without payment by the Company Group of any material penalty). The Leased Real Property is the only real property used or held for use in connection with the operation of the business. Except as would

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not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company or a Subsidiary of the Company has valid leasehold interests in all of its respective Leased Real Property free and clear of all Liens (other than any Permitted Liens). The Company and its Subsidiaries do not own any real property (excluding any leasehold interests held by the Company or any of its Subsidiaries, directly or indirectly, as or through its Investment Assets).
(b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to each Leased Real Property, (i) the applicable Real Property Lease in full force and effect and are enforceable against the Company or its Subsidiary (as applicable) and any other party thereto in accordance with their respective terms, subject to the Enforceability Exceptions, and (ii) neither the Company nor any Subsidiary of the Company is in breach or default under the applicable Real Property Lease or has delivered or received any written notice of any default by the Company or any Subsidiary of the Company (as applicable) or any other Person under any such lease or sublease affecting the Leased Real Property, and to the knowledge of the Company, no event has occurred or and no circumstance exists that, with the lapse of time or the giving of notice or both, would constitute such a breach or default.
Section 3.18   Intellectual Property.
(a)   Section 3.18(a) of the Company Disclosure Letter sets forth a true and complete list of all registered or applied for trademarks or service marks, patents, patent applications, registered copyrights, and domain names owned or purported to be owned by the Company or any of its Subsidiaries on the date hereof and that are material to the business of the Company Group (collectively, “Company Registered IP”). No Company Registered IP is involved in any interference, reissue, reexamination, opposition, cancelation or similar proceeding and, to the knowledge of the Company, no such action is or has been threatened with respect to any of the Company Registered IP. Neither the Company nor any of its Subsidiaries has received any written notice or claim in the year prior to the date hereof challenging the validity or enforceability of any Company Registered IP that remains pending or unresolved. The Company Registered IP is subsisting and, to the knowledge of the Company, valid (or, with respect to applications, validly applied for) and enforceable.
(b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all Owned Intellectual Property is owned by the Company or one of its Subsidiaries free and clear of all Liens (except Permitted Liens) and the Company and its Subsidiaries have valid and enforceable rights to use all other Intellectual Property used in or necessary for the conduct of their respective businesses; provided, that the foregoing does not constitute a representation or warranty that the Company Group, the conduct of the business of the Company Group, or any Intellectual Property used by the Company Group has not infringed, misappropriated or violated or does not infringe, misappropriate or violate any Intellectual Property of a third Person, which is exclusively the subject matter of Section 3.18(d).
(c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each member of the Company Group has taken commercially reasonable efforts to maintain the confidentiality of the information of the Company Group that derives economic value (actual or potential) from not being generally known to other Persons who can obtain economic value from its disclosure or use.
(d)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company Group has not since January 1, 2023, infringed, misappropriated or otherwise violated and is not infringing upon, misappropriating or otherwise violating any Intellectual Property of any third party in connection with the conduct of their respective businesses, (ii) neither the Company nor any of its Subsidiaries has received since January 1, 2023 any written notice or claim asserting that any such infringement, misappropriation or other violation is occurring, which notice or claim remains pending or unresolved, (iii) to the knowledge of the Company, no third party is misappropriating, infringing or otherwise violating, and has not since January 1, 2023, misappropriated, infringed or otherwise violated, any Owned Intellectual Property, and (iv) no Owned Intellectual Property is subject to any outstanding order, judgment, decree or

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stipulation in which the Company or any of its Subsidiaries is named as a party thereto restricting or limiting in any material respect the use or licensing of such Owned Intellectual Property by the Company or any of its Subsidiaries.
(e)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the IT Systems are adequate for the operation of the business of the Company Group as currently conducted.
(f)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no software product included in Owned Intellectual Property made commercially available by any member of the Company Group (the “Software Products”) incorporates, links, or otherwise uses any software licensed under “open source”, “copyleft” or other similar type of licenses in a manner that obligates (A) the Company Group to disclose, make available, offer or deliver to any third party any portion of the source code of any Software Product, (B) the Company Group to grant the right to make derivative works or other modifications to any Software Product or portions thereof or grant any Person any rights or immunities under any Owned Intellectual Property, (C) the use or distribution of any Software Product be made subject to the terms and conditions of such “open source”, “copyleft” or other similar type of license, or (D) the distribution of any Software Product for no consideration.
(g)   No member of the Company Group has granted, directly or indirectly, any current or contingent rights, licenses or interests in or to any, or agreed to disclose, deliver, make available or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of any source code for the Software Products (other than to employees, consultants, and contractors of the Company Group bound by written confidentiality obligations or other legal obligations of confidentiality with respect thereto). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Software Products are free from any defects, malicious code, bugs, or security vulnerabilities.
(h)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no member of the Company Group has used artificial intelligence tools (“AI Tools”) to create or develop, or contribute to the creation or development of, Software Products or related documentation in manner that adversely affects the Company Group’s rights in and to the Software Products. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no member of the Company Group has included any sensitive Personal Information, trade secrets or material confidential or proprietary information in any prompts or inputs into any AI Tools, except in cases where such AI Tools do not use such information, prompts or services to train the machine learning or algorithm of such tools or improve the services related to such tools.
Section 3.19   Data Privacy.
(a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each member of the Company Group is, and since January 1, 2023 has been, in compliance in all material respects with (i) all applicable Laws relating to privacy, data security, data protection, the security of IT Systems, security breaches or incidents, transmission of any solicited or unsolicited messages by telephone, email, or text message, use of cookies and similar online tracking technologies, or the collection, storage, processing, use, safeguarding, disclosure, disposal, sharing and/or transfer (collectively, “Processing” or “Processed”) of Personal Information, including, for the avoidance of doubt, Section 5 of the Federal Trade Commission Act, the Fair Credit Reporting Act and its state analogues (together, “FCRA”), the Gramm-Leach-Bliley Act, state insurance information privacy and cybersecurity Laws, state consumer privacy laws, state consumer health data privacy laws, the EU and UK General Data Protection Regulations, and Laws governing automated decision-making, profiling, or the use of artificial intelligence, predictive models, or external consumer data and information sources, including in connection with insurance (collectively, “Privacy Laws”), (ii) the relevant terms of any Contract relating to privacy, security, or the Processing of Personal Information; (iii) the Payment Card Industry Data Security Standard (PCI-DSS); and (iv) any applicable privacy policies or notices of the any member of the Company Group (collectively, “Privacy Requirements”).

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(b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since January 1, 2023, no member of the Company Group has received any written notice, threat of investigation or communication, or been subject to any enforcement action, proceedings, investigations (formal or informal), claims, or other legal proceedings from or by any party or person (including from either a data protection authority, a Governmental Entity or a data subject) concerning any actual or alleged violations of Privacy Requirements by the Company Group (or to the knowledge of the Company, a Company Group service provider with respect to its processing of Personal Information on behalf of the Company Group). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not cause any violation of any Privacy Requirements or require any notices to (or consents from) any Person under applicable Privacy Requirements.
(c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each member of the Company Group has implemented reasonable measures to: (i) protect IT Systems against unauthorized use, access, and intrusion; and (ii) protect Personal Information Processed by or on behalf of the Company Group against loss, damage, and unauthorized Processing as required under the Privacy Requirements. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since January 1, 2020, there has been no: (a) breach of security impacting any IT Systems of the Company Group or Personal Information Processed by (or, to the knowledge of the Company, on behalf of) the Company Group; (b) unauthorized access to, acquisition of, or other Processing of Personal Information; or (c) action or circumstance that would give rise to any notification obligations on behalf of any member of the Company Group to any Person under Privacy Requirements.
(d)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Where required by applicable Privacy Laws, each member of the Company Group has entered into valid, binding and enforceable written data processing agreements with (i) any persons Processing Personal Information on its behalf as a “Processor” or “Service Provider” (as such terms are defined in applicable Privacy Laws); and (ii) on whose behalf the member of the Company Group is Processing Personal Information as a Processor or Service Provider, such agreements incorporating the mandatory provisions required under applicable Privacy Laws. Where any member of the Company Group acts as a Processor or Service Provider, it has not Processed such Personal Information for its own purposes or in a manner inconsistent with its role as a Processor or Service Provider under applicable Privacy Requirements, except as expressly permitted in the relevant written agreement and in compliance with applicable Privacy Laws.
(e)   Where required by applicable Privacy Requirements, each member of the Company Group has obtained valid consent to Process all Personal Information that is or was Processed by any member of the Company Group, and has provided all notices and disclosures required under applicable Privacy Requirements with respect to such Processing, including where such Personal Information was obtained from managing general agents, third party administrators, insurers, brokers, or other indirect sources rather than directly from the individual to whom it relates. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no member of the Company Group “sells” or has “sold” Personal Information, as such terms are defined in applicable Privacy Laws.
(f)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company Group exclusively owns, or has valid, enforceable, and sufficient rights to Process, all Company Data (as defined below) as Processed in the operation of the business of the Company Group as currently conducted, including the aggregation and pooling of Company Data across the managing general agents and other sources from which it is received, the development, training, fine-tuning, improvement, testing, and operation of the Company Group’s algorithms, models, and analytics (including artificial intelligence and machine learning models) (collectively, “Company AI Models”), and the provision of Company Data (and data, scores, insights, or analytics derived therefrom) to managing general agents, insurers, reinsurers, capacity providers, investors and other third parties. For purposes of this Agreement, “Company Data” means all data, datasets, and databases Processed by or on behalf of the Company and its Subsidiaries, including Personal Information, policy, claims, exposure and bordereau data, data received from managing general agents,

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insurers, reinsurers, capacity providers, third party administrators, data licensors, or other third parties, and all data derived from any of the foregoing. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, such Processing does not violate, and is not restricted or limited by, (i) any Privacy Requirement, (ii) any Contract to which any member of the Company Group is a party (including any agreement with any managing general agent, insurer, reinsurer, third-party administrator, or data licensor), or (iii) any Intellectual Property or other rights of any Person. For purposes of this Agreement, “Company Data” means all data, datasets, and databases Processed by or on behalf of the Company Group, including Personal Information, policy, claims, exposure and bordereau data, data received from managing general agents, insurers, reinsurers, capacity providers, third party administrators, data licensors, or other third parties, and all data derived from any of the foregoing. Neither the execution and delivery of this Agreement nor the consummation of the Transactions will alter, impair, or extinguish any of the Company Group’s rights in or to any Company Data.
(g)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each member of the Company Group (i) has all rights necessary to use all data (including Personal Information and data licensed from third parties) used to develop, train, fine-tune, or operate the Company AI Models; (ii) has developed, trained, deployed and operated the Company AI Models in compliance in all material respects with all applicable Laws, including Privacy Requirements, Insurance Law, and Laws and binding regulatory guidance governing unfair discrimination, unfair trade practices, automated decision-making, profiling, or the use of artificial intelligence, predictive models, or external consumer data and information sources in insurance (including bulletins based on the NAIC Model Bulletin: Use of Artificial Intelligence Systems by Insurers, as adopted in any applicable jurisdiction); (iii) has implemented and maintains written policies, procedures, and governance programs applicable to the development and use of the Company AI Models, including risk assessments, bias and outcome testing, validation, and human oversight; and (iv) has not received any written notice, inquiry, or request for information from any Governmental Entity, and there is no Action pending or, to the knowledge of the Company, threatened, in each case concerning any Company AI Model or the Company Group’s use of artificial intelligence, automated decision-making, or profiling.
(h)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no member of the Company Group acts as, or engages in any activity that would cause it to be or to be regulated as, a “consumer reporting agency” or a “furnisher” of information to consumer reporting agencies (as such terms are defined or used in FCRA), and no data, score, insight, or other output made available by any member of the Company Group to any managing general agent, insurer, reinsurer, capacity provider, investor, or other Person constitutes a “consumer report.” To the extent any member of the Company Group obtains or uses consumer reports (or information derived therefrom), including in connection with underwriting, claims handling, or fraud prevention, such member has obtained and used such consumer reports in compliance in all material respects with FCRA, including permissible purpose, certification, and adverse action requirements thereunder.
Section 3.20   Sanctions and Anti-Corruption; Outbound Investment; Data Security; and CFIUS.
(a)   In the past five years, the Company Group has been in compliance with all applicable import, export control, and economic and trade sanctions laws, regulations, statutes, and orders, including the Export Administration Regulations, the International Traffic in Arms Regulations, and the regulations administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (the “Trade Laws”) and has obtained, satisfied the requirements of or are otherwise qualified to rely upon, all necessary and material import and export licenses, consents, notices, waivers, approvals, orders, registrations, declarations or other authorizations, and made any material filings with any Governmental Entity, required for (i) the import, export, and reexport of products, services, software and technologies and (ii) releases of technologies and software to foreign nationals. There are no pending or, the Company’s knowledge, threatened claims, actions, investigations, or other proceedings against the Company Group with respect to Trade Laws.
(b)   In the last five years, each member of the Company Group has complied with the U.S. Foreign Corrupt Practices Act of 1977, or all other applicable anti bribery and anti-corruption Laws and regulations (the “Anti-Corruption Laws”).

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(c)   No member of the Company Group, and no director, officer or employee, of any of member of the Company Group is a Sanctioned Person.
(d)   Since April 24, 2019, (i) no member of the Company Group has conducted any business or engaged in any transactions with a Sanctioned Person or in any Sanctioned Country, and (ii) each member of the Company Group has complied with Sanctions. There is no investigation by or pending self-disclosure to, any Governmental Entity or any legal proceeding, in each case regarding any member of the Company Group’s actual or possible violation of any Anti-Corruption Laws or Sanctions.
(e)   No member of the Company Group or, to the knowledge of the Company, any Person acting (or purportedly acting) for the benefit of any member of the Company Group has, directly or indirectly, within the preceding five years given or agreed to give any payment, gift or other item of value or similar benefit to any Person (including any foreign official, foreign political party, foreign political party official or candidate for foreign political office) who was, is or may be in a position to help or hinder any member of the Company Group that was for the purpose of obtaining or retaining any business or any other business advantage in violation of any Anti-Corruption Law. No member of the Company Group is the subject of any voluntary disclosure or has received written notice of any prosecution or other enforcement action, allegation, or investigation related to any Anti-Corruption Law.
(f)   The Company Group is not a “covered foreign person,” as that term is defined in 31 C.F.R. 850.209.
(g)   The Company Group is not a “covered person” as defined in Executive Order 14117 and the rules and regulations issued thereunder, including 28 C.F.R. Part 202, as implemented or amended from time to time (the “DSP”). Since April 8, 2025, the Company Group has not knowingly engaged in or directed any “covered data transaction” as that term is defined in the DSP, except in compliance with the DSP.
Section 3.21   Takeover Statutes.   Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.10, (i) no “fair price,” “moratorium,” “control share acquisition” or similar anti-takeover Law (collectively, “Takeover Laws”) enacted under any applicable Laws and (ii) the Company Board or the Special Committee has taken the necessary action to exempt this Agreement and Merger from any Takeover Laws applicable to this Agreement of the Merger.
Section 3.22   Affiliate Transactions.   Except for (a) directors’ and employment-related Contracts filed or incorporated by reference as an exhibit to a Company SEC Document, (b) any other transactions, Contracts, arrangements or understandings between any member of the Company Group, on the one hand, and any director, manager, officer or employee, on the other hand, that pertain to employment arrangements made in the ordinary course of business, and (c) any intercompany Contracts, as of the date hereof, no executive officer or director of the Company is a party to any Contract with or binding upon the Company Group or any of their respective properties or assets that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Act.
Section 3.23   Brokers.   Except as set forth on Section 3.23 of the Company Disclosure Letter, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the Transactions, based upon arrangements made by or on behalf of any member of the Company Group.
Section 3.24   Opinion of Financial Advisor.   Morgan Stanley & Co. LLC has delivered to the Company Board its written opinion (or oral opinion to be confirmed in writing), dated on or before of the date of this Agreement, to the effect that, as of such date and based upon and subject to the limitations, qualifications, assumptions and other matters set forth therein, the Merger Consideration to be received by the holders of Shares (other than holders of Excluded Shares, Dissenting Shares, or shares held in treasury or held by the Buyer or any affiliate of the Buyer or the Company or any affiliate of the Company or as to which dissenters’ rights have been perfected) pursuant to this Agreement is fair, from a financial point of view, to such holders of Shares. Houlihan Lokey Capital, Inc. has delivered to the Special Committee its written opinion (or oral opinion to be confirmed in writing), dated on or before of the date of this Agreement, to the effect that, as of such date and based upon and subject to the limitations, qualifications, assumptions and

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other matters set forth therein, the Merger Consideration to be received by the holders of Shares is fair, from a financial point of view, to such holders of Shares.
Section 3.25   Reserves.   The Reserves of each Insurance Company contained in its Statutory Statements as of and for the annual periods ended December 31, 2023, 2024 and 2025, in each case, (a) were determined in all material respects in accordance with generally accepted actuarial standards consistently applied and were fairly stated in accordance with sound actuarial principles (in each case, except as otherwise noted in such Statutory Statements) and (b) satisfied the requirements of all applicable Law and SAP in all material respects, except as otherwise noted in such Statutory Statements and notes thereto included in such Statutory Statements. The foregoing representation shall not be deemed a representation as to the adequacy or sufficiency of the Reserves for any purpose.
Section 3.26   Reinsurance.
(a)   The Company has furnished or made available to Parent a true, complete and correct copy of each material reinsurance treaty or agreement (other than reinsurance treaties or agreements between Subsidiaries of the Company), whether ceded or assumed, including retrocessional agreements, that is in effect as of the date hereof, or under which an Insurance Company has any existing rights, obligations or liabilities (including all amendments, extensions, renewals, guaranties, modifications, waivers, supplements and other agreements, if any, related thereto, “Reinsurance Agreements”). Each Reinsurance Agreement is a legal, valid and binding obligation of the applicable Insurance Company, and, to the knowledge of the Company, each other party thereto, and is enforceable against such Insurance Company, and, to the knowledge of the Company, each other party thereto, in accordance with its terms (except in each case as may be limited by the Enforceability Exceptions). Neither the Company nor any Insurance Company nor, to the Company’s knowledge, any other party to a Reinsurance Agreement, is in any material respect in breach of or in default, under any Reinsurance Agreement, and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder by the Company, the relevant Insurance Company or, to the Company’s knowledge, any other party thereto. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not violate, or result in a right to terminate, recapture, rescind, or materially modify any Reinsurance Agreement or any coverage provided by any party thereto.
(b)   Except as, individually or in the aggregate, is not and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, (i) with respect to any Reinsurance Agreement under which an Insurance Company is a cedent, neither the Company nor such Insurance Company has received any written notice, or to the Company’s knowledge, oral notice, that the financial condition of any other party to any Reinsurance Agreement is impaired to the extent that a default thereunder may be reasonably anticipated and (ii) to the Company’s knowledge, no counterparty to a Reinsurance Agreement is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy, or similar proceeding.
(c)   Except as, individually or in the aggregate, is not and would not reasonably be expected to be, material to the applicable Insurance Company, each applicable Insurance Company is entitled to take the full reinsurance credit that was taken by it in its Statutory Statements pursuant to applicable Insurance Laws and SAP for all amounts reflected therein that are recoverable by it pursuant to any Reinsurance Agreement and all such amounts recoverable have been properly recorded in its books and records of account (if so accounted therefor) and are properly reflected in its Statutory Statements, and no Governmental Entity has objected in writing to such characterization and accounting. With respect to any Reinsurance Agreement for which an Insurance Company is taking reinsurance credit on its most recent Statutory Statements or has taken reinsurance credit on any of its Statutory Statements, the Insurance Company complies and, since January 1, 2024, has complied, in all material respects with the applicable requirements of applicable Law and SAP related to the reinsurance credit taken.
(d)   Since January 1, 2024, neither the Company nor any of its Subsidiaries (including any Insurance Company) has received any written notice, or, to the knowledge of the Company, oral notice, from any counterparty to a Reinsurance Agreement that (i) any counterparty is cancelling, terminating or changing the scope of rights and obligations under, or not renewing, any such Reinsurance Agreement

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or (ii) any material amount of reinsurance ceded by such Insurance Company will be uncollectible or otherwise defaulted upon. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there are no pending or, to the knowledge of the Company, threatened Actions, and since January 1, 2024 there have been no Actions, in each case with respect to any Reinsurance Agreements or any amounts recoverable or payable by the Company or the Insurance Company pursuant to such Reinsurance Agreement, other than disputes in the ordinary course for which adequate loss reserves have been established.
(e)   All of the Reinsurance Agreements meet the requirements for risk transfer and reinsurance accounting treatment under applicable Law and SAP.
(f)   Section 3.26(f) of the Company Disclosure Letter sets forth a true, complete and correct list of all permitted or prescribed accounting practices utilized by the Insurance Companies.
Section 3.27   Investment Assets.
(a)   The annual Statutory Statement of each Insurance Company as of and for the annual period ended December 31, 2025 contains a true, complete and correct list of all Investment Assets that were carried on the books and records of each respective Insurance Company as of December 31, 2025. Except for Investment Assets that matured or were sold, redeemed or otherwise disposed of in the ordinary course of business consistent with past practice, or as permitted or otherwise contemplated by this Agreement, after December 31, 2025, each of the Insurance Companies, as applicable, has good, valid and marketable title to all of the Investment Assets stated in such annual Statutory Statement.
(b)   As of the date hereof, except as, individually or in the aggregate, is not and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, none of the Insurance Companies has any funding obligations, capital commitments, note purchase commitments or any other commitments of any kind, or obligation to make any additional advances or investments (including any obligation relating to any currency or interest rate swap, hedge or similar arrangement) in respect of, any of the Investment Assets and there are no material outstanding unfunded commitments thereunder.
Section 3.28   Insurance Business.
(a)   Except as, individually or in the aggregate, is not and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, since January 1, 2024:
(i)   the business of each Insurance Company, Captive Insurance Company, Subsidiary Producer, and, to the Company’s knowledge, Non-Subsidiary Producer (solely with respect to any business conducted by such Non-Subsidiary Producer on behalf of or in coordination with the Company or its Subsidiaries under applicable Insurance Laws) has been conducted in compliance in all material respects with applicable Law, including all applicable Insurance Laws, regulating the marketing and sale of insurance policies and annuity contracts, regulating advertisements, requiring mandatory disclosure of policy information, requiring employment of standards to determine if the purchase of a policy or contract is suitable for an applicant, prohibiting the use of unfair methods of competition and deceptive acts or practices and regulating replacement transactions;
(ii)   (A) each Subsidiary Producer and, to the knowledge of the Company, each Non-Subsidiary Producer (solely with respect to any business conducted by such Non-Subsidiary Producer on behalf of or in coordination with the Company or its Subsidiaries under applicable Insurance Laws), at the time that such Producer sold or produced any Insurance Contract, was duly licensed, authorized and appointed (for the type of business sold or produced by such distributor) in the particular jurisdiction in which such Producer sold or produced such business, and no Subsidiary Producer nor, to the knowledge of the Company, any Non-Subsidiary Producer (solely with respect to any business conducted by such Non-Subsidiary Producer on behalf of or in coordination with the Company or its Subsidiaries under applicable Insurance Laws) violated any term or provision of applicable Law, including any applicable Insurance Law, relating to the sale or production of such business, (B) no Subsidiary Producer or, to the knowledge of the Company,

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Non-Subsidiary Producer (solely with respect to any business conducted by such Non-Subsidiary Producer on behalf of or in coordination with the Company or its Subsidiaries under applicable Insurance Laws) has since January 1, 2024 breached the terms of any agency or broker Contract with any Insurance Company in any material respect or violated any applicable Law, including any applicable Insurance Law, and (C) no Subsidiary Producer and, to the knowledge of the Company no Non-Subsidiary Producer (solely with respect to any business conducted by such Non-Subsidiary Producer on behalf of or in coordination with the Company or its Subsidiaries under applicable Insurance Laws), has been enjoined, indicted, convicted or made the subject of any consent decree or judgment on account of any violation in any material respect of and applicable Law, including any applicable Insurance Law, in connection with such Producer’s actions in his, her or its capacity as a distributor for the Insurance Contracts, and as of the date hereof, to the knowledge of the Company there exists no enforcement or disciplinary proceeding pursuant to which any Governmental Entity alleges any such violation.
(b)   Except as, individually or in the aggregate, is not and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole:
(i)   other than with respect to any allegations that have been resolved to the satisfaction of the applicable Insurance Regulator, since January 1, 2024, no Insurance Regulator has alleged in writing (and, to the Company’s knowledge no Insurance Regulator has orally alleged) that any Insurance Company, Captive Insurance Company or Subsidiary Producer or, to the Company’s knowledge, Non-Subsidiary Producer (solely with respect to any business conducted by such Non-Subsidiary Producer on behalf of or in coordination with the Company or its Subsidiaries under applicable Insurance Laws) has violated any applicable Insurance Laws;
(ii)   there is no pending or, to the knowledge of the Company, threatened in writing, charge or investigation by any Insurance Regulator relating to possible violations of any applicable Insurance Laws by any Insurance Company, Captive Insurance Company, Subsidiary Producer or, to the Company’s knowledge, Non-Subsidiary Producer (solely with respect to any business conducted by such Non-Subsidiary Producer on behalf of or in coordination with the Company or its Subsidiaries under applicable Insurance Laws);
(iii)   each Insurance Company and Captive Insurance Company has been duly authorized by the relevant Insurance Regulator to issue the Insurance Contracts in the jurisdictions in which it operates; and
(iv)   since January 1, 2024, each Insurance Company, Captive Insurance Company, Subsidiary Producer and, to the Company’s knowledge, Non-Subsidiary Producer (solely with respect to any business conducted by such Non-Subsidiary Producer on behalf of or in coordination with the Company or its Subsidiaries under applicable Insurance Laws) has, to the extent applicable, filed all material reports, forms, rates, notices and materials required to be filed by it with any Insurance Regulator.
(c)   Other than orders issued by an Insurance Regulator having general applicability to the insurance industry, or to a line of business or a product of an Insurance Company, no Insurance Company, Captive Insurance Company, Subsidiary Producer or, to the Company’s knowledge, Non-Subsidiary Producer (solely with respect to any business conducted by such Non-Subsidiary Producer on behalf of or in coordination with the Company or its Subsidiaries under applicable Insurance Laws) is subject to any order or decree of any Insurance Regulator, and no Insurance Regulator has revoked, suspended or limited, or, to the Company’s knowledge, threatened in writing to revoke, suspend or limit, any license or other permit issued pursuant to applicable Insurance Laws to any Insurance Company, Captive Insurance Company, Subsidiary Producer or, to the Company’s knowledge, Non-Subsidiary Producer (solely with respect to any business conducted by such Non-Subsidiary Producer on behalf of or in coordination with the Company or its Subsidiaries under applicable Insurance Laws).
(d)   None of the Insurance Companies is commercially domiciled under the Laws of any jurisdiction or is otherwise treated as domiciled in a jurisdiction other than that of its jurisdiction of incorporation.

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(e)   None of the Insurance Companies or Captive Insurance Companies is subject to any requirement imposed by a Governmental Entity to maintain specified capital or surplus amounts or levels or is subject to any restriction on the payment of dividends or other distributions on its shares of capital stock, except for any such requirements or restrictions imposed by applicable Insurance Laws of general application. Each Insurance Company satisfies the minimum capital and surplus requirements under applicable Law in each of the states or jurisdictions in which it conducts the business of insurance. Each Insurance Company satisfies, and since January 1, 2024 has satisfied, the statutory deposit requirements in each of the states or jurisdictions in which it conducts the business of insurance. Each Insurance Company has working capital and risk-based capital not less than the minimum amounts required by any Governmental Entity with jurisdiction over each Insurance Company before giving effect to the transactions contemplated by this Agreement.
(f)   Section 3.28(f) of the Company Disclosure Letter contains a true and complete list of all material insurance certificates of authority and all other material approvals, authorizations, consents, franchises, licenses, permits, registrations, certificates, accreditations, qualifications, variances and similar rights to write and/or offer, sell or produce insurance products issued to the Insurance Companies, the Captive Insurance Company, the Subsidiary Producers, and, to the Company’s knowledge, the Non-Subsidiary Producers (solely with respect to any business conducted by such Non-Subsidiary Producer on behalf of or in coordination with the Company or its Subsidiaries under applicable Insurance Laws) by any Insurance Regulator or other Governmental Entity (collectively, the “Insurance Licenses”). Each Insurance License is in good standing and in full force and effect. Each of the Insurance Companies, the Captive Insurance Company, the Subsidiary Producers and, to the Company’s knowledge, the Non-Subsidiary Producers (solely with respect to any business conducted by such Non-Subsidiary Producer on behalf of or in coordination with the Company or its Subsidiaries under applicable Insurance Laws) is, and since January 1, 2024, has been, in all material respects in compliance with the terms of each Insurance Licenses held by it and, as of the date hereof, no revocation, lapse, material limitation, suspension or cancellation of any of the Insurance Licenses is pending, or, to the knowledge of the Company, has been threatened in writing by any Insurance Regulator. Other than the Insurance Companies, the Captive Insurance Company, the Subsidiary Producers, and WoodStar Risk Management, Inc., neither the Company nor any of its Subsidiaries conducts or has conducted the business of insurance or reinsurance in any respect. The Company has made available to Parent true and complete copies of (i) all material Insurance Holding Company System Act filings or submissions and any supplements or amendments thereto filed since January 1, 2024 by each Insurance Company with applicable Insurance Regulators and (ii) all material reports of examination (including financial, market conduct and similar examinations) of such Insurance Companies by any Insurance Regulator since January 1, 2024. All material deficiencies or violations noted as of the date hereof in the examination reports described in clause (ii) of the preceding sentence have been resolved to the reasonable satisfaction of the applicable Insurance Regulator that noted such deficiency or violation, in each case, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
Section 3.29   No Other Representations or Warranties.   Except for the representations and warranties contained in Article IV, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth in the disclosure letter delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any information in a particular section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent), Parent and the Merger Sub, jointly and severally, represent and warrant to the Company as follows:

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Section 4.1   Organization, Standing and Power.
(a)   Parent (i) is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands, (ii) has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of each of clauses (i) through (iii), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(b)   Merger Sub is (i) an exempted company incorporated under the laws of the Cayman Islands with limited liability, validly existing and in good standing under the Laws of the Cayman Islands (ii) has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing, except in the case of each of clauses (i) through (iii), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(c)   Parent has previously furnished to the Company a true and complete copy of the memorandum and articles of association of Parent and the memorandum and articles of association of Merger Sub, in each case as in effect on the date of this Agreement, and each as so delivered is in full force and effect. Neither Parent nor Merger Sub is in violation of any provision of its memorandum and articles of association in any material respect.
Section 4.2   Authority.   Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, subject, in the case of consummation of the Merger, to the approval of this Agreement by Parent in its capacity as the sole shareholder of Merger Sub. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by the boards of directors of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the Transactions, subject, in the case of the consummation of the Merger, to the approval of this Agreement by Parent in its capacity as the sole shareholder of Merger Sub and the filing of the Plan of Merger with the Registrar of Companies pursuant to the Cayman Companies Act. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms (except to the extent that enforceability may be limited by the Enforceability Exceptions). The board of directors of Parent has authorized and approved the execution and delivery of this Agreement and performance of its covenants and obligations herein and declared this Agreement and the Transactions, including the Merger, to be advisable, fair to and in the best interests of Parent and its stockholders, on the terms and subject to the conditions set forth in this Agreement. The board of directors of Merger Sub has (a) determined that this Agreement, the Merger and the other Transactions are advisable, fair to and in the best interests of Merger Sub and Parent, as its sole shareholder, (b) authorized and approved the execution and delivery of this Agreement and performance by Merger Sub of its covenants and obligations contained herein and the consummation by Merger Sub of the Transactions, (c) approved and declared advisable this Agreement, the Merger and the other Transactions, and (d) recommended that Parent, as Merger Sub’s sole shareholder, vote in favor of the adoption of this Agreement in accordance with the Cayman Companies Act, in each case, on the terms and subject to the conditions set forth in this Agreement.
Section 4.3   No Conflict; Consents and Approvals.
(a)   The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the Transactions, do not and will not (i) conflict with or violate the memorandum and articles of association of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any of their respective properties are bound

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or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancelation, amendment or acceleration of, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(b)   The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the Transactions, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) such filings as may be required under applicable requirements of the Exchange Act, and under state securities, takeover and “blue sky” Laws, (ii) any filings, submissions, notifications (or drafts thereof) required under the applicable requirements of any Antitrust Laws or Foreign Investment Laws, (iii) such filings as are necessary to comply with the applicable requirements of the NYSE, (iv) such filings as may be required under applicable Insurance Laws, (v) the filing of the Plan of Merger with the Registrar of Companies pursuant to the Cayman Companies Act and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
Section 4.4   Certain Information.   None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement and the Schedule 13E-3 (if applicable) will, at the date such document is filed with the SEC, amended or supplemented or is first published, mailed or given to the shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any of its Representatives for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 (if applicable).
Section 4.5   Litigation.   As of the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (a) there is no Action pending or, to the knowledge of Parent, threatened against Parent, Merger Sub or any of their Affiliates or any of their respective properties by or before any Governmental Entity and (b) neither Parent, Merger Sub nor any of its Affiliates nor any of their respective properties is or are subject to any judgment, order, injunction, rule or decree of any Governmental Entity.
Section 4.6   Ownership and Operations of Merger Sub.   Merger Sub has been formed solely for the purpose of engaging in the Transactions and has not engaged, and prior to the Effective Time will not engage, in any business activities and will have incurred no liabilities or obligations other than as contemplated herein or incidental to its formation. The authorized share capital of Merger Sub consists of one ordinary share, par value $1.00 per share, all of which are duly authorized, validly issued, fully paid, non-assessable and outstanding. All of the issued and outstanding shares of Merger Sub is, and at the Effective Time will be, owned, beneficially and of record, directly by Parent, free and clear of all Liens, other than Liens imposed by generally applicable U.S. securities Laws or as expressly contemplated hereby.
Section 4.7   Financing.
(a)   Parent has received and accepted, and delivered to the Company a complete and correct copy of a fully executed Equity Commitment Letter confirming the Sponsor’s commitments to provide Parent with equity financing in an amount up to the aggregate amount set forth therein in connection with the Transactions (the “Financing”). Assuming that (i) the Financing contemplated by the Equity Commitment Letter is fully funded on the terms set forth therein and (ii) the satisfaction of the conditions set forth in Section 6.1 and Section 6.3 (in each case, other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable Law) of such conditions at the Closing), Parent and Merger Sub will have at the Closing funds sufficient to (x) pay the aggregate Per Share Closing Amount payable on or promptly

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following the Closing Date upon the terms contemplated by this Agreement and (y) consummate the Merger and pay all related fees and expenses of Parent, Merger Sub and their respective Representatives required to be paid in connection with the Closing pursuant to this Agreement (such required funds, collectively, the “Required Amount”).
(b)   The Equity Commitment Letter is in full force and effect and is a valid and binding obligation of Parent and Sponsor, subject to the Enforceability Exceptions. The Company is a third-party beneficiary of the Equity Commitment Letter on the terms set forth therein. Parent has fully paid, or caused to be paid, any and all commitment or other fees in connection with the Equity Commitment Letter that are payable on or prior to the date hereof. As of the date hereof, the Equity Commitment Letter has not been amended or modified in any respect, no such amendment or modification is contemplated and the respective commitments contained therein have not been withdrawn, rescinded or otherwise modified in any respect. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or Sponsor under the Equity Commitment Letter. There are no conditions precedent to the funding of the full amount of the Financing other than the conditions precedent set forth in the Equity Commitment Letter delivered to the Company, and, as of the date hereof, Parent has no reason to believe that any term or condition of closing of the Financing that is required to be satisfied will not be satisfied, or that the Financing will not be made available to Parent on the date of the Closing. There are no side letters or other Contracts to which Parent or any of its Affiliates is a party related to the funding or investing, as applicable, of the full amount of the Financing other than as expressly set forth in the Equity Commitment Letter.
(c)   Each of Parent and Merger Sub acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement, its obligations to consummate the Transactions under this Agreement are not conditioned or contingent on its or its Affiliates’ (i) receipt or availability of any funds (including any Financing) or (ii) ability to obtain any financing (including the Financing).
Section 4.8   Guarantee.   Prior to or concurrently with the execution and delivery of this Agreement, Parent has delivered to the Company a true, correct and complete copy of the duly executed Guarantee. Guarantor is a Delaware limited partnership duly organized, validly existing and in good standing under the laws of Delaware and has all partnership powers required to carry on its business as now conducted and as contemplated to be conducted. The execution, delivery and performance by Guarantor of the Guarantee, and the consummation of the Transactions, are within the partnership powers of Guarantor and have been duly authorized by all necessary partnership action on the part of Guarantor and its partners. The Guarantee is in full force and effect and constitutes a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the Enforceability Exceptions. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of Guarantor under such Guarantee.
Section 4.9   Vote/Approval Required.   No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Transactions. The vote or consent of Parent as the sole shareholder of Merger Sub (which Parent agrees shall occur within one Business Day of the date hereof) is the only vote or consent of the holders of any class or series of issued share capital of Merger Sub necessary to approve this Agreement or the Transactions.
Section 4.10   Ownership of Shares.   None of Parent, Merger Sub nor any of their respective Affiliates owns, and at all times for the past three years, neither Parent nor any of Parent’s Affiliates has owned, directly or indirectly, beneficially or of record, any Shares or any securities, Contracts or rights convertible into or exercisable or exchangeable for Shares or the right to acquire or vote any Shares, except pursuant to this Agreement.
Section 4.11   Brokers.   No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the Transactions, based upon arrangements made by or on behalf of Parent or Merger Sub or their respective Affiliates.
Section 4.12   No Foreign Person.   Neither Parent nor Merger Sub is a “foreign person” as defined in 31 C.F.R. § 800.224.

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Section 4.13   No Other Agreements.   Other than the Support Agreement, as of the date hereof, none of Parent, Merger Sub nor any of their respective Affiliates have entered into any Contracts, (and, with respect to those that are written, Parent and Merger Sub have furnished to the Company true, correct and complete copies thereof) with any member of the Company Board or any Company Committee or officers or employees of any member of the Company Group. As of the date hereof, neither Parent, Merger Sub nor any of their respective Affiliates have entered into any Contract, or authorized, committed or agreed to enter into any Contract, pursuant to which: (a) any shareholder of the Company would be entitled to receive value or consideration of a different amount or nature than the Per Share Closing Amount or pursuant to which any shareholder of the Company has agreed to vote against or otherwise oppose any Superior Proposal; or (b) any third party has agreed to provide, directly or indirectly, equity capital to Parent, Merger Sub or any of their respective Affiliates to finance in whole or in part the Transactions. As of the date hereof, other than the Support Agreement, none of Parent, Merger Sub or any of their Affiliates is party to any Contract that would be required to be disclosed under Item 1005(e) of Regulation M-A promulgated under the Exchange Act.
Section 4.14   Investment Intention.   Parent is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that, following the Closing, the Shares will not be registered under the Securities Act or any “blue sky” Laws and cannot be sold unless subsequently registered under the Securities Act, any applicable “blue sky” laws or pursuant to an exemption from any such registration.
Section 4.15   Access to Information.   Each of Parent and Merger Sub acknowledges and agrees that it and its Affiliates and Representatives have (a) had full opportunity to discuss and ask questions regarding the business of the Company Group with the management of the Company, (b) had access to the books and records, facilities, Contracts and other assets of the Company, the “data room” maintained by the Company for purposes of the Transactions and such other information as it has desired or requested to review, and (c) conducted its own independent investigation of the Company Group and the Transactions, and has not relied on any representation, warranty or statement by any Person or any matter regarding the Company Group or any other matter, except those representations and warranties expressly set forth in Article III. Without limiting the foregoing, Parent and Merger Sub (each for itself and on behalf of its Affiliates and Representatives) acknowledge and agree that, except for the representations and warranties expressly set forth in Article III or in any certificate delivered in connection with this Agreement, (1) none of the Company or any of its shareholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty, express or implied, and (2) none of Parent or Merger Sub is relying on or has relied on any representation, warranty or other statement made by any of the Company or any of its shareholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives, in the case of each of clauses (1) and (2), concerning the subject matter of this Agreement, the Transactions, the Company Group or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts, business plans or other forward-looking information or strategic plan information regarding the Company, its Subsidiaries or their respective businesses and operations, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation, forecasts or other information (in any form or through any medium) with respect to any one or more of the foregoing or any oral, written, video, electronic or other information developed by Parent, Merger Sub or any of their respective Affiliates or Representatives. Each of Parent and Merger Sub (each for itself and on behalf of its Affiliates and Representatives) hereby acknowledges and agrees that (i) there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information, as well as in such strategic plans, (ii) Parent and Merger Sub (each for itself and on behalf of its Affiliates and Representatives) are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information, as well as such strategic plans, furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information or strategic plans), and (iii) none of Parent, Merger Sub, their respective Affiliates and Representatives will have any claim against the Company or any of its shareholders, directors, officers, employees, Affiliates, advisors, agents, other Representatives, or any other Person with respect to any of the foregoing.

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Section 4.16   Regulatory Matters; Pending Transactions.
(a)   No Governmental Entity has (i) revoked any license or status held by Parent, Merger Sub or any of their Affiliates to conduct insurance operations, or (ii) impaired, limited or restricted the ability of such persons to conduct insurance operations. Each of Parent, Merger Sub and their Affiliates meets all of the requirements on the part of such respective entity prescribed by applicable Law (including the Laws of its jurisdiction of formation or organization) in order for all necessary consents, approvals, licenses, permits, orders, qualifications, authorizations of, or registrations or other actions by, or any filings with or notifications to, any Governmental Entity to be obtained, and there are no facts, events or circumstances, involving or relating to Parent, Merger Sub or any of their Affiliates, that would, or would be reasonably likely to, prevent or delay the granting thereof.
(b)   None of Parent, Merger Sub nor any of their Affiliates is party to any transaction pending or contemplated (i) to acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or (ii) otherwise acquire or agree to acquire any assets, where the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation, in each case, would, or would reasonably be expected to, (x) impose any delay in the obtaining of, or significantly increase the risk of not obtaining, any consents, approvals, licenses, permits, orders, qualifications, authorizations of, or registrations or other actions by, or any filings with or notifications to, any Governmental Entity necessary to consummate the Transactions (including the Merger) or the expiration or termination of any applicable waiting period, (y) increase the risk of any Governmental Entity entering a governmental order prohibiting the consummation of the Transactions or (z) delay the consummation of the Financing or the Transactions (including the Merger).
Section 4.17   No Other Representations or Warranties.   Except for the representations and warranties expressly and specifically set forth in Article III, each of Parent and Merger Sub acknowledges and agrees that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries with respect to any other information provided to Parent or Merger Sub in connection with the Transactions, and Parent and Merger Sub are not relying on any representation or warranty, whether made by the Company, any of its Affiliates or their respective Representatives, except for the representations and warranties contained in Article III. In particular, without limiting the foregoing disclaimer, except as expressly provided in Article III, each of Parent and Merger Sub acknowledges and agrees that neither the Company nor any other Person makes or has made any representation or warranty to Parent or any of its Affiliates or any of its or their respective Representatives with respect to (a) any financial projection, forecast, estimate, forward-looking statement, budget or prospect information relating to the Company or any of its Subsidiaries or their respective businesses, (b) the adequacy or sufficiency of Reserves, (c) the effect of the adequacy or sufficiency of the Reserves on any “line item” or asset, liability or equity amount or (d) any oral or written information presented to Parent, any of its Affiliates or any of its or their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the Merger or any other Transaction. Neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain “data rooms” or management presentations in expectation of, or in connection with, the Transactions.
ARTICLE V
COVENANTS
Section 5.1   Conduct of the Business of the Company.
(a)   The Company covenants and agrees that, during the period from the date hereof until the Effective Time or the valid termination of this Agreement pursuant to Section 7.1 (the “Applicable Period”), except (i) as expressly contemplated or permitted by this Agreement, (ii) as disclosed in Section 5.1 of the Company Disclosure Letter, (iii) as required by applicable Law, (iv) as Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), or (v) for actions otherwise taken (or not taken) by the Company or any of its Subsidiaries to respond

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to any exogenous event beyond the reasonable control of the Company Group, the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to (A) conduct its business in the ordinary course of business in all material respects and (B) preserve the Company’s existing relations with Persons with whom the Company and its Subsidiaries have significant business relationships; provided, that (x) no action by the Company Group with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this sentence unless such action constitutes a breach of such provision of Section 5.1(b), and (y) the failure of the Company Group to take any action prohibited by Section 5.1(b) will not constitute a breach of this Section 5.1(a).
(b)   During the Applicable Period, except (1) as expressly contemplated or permitted by this Agreement, (2) as disclosed in Section 5.1 of the Company Disclosure Letter, (3) as required by applicable Law, or (4) as Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), neither the Company nor any of its Subsidiaries shall:
(i)   amend or otherwise change its memorandum and articles of association or any similar governing instruments;
(ii)   merge or consolidate the Company or any of its Subsidiaries with any other Person, or liquidate the Company or any of its Subsidiaries, in each case excluding any such transactions among members of the Company Group;
(iii)   terminate, cancel, surrender, suspend, allow to expire, fail to renew, abrogate, obtain or materially amend or modify any Insurance License or any material Permit;
(iv)   issue, deliver, sell, pledge, dispose of or encumber any shares of its capital stock, or grant to any Person any right to acquire any shares of its capital stock, except (A) pursuant to the exercise of Company Options or the settlement of Company RSUs or Company PSUs outstanding as of the date hereof and in accordance with the terms of such instruments in effect as of the date hereof, or (B) subject to Section 2.2(d), the issuance of Shares under the Company ESPP;
(v)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends or other distributions by any direct or indirect wholly owned Subsidiary of the Company to the Company or any other direct or indirect wholly owned Subsidiary of the Company;
(vi)   adjust, split, combine, redeem, repurchase or otherwise acquire any shares of capital stock of the Company (except in connection with the net settlement or cashless exercise of Company RSUs, Company Options, Company PSUs or other awards or obligations outstanding as of the date hereof), or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock;
(vii)   (A) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise), or make any investment in, any corporation, partnership or other business organization or division thereof as a going concern, in each case, having a value in excess of $10,000,000 individually or $50,000,000 in the aggregate, excluding purchases of inventory in the ordinary course of business consistent with past practice and excluding investment portfolio transactions, including the acquisition of bonds, stocks, other securities, mortgage loans and other investments by the Company or any of its Subsidiaries (the “Investment Assets”) in the ordinary course of business consistent with past practice and in compliance with the Investment Guidelines; (B) sell or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof as a going concern, in each case, having a value in excess of $10,000,000 individually or $50,000,000 in the aggregate, excluding sales or dispositions of inventory and other assets in the ordinary course of business consistent with past practice and excluding sales of Investment Assets in the ordinary course of business consistent with past practice and in compliance with the Investment Guidelines (including in connection with cash management or investment portfolio activities);
(viii)   terminate, cancel or amend any material insurance coverage;

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(ix)   (A) except in the ordinary course of business, materially amend (to the detriment of the Company or any of its Subsidiaries), renew, extend or voluntarily terminate any Material Contract or Reinsurance Agreement, in each case excluding (x) the automatic renewal or extension of any such Material Contract pursuant to its terms, and (y) renewals or amendments on terms that are not less favorable in the aggregate to the Company than the existing terms thereof, or (B) enter into any Contract that would have been a Material Contract under clause (i) (provided that, for purposes of clause (i), any references to a monetary threshold shall be deemed to refer to payments by the Company and its Subsidiaries of $2,000,000 or more in any annual period following the date hereof or payments to the Company and its Subsidiaries of $50,000,000 or more in any annual period following the date hereof), (ii), (vi), (vii) or (x) of the definition thereof if it had been in effect as of the date of this Agreement, in each case excluding (x) new Contracts with existing reinsurance counterparties of the Company and its Subsidiaries as of the date of this Agreement and (y) reinsurance agreements in the aggregate not to exceed $250,000,000 in annual ceded premium;
(x)   authorize any capital expenditures which are, in the aggregate, in excess of the Company’s capital expenditure budget set forth on Section 5.1(b)(x) of the Company Disclosure Letter, except for capital expenditures of less than $5,000,000 million individually or $60,000,000 million in the aggregate;
(xi)   other than in the ordinary course of business, (A) make any loans, advances or capital contributions to, or investments in, any other Person (other than a member of the Company Group), excluding extensions of trade credit and advances of expenses to employees, in each case in the ordinary course of business and consistent with past practice, or (B) incur or guarantee any indebtedness (excluding (x) any guaranty by one or more members of the Company in favor of one or more other members of the Company Group, and (y) borrowings incurred under any revolving credit facility of the Company Group in effect as of the date hereof not exceeding $50,000,000 in the aggregate), in each case of clauses (A) and (B), in excess of $10,000,000 individually or $50,000,000 in the aggregate;
(xii)   except to the extent required by the terms of a Company Benefit Plan or any Contract in effect as of the date hereof, or as required by Section 5.9, (A) increase the compensation or benefits (including severance) of any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries with an annual base salary in excess of $250,000, except for increases to base salary in the ordinary course of business of no more than 15% per employee, (B) materially amend, terminate or adopt any compensation or benefit plan (excluding any such adoption or amendment to a health and welfare benefit plan that does not materially increase the cost to the Company or any of its Subsidiaries of maintaining the applicable compensation or benefit plan) with or for the benefit of any current or former employee, officer, director, or consultant of the Company or any of its Subsidiaries, (C) accelerate the vesting of, or the lapsing of restrictions with respect to, any compensation or benefits, including any equity or equity-based compensation, (D) grant, promise or pay (or commit to grant, promise or pay) any transaction, retention, stay, change-in-control or similar bonus or payment, or any equity or equity-based awards, or amend or modify the terms of any outstanding Company Equity Award, or (E) establish or fund (or provide any funding for) any rabbi trust or other funding arrangement in respect of any Company Benefit Plan;
(xiii)   implement or adopt any material change in its (A) methods of accounting, or (B) underwriting, pricing, claims handling, loss control, reserving, investment, hedging or actuarial practices, guidelines (including the Investment Guidelines) or policies or any material assumption underlying an actuarial practice or policy, in each case, except as may be appropriate or required to conform to changes in applicable Law, SAP or GAAP;
(xiv)   (A) revoke or change any material Tax election, except for elections made in the ordinary course of business; (B) surrender any claim for a refund of material Taxes, (C) enter into any Tax allocation agreement (other than between the Company and its Subsidiaries), Tax sharing agreement (other than between the Company and its Subsidiaries), or closing agreement with respect to material Taxes; (D) settle or compromise any material Tax liability related to Taxes, except in the ordinary course of business; (E) consent to any material extension or waiver of the

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limitation period applicable to any Tax claim or assessment in respect of material Taxes (other than in the ordinary course of business); or (F) file any Tax Return in a manner materially inconsistent with past practice (except as required by a change in Law);
(xv)   compromise, settle or agree to settle any Action, or consent to the same, excluding compromises, settlements or agreements in the ordinary course of claims activity that involve only the payment of money damages (A) not in excess of $1,000,000 individually or $5,000,000 in the aggregate (excluding monetary obligations that are funded by an insurance policy of the Company or any of its Subsidiaries), or (B) consistent with the reserves reflected in the Company’s balance sheet at December 31, 2025; provided, that the compromises, settlements or agreements of any Action for appraisal of any Dissenting Shares shall be subject solely to Section 2.5 (and not this Section 5.1(b)(xv));
(xvi)   make any pledge of any of its material assets (or a material portion thereof) or permit any of its material assets (or a material portion thereof) to become subject to any Liens, other than Permitted Liens;
(xvii)   (A) sell, lease, license, sublicense, assign, transfer, abandon, allow to lapse or expire, or otherwise dispose of any Company Registered IP or other material Intellectual Property owned or purported to be owned by it (other than non-exclusive licenses granted in the ordinary course of business or with respect to immaterial or obsolete Intellectual Property) or (B) disclose any material trade secrets of or held by it to any third party (other than in the ordinary course of business to a third party bound by adequate confidentiality obligations);
(xviii)   waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other similar restrictive covenant obligation of any current or former employee or independent contractor who has or had a title of Vice President (or similar) or above;
(xix)   agree to take any of the actions described in Section 5.1(b)(i) through Section 5.1(b)(xviii);
provided that, notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that an e-mail from one or more of the individuals listed on Section 5.1(b) of the Company Disclosure Letter (or such other persons as Parent may specify by notice to the Company) specifically referencing this Section 5.1(b) and expressly granting consent shall constitute a valid form of consent of Parent for all purposes under this Section 5.1(b).
Section 5.2   Conduct of the Business of Parent and Merger Sub Pending the Merger.   During the Applicable Period, and except as may otherwise be required by applicable Law, neither Parent nor Merger Sub shall, directly or indirectly, take any action which is intended to or which would reasonably be expected to (i) prevent, prohibit, restrict or materially delay the ability of Parent or Merger Sub to perform their respective covenants or agreements set forth in this Agreement, the satisfaction of the conditions set forth in Article VII of this Agreement, or the consummation of the Transactions, or (ii) otherwise have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.3   No Control of the Company’s Business.   Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each member of the Company Group shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
Section 5.4   Acquisition Proposals; Go-Shop Period.
(a)   Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until one minute prior to 12:00 a.m. Eastern time on September 22, 2026 (the “No-Shop Period Start Date”), the Company and its Subsidiaries and their respective Representatives shall have the right to (and may without restriction hereunder), directly or indirectly, solely with respect to an Excluded Person and its Representatives, (i) solicit, initiate, propose, induce the making or submission of, encourage or facilitate in any way any offer or

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proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, including by providing information (including non-public information and data) relating to the Company and any of its Subsidiaries and affording access to the businesses, properties, assets, books, records or other non-public information, or to any personnel, of the Company and its Subsidiaries to such Excluded Person (and its Representatives, including potential financing sources of such Person); provided, that the Company shall, subject to applicable Law and any applicable “clean team” or similar arrangement, promptly provide or make available to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to an Excluded Person which was not previously provided or made available to Parent, (ii) continue, enter into, engage in or otherwise participate in any discussions or negotiations with any Excluded Person (and their respective Representatives) regarding any Acquisition Proposal (or inquiries, offers or proposals or any other effort or attempt that could reasonably be expected to lead to an Acquisition Proposal), and cooperate with or assist or participate in, or facilitate in any way, any such inquiries, offers, proposals, discussions or negotiations or any effort or attempt to make any Acquisition Proposals or other proposals that could reasonably be expected to lead to Acquisition Proposals, and (iii) request or grant a waiver, amendment, or modification of any standstill, non-disclosure, or other restrictive provision contained in any Acceptable Confidentiality Agreement between an Excluded Person and the Company to the extent necessary to permit the Company to comply with its obligations under this Agreement, including pursuant to Section 5.4(g).
(b)   Except as set forth in this Section 5.4 (including Section 5.4(a)), during the Applicable Period, the Company shall not, and shall cause its and its Subsidiaries’ respective directors and officers not to, and shall instruct its investment bankers, attorneys, accountants and other advisors (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or facilitate any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, an Acquisition Proposal (other than to (A) refer an inquiring Person to this Section 5.4 or (B) contact any Person making an Acquisition Proposal to ascertain facts or clarify terms so that the Company Board and any Company Committee may reasonably inform itself as to such Acquisition Proposal), (ii) engage or participate in any negotiations or discussions, or provide or cause to be provided any non-public information or data relating to the Company or any of its Subsidiaries, in each case for the purpose of encouraging or knowingly facilitating an Acquisition Proposal. Except as set forth in Section 5.4(a), the Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons (other than with respect to Parent, its Affiliates and their respective Representatives) conducted heretofore with respect to any Acquisition Proposal. Notwithstanding the foregoing, nothing in this Agreement shall restrict the Company from permitting a Person to request the waiver of a “standstill” or similar obligation or from granting such a waiver, in each case, to the extent that the failure to do so would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law.
(c)   Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Company Shareholder Approval, the Company and its Representatives may, in response to an unsolicited bona fide written Acquisition Proposal that did not result from a material breach of Section 5.4(b) and that the Company Board or any Company Committee determines in good faith constitutes or may reasonably be expected to lead to a Superior Proposal, (i) furnish information (including non-public information) with respect to the Company Group to the Person making such Acquisition Proposal, pursuant to an Acceptable Confidentiality Agreement, (ii) engage or participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal, and (iii) otherwise facilitate and encourage such Acquisition Proposal or assist such Person with such Acquisition Proposal; provided, the Company Board or such Company Committee shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, further, that the Company shall, subject to applicable Law and any applicable “clean team” or similar arrangement, promptly provide or make available to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to the Person making such Acquisition Proposal or its Representatives which was not previously provided or made available to Parent.

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(d)   Subject to the permitted actions contemplated by clauses (e) and (f) below, and Section 7.1(c)(ii), neither the Company Board nor any Company Committee shall (i) withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation or approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal; (ii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other similar agreement (other than an Acceptable Confidentiality Agreement) relating to any Acquisition Proposal (an “Alternative Acquisition Agreement”); (iii) fail to include the Company Board Recommendation in the Proxy Statement; (iv) fail to publicly recommend against acceptance of any Acquisition Proposal that is a tender offer or exchange offer by a third party for the Shares pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act within ten (10) Business Days after commencement of such offer (or if the Company Shareholders Meeting is scheduled to be held within ten (10) Business Days from the date of such commencement, promptly, and in any event, no later than two (2) Business Days prior to the scheduled date of the Company Shareholders Meeting); (v) fail to publicly reaffirm the Company Board Recommendation within five (5) Business Days after Parent so requests in writing (or, if the Company Shareholders Meeting is scheduled to be held within five (5) Business Days of such request, within one (1) Business Day after such request and, in any event, no later than two (2) Business Days prior to the scheduled date of the Company Shareholders Meeting) if the Company receives an Acquisition Proposal that is publicly made or announced (other than of the type contemplated by clause (iv)); provided that Parent may make such a request no more than one (1) time per Acquisition Proposal and the Company shall not be required to do so to the extent it would be inconsistent with applicable Law, including the fiduciary duties of the directors; or (vi) resolve or publicly propose to take any action described in the foregoing clauses (i) through (v) (any of such actions, an “Adverse Recommendation Change”). Notwithstanding anything to the contrary in this Agreement, the delivery of a written notice to Parent as contemplated by clauses (e) or (f) below, or public disclosure that such notice has been delivered to Parent, shall not be deemed to constitute an Adverse Recommendation Change or otherwise a violation of clause (i) above.
(e)   Notwithstanding anything to the contrary set forth in this Section 5.4 or any other provision in this Agreement to the contrary, following receipt of a written Acquisition Proposal by the Company (including, for the avoidance of doubt, any Acquisition Proposal received from any Excluded Person) after the date of this Agreement and prior to obtaining the Company Shareholder Approval, that did not result from a material breach of this Section 5.4, if the Company Board or any Company Committee determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that (A) such Acquisition Proposal constitutes a Superior Proposal, and (B) the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable Law, the Company Board or any Company Committee may, at any time prior to obtaining the Company Shareholder Approval, (i) make an Adverse Recommendation Change, (ii) terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal in accordance with Section 7.1(c)(ii), or (iii) authorize, resolve, agree or propose publicly to take any such action, if all of the following conditions are met:
(i)   (A) the Company shall have provided to Parent four (4) Business Days’ prior written notice, that shall (1) state expressly that the Company has received a written Acquisition Proposal that constitutes a Superior Proposal, (2) include as exhibits thereto an unredacted copy of the Alternative Acquisition Agreement, and (3) state expressly that, subject to any revisions to the terms and conditions of this Agreement, the Company Board or any Company Committee has determined to make an Adverse Recommendation Change or to terminate this Agreement in accordance with Section 7.1(c)(ii) in order to enter into the Alternative Acquisition Agreement, as applicable (provided, that in the case of this clause (A), the Company shall be required to provide Parent with a new notice and an additional three (3) Business Day period hereunder if the applicable alternative acquiror materially amends the financial terms or any other material term or condition of the applicable Superior Proposal before the Company Board or any Company Committee makes such Adverse Recommendation Change or terminates this Agreement), and (B) prior to making such Adverse Recommendation Change or terminating this Agreement in accordance with Section 7.1(c)(ii), as applicable, the Company shall have used commercially reasonable efforts to

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engage in good faith with Parent (to the extent Parent has made a request in writing to the Company to engage) during such four (4) Business Day period (subject to any applicable extensions), which may be on a non-exclusive basis, to permit Parent to propose adjustments to the terms and conditions of this Agreement such that the Alternative Acquisition Agreement ceases to constitute a Superior Proposal; and
(ii)   following the four (4) Business Day period (subject to any applicable extensions), the Company Board or any Company Committee shall have determined, in good faith, after consultation with its financial advisors and outside legal counsel, that, in light of such Superior Proposal and taking into account any revised terms proposed in writing by Parent, such Superior Proposal continues to constitute a Superior Proposal and that the failure to make such Adverse Recommendation Change or to terminate this Agreement in accordance with Section 7.1(c)(ii), as applicable, would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law.
(f)   Notwithstanding anything to the contrary set forth in this Section 5.4 or any other provision in this Agreement to the contrary, upon the occurrence of any Intervening Event, the Company Board or any Company Committee, at any time prior to obtaining the Company Shareholder Approval, may make an Adverse Recommendation Change if all of the following conditions are met:
(i)   the Company shall have (A) provided to Parent four (4) Business Days’ prior written notice, which shall (1) set forth in reasonable detail information describing the Intervening Event and (2) state expressly that, subject to clause (ii) below, the Company Board or any Company Committee has determined to make an Adverse Recommendation Change and (B) prior to making such an Adverse Recommendation Change, used commercially reasonable efforts to engage in good faith with Parent (to the extent Parent has made a request in writing to the Company to engage) during such four (4) Business Day period to consider any adjustments proposed by Parent to the terms and conditions of this Agreement such that the failure of the Company Board or any Company Committee to make an Adverse Recommendation Change in response to the Intervening Event in accordance with clause (ii) below would no longer reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided, that each time material modifications to the Intervening Event occur before the Company Board or any Company Committee makes an Adverse Recommendation Change or terminates this Agreement, the Company shall notify Parent of such modification and the time period set forth in this Section 5.4(f)(i) shall recommence, provided that such time period shall instead be three (3) Business Days from the date of such notification; and
(ii)   following the four (4) Business Day period (subject to any applicable extensions), the Company Board or any Company Committee shall have determined in good faith, after consultation with its outside legal counsel, that in light of such Intervening Event and taking into account any revised terms proposed in writing by Parent, the failure to make an Adverse Recommendation Change would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law.
(g)   During the Applicable Period, the Company shall (i) promptly (and in any event within 48 hours after knowledge of receipt by an executive officer or director of the Company) advise Parent orally and in writing of any written Acquisition Proposal received by the Company or any of its Representatives (including, for the avoidance of doubt, any Acquisition Proposal received from any Excluded Person) and the material terms of any such Acquisition Proposal and the identity of the Person making such Acquisition Proposal, and (ii) keep Parent informed of any material change in the terms of any such Acquisition Proposal and the status of any material developments, discussions or negotiations regarding any such Acquisition Proposal, and the material terms and conditions thereof, including by providing a copy of material documentation relating thereto that is exchanged between the Person (or its Representatives) making such Acquisition Proposal and the Company (or its Representatives) promptly after receipt thereof.
(h)   Nothing set forth in this Agreement shall prevent the Company or the Company Board or any Company Committee from (i) disclosing to the shareholders of the Company any “stop, look and

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listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act or from taking and disclosing to Company shareholders such other position or disclosure contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to equity holders in connection with the making or amendment of a tender offer or exchange offer) or (ii) making any required disclosure to the Company’s shareholders if, in the good faith judgment of the Company Board or any Company Committee, after consultation with outside counsel, failure to disclose such information would reasonably be expected to violate its obligations under applicable Law, and in either case, such action taken pursuant to this Section 5.4(h) shall not constitute an Adverse Recommendation Change.
Section 5.5   Preparation of Proxy Statement; Shareholders’ Meeting.
(a)   As promptly as reasonably practicable following the date of this Agreement (but not earlier than the No-Shop Period Start Date), the Company shall, with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company, prepare the Proxy Statement and file the Proxy Statement in preliminary form with the SEC. To the extent required in connection with the Transactions, the Company, Parent and Merger Sub shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC the Rule 13E-3 transaction statement on Schedule 13E-3 with respect to the Transactions (including all exhibits and any amendments or supplements thereto, the “Schedule 13E-3”).
(b)   Without limiting the generality of the foregoing, each of Parent and Merger Sub shall furnish to the Company all information relating to it and its Affiliates required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement and the Schedule 13E-3 (if applicable). The Company shall use its commercially reasonable efforts to resolve all SEC comments with respect to the Proxy Statement and the Schedule 13E-3 (if applicable) as promptly as practicable after receipt thereof. Each of Parent, Merger Sub and the Company shall correct any information provided by it for use in the Proxy Statement and the Schedule 13E-3 (if applicable), which shall not have become false or misleading. The Company shall as soon as reasonably practicable notify Parent and Merger Sub of the receipt of any comments from the SEC with respect to the Proxy Statement and the Schedule 13E-3 (if applicable) and any request by the SEC for any amendment to the Proxy Statement or the Schedule 13E-3 (if applicable) or for additional information.
(c)   As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, unless this Agreement is validly terminated pursuant to Article VII, the Company, acting through the Company Board or any Company Committee, shall (i) take all action necessary to duly call, give notice of, convene and hold a Company Shareholders Meeting for the purpose of obtaining the Company Shareholder Approval, and (ii) except to the extent that the Company Board (acting on the recommendation of the Special Committee) or the Special Committee shall have effected an Adverse Recommendation Change in accordance with Section 5.4(c), include in the Proxy Statement the recommendation of the Company Board that the shareholders of the Company vote in favor of the adoption of this Agreement; provided that the Company may, in its sole discretion, postpone, recess, delay, or adjourn the Company Shareholders Meeting (i) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), (ii) to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary to obtain the Company Shareholder Approval for up to twenty (20) Business Days in the aggregate, (iii) if determined in good faith by the Company Board, after consultation with its legal counsel, that such adjournment, recess, delay or postponement is necessary under applicable Law or is reasonably necessary to comply with a request from the SEC or its staff, or (iv) if as of the time for which the Company Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient Shares represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting (it being understood that the Company may not postpone, recess or adjourn the Company Shareholders Meeting more than two (2) times pursuant to this clause (ii) without Parent’s prior written consent).
Section 5.6    Access to Information; Confidentiality.
(a)   From the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice, the Company shall, and shall use its commercially reasonable

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efforts to cause its Subsidiaries, officers, directors, and other Representatives to (i) afford to Parent reasonable access during normal business hours, consistent with applicable Law and the Confidentiality Agreement, to its properties, offices, other facilities and books and records, and (ii) furnish Parent with all financial, operating and other data and information relating to the Company Group as Parent shall reasonably request in writing, in each case subject to the limitations set forth in this Section 5.6. Notwithstanding the foregoing, (A) neither the Company nor any of its Subsidiaries shall be required to prepare, produce, compile or furnish any such data or information that is not already being prepared, produced or compiled by the Company or such Subsidiary, as the case may be, in the ordinary course of business, (B) any records, data or other information requested pursuant to the foregoing shall only be required to be delivered in the form in which it is ordinarily maintained, (C) any such investigation or consultation shall be conducted in such a manner as to not interfere unreasonably with the business or operations of the Company Group or otherwise result in any significant interference with the prompt and timely discharge by the employees of the Company Group of their normal duties and (D) none of Parent, Merger Sub, nor their respective officers, employees or other Representatives shall be permitted to conduct any environmental testing or sampling, including facility surface and subsurface soils and water, air or building materials or other environmental media. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (1) breach any Contract with any third-party, (2) constitute a waiver of or jeopardize the attorney-client or other privilege held by the Company or any of its Subsidiaries or violate any applicable Law (it being agreed that, in the case of clauses (1) and (2), the Company shall give notice to Parent of the fact that it is withholding such information and thereafter the Company and Parent shall use their respective commercially reasonable efforts to cause such information to be provided in a manner that would not reasonably be expected to violate such agreement or waive the applicable privilege), (3) include personnel records of employees relating to individual performance or evaluation records, medical histories or other information which, in the Company’s good faith determination, is sensitive or the disclosure of which would violate applicable Law or could subject the Company or its Affiliates to risk of liability, (4) include information reasonably pertinent to any adverse Action between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand, or (5) relate to the consideration, negotiation and execution of this Agreement, or subject to the disclosure requirements set forth in Section 5.4, any Acquisition Proposal, or (6) subject to disclosure requirements set forth in Section 5.4, relate to any Excluded Persons.
(b)   Each of Parent and Merger Sub shall hold and treat and shall cause its Representatives to hold and treat in confidence all documents and information concerning the Company Group furnished to Parent or Merger Sub in connection with the Transactions in accordance with the Confidentiality Agreement, dated as of March 24, 2026, between Parent (or an Affiliate thereof) and the Company (the “Confidentiality Agreement”), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.
(c)   From the date hereof until the Closing, without the Company’s prior written consent, each of Parent and Merger Sub shall not, and each shall cause its Affiliates and Representatives not to, contact any employees, independent contractors, customers, vendors, suppliers, or distributors of, or other third parties having business relationships with, the Company Group, other than in the ordinary course of Parent or its Affiliates’ businesses where such contact does not relate to the Company Group, this Agreement, or the Transactions and is in any event conducted in compliance with the terms of the Confidentiality Agreement.
Section 5.7   General Efforts.
(a)   Upon the terms and subject to the conditions set forth in this Agreement (including this Section 5.7(a)) and subject to any different standard set forth herein with respect to any covenant or obligation (including Section 5.1 and Section 5.8), Parent and Merger Sub shall (and shall cause their respective controlled Affiliates to, if applicable), on the one hand, and the Company shall (and shall cause its Subsidiaries to), on the other hand, use their respective commercially reasonable efforts to (a) take (or cause to be taken) all actions; (b) do (or cause to be done) all things; and (c) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, the Transactions,

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including by (i) causing the conditions to the Merger of the other Parties set forth in Article VI to be satisfied (but not waived) and (ii) (A) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Entities; (B) making all registrations, declarations and filings with Governmental Entities, in each case of this clause (ii) that are necessary or advisable to consummate the Transactions; and (C) in the case of the Company, using reasonable best efforts to obtain all consents, waivers, approvals, orders and authorizations from the counterparties to the contracts (in respect of the contracts) set forth on Section 3.4(a) of the Company Disclosure Letter (and, in connection therewith, the Company shall provide Parent a draft form of consent for its review and keep Parent reasonably apprised of the status of the Company’s efforts to obtain such consents, waivers, approvals, orders and authorizations from third parties); provided, that, notwithstanding anything to the contrary contained in this Agreement, (1) neither the Company nor any of its Affiliates shall be required to pay any consent, waiver or approval fees unless reimbursed by Parent in full and (2) the parties acknowledge and agree that the failure to obtain any such consent, waiver, approval, order or authorization pursuant to the foregoing clause (C) shall not, in and of itself, give rise to a breach of this Agreement and obtaining any such consent, waiver, approval, order or authorization pursuant to the foregoing clause (C) shall not, in and of itself, be a condition to the obligation of the parties hereto to consummate the Transactions. In furtherance of the foregoing, subject to applicable Law, each of the Company and Parent shall use commercially reasonable efforts to promptly notify each other of (x) any notice or other communication received by such Party from any Governmental Entity or third party in connection with the Transactions or from any Person alleging in writing that the consent of such Person is or may be required in connection with the Transactions, or (y) any Action commenced or, to such Party’s knowledge, threatened in writing against, relating to or involving or otherwise affecting such Party or any of its Subsidiaries which relates to the Transactions. This Section 5.7 shall not apply to any filings, submissions, or notifications (or drafts thereof) required under Insurance Laws, Antitrust Laws or Foreign Investment Laws, which shall be governed by Section 5.8.
Section 5.8   Regulatory.
(a)   Upon the terms and subject to the conditions of this Agreement, each of the Parties shall cooperate with the other and shall use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other in order to do, all things necessary, proper or advisable under all applicable Insurance Laws, Antitrust Laws and Foreign Investment Laws to consummate the Transactions at the earliest practicable date (and in any event no later than the Termination Date), including: (i) causing the preparation and filing as promptly as practicable of all forms, registrations and notices required to be filed to consummate the Merger and the other Transactions and the taking of such actions as are necessary to obtain any requisite consent or expiration of any applicable waiting period under any Insurance Laws, Antitrust Laws or Foreign Investment Laws; (ii) using reasonable best efforts to defend all Actions by or before any Governmental Entity challenging this Agreement or the consummation of the Transactions under any Insurance Laws, Antitrust Laws or Foreign Investment Laws; and (iii) using reasonable best efforts to resolve any objection asserted with respect to the Transactions under any Insurance Laws, Antitrust Laws or Foreign Investment Laws and to prevent the entry of any court order, and to have vacated, lifted, reversed or overturned any injunction, decree, ruling, order or other action of any Governmental Entity under any Antitrust Laws or Foreign Investment Laws that would prevent, prohibit, restrict or delay the consummation of the Transactions; provided that the obligations set forth in the foregoing clauses (ii) and (iii) shall not apply with respect to such challenges or actions by such Governmental Entity under any Insurance Law unless commenced by such Governmental Entity.
(b)   In furtherance and not in limitation of the provisions of Section 5.8(a): (i) each of the Parties, as applicable, shall (A) prepare and file as promptly as practicable (and in any event no later than ten (10) Business Days from the date of this Agreement) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions, and (B) prepare and file as promptly as practicable appropriate filings (in draft form, where applicable) under the Antitrust Laws and Foreign Investment Laws in the jurisdictions set forth in Section 6.1(c)(ii) of the Company Disclosure Letter; (ii) Parent shall, or shall cause its Affiliates to, file or cause to be filed with the applicable Governmental Entities (A) the Form A Filings and the Non-U.S. Change of Control Filings as promptly

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as practicable, and in any event no later than the Change of Control Filing Deadline (provided, however, that the information referenced in the definition of Change of Control Filing Deadline shall not include biographical affidavits, fingerprint cards, and personal financial statements, which, in each case, shall be provided no later than thirty (30) Business Days from the date of this Agreement or, in the case of the Canada Approval, if applicable, thirty (30) Business Days from the date of delivery of the Canada Notice in accordance with Section 5.19(c) (or, in the case requested by a Governmental Entity in respect of a natural Person for whom Parent reasonably believed at the time of the initial filing that such information was not required to be submitted, thirty (30) Business Days from the date of such request) or to background checks, which shall be provided by the official background check provider as promptly as practicable after submission of the biographical affidavits), (B) as promptly as practicable, any pre-acquisition notifications on Form E or similar market share notifications, including any applicable exemption requests from such notification filings, in each jurisdiction where required by applicable Insurance Laws, (C) as promptly as practicable, any change of control of a licensed insurance producer applicable to all Producer Subsidiaries in each jurisdiction where required by the applicable Insurance Laws, (D) as promptly as practicable, any change of control filings required with respect to the Captive Insurance Company under the Insurance Laws, and (E) as promptly as practicable, any other declarations, filings and notifications necessary to obtain any approvals, consents, registrations, Permits, authorizations or other confirmations from any third party that are necessary, proper or advisable to consummate the Merger and the other Transactions; and (iii) (A) if any Person that is currently an ultimate controlling person or control person (as such term is commonly understood under applicable Insurance Laws) of any Insurance Company and, after consummation of the Transactions, would continue to be such an ultimate controlling person or control person or (B) if any Person is not an ultimate controlling person or control person (as such term is commonly understood under applicable Insurance Laws) and would become an ultimate controlling person or control person as a result of the Transactions (other than Parent and its Affiliates) then, in each case, the Company shall, and shall cause its Affiliates to, file or cause to be filed with the applicable Governmental Entities those filings set forth on Section 6.1(c)(iii)(b) of the Company Disclosure Letter (the “Rollover and Other Controller Insurance Regulatory Approvals”) as soon as practicable and in any event within sixty (60) days after the date of this Agreement. Parent shall pay all filing fees for the filings required under the Insurance Laws, Antitrust Laws and Foreign Investment Laws by the Company and Parent.
(c)   If a Party receives a request for additional information or documentary material from any Governmental Entity with respect to this Agreement or the Transactions, including a “Second Request” under the HSR Act, then such Party shall in good faith make, or cause to be made, as soon as reasonably practicable and after consultation with the other Parties, a response which is, at a minimum, and in the reasonable judgment of such Party, in substantial compliance with such request. Parent agrees that it will not withdraw or refile any filing or stay, toll or extend any waiting period under the HSR Act or enter into any agreement with any Governmental Entity to delay the consummation of the Transactions, except with the prior written consent of the Company.
(d)   The Parties shall keep each other apprised of the status with respect to the matters set forth in this Section 5.8 and work cooperatively in connection with obtaining the approvals of or clearances under Insurance Laws, Antitrust Laws and Foreign Investment Laws from each applicable Governmental Entity, including:
(i)   promptly cooperating with each other in connection with filings or submissions required to be made by any Party under any Insurance Law, Antitrust Law or Foreign Investment Laws and liaising with each other in relation to each step of the procedure before the relevant Governmental Entities and as to the contents of all communications with such Governmental Entities. In particular, to the extent permitted by Law or Governmental Entity, (x) no Party will make any notification, response to any request for information or other substantive filing in relation to the Transactions with any Governmental Entity, including draft filings submitted to any Governmental Entity and the initial filings under the HSR Act and otherwise set forth in Section 5.8(b), without first providing the other Party with a copy of such notification in draft form and giving such other Party a reasonable opportunity to review, comment on and discuss in advance its content before it is filed with the relevant Governmental Entities, and such first Party

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shall in good faith consider and take account of all reasonable comments timely made by the other Party in this respect;
(ii)   promptly furnishing to the other Party all information within its possession that is required for any application, response to any request for information or other filing to be made by the other Party pursuant to applicable Law in connection with the Transactions;
(iii)   to the extent permitted by applicable Law or Governmental Entity, promptly notifying each other of any substantive communications and furnishing each other with copies of all written correspondence, filings and instruments which do not involve matters confidential to the party receiving such communications, from or with any Governmental Entity, in each case with respect to the matters set forth in this Section 5.8;
(iv)   ensuring, to the extent permitted by applicable Law or Governmental Entity, that each of the Parties is entitled to attend and, to the extent reasonable in light of the subject matter of the meeting, participate in any substantive meetings with or other substantive appearances before any Governmental Entity with respect thereto;
(v)   consulting and cooperating with one another in connection with all analyses, appearances, meetings, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under or relating to the Insurance Laws, Antitrust Laws or Foreign Investment Laws, including affording the other Party the opportunity to review, comment on and discuss such materials in advance, and to consider in good faith such other Party’s reasonable comments to any substantive communication to be provided to any Governmental Entity; and
(vi)   without prejudice to any rights of the Parties, consulting and cooperating in all respects with the other in defending all lawsuits and other proceedings by or before any Governmental Entity challenging this Agreement or the consummation of the Transactions; provided, that, notwithstanding the foregoing, in the event of a disagreement between the Parties, the final determination as to the appropriate course of action with respect to resolving or defending against any Action brought or threatened to be brought by any Governmental Entity under any applicable Law, including Antitrust Laws and Foreign Investment Laws, shall be made by Parent consistent with Parent’s obligations under this Section 5.8.
(e)   In addition, subject to the provisions in this Section 5.8, Parent shall use its reasonable best efforts to take, or cause to be taken, all other action and shall do, or cause to be done, all other things necessary, proper or advisable under all Antitrust Laws and Foreign Investment Laws to consummate the Transactions, including using its reasonable best efforts to obtain the expiration of all applicable waiting periods and obtain all other approvals and any other consents required to be obtained in order for the Parties to consummate the Transactions.
(f)   In furtherance and not in limitation of its obligations under Section 5.2, Parent shall not, and shall cause its Affiliates not to, acquire or agree to acquire (by merger, consolidation, purchase of equity interests or assets, joint venture, or otherwise) any Person or any business, division or portion thereof, if such acquisition or agreement would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consent, approval, authorization, expiration of waiting period, qualification or order from a Governmental Entity necessary for the consummation of the Transactions or the expiration or termination of any applicable waiting period under any Insurance Law, Antitrust Law or Foreign Investment Law, (ii) materially increase the risk of any Governmental Entity entering an order prohibiting or delaying the consummation of the Transactions under any Insurance Law, Antitrust Law or Foreign Investment Law, or (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise.
(g)   Notwithstanding anything to the contrary in this Agreement, but subject to Section 5.8(j), the obligations of Parent under this Section 5.8 shall include Parent committing to (and causing its Affiliates to commit to): (i) selling, divesting, or otherwise conveying assets, categories, portions or parts of assets or businesses of Parent and its controlled Affiliates; (ii) agreeing to sell, divest, or otherwise convey any asset, category, portion or part of an asset or business of the Surviving Company and its

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Subsidiaries contemporaneously with or subsequent to the Effective Time; (iii) permitting the Company Group to sell, divest, or otherwise convey any of the particular assets, categories, portions or parts of assets or businesses of the Company Group prior to the Effective Time; and (iv) licensing, holding separate (through the establishment of a trust or otherwise) or entering into similar arrangements with respect to its respective assets or the assets of the Company Group or the conduct of business arrangements or terminating any existing relationships and contractual rights and obligations; provided that, for purposes of this Section 5.8, none of Parent’s non-controlled Affiliates, including any investment funds or investment vehicles affiliated with, or managed or advised by, any direct or indirect equity holder of Parent or any portfolio company (as such term is commonly understood in the private equity industry), are required to agree or commit to take, or not take, any actions relating to any of their respective assets, businesses or voting securities or part or interest thereof; provided, further, that, notwithstanding anything to the contrary in this Agreement, in connection with obtaining any consent, approval, clearance or authorization of, or the expiration or termination of any applicable waiting period under, any Antitrust Law or Foreign Investment Law, Parent shall not be obligated to take or refrain from taking, or to agree to it, its Subsidiaries, its Affiliates or the Company or its Subsidiaries taking or refraining from taking, any action (including any of the actions described in clauses (i) through (iv) above), or to suffer to exist any limitation, action, restriction, condition or requirement, which, individually or together with all other such limitations, actions, restrictions, conditions or requirements, would, or would reasonably be expected to, have a material adverse effect on the business, results of operations, condition (financial or otherwise), assets or liabilities of the Company and its Subsidiaries, taken as a whole. For the avoidance of doubt, nothing in this Section 5.8 shall require the Company or any of its Affiliates to take or agree to take any of the actions listed in clauses (i) through (iv) above unless the effectiveness of such action is conditioned upon the occurrence of the Effective Time.
(h)   Notwithstanding anything to the contrary in this Section 5.8, any materials exchanged in connection with this Section 5.8 may be redacted as necessary to address reasonable privilege or confidentiality concerns or references to personally identifiable information, and to remove references concerning valuation or other competitively sensitive material, and the Parties may, as they deem advisable and necessary, designate any materials provided to the other under this Section 5.8 as “outside counsel only.”
(i)   Except with respect to the Rollover and Other Controller Insurance Regulatory Approvals (if any), the regulatory strategy of which shall be controlled solely by the Company and its Affiliates, without limiting Parent’s and Merger Sub’s other obligations under this Section 5.8, Parent shall be entitled to control the regulatory strategy of, and direct the defense of this Agreement and the Transactions before, any Governmental Entity and take the lead in the scheduling of, and strategic planning for, any meetings with, and the conducting of negotiations with, Governmental Entities regarding (i) the expiration or termination of any applicable waiting period relating to the Transactions under any Antitrust Laws or Foreign Investment Laws, or (ii) obtaining any consent, approval, waiver, clearance, authorization or permission from a Governmental Entity, in each case so long as Parent consults (A) in advance with the Company and in good faith takes the Company’s views into account regarding the overall strategic direction of any such defense, meetings or negotiations, including in good faith seeking to address any concerns raised by the Company with respect thereto, and (B) with the Company prior to taking any material substantive positions, making dispositive motions or other material substantive filings or submissions or entering into any negotiations concerning such defense, meetings or negotiations and in good faith takes the Company’s views into account with respect to thereto, including in good faith seeking to address any concerns raised by the Company in connection therewith. Without limiting the foregoing, if the structure of the Transactions changes after the date of this Agreement as a result of any rollover, reinvestment or similar arrangement of any direct or indirect equityholder of the Company or any member of management of the Company Group, Parent shall, acting reasonably and based on the advice of counsel and following consultation with the Company, make the final determination as to whether such change requires any amended or supplemental notification or filing under the foreign Antitrust Laws or Foreign Investment Laws specified in Section 6.1(c)(ii) of the Company Disclosure Letter; provided that Parent shall use reasonable best efforts, acting under advice of counsel, to ensure that the description of the Transactions provided in notifications under the Antitrust Laws or Foreign Investment Laws specified in Section 6.1(c)(ii) of the Company Disclosure Letter, is sufficiently broad to cover changes to the rollover, reinvestment or

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similar arrangement of any direct or indirect equityholder of the Company or any member of management of the Company Group that are agreed following the date of this Agreement.
(j)   Solely with respect to the obtaining of the Insurance Regulatory Approvals, notwithstanding anything to the contrary set forth in this Agreement, Parent shall not be obligated to take or refrain from taking or to agree to it, its Subsidiaries, its Affiliates or the Company or its Subsidiaries taking or refraining from taking any action (including any amendment, waiver or termination of any agreement, exhibit or schedule, including this Agreement and the Exhibits and Schedules to this Agreement) or to suffer to exist any limitation, action, restriction, condition or requirement which, individually or together with all other such limitations, actions, restrictions, conditions or requirements, would, or would reasonably be expected to, (i) have a material adverse effect on the business, results of operations, condition (financial or otherwise), assets or liabilities of the Company and its Subsidiaries, taken as a whole, (ii) have a material adverse effect on the business, results of operations, condition (financial or otherwise), assets or liabilities of Parent and its Affiliates (which, for purposes of this clause (ii), shall be deemed to include Affiliates of ACP Insurance Management, LLC and ACP Accelerant Holdings, L.P.) taken as a whole (provided, that, for purposes of determining whether any limitation, restriction, condition, qualification or requirement would, or would reasonably be expected to be, material to Parent and its Affiliates, taken as a whole, Parent and its Affiliates collectively shall be deemed to be a company the size of the Company and its Subsidiaries, taken as a whole), (iii) impose any requirement on Parent or any of their respective Subsidiaries or Affiliates (which, for purposes of this clause (iii), shall be deemed to include Affiliates and Subsidiaries of ACP Insurance Management, LLC and ACP Accelerant Holdings, L.P.) to make any material capital commitment or material capital contribution or enter into or provide any material capital guarantee or material keep well or similar material capital maintenance undertaking (or, in the case of Sponsor or its Affiliates (for the avoidance of doubt, other than any current controlling persons of Parent, including Parent’s ultimate controlling person (as such term is commonly understood under applicable Insurance Laws), Parent and its Subsidiaries (including, after the Closing, the Company and its Subsidiaries)), any capital commitment or capital contribution or enter into or provide any capital guarantee or keep well or similar capital maintenance undertaking), or (iv) impose any limitation, action, restriction, condition or requirement on Sponsor (which, solely for purposes of this clause (iv), shall be deemed to include ACP Insurance Management, LLC and ACP Accelerant Holdings, L.P.) or any of its Affiliates, investment funds, permanent capital vehicles, or other collective investment vehicles or portfolio companies (for the avoidance of doubt, other than any current controlling persons of Parent, including Parent’s ultimate controlling person (as such term is commonly understood under applicable Insurance Laws), Parent and its Subsidiaries (including, after the Closing, the Company and its Subsidiaries)) with respect to engaging in, investing in or acquiring any type or line of material business (each, a “Burdensome Condition”). Without the prior written consent of Parent, the Company shall not (and shall cause its Subsidiaries not to) take any action or agree to the taking or refraining from any action or accept any limitation, action, restriction, condition or requirement that, individually or in the aggregate, would, or would be reasonably expected to, result in a Burdensome Condition. The Parties and their respective Representatives shall promptly confer in good faith in order to (x) exchange and review their respective views and positions as to any Burdensome Condition or potential Burdensome Condition and (y) discuss and present to, and reasonably engage with, the applicable Governmental Entity regarding any reasonable approaches or actions that would avoid any actual Burdensome Condition or mitigate its impact so that it would no longer be a Burdensome Condition. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Parent or any of its Affiliates be required to agree to take or enter into any action described in this Section 5.8 which is not conditioned upon the Closing.
(k)   As promptly as practicable (and in any event no later than ten (10) Business Days) after the date of this Agreement, the Company shall cause WoodStar Specialty Insurance Company (“WSIC”) to (a) withdraw the application currently pending before the Delaware Department of Insurance requesting such regulator’s approval for WSIC to become a Delaware-domiciled insurance company and (b) initiate an application before the Arkansas Insurance Department requesting such regulator’s approval for WSIC to become an Arkansas-domiciled insurance company.
Section 5.9   Employee Matters.
(a)   Without limiting any additional rights that any current or former employee of the Company or any of its Subsidiaries who continues to be employed by the Surviving Company or any of its

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Subsidiaries following the Effective Time (each, a “Company Employee”) may have under any Company Benefit Plan or applicable Law, and except as otherwise agreed in writing between Parent and a Company Employee, Parent will cause the Surviving Company and each of its Subsidiaries, as applicable, for a period commencing at the Effective Time and ending on the twelve (12)-month anniversary thereof (or, if earlier, the date of such Company Employee’s separation of employment with the Surviving Company), to maintain for each Company Employee (i) a base salary or base wage that is no less than the base salary or base wage provided to such Company Employee immediately prior to the Effective Time, (ii) an annual target cash bonus opportunity that is no less favorable than the annual target cash bonus opportunity as in effect for such Company Employee immediately prior to the Effective Time, (iii) retirement, health and welfare benefits (excluding any equity-based compensation, post-employment health and welfare benefits and any defined benefit pension benefits) that are no less favorable in the aggregate than were provided to the Company Employee immediately before the Effective Time, and (iv) severance benefits that are no less favorable than the severance benefits that would have been provided to the Company Employee under the Company’s severance arrangements in effect immediately prior to the Effective Time (it being understood that this sentence does not limit the obligations of Parent or the Company to honor the terms of any Company Benefit Plan providing severance benefits). Further, Parent commits to maintain the Company Benefit Plans and to take the employment-related actions set forth on Section 5.9(a) of the Company Disclosure Letter.
(b)   As of and after the Effective Time, Parent will, or will cause the Surviving Company to, give each Company Employee full credit for purposes of eligibility, vesting, and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plans) under each employee compensation, incentive, and benefit (including vacation) plan, program, policy, and arrangement maintained as of and after the Effective Time by Parent, any of its Subsidiaries, or the Surviving Company in which the Company Employee participates (each, a “Parent Plan”) for the Company Employee’s service with the Company, its Subsidiaries, and their predecessor entities to the same extent recognized by the Company Group under the comparable Company Benefit Plan immediately prior to the Effective Time, except to the extent that such credit would result in a duplication of benefits or compensation for the same period of service. With respect to each Parent Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA, whether or not subject to ERISA), Parent and its Subsidiaries will use commercially reasonable efforts to (i) cause there to be waived any pre-existing condition or eligibility limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Company Employees under similar plans maintained by the Company Group immediately prior to the Effective Time, in each case, with respect to the plan year in which the Effective Time occurs and to the same extent provided under the comparable Company Benefit Plan.
(c)   With respect to the Company’s fiscal year in which the Effective Time occurs, Parent shall, or shall cause one of its Affiliates (including, following the Effective Time, the Surviving Company) to, pay, pursuant to each Company Benefit Plan that is a bonus or incentive plan (the “Bonus Plans”), a bonus to each Company Employee who is a Bonus Plan participant determined based on actual performance for such fiscal year in accordance with such Bonus Plan, prorated for the number of days such Company Employee was actually employed during the applicable bonus period and payable at such time as bonuses paid under the Bonus Plans are paid in the ordinary course of business consistent with past practice. Notwithstanding the foregoing (or anything in any Bonus Plan to the contrary), if a Company Employee who is a Bonus Plan participant is terminated by Parent, the Surviving Company or any of their respective Affiliates without Cause (as such term is defined in the applicable Company Benefit Plan) after the Effective Time and prior to the payment of such bonus, such Company Employee shall remain entitled to receive, and Parent shall cause to be paid, such prorated bonus determined pursuant to this Section 5.9(c), and such bonus shall be paid at the same time bonuses are paid to Company Employees who remain continuously employed.
(d)   Parent hereby acknowledges that a “change in control” of the Company or other event with similar import, within the meaning of the Company Benefit Plans that contain such terms, will occur upon the Effective Time.
(e)   Prior to making any written or broad-based oral communications to any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries pertaining to

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compensation or benefit matters described in this Agreement or to compensation or benefits that will be provided by Parent or any of its Affiliates following the Effective Time, the Company will provide Parent with a copy of the intended communication, Parent will have a reasonable period of time to review and comment on the communication, and the Company will consider any such comments in good faith and incorporate them to the extent reasonably practicable; provided, however, that the Company will not be required to provide advance copies of (i) any communication that is consistent with prior communications previously reviewed by Parent or (ii) any communication relating to ordinary course compensation and benefits matters that does not relate to the Transactions or to post-Closing compensation or benefits to be provided by Parent or any of its Affiliates (it being understood that this clause (ii) does not permit any change to compensation or benefits that is not otherwise permitted by Section 5.1(b)(xii)).
(f)   Except as set forth in this Section 5.9, nothing contained in this Agreement will (i) be treated as an amendment to any Company Benefit Plan, (ii) obligate Parent or the Surviving Company to maintain any particular benefit plan or arrangement, or (iii) prevent Parent or the Surviving Company from amending or terminating any benefit plan or arrangement or terminating the employment of any Company Employee at any time, or (iv) be deemed to guarantee employment for any Company Employee for any period of time. Nothing herein is intended to provide any Company Employee or former employee any third-party beneficiary rights under this Agreement.
Section 5.10   Takeover Laws.   If any Takeover Law is or becomes applicable to this Agreement or the Transactions, each of the Company and Parent and their respective boards of directors shall use their respective commercially reasonable efforts to grant such approvals and take such actions as are necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Law on this Agreement and the Transactions.
Section 5.11   Indemnification, Exculpation and Insurance.
(a)   Without limiting any additional rights that any employee or director may have under any agreement or Company Benefit Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall, and shall cause the Surviving Company and its Subsidiaries to, and the Surviving Company shall, indemnify and hold harmless each present (as of the Effective Time) and former officer and director of any member the Company Group (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines, amounts paid in settlement and reasonable fees, costs and expenses, including attorneys’ fees and disbursements incurred in connection with any Action, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time, including this Agreement and the Transactions), arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director, employee, fiduciary or agent of the Company or any of its Subsidiaries, or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the Transactions), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law and the Company Memorandum and Articles of Association as at the date hereof. In the event of any such Action, (A) each Indemnified Party shall be entitled to advancement of expenses incurred in the defense of any Action from Parent, the Surviving Company or its Subsidiaries, to the fullest extent permitted under applicable Law and the Company Memorandum and Articles of Association as of the date hereof within ten (10) Business Days of receipt by Parent or the Surviving Company from the Indemnified Party of a request therefor; provided, that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by the Cayman Companies Act or the Company Memorandum and Articles of Association, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification, (B) neither Parent, the Surviving Company nor any of its Subsidiaries shall settle, compromise or consent to the entry of any judgment in any Action or threatened Action (and in which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action or such Indemnified Party otherwise consents, and (C) Parent, the Surviving Company and its Subsidiaries, as applicable, shall cooperate in the defense of any such matter.

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(b)   Except as may be required by applicable Law, Parent and the Company agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the memorandum and articles of association (or comparable organizational documents) of the Company Group or in any indemnification agreement between such Indemnified Party and the Company Group shall survive the Merger and continue in full force and effect, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party and shall be assumed by the Surviving Company in the Merger, without further action, at the Effective Time.
(c)   For a period of six years from the Effective Time, Parent and the Surviving Company shall (i) cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company Group, (ii) cause to be provided substitute policies or (iii) purchase or cause the Surviving Company to purchase, a “tail policy,” in any case of at least the same coverage and amounts and containing other terms and conditions that are not less advantageous in the aggregate than the directors’ and officers’ liability insurance coverage and fiduciary liability insurance currently maintained by the Company Group with respect to claims arising from facts or events that occurred at or before the Effective Time (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance); provided, that after the Effective Time, Parent shall not be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such maximum amount; provided, further, that if the Surviving Company desires to purchase a “tail policy” and the annual coverage thereunder costs more than 300% of such last annual premium, the Surviving Company shall purchase the maximum amount of annual coverage that can be obtained for 300% of such last annual premium. At the Company’s option, the Company may purchase, prior to the Effective Time, a six-year prepaid “tail policy” on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company Group with respect to matters arising on or before the Effective Time, covering without limitation the Transactions; provided that the Company shall not, without Parent’s prior written consent, pay a net aggregate premium for such prepaid tail policy in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto. If such prepaid tail policy has been obtained by the Company prior to the Effective Time, Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Company.
(d)   Notwithstanding anything to the contrary in this Agreement, if any Action (whether arising before, at or after the Effective Time) is instituted against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.11 shall continue in effect until the final disposition of such Action.
(e)   The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. The provisions of this Section 5.11 shall survive the consummation of the Merger and, notwithstanding anything to the contrary in this Agreement, expressly are intended to benefit, and shall be enforceable by, each of the Indemnified Parties and their respective heirs, successors, assigns and legal representatives as express third party beneficiaries of this Section 5.11 (and may not be amended, altered or repealed without their prior written consent).
(f)   In the event that the Surviving Company or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Company or entity of such consolidation or merger or (ii) transfers, conveys or disposes all or a majority of its properties and assets to any Person or engages in any division transaction, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Company or Parent, as the case may be, shall succeed to the obligations set forth in this Section 5.11.

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Section 5.12   Rule 16b-3.   Prior to the Effective Time, the Company will take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.13   Public Announcements.   The initial press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and the Company. Following such initial press release, each of Parent (or its applicable Affiliate) and the Company shall reasonably consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statement with respect to this Agreement and the Transactions and shall not issue any such press release or make any public announcement without the prior consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, except (a) as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with, or rule or regulation of, any national securities exchange or national securities quotation system (provided that, to the extent permitted by applicable Law, Parent shall have a reasonable prior opportunity to review any public statement, disclosure or communication made in connection therewith and the Company shall consider Parent’s reasonable comments thereto in good faith), (b) with respect to an Acquisition Proposal or Adverse Recommendation Change made in accordance with this Agreement, (c) to enforce rights and remedies under this Agreement, and (d) that the Company may make any press release, public statement or filing to be issued or made pursuant to Section 5.4(g); provided that the foregoing shall not apply to any public statement, disclosure, or communication so long as such statement, disclosure, or communication is substantially similar in tone and substance with previous public statements, disclosures, or communications made by the Company or Parent, as applicable, or to the extent that they have been reviewed and previously approved by both the Company and Parent.
Section 5.14   Obligations of Merger Sub.   Parent shall take all action necessary to cause Merger Sub and the Surviving Company to timely perform their respective obligations under this Agreement, including with respect to the consummation of the Transactions. Parent, in its capacity as the sole shareholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent approving the adoption of this Agreement in accordance with the Cayman Companies Act immediately following the execution and delivery of this Agreement by the Parties.
Section 5.15   Financing.   Each of Parent and Merger Sub shall use its reasonable best efforts to take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper or advisable to obtain the Financing, including by (i) maintaining in effect the Equity Commitment Letter, (ii) complying with its obligations under the Equity Commitment Letter, (iii) satisfying on a timely basis all conditions applicable to Parent in the Equity Commitment Letter that are within its control, if any, (iv) enforcing its rights under the Equity Commitment Letter and (v) consummating the Financing at or prior to the Closing, including by causing the Sponsor to fund the Financing at or prior to the Closing, in each case in accordance with the terms of this Agreement and the Equity Commitment Letter.
Section 5.16    Cooperation with Debt Financing.
(a)   During the Applicable Period, the Company shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to cause its and their respective non-legal Representatives to, at Parent’s sole cost and expense, provide to Parent and Merger Sub and their Subsidiaries such cooperation as may be reasonably requested by Parent and Merger Sub that is necessary in connection with the arrangement, syndication and borrowings contemplated by any debt financing in connection with the Transactions (the “Debt Financing”) to the extent not unreasonably interfering with the business of the Company or any of its Subsidiaries, including commercially reasonable efforts to:
(i)   upon reasonable advance notice and during normal business hours of the Company, participate (and cause non-legal Representatives with appropriate seniority to participate) in a reasonable but limited number of ratings agency presentations and lender meetings at locations and times to be mutually agreed (which presentations and meetings shall be conducted by teleconference or virtual meeting platforms unless otherwise agreed by the Company);
(ii)   provide such financial or other customary information regarding the Company that is reasonably available or within the Company’s possession in connection with the timely preparation

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of customary rating agency presentations, bank information memoranda, credit agreements and similar documents required; provided that the foregoing shall contain language that exculpates the Company or any of its Subsidiaries with respect to any liability related to the unauthorized use or misuse of the contents of such information or related marketing materials by the recipients thereof;
(iii)   reasonably assist Parent in connection with the execution, delivery, preparation and registration of (but with respect to executing, unless effective only at or following the Closing Date) any pledge and security documents and other definitive financing documents (including any schedules and exhibits thereto and customary certificates), and otherwise reasonably facilitate the pledging of collateral and the granting of security interests (it being understood that such documents will not take effect until the Closing Date);
(iv)   provide executed customary authorization letters to the Debt Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a representation to the Debt Financing Sources that the public side versions of such documents, if any, do not include material non-public information about the Company or the Company Subsidiaries or securities; provided that the foregoing shall contain language that exculpates the Company or any of its Subsidiaries with respect to any liability related to the unauthorized use or misuse of the contents of such information or related marketing materials by the recipients thereof;
(v)   take all corporate and other actions, subject to the occurrence of the Closing Date, to permit the consummation of the Debt Financing;
(vi)   at least four (4) Business Days prior to the Closing Date, furnish Parent with all documentation and other information required by regulatory authorities as a condition to any Debt Financing pursuant to applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the requirements of 31 C.F.R. §1010.230; provided, that the Company shall have received a written request therefor at least ten (10) Business Days prior to the Closing Date; and
(vii)   provide Parent with (1) customary payoff letters in form and substance reasonably satisfactory to Parent with respect to any indebtedness for borrowed money (including the Company’s and its Subsidiaries’ credit facility) (such indebtedness “Existing Indebtedness”), which shall provide (x) the total amount required to be paid to fully satisfy the obligations thereunder (other than those obligations expressly permitted to survive thereunder) (the “Payoff Amount”), (y) wire instructions for payment of such Payoff Amount, and (z) that upon payment of the Payoff Amount set forth in such payoff letter, all guarantees and Liens, if any, in connection therewith shall be released and terminated and (2) other customary documents and deliverables in form and substance reasonably satisfactory to Parent to release and terminate all related guarantees and Liens, if any; provided that the Company shall use commercially reasonable efforts to provide drafts of each of the foregoing at least four (4) Business Days prior to the Closing Date. At the Closing, Parent and Merger Sub shall pay (or cause to be paid) to the lenders under any Existing Indebtedness the Payoff Amount specified in each payoff letter (including after giving effect to any per diem amount specified therein, to the extent applicable) in cash in immediately available funds to the bank account(s) specified in each payoff letter to fully discharge all liabilities and obligations of the Company and its Subsidiaries outstanding under any Existing Indebtedness (including the release and discharge of all related guarantees, liens and security interests) and to terminate the commitments thereunder (such payoff, the “Company Debt Payoff”).
(b)   Notwithstanding anything to the contrary contained in this Agreement, nothing in this Section 5.16 shall require any such cooperation to the extent that it could reasonably be expected to (A) require the Company to waive or amend any terms of this Agreement or require the Company or any of its Subsidiaries or Affiliates or its or their Representatives (each, a “Company Party”) to incur any liability for which it is not indemnified by or on behalf of Parent or, make any payment for which it has not received prior reimbursement by Parent, in each case prior to the Closing, (B) require any Company Party to (1) agree to make any payment (including any commitment or other fee or any expense

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reimbursement) in connection with the Debt Financing, except those that will be made only after the Closing in the case of the Company and its Subsidiaries, or (2) incur any other liability or give any indemnity or otherwise commit to take any action (including any corporate or comparable action), except those that will be effective only at or after the Closing in the case of the Company and its Subsidiaries, (C) unreasonably interfere with the ongoing business or operations of any Company Party, (D) require any Company Party to take any action that could or could reasonably be expected to (1) jeopardize any attorney-client or other applicable legal privilege or protection, as determined by the applicable Company Party, (2) violate its respective memorandum and articles of association (or comparable documents), (3) violate any applicable Law, (4) constitute a default, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Person or to a loss of any benefit to which such Person is entitled, in each case under any provision of any agreement or other instrument binding upon such Person, (5) result in the creation or imposition of any Lien on any asset of such Person (except, in the case of the Company, any Lien on any of its assets that becomes effective only upon the Closing) or (6) be in conflict with the terms of this Agreement, (E) require any Company Party to enter into or approve any definitive agreement or document related to the Debt Financing that is effective prior to the Closing, (F) result in any significant interference with the prompt and timely discharge of the duties of any director, manager, officer, general or limited partner, employee, counsel, financial advisor, auditor, agent or other authorized representative of any Company Party, (G) result in any Company Party incurring any personal liability with respect to any matters relating to the Debt Financing (other than customary authorization letters in connection with the marketing efforts for the Debt Financing; provided that any such information distributed in connection with the foregoing shall contain customary language which shall exculpate the Company, its Affiliates and their respective representatives with respect to any liability related to the unauthorized use or misuse of the contents of such information or related marketing materials by the recipients thereof), (H) cause any condition to Closing set forth in this Agreement to fail to be satisfied by the Closing or otherwise result in a breach of this Agreement by the Company, (I) require the Company Board, or any of its directors or manager (in each case, as of immediately prior to the Closing) to adopt resolutions or otherwise approve the agreements, documents and instruments pursuant to which the Debt Financing is obtained, or (J) require any Company Party to (1) to prepare or deliver any pro forma financial information, projections or other forward-looking financial information, (2) change any of their respective fiscal periods, (3) provide any financial or other information that is not readily available, historically prepared, maintained in the ordinary course of business and customarily required for the arrangement of debt financings similar to the Debt Financing (and none of such financial or other information shall be required to be prepared in compliance with Regulation S-X) or (4) execute or deliver any certificate (including any solvency certificate), legal opinion, agreement, arrangement, document or instrument relating to the Debt Financing in each case that is effective prior to the Closing, and in no event shall any action, liability or obligation of the Company or any of its Subsidiaries under any such certificate, agreement, arrangement, document or instrument (including, in each case, the execution thereof) relating to the Debt Financing be required to be effective prior to the Closing (other than customary authorization letters in connection with the marketing efforts for the Debt Financing; provided that any such information distributed in connection with the foregoing shall contain customary language which shall exculpate the Company, its Affiliates and their respective representatives with respect to any liability related to the unauthorized use or misuse of the contents of such information or related marketing materials by the recipients thereof). The parties hereto agree that preparing any information with respect to the prospects and plans for the Company’s business and operations in connection with the Debt Financing will be the sole responsibility of Parent and Merger Sub, and no Company Party shall be required to provide any information or make any representations with respect to capital structure, the incurrence of the Debt Financing, other pro forma information relating thereto or the manner in which each of Parent and Merger Sub intends to operate, or cause to be operated, the Company’s business after the Closing.
(c)   All non-public or other confidential information regarding the Company or its Subsidiaries obtained by Parent or Merger Sub or their respective Representatives, in each case pursuant to this Section 5.16, shall be kept confidential in accordance with the Confidentiality Agreement; provided that such information may be disclosed (i) to prospective lenders and investors during syndication and marketing of the Debt Financing that enter into confidentiality arrangements customary for financing

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transactions of the same type as the Debt Financing (which shall, in any event, require customary “click-through” confidentiality undertakings or other affirmative action) and (ii) on a confidential basis to rating agencies.
(d)   The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided, that such logos are used in a customary manner that is not intended or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of any of them.
(e)   Notwithstanding anything to the contrary contained in this Agreement (including this Section 5.16), (i) Parent shall promptly reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company, its Affiliates or the Company Parties in connection with the Financing and/or the arrangement thereof (including the actions and cooperation contemplated by this Section 5.16), except that Parent shall have no obligation to reimburse any amounts that would have been incurred regardless of the Financing and no amounts shall be due or payable prior to the end of the Applicable Period and (ii) Parent shall indemnify, defend, and hold harmless the Company, its Affiliates, the Company Parties and their respective directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized Representatives from and against any and all damages incurred or suffered by any of them in connection with the Financing, any information used or provided in connection therewith, and/or the arrangement thereof (including any arising from or relating to the actions and cooperation contemplated by Section 5.16), except to the extent resulting from the bad faith, gross negligence, willful misconduct or Willful Breach of this Agreement by the Company, its Subsidiaries or its and their respective Representatives. Parent’s obligations pursuant to this Section 5.16(e) are referred to collectively as the “Reimbursement Obligations”.
(f)   Parent and Merger Sub acknowledge and agree that the provisions contained in this Section 5.16 represent the sole obligation of the Company and its Subsidiaries with respect to cooperation in connection with the arrangement and implementation of any financing (including the Financing) to be obtained by Parent with respect to the Transactions and the Equity Commitment Letters, and no other provision of this Agreement (including the exhibits and schedules hereto) or the Equity Commitment Letters shall be deemed to expand or modify such obligations. Notwithstanding anything to the contrary herein, each of Parent and Merger Sub, on behalf of themselves and each of their respective Affiliates, acknowledge and agree that (i) the condition precedent set forth in Section 6.3(c) as applied to the Company’s obligations under this Section 5.16 shall be deemed to be satisfied and the Company shall be entitled to exercise each of the termination rights applicable to it in Article VII of this Agreement (subject to the terms and conditions thereof), in each case, notwithstanding any breach of this Section 5.16 by the Company, except in the case of a Willful Breach of the provisions of this Section 5.16 that was the primary cause of the failure of the Debt Financing to be available and (ii) in no event shall the receipt or availability of any funds or financing (including the Financing) by Parent, Merger Sub, any of its Affiliates or any other financing or other transactions be a condition to any of Parent’s or Merger Sub’s obligations under this Agreement.
Section 5.17   Stock Exchange De-Listing (a).   In a manner consistent with applicable Law and the applicable rules and policies of the NYSE, Parent shall cause (and the Company shall reasonably cooperate with Parent to cause) the Company’s securities to be de-listed from the NYSE and de-registered under the Exchange Act as promptly as practicable following the Effective Time.
Section 5.18    Transfer Taxes.   Notwithstanding any provision of this Agreement to the contrary, any transfer, stamp, documentary, value added, sales, use, registration, or similar Taxes incurred or imposed with respect to the Transactions, including payments contemplated by, this Agreement (collectively, “Transfer Taxes”) shall be borne and paid for by Parent. The Party primarily responsible under applicable Law for the filing of any Tax Return in respect of Transfer Taxes shall prepare and file all such Tax Returns and other documentation in connection with such Transfer Taxes. The applicable Parties shall cooperate in filing such Tax Returns and documents as may be necessary.
Section 5.19    Canada Distribution.
(a)   Subject to Section 5.19(c), prior to the Closing, the Company shall use commercially reasonable efforts to take any and all steps and actions required to cause Accelerant Insurance

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Company of Canada (the “Canada Insurer”) to cease to be owned by the Company or any of its Subsidiaries (the “Canada Distribution”).
(b)   Subject to Section 5.19(c), (i) as promptly as practicable following the date hereof, but in any event within twenty (20) Business Days following the date hereof, the Company shall deliver to Parent the proposed steps plan or other actions to be taken in order to consummate the Canada Distribution and (ii) the Parties shall thereafter, and shall direct their respective Representatives to, reasonably cooperate in good faith in order to consummate the Canada Distribution in the most efficient manner practicable (including from a tax, accounting and regulatory perspective) and, without limitation of the foregoing, the Company shall not cause the Canada Distribution to be consummated if such consummation would materially and adversely affect the Company and its Affiliates, taken as a whole, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned, or delayed).
(c)   At any time during the 60 day period following the date of this Agreement, the Company may, in its discretion by written notice (the “Canada Notice”) to Parent, elect not to effect the Canada Distribution. If the Company timely delivers the Canada Notice to Parent, (i) clauses (a) and (b) of this Section 5.19 shall be of no further force or effect, and (ii) Section 6.1(c)(iii) and Section 6.1(c)(iii)(b) of the Company Disclosure Letter (but, for the avoidance of doubt, not Section 6.1(c)(iii)(a) of the Company Disclosure Letter) shall be deemed to include the approval or non-disapproval of the change of control of the Canada Insurer pursuant to an Application to the Office of Superintendent of Financial Institutions for Minister of Finance Approval of a Change of Control pursuant to Subsections 407(1) and 407.1(1) of the Canadian Insurance Companies Act (the “Canada Approval”).
(d)   If the Canada Distribution is consummated, none of the representations, warranties and covenants of the Company set forth in this Agreement (other than this Section 5.19) shall apply (or be deemed to have applied at any time) with respect to the Canada Insurer, which for all purposes of this Agreement shall be deemed to be neither an Insurance Company nor a Subsidiary of the Company.
ARTICLE VI
CONDITIONS PRECEDENT TO THE MERGER
Section 6.1   Conditions to Each Party’s Obligation to Effect the Merger.   The obligation of each party to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver at or prior to the Effective Time of the following conditions:
(a)   Shareholder Approval.   The Company Shareholder Approval shall have been obtained.
(b)   No Injunctions or Legal Restraints; Illegality.   No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger.
(c)   Regulatory Approvals.   (i) Any waiting period under the HSR Act applicable to the Transactions, and any agreement with a Governmental Entity to not consummate or to delay consummation of the Transactions, shall have expired or been terminated, (ii) any required mandatory approvals under the foreign Antitrust Laws or Foreign Investment Laws specified in Section 6.1(c)(ii) of the Company Disclosure Letter shall have been obtained and remain in full force and effect, and (iii) the approvals and prior written non-disapprovals from the Governmental Entities specified in Section 6.1(c)(iii) of the Company Disclosure Letter (the “Insurance Regulatory Approvals”) shall have been obtained and remain in full force and effect.
Section 6.2   Conditions to the Obligations of the Company.   The obligation of the Company to effect the Merger is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company at or prior to the Effective Time of the following conditions:
(a)   the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the Closing Date as though made as of the Closing Date (unless any

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such representation or warranty is made only as of a specific date, in which case as of such specified date), except if the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality and “Parent Material Adverse Effect” qualifiers set forth in such representations and warranties shall be disregarded);
(b)   Parent and Merger Sub shall have performed and complied in all material respects with the agreements and covenants required to be performed and complied with by them under this Agreement at or prior to the Effective Time; and
(c)   The Company shall have received a certificate of an executive officer of Parent, dated as of the Closing Date, confirming that the conditions set forth in the foregoing clauses (a) and (b) of this Section 6.2 have been satisfied.
Section 6.3   Conditions to the Obligations of Parent and Merger Sub.   The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Parent at or prior to the Effective Time of the following conditions:
(a)   (i) the representations and warranties of the Company set forth in Section 3.2(a) (Capitalization of the Company) shall be true and correct in all respects, except for any de minimis inaccuracies, as of the Closing Date as though made on and as of the Closing Date, (ii) the representations and warranties of the Company set forth in Section 3.1(a) (Organization, Standing and Power), Section 3.2(c) (Capitalization of the Company), Section 3.3 (Authority), Section 3.23 (Brokers), and Section 3.24 (Opinion of Financial Advisor) shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specified date); and (iii) the representations and warranties of the Company set forth in Section 3.8(b) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date;
(b)   the representations and warranties of the Company set forth in this Agreement (other than the representations listed in Section 6.3(a)) shall be true and correct as of the Closing Date as though made as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specified date), except if the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality and “Material Adverse Effect” qualifiers set forth in such representations and warranties shall be disregarded);
(c)   the Company shall have performed and complied in all material respects with the agreements and covenants required to be performed and complied with by it under this Agreement at or prior to the Effective Time;
(d)   Parent shall have received a certificate of an executive officer of the Company, dated as of the Closing Date, confirming that the conditions set forth in the foregoing clauses (a), (b), (c) and (h) of this Section 6.3 have been satisfied;
(e)   no Burdensome Condition shall have been imposed;
(f)   unless, in accordance with Section 5.19(c), the Company shall have timely elected not to effect the Canada Distribution, the Canada Distribution shall have been consummated;
(g)   holders of no more than 15% of the issued and outstanding Shares shall have validly exercised, and not effectively withdrawn or abandoned, dissent rights under Section 238 of the Cayman Companies Act; and
(h)   since the date of this Agreement, there shall not have occurred any Material Adverse Effect that is continuing as of the Closing.

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Section 6.4   Frustration of Closing Conditions.   Neither Parent nor Merger Sub, on the one hand, nor the Company, on the other hand, may rely on the failure of any condition set forth in this Article VI to be satisfied (or to be able to be satisfied) to excuse it from its obligation to effect the Merger or the other Transactions to the extent that such failure was caused by such party’s breach of this Agreement.
ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER
Section 7.1   Termination.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Shareholder Approval has been obtained (with any termination by Parent also being an effective termination by Merger Sub):
(a)   by mutual written consent of Parent and the Company;
(b)   by either Parent or the Company:
(i)   if the Merger shall not have been consummated on or prior to 11:59 p.m. (New York City time) on August 13, 2027 (the “Initial Termination Date”, and such date, as it may be extended pursuant to this Section 7.1(b)(i), the “Termination Date”); provided, that if on the Initial Termination Date all of the conditions, other than the conditions set forth in Section 6.1(b) (only with respect to any Antitrust Law, Foreign Investment Law or Insurance Law) and Section 6.1(c), shall have been satisfied or waived (to the extent permitted by applicable Law) or shall be capable of being satisfied on the Initial Termination Date (other than those conditions that by their nature are to be satisfied at the Closing (if such conditions are capable of being satisfied were the Closing to occur at such time)), the Termination Date shall immediately and automatically, without any action on the part of any Person, be extended until 11:59 p.m. (New York City Time) on November 13, 2027, and such date as so extended shall be the “Termination Date” for all purposes hereunder; provided, further, that no Party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(i) in the event that any action of such party or Merger Sub (in the case of purported termination by Parent) or failure of such Party or Merger Sub (in the case of purported termination by Parent) to perform or comply with the covenants and agreements of such Party set forth in this Agreement shall have been the principal cause of the failure of the Merger to be consummated by the Termination Date and such action or failure to perform constitutes a breach of this Agreement;
(ii)   if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the Transactions, and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that, subject to Section 5.16(f), no Party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) in the event that (x) such Party’s or Merger Sub’s (in the case of purported termination by Parent) breach of this Agreement has been the principal cause of such final and nonappealable judgment, order, injunction, rule, decree, or other action being taken or issued, or (y) without limitation of clause (x), such party or Merger Sub (in the case of purported termination by Parent) has failed to comply with its obligations under Section 5.8 with respect to the removal of such judgment, order, injunction, rule, decree, ruling or other action;
(iii)   if the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken; or
(c)   by the Company:
(i)   if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.2 to be satisfied, and (B) (1) is either not capable of being cured on or prior to the Termination Date, or (2) if capable of being cured, has not been cured by the earlier of (x) five Business Days prior to the Termination Date, and (y) the thirtieth (30th) day following delivery of the Company’s written notice to Parent stating

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the Company’s intention to terminate this Agreement pursuant to this Section 7.1(c)(i) and the basis for such termination; provided, further, that, subject to Section 5.16(f), the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if it is then in breach of any of its covenants or agreements set forth in this Agreement (and such breach would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.3 to be satisfied);
(ii)   if (A) the Company Board or any Company Committee authorizes the Company, to the extent permitted by, and subject to complying with, the terms of Section 5.4, to enter into a definitive binding Alternative Acquisition Agreement with respect to a Superior Proposal, (B) substantially concurrently with the termination of this Agreement, the Company, subject to complying with the terms of Section 5.4, enters into a definitive binding Alternative Acquisition Agreement providing for a Superior Proposal, and (C) prior to or substantially concurrently with such termination, the Company pays to Parent the Company Termination Fee in accordance with Section 7.3(b); or
(iii)   if (A) all of the conditions set forth in Section 6.1 and Section 6.3 have been satisfied (other than (x) those conditions which by their terms or nature are to be satisfied at the Closing (assuming the satisfaction of those conditions at such time if Closing were to occur at such time), and (y) those conditions the failure of which to be satisfied is caused by or results from a material breach by Parent or Merger Sub of this Agreement), (B) the Company has delivered written notice to Parent indicating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(c)(iii) if Parent or Merger Sub fails to consummate the Merger within three (3) Business Days following the date of the Company’s delivery of such notice (with such notice stating the basis for such termination) and indicating that the Company is ready, willing and able to consummate the Merger on the date such notice is delivered and through the end of the next succeeding three (3) Business Day period, and (C) Parent or Merger Sub fails to consummate the Merger prior to the expiration of such three (3) Business Day period.
(d)   by Parent:
(i)   if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.3 to be satisfied, and (B) (1) is either not capable of being cured on or prior to the Termination Date, or (2) if capable of being cured, has not been cured by the earlier of (x) five Business Days prior to the Termination Date, and (y) the thirtieth (30th) day following delivery of Parent’s written notice to the Company stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination; provided, further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or Merger Sub is then in breach of any of its covenants or agreements set forth in this Agreement (and such breach would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.2 to be satisfied); or
(ii)   if the Company Board or any Company Committee shall have effected an Adverse Recommendation Change, but only prior to the earlier of (x) receipt of the Company Shareholder Approval, and (y) the tenth Business Day following the date on which such Adverse Recommendation Change occurs.
The Party desiring to terminate this Agreement pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall give written notice of such termination to the other Party setting forth the basis on which such Party is terminating this Agreement.
Section 7.2   Effect of Termination.   In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Parties, except that (i) the Guarantee and the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms, and (ii) the provisions of Section 3.29 and Section 4.17 (No Other Representations or Warranties), Section 5.13 (Public Announcements), Section 5.16(e) (Cooperating with Debt Financing), this Section 7.2 (Effect of Termination), Section 7.3 (Fees and Expenses), Section 8.2 (Notices), Section 8.3 (Certain Definitions) (to the extent relating to another

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provision that survives termination), Section 8.4 (Interpretation), Section 8.5 (Entire Agreement), Section 8.6 (Parties in Interest), Section 8.7 (Governing Law), Section 8.8 (Submission to Jurisdiction), Section 8.9 (Assignment; Successors), Section 8.10 (Specific Performance), Section 8.12 (Severability), Section 8.13 (Waiver of Jury Trial) and Section 8.15 (No Presumption Against Drafting Party) of this Agreement shall survive the termination of this Agreement and shall remain in full force and effect; provided, that, subject to Section 7.3(e) and subject to the Parent Liability Limitation, none of the Parties shall be released from any liabilities or damages arising out of a Willful Breach, which liability the Parties acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the Transactions, and may include damages based on loss of the economic benefit of the Transactions to the Company and the shareholders of the Company (in each case, taking into consideration all relevant matters, including other combination opportunities and the time value of money). Notwithstanding anything to the contrary in this Agreement, a failure of Parent or Merger Sub to consummate the Transactions in breach of this Agreement shall be deemed to be a Willful Breach for all purposes hereunder whether or not Parent, Merger Sub, or any of their respective Affiliates had sufficient funds available to consummate the Transactions. Notwithstanding anything to the contrary in this Agreement, (i) in no event will any of the Company Related Parties seek or obtain, nor will any other Person acting on their behalf be entitled to seek or obtain, any monetary recovery or award in excess of an amount, in the aggregate, equal to the amount of the Parent Termination Fee, plus the Reimbursement Obligations and Enforcement Expenses (such aggregate amount, the “Parent Liability Limitation”) (except pursuant to the Confidentiality Agreement) against the Parent Related Parties, and (ii) other than pursuant to the Confidentiality Agreement, in no event will any Company Related Parties be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties, in the case of each of clauses (i) and (ii), for, or with respect to, this Agreement, the Merger, the Equity Commitment Letter or the Transactions, the termination of this Agreement, the failure to consummate the Merger, or any claims or actions under applicable Law arising out of any such breach, termination or failure.
Section 7.3   Fees and Expenses.
(a)   Expenses.   Except as otherwise expressly provided in this Agreement (including as otherwise provided in this Section 7.3), all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such fees or expenses, whether or not the Merger and the other Transactions are consummated, except that (i) all filing and other fees paid to any Governmental Entity in respect of the HSR Act, any other Antitrust Law, any Foreign Investment Laws or any Insurance Laws (other than with respect to any such filings made by shareholders of the Company) shall be borne by Parent, (ii) all costs relating to the “tail policy” described in Section 5.11(c) shall be borne by Parent if the Transactions are consummated, and (iii) all fees and expenses of the Paying Agent shall be borne by Parent.
(b)   Company Termination Fee.   In the event that:
(i)   this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(i) or Section 7.1(b)(iii) or by Parent pursuant to Section 7.1(d)(i), (but only if, in the case of a termination by the Company, at such time Parent would not be prohibited from terminating this Agreement as a result of the last proviso contained in Section 7.1(b)(i) or Section 7.1(d)(i)), and (A) at any time after the date of this Agreement and prior to termination under Section 7.1(b)(i) or Section 7.1(d)(i), or the taking of a vote to adopt this Agreement at the Company Shareholders Meeting or any adjournment or postponement thereof (in the case of a termination pursuant to Section 7.1(b)(iii)), any bona fide Acquisition Proposal shall have been publicly announced or publicly made known to the shareholders of the Company, and it has been so publicly announced or publicly made known but not withdrawn (x) prior to such termination in the case of such termination under Section 7.1(b)(i) or Section 7.1(d)(i) or, (y) prior to the Company Shareholders Meeting in the case of such termination under Section 7.1(b)(iii) and (B) within twelve (12) months after such termination, the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal that is subsequently consummated (provided, that for purposes of this Section 7.3(b)(i), the references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%”);

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(ii)   this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii); or
(iii)   this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii);
then, in any such case, the Company shall pay to Parent the Company Termination Fee. In no event shall the Company be required to pay (or cause any of its Subsidiaries or Affiliates to pay) the Company Termination Fee on more than one occasion.
(c)   Payment of the Company Termination Fee.   Payment of the Company Termination Fee, if applicable, shall be made by wire transfer of same-day funds to the account or accounts designated by Parent in writing (i) prior to, or on, the consummation of any transaction contemplated by an Acquisition Proposal, in the case of a Company Termination Fee payable pursuant to Section 7.3(b)(i), (ii) prior to, or concurrently with, termination in the case of a Company Termination Fee payable pursuant to Section 7.3(b)(ii), or (iii) as promptly as reasonably practicable after termination, in the case of a Company Termination Fee payable pursuant to Section 7.3(b)(iii).
(d)   Parent Termination Fee.   If this Agreement is terminated by the Company pursuant to Section 7.1(c)(i) or Section 7.1(c)(iii) (or by Parent or the Company pursuant to Section 7.1(b)(i), at a time when the Company had the right to terminate the Agreement pursuant to Section 7.1(c)(i) or Section 7.1(c)(iii) (in each case, without giving effect to any notice requirement or cure period or right set forth therein)), the Parent shall pay, or cause to be paid, to the Company an amount in cash equal to $295,800,000 (the “Parent Termination Fee”), by wire transfer of immediately available funds to the account or accounts designated in writing by the Company within two (2) Business Days after such termination (or, in the case of any such termination by Parent pursuant to Section 7.1(b)(i), prior to or concurrently with and as a condition precedent to such termination), it being understood that in no event shall Parent be required to pay or cause to be paid the Parent Termination Fee on more than one occasion.
(e)   Termination Fee Acknowledgement.   The parties hereto acknowledge and agree that the agreements contained in this Section 7.3 are an integral part of the Transactions and do not constitute a penalty, and that, without these agreements, the Company, Parent and Merger Sub (as applicable) would not enter into this Agreement; accordingly, (i) if the Company fails to timely pay any amounts due pursuant to this Section 7.3, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 7.3, the Company shall pay to Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses), and (ii) if Parent, fails to timely pay any amounts due pursuant to this Section 7.3, and, in order to obtain such payment, the Company commences a suit that results in a judgment against Parent for the amounts set forth in this Section 7.3, Parent shall pay to the Company its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses; provided that, in each case of clauses (i) and (ii), in no event shall attorneys’ fees that are based on a contingency fee, “success” fee or any other type of fee arrangement dependent on the outcome of the suit be deemed to be reasonable attorneys’ fees) incurred by the Company or Parent (as applicable) in connection with such suit, together with interest (compounded annually) on the amounts due pursuant to this Section 7.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made (collectively, “Enforcement Expenses”). Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a 365 day year and the actual number of days that have elapsed since payment was required to be made.
(f)   The Parties agree that the payment of the Company Termination Fee and, if applicable, the costs and expenses of Parent pursuant to Section 7.3(e), shall be the sole and exclusive monetary remedy available to Parent, Merger Sub or any of their respective Affiliates under or related to this Agreement (and the termination hereof), the Transactions (including the failure thereof to be consummated) or any matter forming the basis for such termination in the event any such payment becomes due and payable, and none of Parent, Merger Sub or any of their respective Affiliates shall be entitled to bring or maintain any Action against any Company Related Party arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination. Upon

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payment of the Company Termination Fee by the Company, neither the Company, nor any Company Related Party, shall have any further liability to Parent, Merger Sub or any other Person for any losses suffered under, arising out of or relating to this Agreement and the Transactions (including the termination hereof and the abandonment of the Merger), whether at law, in contract, in tort, in equity or otherwise.
(g)   The Parties agree that the payment of the Parent Termination Fee and, if applicable, the costs and expenses of the Company pursuant to Section 5.16(e) and/or Section 7.3(e), shall be the sole and exclusive monetary remedy available to the Company or any of its Subsidiaries under or related to this Agreement (and the termination hereof) and the Transactions (including the failure thereof to be consummated) or any matter forming the basis for such termination in the event any such payment becomes due and payable, and none of the Company or its Subsidiaries shall be entitled to bring or maintain any Action against any Parent Related Party arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination, in each case except in the case of any claim for fraud or Willful Breach (subject to the Parent Liability Limitation). Upon payment of the Parent Termination Fee by Parent when due and, if applicable, the costs and expenses of the Company pursuant to Section 5.16(e) and/or Section 7.3(e), neither Parent, nor any Parent Related Party, shall have any further liability to the Company, its Subsidiaries or any other Person for any losses suffered under, arising out of or relating to this Agreement and the Transactions (including the termination hereof and the abandonment of the Merger), whether at Law, in contract, in tort or otherwise, in each case except in the case of any claim for fraud or Willful Breach (subject to the Parent Liability Limitation). For the avoidance of doubt, no reimbursement, indemnification, or interest payment pursuant to Section 5.16(e) or Section 7.3(e) shall reduce the amount of the Parent Termination Fee. Nothing in this Section 7.3 shall restrict (x) the availability to the Company and its Subsidiaries of any remedies in connection with fraud or Willful Breach (in each case subject to the Parent Liability Limitation) or any breach of the Confidentiality Agreement, for which all applicable legal and equitable remedies (in addition to recovery of the Parent Termination Fee) shall be available to the Company and its Subsidiaries, or (y) the Company’s entitlement to seek and obtain specific performance as and to the extent permitted by Section 8.10.
(h)   The Parties shall use all reasonable efforts to secure that any sum payable under Section 7.3(b) or Section 7.3(d) will not be subject to any value added tax imposed under the UK Value Added Tax 1994 or any other tax of a similar nature, whether imposed under the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) or elsewhere. The Parties acknowledge and agree that neither the Company Termination Fee nor the Parent Termination Fee is a penalty or payment for services but rather, absent a Willful Breach of this Agreement, is a reasonable estimate of damages necessary to compensate and protect the interests of the Parent or Company, as the case may be, in the circumstances in which the Company Termination Fee or the Parent Termination Fee, as applicable, is payable.
Section 7.4   Amendment or Supplement.   This Agreement may be amended, modified or supplemented by the Parties, prior to the Effective Time and whether before or after the Company Shareholder Approval has been obtained, by action taken or authorized by their respective boards of directors (or, in the case of the Company, any Company Committee); provided that, after the Company Shareholder Approval has been obtained, no amendment may be made that, pursuant to applicable Law, requires further approval or adoption by the shareholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties at the time of the amendment.
Section 7.5   Extension of Time; Waiver.   At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of any of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions of the other parties contained herein. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized

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officer on behalf of such Party. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.1   Non-survival of Representations and Warranties.   None of the representations, warranties, covenants or agreements in this Agreement or in any certificate, schedule or other instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the Parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.
Section 8.2   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of transmittal if sent by email (provided, that (i) no automatic “bounce back” or similar automatic message of non-delivery is received with respect thereto and (ii) any communication sent by email on either (x) a non-Business Day or (y) any Business Day after 5:00 p.m. (recipient’s local time) shall, in the case of each of (x) and (y), be deemed to have been sent at 9:00 a.m. (recipient’s local time) on the next Business Day), (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) on confirmed receipt if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:
(i)   if to Parent, Merger Sub or the Surviving Company, to:
c/o Thoma Bravo, L.P.
830 Brickell Plaza, Suite 5100
Miami, FL 33131
Attention: A.J. Rohde; Matt LoSardo; Joe Grady; Dylan Becker
E-mail: arohde@thomabravo.com; mlosardo@thomabravo.com;
jgrady@thomabravo.com; dbecker@thomabravo.com
with a copy (which shall not constitute notice) to:
Goodwin Procter LLP
620 Eighth Avenue
New York, NY 10018
Attention: Joshua Zachariah; David Johanson; Matthew Cognetti;
James Ding
E-mail: JZachariah@goodwinlaw.com;
DJohanson@goodwinlaw.com; MCognetti@goodwinlaw.com;
JDing@goodwinlaw.com
and
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention: Elena Coyle
E-mail: Elena.Coyle@skadden.com

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(ii)   if to the Company, to:
Accelerant Holdings
c/o Accelerant Re (Cayman) Ltd.
Unit 106 Windward 3, Regatta Office Park
West Bay Road, Grand Cayman, KY1-1108
Attention: Cliff Jenks
E-mail: cliff.jenks@accelins.com
with a copy (which shall not constitute notice) to:
Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Attention: Eric Schiele; Colin Diamond; Dmitriy Molchanov
E-mail: ericschiele@paulhastings.com;
colindiamond@paulhastings.com;
dmitriymolchanov@paulhastings.com
Section 8.3   Certain Definitions.   As used in this Agreement, the capitalized terms have the respective meanings ascribed to such terms in Exhibit A or as otherwise defined elsewhere in this Agreement.
Section 8.4   Interpretation.
(a)   When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule, such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to August 13, 2026. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning ascribed thereto in this Agreement. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Any reference to “days” in this agreement means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall not be required to be done or taken on such day but on the first succeeding Business Day thereafter.
(b)   In this Agreement, except as the context may otherwise require, references to: (i) any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (ii) any Governmental Entity includes any successor to that Governmental Entity; (iii) any applicable Law refers to such applicable Law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable Law or other Law include any successor to such section (provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date); (iv) when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day, or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day; and (v) “made available” and words of similar import mean, with respect to any

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document, that such document was previously made available (A) in the electronic dataroom relating to the Transactions maintained by the Company on or prior to one day prior to the date of execution of this Agreement, (B) in the Company SEC Documents, or (C) via email delivery to the other Party or its authorized Representatives before execution of this Agreement.
Section 8.5   Entire Agreement.   This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Confidentiality Agreement, the Support Agreements, the Equity Commitment Letters, and the Guarantee constitute the entire agreement among the parties with respect to the subject matter thereof, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that the Company Disclosure Letter is not incorporated by reference into, and shall not be deemed to constitute a part of, this Agreement, but shall have the effects provided in this Agreement.
Section 8.6   Parties in Interest.   This Agreement is not intended to, and shall not, confer upon any other Person other than the Parties and their respective successors and permitted assigns any rights or remedies hereunder, except (a) with respect to Section 5.11 which shall inure to the benefit of the Indemnified Parties benefiting therefrom who are intended third party beneficiaries thereof, (b) if and only if the Effective Time occurs, (i) the right of the Company’s shareholders to receive the Per Share Closing Amount, in accordance with the terms of this Agreement and applicable Law, and (ii) the rights of holders of Company Options, Company RSUs, and Company PSUs to receive the payments contemplated by the applicable provisions of Section 2.2 in accordance with the terms and conditions of this Agreement, (c) with respect to Section 7.3(f), which shall inure to the benefit of the Company Related Parties benefiting therefrom who are intended third party beneficiaries thereof, and (d) the right of the Company, on its own behalf and as representative of its shareholders and other applicable Persons, and subject to the Parent Liability Limitation, to pursue damages (including claims for damages based on the loss of economic benefits of the Merger, including the loss of premium, suffered by holders of Shares, Company RSUs and Company PSUs) and other relief (including equitable relief) for the benefit of the Company and its Affiliates, holders of Shares, Company Options, Company RSUs and Company PSUs or other applicable Persons in the event of Parent’s or Merger Sub’s failure to effect the Transactions as required by this Agreement or Parent’s or Merger Sub’s other breach of this Agreement. Parent and Merger Sub expressly acknowledge and agree that they shall be jointly and severally liable to the Company for any such damages or relief for which Parent or Merger Sub is found liable, including claims based on lost shareholder premium and other economic harm, whether or not this Agreement has been validly terminated pursuant to Article VII. Notwithstanding anything to the contrary in this Agreement, in such capacity as representative for the shareholders of the Company and other applicable Persons, the Company shall be entitled to reimbursement (from the shareholders of the Company) from any such recovery of damages of its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees) that have been incurred by the Company in connection with acting as representative for the shareholders of the Company pursuant to Section 8.6(c). The representations and warranties in this Agreement are the product of negotiations among the Parties. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon, or seek enforcement of, the representations and warranties in this Agreement or the characterization of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 8.7   Governing Law.   This Agreement and all disputes or controversies arising out of or relating to this Agreement or the Transactions shall be governed by, and construed and enforced in accordance with, the internal Laws of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. Notwithstanding the foregoing, any provisions of this Agreement and matters arising out of or relating to this Agreement which are required to be governed by the Cayman Companies Act or other Laws of the Cayman Islands, including the following matters shall be interpreted, construed, performed and enforced in accordance with the Laws of the Cayman Islands without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction, and in respect of such matters the Parties hereby irrevocably submit to the exclusive

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jurisdiction of the courts of the Cayman Islands: the Merger; the second sentence of Section 1.4; Section 1.5; Section 1.6; Section 1.7; the second sentence of Section 2.1(a)(i); Section 2.1(a)(iii); Section 2.2 (with respect to Company Equity Awards granted under the Company Equity Plan, as they may be amended from time to time); the cancellation of the Shares; the striking-off the Registrar of Companies of Merger Sub following the Closing; Section 2.5 and the rights provided for in Section 238 of the Cayman Companies Act with respect to any Dissenting Shares; the fiduciary or other duties of the Board of Directors and the directors of Merger Sub; the general rights of the respective shareholders of the Company and the Merger Sub; and the internal corporate affairs of the Company and Merger Sub.
Section 8.8   Submission to Jurisdiction.   Each Party irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or the Transactions brought by any Party or its Affiliates against any other Party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each Party hereby irrevocably submits to the exclusive jurisdiction and venue of the aforesaid courts (and any proper appellate courts therefrom) for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the Transactions. Each Party agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each Party further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the Transactions, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
Section 8.9   Assignment; Successors.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void; provided, that Parent and Merger Sub may, without the prior written consent of any other Party hereto, assign any or all of their respective rights and interests hereunder to the Debt Financing Sources and any other secured lenders for collateral security purposes. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.
Section 8.10   Specific Performance.
(a)   The Parties agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Company (on behalf of itself and on behalf of the holders of Shares as third party beneficiaries under Section 8.6), Parent and Merger Sub acknowledge and agree that, (i) at any time prior to the valid termination of this Agreement pursuant to Article VII, the Parties shall be entitled to specific performance of the terms of this Agreement, the Guarantee and/or the Equity Commitment Letter, including an injunction or injunctions to prevent breaches of this Agreement, the Guarantee and/or the Equity Commitment Letter and to enforce specifically the terms and provisions of this Agreement, the Guarantee and/or the Equity Commitment Letter in the courts chosen under Section 8.8, this being in addition to any other remedy to which such Party is entitled at law or in equity, and (ii) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. Each Party hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate or

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that an award of specific performance is not an appropriate remedy for any reason at law or equity, and (b) any requirement under any law to provide any bond or to post any security as a prerequisite to obtaining equitable relief. The right to specific enforcement hereunder shall include the right of the Company, on behalf of itself and any third party beneficiaries to this Agreement, to cause Parent and Merger Sub to cause the Transactions to be consummated on the terms and subject to the conditions set forth in this Agreement.
(b)   Notwithstanding the foregoing, it is explicitly agreed by the Parties that the Company shall be entitled to specific performance to fully enforce the terms of the Equity Commitment Letter against Sponsor and to cause the Financing to be funded (including by requiring Parent to file and litigate one or more lawsuits against Sponsor in order to fully enforce Sponsor’s obligations, and the rights of Parent thereunder) and to cause Parent to effect the Closing in accordance with Section 1.2 or pay any amounts that may become due hereunder if and only if (i) all of the conditions set forth in Section 6.1 and Section 6.3 have been satisfied or waived (to the extent such waiver is permitted by applicable Law) (other than those conditions that by their nature are to be satisfied at the Closing and those conditions the failure of which to be satisfied is caused by or results from a breach by Parent, Merger Sub or any of their Affiliates of this Agreement or the other Transaction Documents), (ii) the Company has confirmed in writing that if specific performance is granted and the Financing is funded, then it is ready, willing, and able to take the actions within its control that are required of it by this Agreement to consummate the Closing, and (iii) Parent or Merger Sub fail to consummate the Closing on or prior to the date when Closing should have occurred pursuant to Section 1.2.
Section 8.11   Currency.   All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.
Section 8.12   Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law. If any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and the Parties will negotiate in good faith in order to substitute a suitable and equitable provision therefor in order to carry out as closely as possible, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.
Section 8.13   Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PROVIDED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (C) IT MAKES THE FOREGOING WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13.
Section 8.14   Counterparts.   This Agreement may be executed in one or more textually identical counterparts (including by electronic or digital signature, .pdf, .tif, .gif, .jpg or similar attachment to email or by electronic signature service (any such delivery, an “Electronic Delivery”)), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each Party and delivered to the other Parties. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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Section 8.15   No Presumption Against Drafting Party.   Each of Parent, Merger Sub and the Company acknowledges that each Party to this Agreement has been represented by counsel in connection with this Agreement and the Transactions. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is expressly waived.
Section 8.16   Attorney-Client Privilege.   (a) All attorney-client privilege and attorney work-product protection of the Company or any of its Subsidiaries as a result of legal counsel representing the Company or any of its Subsidiaries in connection with the Transactions and (b) all documents subject to the attorney-client privilege or work-product protection described in Section 8.16(a) shall, from and after the Closing, in each case, be held by the Persons serving as directors of the Company immediately prior to the Closing, and their respective successors.
Section 8.17   Parent Guarantee.   Parent agrees to take all action necessary to cause Merger Sub or the Surviving Company, as applicable, to duly perform, satisfy and discharge, on a timely basis, all of its respective agreements, covenants and obligations under this Agreement. Parent unconditionally guarantees to the Company the full and complete performance by Merger Sub or the Surviving Company, as applicable, of its respective obligations under this Agreement and shall be jointly and severally liable for any breach of any representation, warranty, covenant or obligation of Merger Sub or the Surviving Company, as applicable, under this Agreement. This is a guarantee of payment and performance and not of collectability. Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Merger Sub or the Surviving Company, as applicable, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 8.17.
Section 8.18   Debt Financing Sources.   Notwithstanding anything in this Agreement to the contrary, each of the Parties on behalf of itself and each of its Affiliates hereby: (a) agrees that any proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements (including any definitive agreement or document related thereto, collectively, the “Debt Documents”) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such proceeding to the exclusive jurisdiction of such court, (b) agrees that any such proceeding shall be governed by and construed and enforced in accordance with the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), (c) agrees not to bring or support or permit any of its Affiliates to bring or support any proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way arising out of or relating to, this Agreement, the Debt Financing, any definitive agreement or document related thereto or any of the transactions contemplated hereby or thereby or the performance hereof or thereof in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (d) agrees that service of process upon such party in any such proceeding or proceeding shall be effective if notice is given in accordance with Section 8.2, (e) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such proceeding in any such court, (f) KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY PROCEEDING BROUGHT AGAINST THE DEBT FINANCING SOURCES IN ANY WAY ARISING OUT OF OR RELATING TO, THIS AGREEMENT, THE DEBT FINANCING, ANY DEBT FINANCING AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE PERFORMANCE HEREOF OR THEREOF, (g) agrees that none of the Debt Financing Sources will have any liability to the Company or any of its Subsidiaries or any of their respective controlled Affiliates or Representatives relating to or arising out of this Agreement, the Debt Financing, any definitive agreement or document related thereto or any of the transactions contemplated hereby or thereby or the performance hereof or thereof, and (h) agrees that the Debt Financing Sources are express third party beneficiaries of, and may rely upon and enforce, any of the provisions in this Agreement reflecting the foregoing agreements in this Section 8.18 (and such provisions and the definition of “Debt Financing Sources” (and any defined term or other provision of this Agreement to the extent an amendment, supplement, waiver or other modification

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of such provision would modify the substance of such Sections, provisions or definitions) shall not be amended in any way materially adverse to any of the Debt Financing Sources without the prior written consent of each Debt Financing Source so adversely affected).
[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
CHERRY TREE BIDCO
By: /s/ A.J. Rhode Name: A.J. Rohde Title: Director
CHERRY TREE MERGER SUB
By: /s/ A.J. Rhode Name: A.J. Rohde Title: Director
ACCELERANT HOLDINGS
By: /s/ Jeff Radke Name: Jeff Radke Title: Chief Executive Officer (Principal Executive Officer)
[Signature Page to Agreement and Plan of Merger]

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Exhibit A
Certain Definitions
(a)   “Acceptable Confidentiality Agreement” means any customary confidentiality agreement that is (i) in effect as of the execution and delivery of this Agreement, or (ii) executed, delivered and effective after the execution and delivery of this Agreement that contains provisions that are not less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal).
(b)   “Acquisition Proposal” means any inquiry, proposal or offer from any Person or group of Persons other than Parent or one of its Subsidiaries for (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, share sale, disposition or similar transaction involving an acquisition of 20% or more of the business of the Company (or of any Subsidiary or Subsidiaries of the Company whose businesses constitute, or of assets of the Company Group that constitute, 20% or more of the assets of the Company Group, taken as a whole), in each case, measured by the fair market value thereof as determined in good faith by the Company Board or (ii) the acquisition in any manner, directly or indirectly, of over 20% of the outstanding Shares, in each case other than the Transactions.
(c)   “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.
(d)   “Antitrust Law” means the Sherman Antitrust Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act, as amended, foreign antitrust or competition Laws, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
(e)   “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York or Governmental Entities in the Cayman Islands are authorized or required by applicable Law to be closed.
(f)   “Captive Insurance Company” means Accelerant Captive Re, Inc.
(g)   “Change of Control Filing Deadline” means the later of (x) fifteen (15) Business Days from the date of this Agreement (or, in the case of the Canada Approval, if applicable, fifteen (15) Business Days from the date of delivery of the Canada Notice in accordance with Section 5.19(c)) and (y) to the extent that a Governmental Entity will not accept such filing without the inclusion of information (I) to be reflected in a Rollover and Other Controller Insurance Regulatory Approval or (II) otherwise required by Parent and the Company to make the mutual determination (as reasonably determined by Parent and the Company, acting in good faith) that a Rollover and Other Controller Insurance Regulatory Approval is not required, five (5) Business Days following, as applicable, the date of the filing of the applicable Rollover and Other Controller Insurance Regulatory Approval or the date that Parent and the Company reasonably determine (acting in good faith) that such remaining Rollover and Other Controller Insurance Regulatory Approval filings are not required (or, if a dispute as between the Company and Parent arises in connection with any determination made in connection with this definition of Change of Control Filing Deadline, solely for purposes of the first proviso in the definition of Ticking Amount Start Date, the date, following the delivery of the information required pursuant to clause (I) or (II), as applicable, on which such dispute first began).
(h)   “Company Benefit Plan” means an “employee benefit plan” (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA, or a stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation, and other employee benefit plan, agreement, program, policy, or arrangement, in each case whether written or unwritten, that is maintained, administered, contributed to, or sponsored by the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any present or future material liability, other than (i) any “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (ii) any agreement or arrangement with any professional employer organization or similar organization, or (iii) any plan, agreement, program,
[EXHIBIT A]

policy, or arrangement maintained or sponsored by a Governmental Entity to which the Company or any Subsidiary is required to contribute pursuant to applicable Law.
(i)   “Company Committee” means a committee of the Company Board (including the Special Committee).
(j)   “Company ESPP” means the Accelerant 2025 Employee Stock Purchase Plan, effective as of July 24, 2025, as in effect from time to time.
(k)   “Company Equity Awards” means all outstanding equity awards granted under any Company Equity Plan, excluding, for the avoidance of doubt, any profits interests that may have been granted by the Company or any of its Subsidiaries.
(l)   “Company Equity Plan” means the Accelerant Share Incentive Plan, as amended and restated on August 21, 2025, as in effect from time to time.
(m)   “Company Group” means the Company and its wholly owned Subsidiaries, taken as a whole.
(n)   “Company Option” means a stock option to purchase Shares granted under the Company Equity Plan.
(o)   “Company Related Parties” means the Company, its Subsidiaries and Affiliates, and any of their respective former, current or future shareholders, optionholders, controlling Persons, managers, members, directors, officers, employees, partners, Affiliates, Representatives, agents nor any their respective assignees or successors nor any former, current or future shareholder, optionholder, controlling Person, manager, member, director, officer, employee, partner, Affiliate, Representative, agent, assignee or successor of any of the foregoing.
(p)   “Company PSU” means an award of restricted share units corresponding to one or more Shares that are or were, at the time of grant, subject to restrictions based on performance and granted under the Company Equity Plan.
(q)   “Company RSU” means an award of restricted share units corresponding to one or more Shares that are or were, at the time of grant, subject to restrictions based only on continuing service and granted under the Company Equity Plan.
(r)   “Company Termination Fee” means an amount in cash equal to (i) $56,900,000 if this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii) to enter into a definitive agreement for a Superior Proposal with an Excluded Person, which definitive agreement is fully and duly executed prior to the No-Shop Period Start Date, or (ii) $136,500,000 in all other cases.
(s)   “Contract” means any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound, other than any Company Benefit Plan.
(t)   “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
(u)   “Debt Financing Sources” the Persons (including lenders, arrangers, other additional arrangers, bookrunners, managers, agents, co-agents, financial institutions, institutional investors, underwriters, commitment parties or similar debt financing sources) that have committed to arrange or provide or otherwise entered into agreements in connection with all or any portion of the Debt Financing or other financings to fund the Required Amount, including the entities party to a debt commitment letter as initial lenders and/or commitment parties, any joinder agreement and any other Debt Document, together with each Affiliate thereof and each former, current or future officer, director, member, manager, employee or indirect equity holder, general or limited partner, controlling Person, advisor, attorney, agent and representative of each such entity or Affiliate and their respective successors and permitted assigns; provided that, in no event shall the Parent or Merger Sub or any of their respective Affiliates be Debt Financing Sources.
[EXHIBIT A]

(v)   “Environmental Laws” means all foreign, federal, state, or local statutes, regulations, ordinances, codes, or decrees protecting the quality of the ambient air, soil, surface water or groundwater, in effect as of the date of this Agreement.
(w)   “Environmental Permits” means all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.
(x)   “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(y)   “Excluded Person” means any Person or group of Persons (other than Parent and its Affiliates) that executed an Acceptable Confidentiality Agreement with the Company or any of its Subsidiaries regarding, or in connection with, the consideration or evaluation of a potential Acquisition Proposal within the six (6) months prior to the date of this Agreement.
(z)   “Foreign Investment Law” means all supranational, national or regional Laws relating to national security review or that are designed or intended to prohibit, restrict or regulate actions by foreigners to acquire interests in domestic equities, securities, entities, assets, land or interests, or otherwise to screen investments in sensitive activities from a national security perspective.
(aa)   “Form A Filings” means those Form A Statements Regarding the Acquisition of Control of a Domestic Insurer (or exemptions from such Form A Statements Regarding the Acquisition of Control of a Domestic Insurer), including all exhibits required by applicable Insurance Laws to be submitted with such filings, required to be filed by the potential acquiring parties of each U.S. Insurance Company with such Insurance Company’s Primary Regulator regarding the proposed acquisition of control of such Insurance Company pursuant to this Agreement.
(bb)   “HMRC” means HM Revenue & Customs.
(cc)   “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
(dd)   “Insurance Companies” means, collectively, Accelerant Insurance Company of Canada, Accelerant Insurance Europe SA, Accelerant Insurance UK Limited, Accelerant National Insurance Company, Accelerant Specialty Insurance Company, Accelerant Re (Cayman) Ltd. and Accelerant Re I.I., and each of them, an “Insurance Company.”
(ee)   “Insurance Contracts” means the insurance or annuity policies and contracts, together with all binders, slips, certificates, endorsements and riders thereto, issued or entered into by any Insurance Company prior to the Closing.
(ff)   “Insurance Law” means all Laws applicable to the business of insurance or reinsurance or the regulation of insurance or reinsurance companies or Producers, whether federal, national, provincial, state, local foreign or multinational, and all applicable orders, directives of, and market conduct recommendations resulting from market conduct or other examinations by, Insurance Regulators.
(gg)   “Insurance Regulators” means all Governmental Entities regulating the business of insurance or reinsurance, or regulating insurance or reinsurance companies or Producers, under Insurance Laws.
(hh)   “Intellectual Property” means all (i) patents and patent applications and continuations, continuations-in-part, divisionals, renewals or reissues thereof, (ii) trademarks, service marks, trade names, and trade dress (in each case, whether registered or unregistered), and all registrations and applications to register any of the foregoing, together with the goodwill connected with the use thereof and symbolized thereby, (iii) copyrights (whether registered or unregistered), and all registrations and applications for registration of the foregoing, and works of authorship, (iv) Internet domain names, (v) rights in computer software (whether in source code, object code, or other form) (collectively, “Software”) and (vi) inventions (whether or not patentable), algorithms, databases, data collections, methodologies, confidential and proprietary information, including trade secrets and know-how.
(ii)   “Intervening Event” means an event, occurrence, change or effect that (A) was not known to, or reasonably foreseeable by, the Company Board as of the date of this Agreement (or if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable by the Company Board
[EXHIBIT A]

as of the date of this Agreement), which event, occurrence, change or effect, or any consequence thereof, becomes known to, or reasonably foreseeable by, the Company Board prior to the Company Shareholders Meeting, and (B) does not relate to (i) an Acquisition Proposal or any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal, (ii) changes in the Share price, in and of themselves (however, the underlying reasons for such changes may be considered and taken into account in connection with any determination of, and may constitute, an Intervening Event), or (iii) the fact, in and of itself, that the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period ending on or after the date hereof (however, the underlying reasons for such events may be considered and taken into account in connection with any determination of, and may constitute, an Intervening Event).
(jj)   “Investment Guidelines” means those investment guidelines of the Company and its Subsidiaries with respect to the investment of the Investment Assets furnished or otherwise made available to Parent prior to the date of this Agreement.
(kk)   “IT Systems” means all information technology and communications networks and systems, including Software, that are owned or used by the Company Group.
(ll)   “ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.
(mm)   “knowledge” of the Company means the actual knowledge (and not imputed or constructive knowledge) of the individuals listed on Section 8.3(hh) of the Company Disclosure Letter, in each case without any duty of inquiry or investigation.
(nn)   “Liens” means any security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances.
(oo)   “Material Adverse Effect” means any event, change, occurrence or effect that (A) would, or would reasonably be expected to, prevent, materially delay, or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Transactions prior to the Termination Date on the terms set forth in this Agreement or (B) would, or would reasonably be expected to, have a material adverse effect on the business, financial condition or results of operations of the Company Group, taken as a whole; provided, that, in the case of this clause (B), no event, change, occurrence or effect directly or indirectly arising out of, attributable to or resulting from any of the following, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been or would or could be, or would reasonably be expected to be, a Material Adverse Effect: (i) any changes in general economic, business or social conditions or in the financial, debt, banking, capital, currency, credit or securities markets, or in interest or exchange rates, in each case, in the United States or elsewhere in the world, (ii) any changes or developments generally affecting any of the industries in which the Company Group operates or the industries in which customers or suppliers of the Company Group operate, including due to changes in applicable Law or the issuance of any executive orders or other proposed or binding directives issued by any Governmental Entity or other governmental activity, (iii) any changes or proposed changes in GAAP, SAP or other applicable accounting regulations or principles (including changes prescribed or permitted by the applicable insurance regulatory authorities and accounting pronouncements by the SEC, the National Association of Insurance Commissioners and the Financial Accounting Standards Board), or in interpretations of any of the foregoing, (iv) any changes in political, geopolitical, legal, Tax, or regulatory conditions, including any outbreak, continuation or escalation of any military conflict, declared or undeclared war, armed hostilities (including the war in Ukraine and the conflicts in the Middle East (including hostilities in Iran, Israel, the Palestinian territories, Yemen and southern Lebanon)), civil unrest, public demonstrations or acts of foreign or domestic terrorism or sabotage (including cyber-terrorism), or any escalation or worsening of, or responses to, any such conditions, and any sanctions or other applicable Laws, directives, policies, guidelines or recommendations promulgated by any Governmental Entity in connection therewith, (v) any actions required under this Agreement to obtain any approval or authorization under applicable antitrust or competition Laws for the consummation of the Transactions, (vi) any adoption, implementation, modification, repeal, interpretation, proposal of or other changes in any applicable Laws, decrees, orders or other directives of any Governmental Entity (including actions taken by any Governmental Entities in connection with any of the events set forth in clauses (iv), (ix), (x), or (xi) of this definition, and including any imposition of new tariffs, duties, trade restrictions, or import/export regulations by any
[EXHIBIT A]

Governmental Entity (or any retaliatory measures enacted in response thereto)), (vii) any change in the price or trading volume of the Company’s stock, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (viii) any failure by the Company Group to meet internal, published or analysts’ projections, forecasts, or predictions of revenue, earnings, premiums written, cash flow, cash position or other financial performance or results, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (ix) any natural or manmade disasters or calamities, weather conditions including hurricanes, floods, tornados, tsunamis, earthquakes and wild fires, “acts of God”, or other force majeure events, or any escalation or worsening of, or responses to, such conditions, (x) global health conditions, including any epidemic, pandemic or outbreak of disease or public health event (including COVID-19, monkeypox and Ebola (or similar viruses)), or any escalation or worsening of such conditions, and any changes in business travel patterns or remote working practices relating thereto or arising therefrom or actions taken by Governmental Entities as a result thereof, (xi) any other regional, national or international calamity, crisis or emergency, including any government shutdown or slowdown, default or other similar event or occurrence by or involving any Governmental Entity or any change in government funding, budgeting or fiscal policy, whether or not caused by any Person, (xii) the negotiation, execution, or performance of this Agreement, the announcement, pendency or consummation of this Agreement or the Transactions, the identity of the parties to this Agreement or any facts or circumstances relating to Parent, Merger Sub or any of their Affiliates (or any actions taken by Parent, Merger Sub or any of their Affiliates or the announcement or other disclosure of such Persons’ plans or intentions with respect to the conduct of the business of the Company Group after the Closing), including the initiation of litigation by any Person with respect to this Agreement, and including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, clients, vendors, suppliers, distributors, partners, employees (including actual or threatened departures thereof), service providers or other business relations of the Company Group (including the failure to obtain any consents in connection with the Transactions) (it being understood that this clause (xii) shall not apply with respect to any representation or warranty contained in this Agreement to the extent that the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Transactions), (xiii) any action taken (or not taken) by the Company or any of its Subsidiaries, in each case which is required, expressly contemplated or permitted to be taken (or not taken) by or resulting from or arising in connection with this Agreement, including any inaction in compliance with Section 5.1, (xiv) any actions taken (or omitted to be taken) at the request or with the consent of Parent or Merger Sub, or (xv) changes attributable to actions or omissions by or on behalf of Parent, Merger Sub or any of their controlled Affiliates, except, in the case of clauses (i), (ii), (iii), (iv), (vi), (ix), (x), and (xi), to the extent the Company Group is materially disproportionately affected thereby relative to other participants in the industry or industries in which the Company Group operates (in which case only the incremental disproportionate effect or effects may be taken into account in determining whether there has been, would be or would reasonably be expected to be, a Material Adverse Effect).
(pp)   “Non-Subsidiary Producers” means, collectively, all Producers that are not Subsidiaries of the Company, and each of them, a “Non-Subsidiary Producer.”
(qq)   “Non-U.S. Change of Control Filings” means those filings, including all exhibits required by applicable Insurance Laws to be submitted with such filings, required to be filed by the potential acquiring parties of each non-U.S. Insurance Company with such Insurance Company’s Primary Regulator regarding the proposed acquisition of control of such Insurance Company pursuant to this Agreement.
(rr)   “Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.
(ss)   “Parent Material Adverse Effect” means any event, change, occurrence or effect that, individually or in the aggregate, would, or would reasonably be expected to, prevent, materially delay, or materially impede the performance by Parent or Merger Sub of its obligations under this Agreement or the consummation of the Transactions prior to the Termination Date on the terms set forth in this Agreement.
[EXHIBIT A]

(tt)   “Parent Related Parties” means Parent, Merger Sub, their respective Subsidiaries or Affiliates, and any of their respective former, current or future shareholders, optionholders, controlling Persons, managers, members, directors, officers, employees, partners, Affiliates, Representatives, agents nor any their respective assignees or successors nor any former, current or future shareholders, optionholder, controlling Person, manager, member, director, officer, employee, partner, Affiliate, Representative, agent, assignee or successor of any of the foregoing.
(uu)   “Permitted Liens” means: (A) Liens for Taxes, assessments and other governmental levies, fees or charges which are not due and payable as of the Closing Date or which are being contested by appropriate proceedings and for which adequate reserves have been established on the applicable financial statement in accordance with GAAP; (B) mechanics liens and similar liens for labor, materials or supplies incurred in the ordinary course of business for amounts which are not delinquent and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which are being contested by appropriate proceedings; (C) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business of the Company or any Subsidiary of the Company or any violation of which would not have a Material Adverse Effect; (D) Liens that will be terminated at or prior to the Closing Date; (E) easements, covenants, conditions, restrictions and other similar matters affecting title to real property and other title defects which (i) are matters of record, (ii) would be shown by a current accurate survey, or (iii) do not materially impair the use or occupancy of such real property; (F) non-exclusive licenses under Intellectual Property; (G) Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money; (H) Liens described in Section 1.l(a) of the Company Disclosure Letter; and (I) any Liens (other than Liens securing indebtedness for borrowed money) that do not materially and adversely affect the continued ownership, rights to use or operation (as applicable) of the applicable property or assets subject thereto in the conduct of business of the Company and its Subsidiaries as currently conducted.
(vv)   “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity.
(ww)   “Personal Information” means (a) any data or information that directly or indirectly identifies, relate to, describes, is capable of being associated with, or could reasonably be linked with a natural person, household, or a device, (b) any data or information defined as “personally identifiable information”, “personal information”, “individually identifiable health information”, “nonpublic personal information”, “protected health information”, or any similar term under Privacy Law.
(xx)   “Primary Regulator” means, with respect to any Insurance Company, the domiciliary state insurance regulator (or equivalent Insurance Regulator or other Governmental Entity in any applicable jurisdiction outside the United States) of such Insurance Company.
(yy)   “Producer” means any producer, broker, agent, general agent, managing general agent, master broker agency, broker general agency, program manager (or similar program administrator), third party administrator, financial specialist or other Person responsible for soliciting, selling, negotiating, marketing or producing the Insurance Contracts.
(zz)   “Reserves” means the reserves established with respect to the Insurance Contracts.
(aaa)   “Sanctioned Person” means any Person that is the subject or target of any Sanctions, including any Person: (a) named in any Sanctions-related list maintained by the U.S. Department of State; or the U.S. Department of the Treasury, including the Office of Foreign Assets Control (“OFAC”) Specially Designated Nationals and Blocked Persons List; (b) located, organized or resident in a country, territory or geographical region which is itself the subject or target of comprehensive Sanctions (a “Sanctioned Country”) (as of the date hereof, Cuba, Iran, North Korea, and the Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic regions of Ukraine); or (c) any Person owned 50% or more, directly or indirectly, individually or in the aggregate, or controlled, directly or indirectly, by any Person that is listed on any Sanctions-related list or organized, located or ordinarily resident in a Sanctioned Country, or that is otherwise the target of sanctions or export controls.
[EXHIBIT A]

(bbb)   “Sanctions” means any economic sanctions or trade embargoes administered, imposed or enforced from time to time by the United Nations Security Council, the United States (including the U.S. Department of State or OFAC), the European Union, or the United Kingdom (including His Majesty’s Treasury).
(ccc)   “SAP” means, as to any Insurance Company, the statutory accounting practices (or local equivalents in any applicable jurisdiction outside the United States) prescribed or permitted by such Insurance Company’s Primary Regulator as in effect at the relevant time.
(ddd)   “Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person.
(eee)   “Subsidiary Incentive Equity Interests” means any equity or equity-based interests in any Subsidiary of the Company (including any options, restricted equity awards, phantom or appreciation rights or profits interests, and including, for the avoidance of doubt, any Class D units and Class M units) other than any Company Equity Award, that was issued or granted to compensate or incentivize any current or former employee, officer, director, consultant or other service provider of such Subsidiary or any of its Affiliates (including the Company).
(fff)   “Subsidiary Producers” means, collectively, all Producers that are Subsidiaries of the Company, and each of them, a “Subsidiary Producer.”
(ggg)   “Superior Proposal” means any bona fide written Acquisition Proposal that did not result from a material breach of Section 5.4 which the Company Board (or a committee thereof) determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, would, if consummated, result in a transaction that is more favorable from a financial point of view to the holders of Shares than the Merger and the other Transactions, taking into account all the terms and conditions of such proposal (including the certainty of closing and, if applicable, any revisions to the terms of this Agreement or the Equity Commitment Letter proposed by Parent in writing prior to the time of such determination in accordance with the terms and conditions of Section 5.4), and this Agreement; provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%”.
(hhh)   “Tax Returns” means all domestic or foreign (whether national, federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, including any amended tax return.
(iii)   “Taxes” means all U.S. federal, state, provincial, local or non-U.S. taxes or similar duties, fees or charges or assessments thereof imposed by a Governmental Entity, including any income, profits, gross or net receipts, property, ad valorem, sales, use, capital gain, transfer, estimated, premium, excise, license, production, franchise, employment, social security, national insurance contributions, unemployment, occupation, payroll, registration, capital, severance, stamp, documentary, value added, goods and services, Pillar Two and add-on minimum taxes (in each case, whether payable directly or imposed by way of withholding or deduction), together with all interest, penalties and additions imposed with respect to such amounts.
(jjj)   “Ticking Amount” means, if the Closing Date occurs on or after the Ticking Amount Start Date, an amount in cash equal to $0.00333 multiplied by the number of calendar days elapsed after the Ticking Amount Start Date up to and including the Ticking Amount End Date.
(kkk)   “Ticking Amount End Date” means the date on which all of the approvals and prior written non-disapprovals, as applicable, set forth on Section 6.1(c)(iii)(a) of the Company Disclosure Letter, have been obtained.
(lll)   “Ticking Amount Start Date” means the first date upon which all conditions set forth in Article VI (other than (x) those conditions that by their nature are to be satisfied at the Closing, and (y) those conditions the failure of which to be satisfied is primarily caused by or primarily results from a breach by Parent, Merger Sub or any of their Affiliates of this Agreement or the other Transaction Documents) have been
[EXHIBIT A]

satisfied or, to the extent permitted by applicable Law, waived, other than the conditions in respect of the approvals or prior written non-disapprovals, as applicable, set forth in Section 6.1(c)(iii)(a) of the Company Disclosure Letter; provided, that the Ticking Amount Start Date shall be delayed by a number of days equal to the number of days from the date of this Agreement until the Change of Control Filing Deadline (if, pursuant to Section 5.8(b), such Change of Control Filing Deadline is longer than fifteen (15) Business Days); provided, further, that the Canada Approval shall be disregarded for purposes of this clause (lll).
(mmm)   “Transactions” means the transactions contemplated by this Agreement, including the Merger.
(nnn)   “Transaction Documents” means this Agreement, the Confidentiality Agreement, the Equity Commitment Letters, the Support Agreement, the Guarantee and any other document contemplated hereby or thereby or any document or instrument delivered in connection hereunder or thereunder.
(ooo)   “United States” or “U.S.” means the United States of America.
(ppp)   “Willful Breach” means, with respect to any agreement or covenant in this Agreement, an intentional act or omission (including a failure to cure circumstances) where the breaching party knows such action or omission is or would reasonably be expected to result in a material breach of this Agreement, it being understood that such term shall include, in any event, the failure to consummate the Closing when required to do so by this Agreement or the failure to take actions required by this Agreement the failure of which to be taken would reasonably be expected to result in a failure of the Closing to occur.
[EXHIBIT A]

Exhibit C
Surviving Company Articles
See attached.

THE COMPANIES ACT (AS AMENDED)
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
MEMORANDUM AND ARTICLES OF ASSOCIATION
OF
ACCELERANT HOLDINGS
(EFFECTIVE ON [          ] 2026 PURSUANT TO A PLAN OF MERGER DATED AUGUST 13, 2026)
REF: T5533.203637

THE COMPANIES ACT (AS AMENDED)
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF
ACCELERANT HOLDINGS
(EFFECTIVE ON [          ] 2026 PURSUANT TO A PLAN OF MERGER DATED AUGUST 13, 2026)
1.
The name of the company is Accelerant Holdings (the “Company”).

2.
The registered office of the Company will be situated at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands or at such other location as the Directors may from time to time determine.

3.
The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”).

4.
The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.
The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.
The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.
The authorised share capital of the Company is US$50,000 divided into 50,000 ordinary shares with a nominal or par value of US$1.00 each provided always that subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.
The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

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THE COMPANIES ACT (AS AMENDED)
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF
ACCELERANT HOLDINGS
(EFFECTIVE ON [          ] 2026 PURSUANT TO A PLAN OF MERGER DATED AUGUST 13, 2026)
TABLE A
The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to Accelerant Holdings (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.
INTERPRETATION
1.
In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Articles” means these articles of association of the Company, as amended or substituted from time to time.
“Business Day” means a day (other than a Saturday, Sunday or public holiday) on which banks are open for general business in the Cayman Islands.
“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine.
“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.
“Companies Act” means the Companies Act (as amended) of the Cayman Islands.
“Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof.
“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.
“Office” means the registered office of the Company as required by the Companies Act.
“Officers” means the officers for the time being and from time to time of the Company.
“Ordinary Resolution” means a resolution:
(a)
passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)
approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.
“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so

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requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.
“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Companies Act and these Articles, means the Register maintained by the Company pursuant to the Companies Act and these Articles that is not designated by the Directors as a Branch Register.
“Register” means the register of Members of the Company required to be kept pursuant to the Companies Act and includes any Branch Register(s) established by the Company in accordance with the Companies Act.
“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.
“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.
“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share.
“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber.
“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Act.
“signed” means bearing a signature or representation of a signature affixed by mechanical means.
“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:
(a)
passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)
approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.
2.
In these Articles, save where the context requires otherwise:

(a)
words importing the singular number shall include the plural number and vice versa;

(b)
words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)
the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)
reference to a dollar or dollars or USD (or $) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)
reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

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(f)
reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and

(g)
reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.
Subject to the preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY
4.
The business of the Company may be commenced at any time after incorporation.

5.
The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.
The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.
The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Act and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Act, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Act.

SHARES
8.
Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)
issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)
grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.
9.
The Directors, or the Shareholders by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and the different Classes and sub-classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution.

10.
The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of their subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.
The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

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MODIFICATION OF RIGHTS
12.
Whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Directors) the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a majority of two-thirds of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by them. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes. The Directors may vary the rights attaching to any Class without the consent or approval of Shareholders provided that the rights will not, in the determination of the Directors, be materially adversely varied or abrogated by such action.

13.
The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company.

CERTIFICATES
14.
No Person shall be entitled to a certificate for any or all of their Shares, unless the Directors shall determine otherwise.

FRACTIONAL SHARES
15.
The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN
16.
The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether they are the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by them or their estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.

17.
The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of their death or bankruptcy.

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18.
For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and they shall not be bound to see to the application of the purchase money, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.
The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES
20.
The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

21.
The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

22.
If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

23.
The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

24.
The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

25.
The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by them, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

FORFEITURE OF SHARES
26.
If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on them requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

27.
The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

28.
If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

29.
A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

5

30.
A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by them to the Company in respect of the Shares forfeited, but their liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

31.
A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

32.
The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

33.
The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES
34.
The instrument of transfer of any Share shall be in any usual or common form or such other form as the Directors may determine and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

35.
Subject to the terms of issue thereof, the Directors may determine to decline to register any transfer of Shares without assigning any reason therefor.

36.
The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

37.
All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

TRANSMISSION OF SHARES
38.
The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.

39.
Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered themself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

40.
A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which they would be entitled if they were the

6

registered Shareholder, except that they shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.
ALTERATION OF SHARE CAPITAL
41.
The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

42.
The Company may by Ordinary Resolution:

(a)
consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)
convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)
subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)
cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

43.
The Company may by Special Resolution: (a) reduce its share capital and any capital redemption reserve in any manner authorised by law; or (b) alter its memorandum of association with respect to any objects, powers or other matters specified therein, including in relation to any modification, alteration or re-designation of share capital (other than as set out in the preceding Article), subject to any other provision of these Articles as to modification of rights.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES
44.
Subject to the Companies Act, the Company may:

(a)
issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine;

(b)
purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder;

(c)
make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of its capital; and

(d)
accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

45.
Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

46.
The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

47.
The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

7

TREASURY SHARES
48.
Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

49.
No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

50.
The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)
the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)
a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

51.
Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

GENERAL MEETINGS
52.
The Directors may, whenever they think fit, convene a general meeting of the Company.

53.
The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Directors shall give Shareholders notice in writing of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

54.
General meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company holding at least ten percent of the paid up voting share capital of the Company deposited at the Office specifying the objects of the meeting by notice given no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

55.
If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS
56.
At least seven clear days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the general nature of the business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders

8

entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.
57.
The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS
58.
All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

59.
No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least a majority of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.

60.
If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

61.
If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

62.
The chair, if any, of the Directors shall preside as chair at every general meeting of the Company.

63.
If there is no such chair, or if at any general meeting they are not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chair, any Director or Person nominated by the Directors shall preside as chair, failing which the Shareholders present in person or by proxy shall choose any Person present to be chair of that meeting.

64.
The chair may adjourn a meeting from time to time and from place to place either:

(a)
with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting); or

(b)
without the consent of such meeting if, in their sole opinion, they consider it necessary to do so to:

(i)
secure the orderly conduct or proceedings of the meeting; or

(ii)
give all persons present in person or by proxy and having the right to speak and / or vote at such meeting, the ability to do so,

but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in the manner provided for the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

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65.
At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chair or one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chair that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

66.
If a poll is duly demanded it shall be taken in such manner as the chair directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

67.
In the case of an equality of votes, whether on a show of hands or on a poll, the chair of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

68.
A poll demanded on the election of a chair of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chair of the meeting directs.

VOTES OF SHAREHOLDERS
69.
Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, each have one vote and on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which they or the Person represented by proxy is the holder.

70.
In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

71.
A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by them, whether on a show of hands or on a poll, by their committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

72.
No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by them in respect of Shares carrying the right to vote held by them have been paid.

73.
On a poll votes may be given either personally or by proxy.

74.
The instrument appointing a proxy shall be in writing under the hand of the appointor or of their attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an Officer or attorney duly authorised. A proxy need not be a Shareholder.

75.
An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

76.
The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

77.
The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

78.
A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

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CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS
79.
Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as that corporation could exercise if it were an individual Shareholder or Director.

DIRECTORS
80.
The name(s) of the first Director(s) shall either be determined in writing by a majority (or in the case of a sole subscriber that subscriber) of, or elected at a meeting of, the subscribers of the Memorandum of Association.

81.
The Company may by Ordinary Resolution appoint any Person to be a Director.

82.
Subject to these Articles, a Director shall hold office until such time as they are removed from office by Ordinary Resolution.

83.
The Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such numbers are fixed as aforesaid the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited.

84.
The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

85.
There shall be no shareholding qualification for Directors unless determined otherwise by Ordinary Resolution.

86.
The Directors shall have power at any time and from time to time to appoint any Person to be a Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by Ordinary Resolution.

ALTERNATE DIRECTOR
87.
Any Director may in writing appoint another Person to be their alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing them and where they are Director to have a separate vote in addition to their own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by them. Such alternate shall not be an Officer solely as a result of their appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing them and the proportion thereof shall be agreed between them.

POWERS AND DUTIES OF DIRECTORS
88.
Subject to the Companies Act, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

89.
The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such

11

powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that their tenure of office be terminated.
90.
The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

91.
The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

92.
The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in them.

93.
The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

94.
The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Person to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Person.

95.
The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

96.
Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

97.
The Directors may agree with a Shareholder to waive or modify the terms applicable to such Shareholder’s subscription for Shares without obtaining the consent of any other Shareholder; provided that such waiver or modification does not amount to a variation or abrogation of the rights attaching to the Shares of such other Shareholders.

98.
The Directors shall have no authority to present a winding up petition on behalf of the Company without the sanction of a resolution passed by the Company in a general meeting.

BORROWING POWERS OF DIRECTORS
99.
The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a

12

security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.
THE SEAL
100.
The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

101.
The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

102.
Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS
103.
The office of Director shall be vacated, if the Director:

(a)
becomes bankrupt or makes any arrangement or composition with their creditors;

(b)
dies or is found to be or becomes of unsound mind;

(c)
resigns their office by notice in writing to the Company;

(d)
is removed from office by Ordinary Resolution;

(e)
is removed from office by notice addressed to them at their last known address and signed by all of their co-Directors (not being less than two in number); or

(f)
is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS
104.
The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chair shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

105.
A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

106.
The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors the quorum shall be two, and if there

13

be one Director the quorum shall be one. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.
107.
A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of their interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that they are to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that they may be interested therein and if they do so their vote shall be counted and they may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

108.
A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with their office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by their office from contracting with the Company either with regard to their tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding their interest, may be counted in the quorum present at any meeting of the Directors whereat such Director or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and they may vote on any such appointment or arrangement.

109.
Any Director may act by themselves or their firm in a professional capacity for the Company, and they or their firm shall be entitled to remuneration for professional services as if they were not a Director; provided that nothing herein contained shall authorise a Director or their firm to act as auditor to the Company.

110.
The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)
all appointments of Officers made by the Directors;

(b)
the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)
all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

111.
When the chair of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

112.
A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of their appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or their duly appointed alternate.

113.
The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum

14

of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.
114.
The Directors may elect a chair of their meetings and determine the period for which they are to hold office but if no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chair of the meeting.

115.
Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chair of its meetings. If no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chair of the meeting.

116.
A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chair shall have a second or casting vote.

117.
All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

DIVIDENDS
118.
Subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Act and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

119.
Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

120.
The Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

121.
Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at their registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

122.
The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Shareholder (or the Company, as a result of any action or inaction of the Shareholder) is liable).

123.
Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.

15

124.
If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

125.
No dividend shall bear interest against the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION
126.
The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

127.
The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

128.
The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

129.
The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the accounting principles will be determined by the Directors. The financial year of the Company shall end on 31 December of each year or such other date as the Directors may determine.

130.
The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES
131.
Subject to the Companies Act and these Articles, the Directors may:

(a)
resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)
appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)
paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)
paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;
(c)
make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)
authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)
the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)
the payment by the Company on behalf of the Shareholders (by the application of their

16

respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and
(e)
generally do all acts and things required to give effect to any of the actions contemplated by this Article.

SHARE PREMIUM ACCOUNT
132.
The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

133.
There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES
134.
Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at their address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

135.
Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

136.
Any notice or other document, if served by:

(a)
post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;

(b)
facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)
recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)
electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.
137.
Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of their death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless their name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under them) in the Share.

17

138.
Notice of every general meeting of the Company shall be given to:

(a)
all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)
every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for their death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.
INDEMNITY
139.
Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and every former Director and former Officer of the Company, each other Person who served at the request of the Company as a director, officer, employee, fiduciary or agent of another Person, and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere, arising out of or pertaining to (i) the fact that the Indemnified Person is or was an Officer, Director, employee, fiduciary or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another Person, or (ii) matters existing or occurring at or prior to the date of adoption of these Articles (including the transactions contemplated by any merger agreement to which the Company is a party), whether asserted or claimed prior to, at or after such date, to the fullest extent permitted under applicable law. Each Shareholder agrees to waive any claim or right of action they might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of their duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any actual fraud, wilful neglect or wilful default which may attach to such Director.

140.
Each Indemnified Person shall be entitled to advancement of expenses incurred in the defence of any action, suit or proceeding from the Company within ten (10) Business Days of receipt by the Company of a request therefor; provided that any Indemnified Person to whom expenses are advanced provides an undertaking, to the extent required by the Companies Act, to repay such advances if it is ultimately determined by final adjudication that such Indemnified Person is not entitled to indemnification.

141.
The Company shall not settle, compromise or consent to the entry of any judgment in any action, suit or proceeding or threatened action, suit or proceeding (in which indemnification could be sought by an Indemnified Person hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising out of such action, suit or proceeding or such Indemnified Person otherwise consents in writing to such settlement, compromise or consent.

142.
The Company shall cooperate in the defence of any action, suit or proceeding in respect of which indemnification is or may be sought hereunder.

143.
No Indemnified Person shall be liable:

(a)
for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)
for any loss on account of defect of title to any property of the Company; or

18

(c)
on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)
for any loss incurred through any bank, broker or other similar Person; or

(e)
for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)
for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction.
144.
For a period of six years from the date of adoption of these Articles, the Company shall (i) cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company, (ii) cause to be provided substitute policies, or (iii) purchase a “tail policy,” in any case of at least the same coverage and amounts and containing other terms and conditions that are not less advantageous in the aggregate than the directors’ and officers’ liability insurance coverage and fiduciary liability insurance maintained by the Company immediately prior to the adoption of these Articles with respect to claims arising from facts or events that occurred at or before such date (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance); provided that the Company shall not be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 300% of the last annual premium paid by the Company prior to the adoption of these Articles in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such maximum amount; provided, further, that if the Company desires to purchase a “tail policy” and the annual coverage thereunder costs more than 300% of such last annual premium, the Company shall purchase the maximum amount of annual coverage that can be obtained for 300% of such last annual premium. If a prepaid tail policy has been obtained prior to the adoption of these Articles, the Company shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honoured.

145.
All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the date of adoption of these Articles (whether asserted or claimed prior to, at or after such date) and rights to advancement of expenses relating thereto now existing in favour of any Indemnified Person as provided in the memorandum and articles of association (or comparable organisational documents) of the Company or in any indemnification agreement between such Indemnified Person and the Company shall continue in full force and effect, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Person without the prior written consent of such Indemnified Person.

146.
If any action, suit or proceeding (whether arising before, at or after the date of adoption of these Articles) is instituted against any Indemnified Person on or prior to the sixth anniversary of the date of adoption of these Articles, the provisions of the foregoing Articles under this heading shall continue in effect until the final disposition of such action, suit or proceeding.

147.
The indemnification provided for in these Articles shall not be deemed exclusive of any other rights to which an Indemnified Person is entitled, whether pursuant to law, contract or otherwise.

148.
In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers, conveys or disposes of all or a majority of its properties and assets to any Person, then proper provision shall be made so that the successors and assigns of the Company shall succeed to the obligations set forth in the foregoing Articles under this heading.

19

NON-RECOGNITION OF TRUSTS
149.
Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

WINDING UP
150.
If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as they think fit in satisfaction of creditors’ claims.

151.
If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as they deem fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

AMENDMENT OF ARTICLES OF ASSOCIATION
152.
Subject to the Companies Act, the rights attaching to the various Classes, and as otherwise set out in these Articles, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE
153.
For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

154.
In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

155.
If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

20

REGISTRATION BY WAY OF CONTINUATION
156.
The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATION
157.
The Company may merge or consolidate in accordance with the Companies Act.

158.
To the extent required by the Companies Act, the Company may by Special Resolution resolve to merge or consolidate the Company.

DISCLOSURE
159.
The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.

21

Annex A-2
The Companies Act (As Revised) of the Cayman Islands
Plan of Merger
This plan of merger (the “Plan of Merger”) is made on [insert date] between Accelerant Holdings (the “Surviving Company”) and Cherry Tree Merger Sub (the “Merging Company”).
Whereas the Merging Company is a Cayman Islands exempted company and is entering into this Plan of Merger pursuant to the provisions of Part 16 of the Companies Act (As Revised) (the “Statute”).
Whereas the Surviving Company is a Cayman Islands exempted company and is entering into this Plan of Merger pursuant to the provisions of Part 16 of the Statute.
Whereas the directors of the Merging Company and the directors of the Surviving Company deem it desirable and in the commercial interests of the Merging Company and the Surviving Company, respectively, that the Merging Company be merged with and into the Surviving Company and that the undertaking, property and liabilities of the Merging Company vest in the Surviving Company (the “Merger”).
Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Agreement and Plan of Merger dated August 13, 2026, and made between, amongst others, the Surviving Company and the Merging Company (the “Merger Agreement”) a copy of which is annexed at Annexure 1 hereto.
Now therefore this Plan of Merger provides as follows:
1
The constituent companies (as defined in the Statute) to this Merger are the Surviving Company and the Merging Company.

2
The surviving company (as defined in the Statute) is the Surviving Company.

3
The registered office of the Surviving Company is c/o Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the registered office of the Merging Company is c/o Walkers Corporate Limited; 190 Elgin Avenue; George Town; Grand Cayman KY1-9008; Cayman Islands.

4
Immediately prior to the Effective Date (as defined below), the share capital of the Surviving Company will be US$884.43788 divided into 500,000,000 Class A common shares of a par value of US$0.0000011951862 per share, 140,000,000 Class B common shares of a par value of US$0.0000011951862 per share and 100,000,000 preference shares of a par value of US$0.0000011951862 per share.

5
Immediately prior to the Effective Date (as defined below), the share capital of the Merging Company will be US$50,000 divided into 50,000 ordinary shares with a nominal or par value of US$1.00 each and the Merging Company will have one ordinary share in issue.

6
The date on which it is intended that the Merger is to take effect is the date that this Plan of Merger is registered by the Registrar in accordance with section 233(13) of the Statute (the “Effective Date”).

7
The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company, are set out in the Merger Agreement in the form annexed at Annexure 1 hereto.

8
The Memorandum and Articles of Association of the Surviving Company shall be amended and restated by the deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association in the form annexed at Annexure 2 hereto on the Effective Date, and the authorised share capital of the Surviving Company shall be as set out therein.

A-2-1

9
Upon the Effective Date, the authorised share capital of the Surviving Company shall be increased from US$884.43788 divided into 500,000,000 Class A common shares of a par value of US$0.0000011951862 per share, 140,000,000 Class B common shares of a par value of US$0.0000011951862 per share and 100,000,000 preference shares of a par value of US$0.0000011951862 per share to US$50,000, divided into 50,000 ordinary shares with a nominal or par value of US$1.00 each by:

9.1
The redesignation of the one issued Class A common share of the Company as an ordinary share having the rights and restrictions set out in the Amended and Restated Memorandum and Articles of Association of the Surviving Company in the form annexed at Annexure 2 hereto;

9.2
The cancellation of all remaining authorised Class A common shares of the Company;

9.3
The cancellation of authorised all Class B common shares of the Company;

9.4
The cancellation of all authorised preference shares of the Company; and

9.5
The creation of a further 49,999 ordinary shares with a nominal or par value of US$1.00 having the rights and restrictions set out in the Amended and Restated Memorandum and Articles of Association of the Surviving Company in the form annexed at Annexure 2 hereto.

10
The rights and restrictions attaching to the shares in the Surviving Company are set out in the Amended and Restated Memorandum and Articles of Association of the Surviving Company in the form annexed at Annexure 2 hereto.

11
[There are no amounts or benefits which are or shall be paid or payable to any director of either constituent company or the Surviving Company consequent upon the Merger.]

12
[[Each director]/[The following directors] of [the Merging Company]/[the Surviving Company]/[the Merging Company and the Surviving Company] [(each of whom will resign as a director of the Surviving Company on the Effective Date)] will be paid the following amounts or receive the following benefits consequent upon the Merger:

12.1
[insert any payment or any benefit to be received by a director]; and

12.2
[repeat as necessary].

13
The Merging Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

14
The Surviving Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

15
The names and addresses of each director of the surviving company (as defined in the Statute) are:

15.1
[Insert name of Director] of [Insert personal address of Director];

15.2
[Insert name of Director] of [Insert personal address of Director]; and

15.3
[repeat for all Directors of the surviving company (i.e. the merged entity)].

16
This Plan of Merger has been approved by the board of directors of each of the Surviving Company and the Merging Company pursuant to section 233(3) of the Statute.

17
This Plan of Merger has been authorised by the sole shareholder of the Merging Company pursuant to section 233(6) of the Statute by way of written shareholder resolution of the Merging Company. This Plan of Merger has been authorised by the shareholders of the Surviving Company pursuant to section 233(6) of the Statute by way of special resolutions passed at an extraordinary general meeting of the Surviving Company.

A-2-2

18
At any time prior to the Effective Date, this Plan of Merger may be:

18.1
terminated by the board of directors of either the Surviving Company or the Merging Company in accordance with the Merger Agreement;

18.2
amended by the board of directors of both the Surviving Company and the Merging Company to:

(a)
change the Effective Date provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar of Companies; and

(b)
effect any other changes to this Plan of Merger which the directors of both the Surviving Company and the Merging Company deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or the Merging Company, as determined by the directors of both the Surviving Company and the Merging Company, respectively.

19
This Plan of Merger may be executed in counterparts.

20
This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

A-2-3

In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.
SIGNED by	)
Duly authorised for	)
and on behalf of	)	Director
Accelerant Holdings	)

A-2-4

SIGNED by	)
Duly authorised for	)
and on behalf of	)	Director
Cherry Tree Merger Sub	)

A-2-5

Annexure 1
Agreement and Plan of Merger

A-2-6

Annexure 2
Amended and Restated Memorandum and Articles of Association of the Surviving Company

A-2-7

Annex B-1
August 13, 2026
The Special Committee of the Board of Directors of Accelerant Holdings
c/o Accelerant Re (Cayman) Ltd.
Unit 106, Windward 3, Regatta Office Park, West Bay Road
Grand Cayman, KY1-1108
Dear Members of the Special Committee:
We understand that Cherry Tree BidCo (“Parent”), Cherry Tree Merger Sub, a wholly owned subsidiary of Parent (the “Merger Sub”), and Accelerant Holdings (the “Company”), propose to enter into the Agreement (defined below) pursuant to which, among other things, the Merger Sub will be merged with and into the Company (the “Transaction”) and that, in connection with the Transaction, (a) each outstanding Class A common share, par value $0.0000011951862 per share (“Company Class A Common Shares”), of the Company and each issued and outstanding Class B common share, par value $0.0000011951862 per share (“Company Class B Common Shares” and, collectively with the Company Class A Common Shares, the “Company Common Shares”), of the Company (other than Excluded Shares (as defined in the Agreement) and Dissenting Shares (as defined in the Agreement)) will be converted into the right to receive (i) $20.25 in cash, without interest (the “Merger Consideration”), plus (ii) if applicable, the Ticking Amount (as defined in the Agreement), and (b) the Company will become a wholly owned indirect subsidiary of Parent. “Excluded Persons” shall be defined as (1) Altamont Capital Partners, LP and its affiliates, (2) any holder of Company Common Shares that in connection with the Transaction will receive, directly or through an affiliate of such holder, equity of Parent or any of its affiliates, and (3) holders of Excluded Shares and Dissenting Shares.
The Special Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Committee as to whether, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Shares (other than the Excluded Persons) in the Transaction pursuant to the Agreement is fair to such holders from a financial point of view.
In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1.
reviewed an execution version, dated August 13, 2026, of the Agreement and Plan of Merger, by and among Parent, the Merger Sub, and the Company (the “Agreement”);

2.
reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including certain publicly available research analyst estimates with respect to the future financial performance of the Company;

3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections prepared by or discussed with the management of the Company relating to the Company for the years ending 2026 through 2030;

4.
spoken with certain members of the management of the Company regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters;

5.
compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

6.
considered financial terms of certain transactions that we deemed to be relevant;

7.
reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded securities, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that we deemed to be relevant; and

B-1-1

8.
conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company and the other matters covered thereby, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.
We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement and other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analyses or this Opinion. In that regard, we have assumed at your direction that that no Ticking Amount will be paid pursuant to the Agreement. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the execution version of the Agreement identified above.
Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company, Parent or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or Parent is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or Parent is or may be a party or is or may be subject.
We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Committee, the Board or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to the price or range of prices at which the Common Shares may be purchased or sold, or otherwise be transferable, at any time.
This Opinion is furnished for the use of the Committee (in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent.

B-1-2

This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.
In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent, or any other party that may be involved in the Transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Transaction.
Houlihan Lokey and certain of its affiliates have in the past provided investment banking, financial advisory and/or other financial or consulting services to Thoma Bravo, L.P. (“Thoma Bravo”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Thoma Bravo (collectively, with Thoma Bravo, the “Thoma Bravo Group”) and Altamont Capital Management, LP (“Altamont”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Altamont (collectively, with Altamont, the “Altamont Group”), for which Houlihan Lokey and its affiliates have received compensation. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, Parent, members of the Thoma Bravo Group, members of the Altamont Group, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Thoma Bravo, Altamont, other participants in the Transaction or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the Thoma Bravo Group, members of the Altamont Group, other participants in the Transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, members of the Thoma Bravo Group, members of the Altamont Group, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Houlihan Lokey will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.
We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Merger Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction, or any of their respective assets, under

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any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Merger Consideration or otherwise, or (ix) any differential voting or other rights between the Class A Common Shares and the Class B Common Shares (and we have not taken any such rights into account in our analysis). Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Committee, on the assessments by the Committee, the Board, the Company and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Shares (other than the Excluded Persons) in the Transaction pursuant to the Agreement is fair to such holders from a financial point of view.
Very truly yours,
The Special Committee of the Board of Directors of Accelerant Holdings
August 13, 2026
HOULIHAN LOKEY CAPITAL, INC.

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Annex B-2
August 13, 2026
Board of Directors
Accelerant Holdings
c/o Accelerant Re (Cayman) Ltd.,
Unit 106 Windward 3, Regatta Office Park, West Bay Road,
Grand Cayman, KY1-1108
Members of the Board:
We understand that Accelerant Holdings, a Cayman Islands exempted company (“Accelerant” or the “Company”), Cherry Tree BidCo, a Cayman Islands exempted company (the “Buyer”), and Cherry Tree Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of the Buyer (“Acquisition Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated August 13, 2026 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding Class A common share, par value $0.0000011951862 per share, of the Company, and each outstanding Class B common share, par value $0.0000011951862 per share, of the Company (collectively, the “Common Stock”), other than shares held in treasury or held by the Buyer or any affiliate of the Buyer or the Company or as to which dissenters’ rights have been perfected, will be converted into the right to receive an amount in cash, without interest, equal to (such amount, the “Merger Consideration”) (i) $20.25 plus (ii) the Ticking Amount per share. The terms and conditions of the Merger are more fully set forth in the Merger Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement. For purposes of the opinion set forth herein, and with your consent, we have assumed the Merger Consideration is $20.25 per share. We do not express any view on, and this opinion does not address, the Merger Consideration to be received by any holders of Excluded Shares, Dissenting Shares, or shares held in treasury or held by the Buyer or any affiliate of the Buyer or the Company or any affiliate of the Company or as to which dissenters’ rights have been perfected.
You have asked for our opinion as to whether the Merger Consideration to be received by the holders of shares of the Common Stock (other than holders of Excluded Shares, Dissenting Shares, or shares held in treasury or held by the Buyer or any affiliate of the Buyer or the Company or any affiliate of the Company or as to which dissenters’ rights have been perfected) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Common Stock.
For purposes of the opinion set forth herein, we have:
1)
Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)
Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)
Reviewed certain financial projections prepared by the management of the Company;

4)
Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)
Reviewed the reported prices and trading activity for the Common Stock;

6)
Compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

7)
Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

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8)
Participated in certain discussions and negotiations among representatives of the Company and the Buyer;

9)
Reviewed the Merger Agreement and certain related documents; and

10)
Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, regulatory or actuarial advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory or actuarial advisors with respect to legal, tax, regulatory or actuarial matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Merger Consideration to be received by the holders of Common Stock in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided (i) financial advisory and financing services for the Buyer and certain of its affiliates and (ii) financing services for the Company, Altamont Capital Partners (“Altamont”) and certain of their respective affiliates, and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Buyer, Altamont and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by Altamont, the Buyer or their respective affiliates. As of the date hereof, Morgan Stanley or its affiliate is a lender to the Buyer and certain of its affiliates with respect to revolving credit facilities.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior

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written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Merger.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the holders of Common Stock (other than holders of Excluded Shares, Dissenting Shares, or shares held in treasury or held by the Buyer or any affiliate of the Buyer or the Company or any affiliate of the Company or as to which dissenters’ rights have been perfected) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Common Stock.
Very truly yours,
MORGAN STANLEY & CO. LLC
By:
Lily Mahdavi Managing Director

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Annex C
CONFIDENTIAL
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”) is made and entered into as of August 13, 2026, by and among Cherry Tree BidCo, a Cayman Islands exempted company (“Parent”), and the shareholder(s) of Accelerant Holdings, a Cayman Islands exempted company limited by shares (the “Company”), that are listed on Schedule A hereto (each, a “Shareholder” and, collectively, the “Shareholders”), and the Company.
RECITALS
WHEREAS, substantially concurrently with the execution and delivery of this Agreement, Parent, Cherry Tree Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger;
WHEREAS, as of the date hereof, each Shareholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), which meaning will apply for all purposes of this Agreement; provided, that all options, warrants, restricted stock units, and other convertible securities are included even if not exercisable within sixty (60) days of the date hereof) of the number of Class A common shares, par value $0.0000011951862 per share, of the Company (the “Class A Common Shares”) and/or Class B common shares, par value $0.0000011951862 per share, of the Company (the “Class B Common Shares”, together with Class A Common Shares, the “Company Shares”) as set forth next to such Shareholder’s name on Schedule A hereto, being all of the Company Shares owned of record or beneficially by such Shareholder as of the date hereof (with respect to such Shareholder, the “Owned Shares”, and the Owned Shares together with such Shareholder’s Additional Shares, the “Covered Shares”);
WHEREAS, the special committee of the Company Board established by the Company Board (the “Special Committee”) has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company, (ii) recommended that the Company Board determine that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interest of the Company and approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (iii) recommended that, subject to approval by the Company Board, the Company Board submit the Merger Agreement to the Company’s shareholders entitled to vote thereon for adoption thereby and resolve to recommend that such shareholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger;
WHEREAS, the Company Board, upon the unanimous recommendation of the Special Committee, has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company, (ii) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (iii) directed that the Merger Agreement be submitted to the Company’s shareholders entitled to vote thereon for adoption thereby and resolved to recommend that such shareholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger; and
WHEREAS, as an inducement and condition for Parent and Merger Sub to enter into the Merger Agreement, each Shareholder has agreed to enter into this Agreement with respect to such Shareholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.   Definitions.   Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.
“Additional Shares” means, with respect to a Shareholder, any additional Company Shares that such Shareholder may acquire record and/or beneficial ownership of after the date hereof (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or issued upon the exercise of any options, the settlement of any restricted stock or restricted stock units or other conversion of any convertible securities).
“Articles” means the Amended and Restated Memorandum and Articles of Association of the Company.
“Expiration Time” means the earlier to occur of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VII thereof.
“Lien” means any lien, encumbrance, hypothecation, adverse claim, charge, mortgage, security interest, pledge or option, proxy, right of first refusal or first offer, preemptive right, deed of trust, servitude, voting agreement, voting trust, transfer restriction or any other similar restriction.
“Permitted Lien” means (i) any Lien arising under this Agreement, (ii) any applicable restrictions on transfer under the Securities Act of 1933 (the “Securities Act”) and (iii) with respect to Company Options, Company RSUs or Company PSUs, any Lien created by the terms of any applicable Company Equity Plan or award agreement thereunder.
“Transfer” means (a) any direct or indirect offer, tender, sale, assignment, exchange, encumbrance, pledge, hypothecation, dividend, distribution, disposition, loan or other transfer (whether voluntary or involuntary and including by merger, consolidation, statutory conversion, statutory domestication, transfer or continuance, share exchange, business combination, testamentary disposition, gift, operation of applicable Law or otherwise), or entry into any option or other Contract, swap, arrangement, agreement or understanding with respect to any offer, tender, sale, assignment, exchange, encumbrance, pledge, hypothecation, dividend, distribution, disposition, loan or other transfer (whether voluntary or involuntary and including by merger, consolidation, statutory conversion, statutory domestication, transfer or continuance, share exchange, business combination, testamentary disposition, gift, operation of applicable Law or otherwise), of any Covered Shares or any interest (including legal or beneficial) in any Covered Shares (in each case other than this Agreement), (b) the deposit of any Covered Shares into a voting trust, the entry into a voting agreement, arrangement, understanding or commitment (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares, (c) the creation of any Lien, or the entry into any Contract, swap, arrangement, agreement or understanding creating any Lien, with respect to any Covered Shares (other than Permitted Liens), (d) the entry into any derivative or hedging arrangement with respect to any Covered Shares or any interest therein, (e) with respect to Covered Shares that are shares of Class B Common Shares, any other action that would constitute a “transfer” (as contemplated by Article 4.4(a)(2) of the Articles) of such shares or (f) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c), (d) or (e) above; provided, that Liens on Covered Shares in favor of a bank or broker-dealer, in each case holding custody of Covered Shares in the ordinary course of business, shall not be considered a Transfer hereunder, provided that any transfer as a result of the exercise of remedies under such liens shall be deemed to be a Transfer.
2.   Agreement to Not Transfer the Covered Shares.   Until the Expiration Time, each Shareholder agrees not to and to cause each of its controlled Affiliates not to Transfer or cause or permit the Transfer of any of such Shareholder’s Covered Shares (except as provided in this Section 2), other than with the prior written consent of Parent; provided, however, that any Shareholder may, (a) with respect to Covered Shares that are shares of Class B Common Shares, Transfer any such Covered Shares to any Permitted Transferee of such Shareholder (as defined in Article 4.4(a)(2) of the Articles), and (b) with respect to Covered Shares that are shares of Class A Common Shares, Transfer any such Covered Shares (i) by will or by operation of law or other Transfers for estate planning purposes, (ii) underlying such Shareholder’s Company Options, Company RSUs and/or Company PSUs for the net settlement of such Company Options, Company RSUs and/or Company PSUs in order to satisfy any tax withholding obligation or to pay the exercise price of such Company Options, (iii) to any shareholder, member or partner of any Shareholder which is an entity and under common control with such Shareholder, and (iv) to any Affiliate of Shareholder under common control with such Shareholder, in each case of clauses (a) and (b), only if such transferee of such Covered Shares, as a condition to such transfer, evidences in writing such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Shareholder. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void ab initio and of no effect whatsoever. If any involuntary Transfer of any of such Shareholder’s Covered Shares shall occur (including a sale by Shareholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, each Shareholder hereby authorizes the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of such Covered Shares). To the extent requested by Parent and applicable, each Shareholder shall promptly surrender or cause to be surrendered the certificate(s), if any, representing any Covered Shares owned beneficially or of record from time to time by the Shareholder so that the transfer agent of such Covered Shares may affix onto such certificate(s) an appropriate legend referencing the restrictions on transfer and ownership set forth in this Agreement. Each Shareholder further acknowledges and agrees that, with respect to any Covered Shares owned beneficially or of record by such Shareholder that are uncertificated, this Agreement shall constitute notice to such Shareholder of any legend that would be set forth on any certificate representing such Covered Shares if such Covered Shares were represented by a certificate. Each Shareholder agrees that it shall not, and shall cause its controlled Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the Merger Agreement (it being understood that any agreements or arrangements with Parent or its Affiliates shall not result in a breach of this sentence). Parent and each Shareholder shall give prompt written notice (in any event within 48 hours) to the Company if (i) any written consent is provided by Parent under this Section 2, or (ii) either Parent and its Affiliates, on the one hand, or any Shareholder and its Affiliates (other than the Company and its Subsidiaries), on the other hand, enter into any binding agreement, arrangement or understanding with respect to such Shareholder’s Covered Shares, including in respect of any Transfer thereof to Parent, its Affiliates, or any other Person.
3.   Agreement to Vote the Covered Shares.
3.1   Until the Expiration Time, at every meeting of the Company’s shareholders at which any of the following matters are to be voted on (and at every adjournment or postponement or recess thereof), and in connection with any request for an action by consent of the Company’s shareholders in lieu of a meeting, each Shareholder shall vote (including via proxy) or execute and deliver a consent with respect to, all of such Shareholder’s Covered Shares (or cause the holder(s) of record on any applicable record date to vote (including via proxy) or execute and deliver a consent with respect to all of such Shareholder’s Covered Shares):
(a)   in favor of the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement;
(b)   in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the approval and adoption of the Merger Agreement on the date on which such meeting is held; and
(c)   against (i) any action, proposal, transaction or agreement that, to the Shareholder’s knowledge, would reasonably be expected to result in any condition set forth in Article VI of the

Merger Agreement not being satisfied prior to the Termination of the Merger Agreement or a breach of any covenant, representation or warranty, or any other obligation or agreement of such Shareholder under this Agreement and (ii) any Acquisition Proposal or any action or proposal in furtherance of any Acquisition Proposal.
3.2   Until the Expiration Time, at every meeting of the Company’s shareholders (and at every adjournment or postponement or recess thereof), each Shareholder shall appear in person at such meeting or shall cause such Shareholder’s Covered Shares to be represented by proxy and shall otherwise cause all of such Shareholder’s Covered Shares to be counted for the purposes of establishing a quorum at such meeting (or, with respect to any such Covered Shares that such Shareholder owns beneficially but not of record, such Shareholder shall cause the holder(s) of record of such shares as of any applicable record date for determining such shareholders entitled to vote at the meeting to be represented in person or by such proxy at such meeting as provided herein and to be counted as present for purposes of establishing a quorum). Each Shareholder hereby appoints Parent and any designee of Parent, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), as its proxy and attorney-in-fact, with full power of substitution and re-substitution, to vote or act by written consent during the term of this Agreement with respect to the Covered Shares in accordance with Section 3.1 hereof in the event the Shareholder fails to comply with its obligation under this Agreement or attempts or purports to vote (or provide consent with respect to), or cause any other Person to vote or provide consent with respect to, the Shareholder’s Covered Shares in a manner inconsistent with the terms of this Agreement. This proxy and power of attorney is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Shareholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by the Shareholder with respect to the Covered Shares. The power of attorney granted by the Shareholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of the Shareholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.
3.3   Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Time a Governmental Entity of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting the Shareholders from taking any action pursuant to Section 3.1 or Section 3.2, then the obligations of each Shareholder set forth in Section 3.1 or Section 3.2 shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits such Shareholder from taking any such action.
4.   Waiver of Dissenters Rights.   Each Shareholder hereby irrevocably waives and agrees not to exercise any and all dissenter rights under Section 238 of the Companies Act (As Revised) of the Cayman Islands with respect to all of such Shareholder’s Covered Shares owned (beneficially or of record) by such Shareholder.
5.   Fiduciary Duties.   Each Shareholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Shareholder’s Covered Shares. Without limiting the terms of the Merger Agreement in any respect, nothing in this Agreement shall in any way attempt to limit or affect any actions taken by any of the Shareholder’s or its Affiliates’ designee(s) or beneficial owner(s) serving on the Company Board (solely to the extent in any such director’s capacity as such) or any such Shareholder, solely to the extent in his or her capacity as a director, officer or employee of the Company or any of its Affiliates, from complying with his or her fiduciary obligations solely to the extent acting in such designee’s or beneficial owner’s capacity as a director, officer or employee of the Company. Without limiting the terms of the Merger Agreement in any respect, no action taken (or omitted to be taken) solely to the extent in any such capacity as a director, officer or employee shall be deemed to constitute a breach of this Agreement.
6.   Representations and Warranties of the Shareholder.   Each Shareholder hereby represents and warrants to Parent that:

6.1   Due Authority.   Such Shareholder has the full power and capacity to make, enter into and carry out the terms of this Agreement and the other definitive documentation contemplated hereby. If an entity, such Shareholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable. The execution and delivery of this Agreement and the other definitive documentation contemplated hereby, the performance of such Shareholder’s obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been validly authorized, and, assuming the accuracy of the representations and warranties set forth in Section 7.2(b), no other consents or authorizations are required to give effect to this Agreement or the other definitive documentation contemplated hereby or the transactions contemplated hereby or thereby. This Agreement has been, duly and validly executed and delivered by such Shareholder, and this Agreement constitutes, a valid and binding obligation of such Shareholder enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar applicable Laws affecting or relating to creditors’ rights generally, and except that equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
6.2   Ownership of the Covered Shares.   (a) Such Shareholder is, as of the date hereof, the beneficial or record owner of such Shareholder’s Covered Shares, all of which are free and clear of any Liens, other than Permitted Liens, and (b) subject only to community property laws, if applicable, such Shareholder has sole voting power over all of such Shareholder’s Covered Shares and no person (other than such Shareholder and any person under common control with such Shareholder) has a right to acquire any of the Covered Shares held by such Shareholder. Such Shareholder has not entered into any agreement to Transfer any Covered Shares. As of the date hereof, such Shareholder does not own, beneficially or of record, any Company Shares or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Company Shares or other voting shares of the Company) other than the Owned Shares, except as set forth on Schedule A.
6.3   No Conflict; Consents.
(a)   The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of its obligations under this Agreement does not and will not: (i) violate any applicable Laws applicable to such Shareholder or (ii) result in any breach of or constitute a default under any Contract or obligation to which such Shareholder is a party or by which such Shareholder is subject or (iii) if an entity, violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of such Shareholder, in each case of clauses (i) through (iii), except for such violations, breaches or defaults as would not delay or impair in any respect the ability of such Shareholder to perform its obligations under this Agreement.
(b)   No consent, approval, order or authorization of, or registration, declaration or, except as required under the HSR Act, any competition, antitrust and investment laws or regulations of any jurisdiction or by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person, is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby.
6.4   Absence of Litigation.   As of the date hereof, there is no legal action pending against, or, to the knowledge of such Shareholder, threatened against or affecting such Shareholder that would reasonably be expected to prevent, materially delay or materially impair the ability of the Shareholder to perform its obligations under this Agreement.
6.5   Brokers.   Other than Morgan Stanley & Co. LLC and Houlihan Lokey Capital, Inc., no broker, finder, financial advisor, investment banker or other agent is entitled to any brokerage, finder’s, financial advisor’s, investment banking or other similar fee or commission payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of such Shareholder, on behalf of such Shareholder.

7.   Representations and Warranties of Parent.   Parent hereby represents and warrants to the Shareholder that:
7.1   Due Authority.   Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been validly authorized, and assuming the accuracy of the representations and warranties set forth in Section 6.3(b), no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement or the other definitive documentation contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent, and this Agreement constitutes, a valid and binding obligation of Parent enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar applicable Laws affecting creditors’ rights and remedies generally.
7.2   No Conflict; Consents.
(a)   The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement does not and will not: (i) violate any applicable Laws applicable to Parent, or (ii) result in any breach of or constitute a default under any Contract or obligation to which Parent is a party or by which Parent is subject, or (iii) violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of Parent, in the case of each of clauses (i) through (iii), except for such violations, breaches or defaults as would not prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.
(b)   No consent, approval, order or authorization of, or registration, declaration or, except as required under the HSR Act, any competition, antitrust and investment laws or regulations of any jurisdiction or by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.
7.3   Absence of Litigation.   As of the date hereof, there is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.
7.4   No Other Agreements.   As of the date hereof, Parent has made available to the Company any agreement, arrangement or understanding between Parent and its Affiliates, on the one hand, and each Shareholder or any such Shareholder’s Affiliates, on the other hand, relating to this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, or with respect to such Shareholder’s Covered Shares, including in respect of any Transfer thereof to Parent, its Affiliates, or any other Person.
8.   No Solicitation.   Subject in all cases to Section 5, each Shareholder agrees that it will not take, and will cause its controlled Affiliates (which, for the avoidance of doubt, shall not include the Company or its Subsidiaries or its or their Representatives) not to take, any action that the Company, its Subsidiaries or their respective Representatives are prohibited from taking pursuant to Section 5.4 of the Merger Agreement.
9.   Proxy Statement; SEC Filings and Schedule 13D.   Each Shareholder will provide information reasonably requested by the Company in connection with the preparation of any filing with the U.S. Securities and Exchange Commission (the “SEC”) (including the Proxy Statement and Schedule 13e-3 (to the extent required) that Parent or the Company is required to make in connection with the Merger (including any amendment or supplement thereto, the “SEC Filings”)). To the knowledge of each Shareholder, the information supplied by such Shareholder for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 (to the extent required) or any other SEC Filing will not, at the time that such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Promptly after the execution of this Agreement, Parent and the Shareholders shall cooperate to prepare and file with the SEC one or more disclosure statements on Schedule 13D or amendments or supplements thereto, as applicable (such disclosure statements, including any amendments or supplements thereto, the “Schedule 13Ds”) relating to this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby. Parent shall (i) provide the Shareholders and the Shareholders’ counsel a reasonable opportunity to review drafts of the SEC Filings prior to filing the SEC Filings with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the Shareholders, their outside counsel and other Representatives. Parent and the Shareholders shall (A) provide each other and their respective counsel a reasonable opportunity to review drafts of the Schedule 13Ds prior to filing the Schedule 13Ds with the SEC and (B) consider in good faith all comments thereto reasonably proposed by the other parties, their outside counsel and their other Representatives, it being understood that failure to provide such prior review or to incorporate any comments shall not in any way limit or preclude Parent or the Shareholders, as applicable, from amending any such Schedule 13D. The Shareholders will reasonably assist and cooperate with Parent in the preparation, filing and distribution of the Proxy Statement, the Schedule 13e-3 and any other SEC Filings and the resolution of any comments thereto received from the SEC.
10.   Miscellaneous.
10.1   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Parent any direct, indirect or beneficial ownership or incidence of ownership of or with respect to the Covered Shares. Without limiting this Agreement in any manner, rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholders, and Parent shall have no authority to direct any Shareholder in the voting or disposition of any of the Covered Shares, except as expressly provided herein.
10.2   Certain Adjustments.   In the event of a stock split, stock dividend or distribution, or any change in the Company Shares by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
10.3   Amendments and Modifications.   This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto. No waiver by any party of its rights hereunder shall be effective against such party unless the same shall be in writing. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.
10.4   Expenses.   All costs and expenses incurred in connection with this Agreement shall be paid by the party hereto incurring such cost or expense.
10.5   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice made pursuant to this Section 10.5):

(i)   if to the Shareholders, to:
ACP Insurance Management, LLC
ACP Accelerant Holdings, L.P.
c/o Altamont Capital Partners
400 Hamilton Ave., Suite 230
Palo Alto, CA 94301
Attention: Keoni Schwartz; Jenn Mello
Email: kschwartz@altamontcapital.com
legalnotices@altamontcapital.com
with a copy (which shall not constitute notice) to:
Ropes & Gray LLP
One Maritime Plaza, Suite 1800
300 Clay Street
San Francisco, CA 94111
Attention: Jason Freedman
Email: jason.freedman@ropesgray.com
(ii)   if to Parent, to:
c/o Thoma Bravo, L.P.
830 Brickell Plaza, Suite 5100
Miami, FL 33131
Attention: A.J. Rohde; Matt LoSardo; Joe Grady; Dylan Becker
Email: arohde@thomabravo.com; mlosardo@thomabravo.com;
jgrady@thomabravo.com; dbecker@thomabravo.com
with a copy (which shall not constitute notice) to:
Goodwin Procter LLP
601 Marshall St.
Redwood City, CA 94063
Attention: David E Johanson
Email: DJohanson@goodwinlaw.com
Goodwin Procter LLP
620 Eighth Avenue
New York, New York 10018
Attention: Joshua M. Zachariah
James Ding
Matthew Cognetti
Email: jzachariah@goodwinlaw.com
jding@goodwinlaw.com
MCognetti@goodwinlaw.com
(iii)   if to Company, to:
Accelerant Holdings
c/o Accelerant Re (Cayman) Ltd.
Unit 106 Windward 3, Regatta Office Park
West Bay Road, Grand Cayman, KY1-1108
Attention: Cliff Jenks
Email: cliff.jenks@accelins.com

with a copy (which shall not constitute notice) to:
Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Attention: Eric Schiele
Colin Diamond
Dmitriy Molchanov
Email:   ericschiele@paulhastings.com;
colindiamond@paulhastings.com;
dmitriymolchanov@paulhastings.com
10.6   Enforcement; Exclusive Jurisdiction.
(a)   The rights and remedies of the parties hereto shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.
(b)   In addition, each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 10.5 or in such other manner as may be permitted by applicable Law, and nothing in this Section 10.6 will affect the right of any party hereto to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Proceeding arising in connection with this Agreement or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Proceeding in the Chosen Courts or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it shall not bring any Proceeding relating to this Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts; provided, however, that the exclusive jurisdiction of the Chosen Courts shall be without prejudice to any proceedings that are required to be brought before the courts of the Cayman Islands in connection with (i) the internal corporate affairs of the Company, (ii) the enforcement or interpretation of the memorandum and articles of association of the Company, (iii) any rights or obligations arising under the Companies Act (As Revised) of the Cayman Islands (including, without limitation, any proceedings in relation to Section 238 thereof), or (iv) any matter that, under the laws of the Cayman Islands, may only be determined by the courts of the Cayman Islands. Each of Parent and the Shareholders agrees that a final judgment in any Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
(c)   Notwithstanding anything to the contrary in this Section 10.6, each of the parties acknowledges and agrees that the courts of the Cayman Islands shall have non-exclusive jurisdiction to hear and determine any Proceeding relating to (i) the Merger (including the Plan of Merger), (ii) the cancellation of Company Shares and the vesting of the undertaking, property and liabilities of Merger Sub in the Company as the surviving corporation, (iii) any appraisal or dissent rights arising under Section 238 of the Companies Act (As Revised) of the Cayman Islands, (iv) the fiduciary or other duties of the directors of the Company or Merger Sub, or (v) the internal corporate affairs of the Company or Merger Sub, in each case to the extent such matters are governed by the laws of the Cayman Islands.
10.7   Waiver of Jury Trial.   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY HERETO MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.
10.8   Documentation and Information.
(a)   Each Shareholder consents to and authorizes the publication and disclosure by Parent and the Company of such Shareholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), and any other information that Parent or the Company reasonably determines is required to be disclosed by applicable Law, in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Each Shareholder acknowledges that Parent, Merger Sub and the Company, in Parent’s or the Company’s sole discretion, as applicable, may file this Agreement or a form hereof with the SEC or any other Governmental Entity. Such Shareholder agrees to promptly give Parent and the Company any information they may reasonably request for the preparation of any such disclosure documents.
(b)   If applicable and to the extent required under applicable Law, such Shareholder shall promptly and in accordance with applicable Law amend their Schedule 13D or Schedule 13G filed with the SEC to disclose this Agreement.
10.9   Further Assurances.   Each Shareholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
10.10   Entire Agreement.   This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.
10.11   Reliance.   Each Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement.
10.12   Interpretation.   The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. The parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.
10.13   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of applicable Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.
10.14   Severability.   If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, is not affected in a manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. Without limiting the foregoing, if any term or other provision of this Agreement would cause an automatic conversion of any of the Covered Shares from Class B Common Shares to Class A Common Shares pursuant to Article 4.4 of the Articles, such term or provision shall be severed from this Agreement, null and void ab initio and of no effect whatsoever, with the express purpose and intent that no such conversion shall be deemed to have occurred by virtue of the execution, delivery or performance of this Agreement.
10.15   Counterparts.   This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.
10.16   Governing Law.   This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Parent or any Shareholder in the negotiation, administration, performance and enforcement hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed and enforced in accordance with, the internal Laws of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware, except to the extent the provisions of the laws of the Cayman Islands are mandatorily applicable.
10.17   Non-Survival of Representations and Warranties.   None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 10.17 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.
10.18   No Recourse.   All claims, obligations, liabilities and causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement may be made only against (and are those solely of) the Persons that are expressly identified as parties in the preamble and signatories to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, shareholder, equityholder, Affiliate, agent, attorney, representative, financing source, heir or assignee of, or any financial advisor or lender to, or successor to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, shareholder, equityholder, Affiliate, agent, attorney, representative, financing source, heir or assignee of, or any financial advisor or lender to, or successor to, any of the foregoing (collectively, “Nonparty Affiliates”), shall have any liability, obligations, claims or causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of any party hereto or otherwise, and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise and (b) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made by a Nonparty Affiliate in, in connection with, or as an inducement to this Agreement.
10.19   Termination.   This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the earlier to occur of (a) the Expiration Time; (b) the termination of the Merger Agreement in accordance with its terms; (c) the mutual written consent of all of the parties hereto; or (d) with respect to any Shareholder, the election of such Shareholder in its sole discretion to terminate this Agreement following any amendment of any term or provision of the original unamended Merger Agreement dated as of the date hereof that (i) reduces the amount or changes the form or type of Merger Consideration (other than, for the avoidance of doubt, adjustments in accordance with the terms of the Merger Agreement or any increase in the Merger Consideration) payable to such Shareholder under the Merger Agreement in accordance with the terms thereof, or (ii) imposes any conditions, requirements or restrictions on, a Shareholder’s right to receive the consideration payable to such Shareholder pursuant to the Merger Agreement or imposes a material delay on the timing of receipt of such consideration; provided that the provisions of this Section 10 (except for Section 10.8(b)) shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination; provided, however, that in no event shall any Shareholder have any liability for any monetary damages resulting from a breach of this Agreement other than in connection with a willful breach of this Agreement by such Shareholder.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
CHERRY TREE BIDCO
By:
/s/ A.J. Rohde

Name: A.J. Rohde
Title: Director
Signature Page to Voting and Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
SHAREHOLDERS:
ACP INSURANCE MANAGEMENT, LLC
By:
/s/ Keoni Schwartz

Name: Keoni Schwartz
Title: Sole Managing Member
ACP ACCELERANT HOLDINGS, L.P.
By:    ACP Insurance Management, LLC
Its:    General Partner
By:
/s/ Keoni Schwartz

Name: Keoni Schwartz
Title: Sole Managing Member

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
ACCELERANT HOLDINGS
By:
/s/ Jeff Radke

Name: Jeff Radke
Title:
Chief Executive Officer (Principal Executive Officer)

Signature Page to Voting and Support Agreement

Schedule A
Shareholder	Company Shares	Company Options / Company RSUs / Company PSUs
ACP Insurance Management, LLC	90,916,741	N/A
ACP Accelerant Holdings, L.P.	85,976,902	N/A

Annex D
Thoma Bravo Discover Fund V, L.P.
One Market Plaza
Spear Tower
Suite 2400
San Francisco, CA 94105
August 13, 2026
ACP Insurance Management, LLC
ACP Accelerant Holdings, L.P.
c/o Altamont Capital Partners
400 Hamilton Ave., Suite 230
Palo Alto, CA 94301
Re:   Project Cherry Tree / Aftershock Reinvestment
Ladies and Gentlemen:
This letter agreement (this “Agreement”) sets forth the agreement among ACP Insurance Management, LLC and ACP Accelerant Holdings, L.P. (together with their respective affiliated investment funds and affiliated co-investment vehicles investing in Parent in connection with the Closing “Altamont”), Thoma Bravo Discover Fund V, L.P., (together with their affiliated investment funds and affiliated co-investment vehicles investing in Parent in connection with the Closing, “Thoma Bravo”), and Cherry Tree HoldCo, a Cayman Islands exempted company (“Parent”), the ultimate holding company of Cherry Tree BidCo, a Cayman Islands exempted company (“Bidco”), regarding an investment by Altamont into Parent in connection with the transactions contemplated by the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), dated as of the date hereof, by and among Bidco, Cherry Tree Merger Sub, a Cayman Islands exempted company and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and Accelerant Holdings, a Cayman Islands exempted company (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.
1.
Co-Investment Option.

(a)
Upon the terms and subject to the conditions set forth herein, Altamont shall have the right (the “Co-Investment Option”), but not the obligation, to elect (which election shall be irrevocable and shall be made in writing to Parent no later than 120 days following the date hereof) to purchase in cash and/or by contribution of equity securities of the Company (to the extent purchased in such equity securities, with the value of the equity securities being contributed being that set forth in the Merger Agreement) at or immediately prior to the Closing an amount of the same class and type of equity securities of Parent as are acquired (at the same price, on the same terms and in the same proportions as between the classes of equity securities received) by Thoma Bravo in connection with the Closing, but excluding the TB Redeemable Preferred (as defined in the Equity Term Sheet), in an amount specified in such election notice (the “Co-Investment Securities”); provided that such amount shall be no greater than the Maximum Co-Investment Amount. For purposes of this Agreement, “Maximum Co-Investment Amount” means an amount of equity securities of Parent equal to the aggregate amount of equity securities of Parent purchased by Thoma Bravo in connection with the Closing.

(b)
From the date hereof through the earlier (i) Altamont making the election contemplated in Section 1(a) and (ii) 120 days following the date hereof, Thoma Bravo agrees that it will not seek any equity co-investment (from limited partners or otherwise) outside of its sponsored investment funds with respect to its investment in Parent and its Subsidiaries.

2.
Limited Partnership Agreement.

(a)
The parties hereto agree that they will negotiate (acting reasonably and in good faith) and use commercially reasonable efforts to enter into a limited partnership agreement (or such other definitive governing agreement as the parties may mutually determine) at or immediately prior to the Closing with respect to their equity interests in Parent (the “Limited Partnership Agreement”), which shall contain terms including (and that are, subject to mutually agreed changes, consistent with) the terms set forth in Exhibit A attached hereto (the “Equity Term Sheet”), and such other terms as the parties may agree. If the parties are unable to enter into the Limited Partnership Agreement at or immediately prior to the Closing, and Altamont acquires Co-Investment Securities pursuant to a valid exercise of the Co-Investment Option pursuant to Section 1 in an amount that would result in Altamont holding (i) at least forty percent (40%) of the equity securities of Parent (excluding the TB Redeemable Preferred) held by Thoma Bravo and Altamont immediately following the Closing and (ii) not exceeding the Maximum Co-Investment Amount, the terms set forth in the Equity Term Sheet shall govern with respect to the matters set forth therein following the Closing and until such time as the parties enter into the Limited Partnership Agreement.

(b)
Notwithstanding the foregoing, in the event that Altamont acquires Co-Investment Securities pursuant to a valid exercise of the Co-Investment Option pursuant to Section 1 in an amount that would result in Altamont holding lower than forty percent (40%) of the equity securities of Parent (excluding the TB Redeemable Preferred) held by Thoma Bravo and Altamont immediately following the Closing, the parties hereto agree that they will negotiate (acting reasonably and in good faith) and use commercially reasonable efforts to enter into the Limited Partnership Agreement which shall contain terms mutually agreed by the parties and customary for a minority investment of such relative size.

(c)
The parties hereto will endeavor to structure the investment contemplated herein in a tax-efficient manner, and if the parties mutually determine to effect the investment through a different entity type or structure in lieu of Parent, the parties hereto will work in good faith to implement the terms set forth in the Equity Term Sheet or Section 2(b), as applicable, in such alternative structure so as to preserve the economic and governance intent of the parties as closely as possible.

3.
Closing.   The consummation of the purchase of the Co-Investment Securities shall take place at or immediately following the consummation of the Closing. At or immediately prior to the Closing, (a) Altamont shall execute and deliver to Parent (i) a subscription agreement and/or contribution agreement for the Co-Investment Securities in substantially the same form as the subscription agreement pursuant to which Thoma Bravo acquires its equity securities of Parent in connection with the Closing (or as otherwise mutually agreed by Parent and Altamont), and (ii) a counterpart to the Limited Partnership Agreement (if finalized prior to the Closing), and (b) Parent shall issue the Co-Investment Securities and admit Altamont as a limited partner of Parent.

4.
Representations.   Each party hereby represents and warrants to the other parties hereto that (a) it is duly organized and validly existing under the Laws of its jurisdiction of organization and has all requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on its part, (c) this Agreement has been duly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally and general principles of equity, and (d) all governmental consents and approvals necessary for the execution, delivery and performance of this Agreement have been obtained or will be obtained in accordance with the Merger Agreement.

5.
Miscellaneous.

(a)
This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of the Altamont, Thoma Bravo, Parent, Bidco, the Company or Merger Sub in the

negotiation, administration, performance and enforcement hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, and nothing in this Section 5(a) shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the state or federal courts in the State of Delaware) (the “Chosen Courts”) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the parties hereto agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
(b)
EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(B).

(c)
Notwithstanding anything herein to the contrary, if Altamont does not exercise the Co-Investment Option within the time period set forth in Section 1, this Agreement shall automatically terminate and be of no further force or effect, and none of the parties hereto shall have any further rights or obligations hereunder.

(d)
This Agreement and the obligations of the parties hereunder shall terminate automatically and immediately, and this Agreement shall become void and of no effect with no liability on the part of any party hereto, upon the earlier to occur of (a) the valid termination of the Merger Agreement in accordance with its terms and (b) the Closing and the issuance of the Co-Investment Securities in accordance with this Agreement; provided, that if the Equity Term Sheet becomes operative pursuant to Section 2, this Agreement shall remain in effect solely to the extent necessary to give effect thereto until the Limited Partnership Agreement has been executed.

(e)
This Agreement, the Merger Agreement, that certain letter agreement, dated as of the date hereof, among ACP Insurance Management, LLC, ACP Accelerant Holdings, L.P., Thoma Bravo Discover Fund V, L.P., and Bidco, and the other agreements and documents expressly referred to herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

(f)
This Agreement may not be amended or otherwise modified without the prior written consent of the parties hereto. A party’s waiver of any right, power or privilege hereunder, and such party’s consent to any action that requires its consent hereunder, shall be effective only if given in writing by such party, and unless otherwise expressly stated in such instrument, any such waiver or consent shall not be applicable or have any effect except in the specific instance in which it is given. It is agreed that no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

(g)
No party may assign its rights and obligations hereunder without the prior consent of each of the other parties hereto.

(h)
The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement, so long as the economic substance of the transactions contemplated hereby would not be affected in any manner materially adverse to any party hereto. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision, and (ii) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

(i)
This Agreement does not create benefits on behalf of any other Person and is effective only as between the parties hereto and their respective successors and permitted assigns.

(j)
This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

(k)
This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

* * * * * * *

If this Agreement is agreeable to you, please so indicate by signing in the space indicated below.
Very truly yours,
CHERRY TREE HOLDCO
By:
/s/ A.J. Rohde

Name: A.J. Rohde
Title: Director
THOMA BRAVO DISCOVER FUND V, L.P.
By:    Thoma Bravo Discover Partners V, L.P.
Its:    General Partner
By:    Thoma Bravo Discover UGP V, LLC
Its:    General Partner
By:    Thoma Bravo UGP, LLC
Its:    Managing Member
By:
/s/ A.J. Rohde

Name: A.J. Rohde
Title: Senior Partner
Accepted and agreed as of the date first written above
ACP INSURANCE MANAGEMENT, LLC
By:
/s/ Keoni Schwartz

Name: Keoni Schwartz
Title: Sole Managing Member
ACP ACCELERANT HOLDINGS, L.P.
By:   ACP Insurance Management, LLC
Its:   General Partner
By:
/s/ Keoni Schwartz

Name: Keoni Schwartz
Title: Sole Managing Member
Signature Page to Reinvestment Side Letter

Annex E
SECTION 238 OF THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS
Section 238 (Rights of Dissenters)
(1)
A member of a constituent company incorporated under this Act shall be entitled to payment of the fair value of that person’s shares upon dissenting from a merger or consolidation.

(2)
A member who desires to exercise that person’s entitlement under subsection (1) shall give to the constituent company, before the vote on the merger or consolidation, written objection to the action.

(3)
An objection under subsection (2) shall include a statement that the member proposes to demand payment for that person’s shares if the merger or consolidation is authorised by the vote.

(4)
Within twenty days immediately following the date on which the vote of members giving authorisation for the merger or consolidation is made, the constituent company shall give written notice of the authorisation to each member who made a written objection.

(5)
A member who elects to dissent shall, within twenty days immediately following the date on which the notice referred to in subsection (4) is given, give to the constituent company a written notice of that person’s decision to dissent, stating —

(a)
that person’s name and address;

(b)
the number and classes of shares in respect of which that person dissents; and

(c)
a demand for payment of the fair value of that person’s shares.

(6)
A member who dissents shall do so in respect of all shares that that person holds in the constituent company.

(7)
Upon the giving of a notice of dissent under subsection (5), the member to whom the notice relates shall cease to have any of the rights of a member except the right to be paid the fair value of that person’s shares and the rights referred to in subsections (12) and (16).

(8)
Within seven days immediately following the date of the expiration of the period specified in subsection (5), or within seven days immediately following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company shall make a written offer to each dissenting member to purchase that person’s shares at a specified price that the company determines to be their fair value; and if, within thirty days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for that person’s shares, the company shall pay to the member the amount in money forthwith.

(9)
If the company and a dissenting member fail, within the period specified in subsection (8), to agree on the price to be paid for the shares owned by the member, within twenty days immediately following the date on which the period expires —

(a)
the company shall (and any dissenting member may) file a petition with the Court for a determination of the fair value of the shares of all dissenting members; and

(b)
the petition by the company shall be accompanied by a verified list containing the names and addresses of all members who have filed a notice under subsection (5) and with whom agreements as to the fair value of their shares have not been reached by the company.

(10)
A copy of any petition filed under subsection (9)(a) shall be served on the other party; and where a dissenting member has so filed, the company shall within ten days after such service file the verified list referred to in subsection (9)(b).

(11)
At the hearing of a petition, the Court shall determine the fair value of the shares of such dissenting members as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.

E-1

(12)
Any member whose name appears on the list filed by the company under subsection (9)(b) or (10) and who the Court finds are involved may participate fully in all proceedings until the determination of fair value is reached.

(13)
The order of the Court resulting from proceeding on the petition shall be enforceable in such manner as other orders of the Court are enforced, whether the company is incorporated under the laws of the Islands or not.

(14)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances; and upon application of a member, the Court may order all or a portion of the expenses incurred by any member in connection with the proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares which are the subject of the proceeding.

(15)
Shares acquired by the company pursuant to this section shall be canceled and, if they are shares of a surviving company, they shall be available for re-issue.

(16)
The enforcement by a member of that person’s entitlement under this section shall exclude the enforcement by the member of any right to which that person might otherwise be entitled by virtue of that person holding shares, except that this section shall not exclude the right of the member to institute proceedings to obtain relief on the ground that the merger or consolidation is void or unlawful.

E-2

Annex F
ACCELERANT HOLDINGSMr AB SampleSample StreetSample TownSampleshire, XXX XXXPROXY VOTING INSTRUCTIONSPlease have your 11-digit control number ready when voting by Internet.Vote Your Proxy on the Internet:Go to www.AALvote.com/ARXSMHave your proxy card available when you access the above website. Follow the prompts to vote your shares.Vote Your Proxy by Mail:Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.Vote Your Proxy IN PERSON or VIRTUALLY:As a shareholder of Accelerant Holdings, you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet must be received by 11:59 P.M., Greenwich Mean Time, on [].PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.tt ACCELERANT HOLDINGSSPECIAL MEETING OF SHAREHOLDERS [ ], 202[], AT [ ] A.M., GREENWICH MEAN TIMETHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACCELERANT HOLDINGS. The undersigned shareholder(s) hereby appoints Linda S. Huber and Clifford R. Jenks and either of them, with full power of substitution and power to act alone, as proxies of the undersigned, and hereby authorize(s) them to represent and to vote, as specified on the reverse side of this proxy, and in their discretion upon such other matters that may properly come before the meeting or any adjournment thereof, all of the Class A common shares or Class B common shares of the common stock of Accelerant Holdings that the shareholder(s) are entitled to vote at the Special Meeting of Shareholders to be held at [ ], on [ ], with a physical location at the offices of Paul Hastings LLP, located at 100 Bishopsgate, London, EC2N 4AG, United Kingdom and at any adjournments or postponements thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.Signature_____________________________________________________ Date_________________________________________________________ Title__________________________________________________________Signature (Joint Owners)______________________________________NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.Address Change:(If you noted any Address Changes above, please mark box.) oCONTROL NUMBERCONTROL NUMBERMr AB SampleSample StreetSample TownSampleshire, XXX XXXPRELIMINARY COPY - SUBJECT TO COMPLETION

2. THAT, as an ordinary resolution, on a non-binding, advisory basis, payment of specified compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the Transactions as disclosed in the accompanying Proxy Statement pursuant to Item 402(t) of Regulation S-K under the section of the Proxy Statement entitled “Special Factors — Interests of the Company’s Executive Officers and Directors in the Merger — Merger-Related Compensation for the Company’s Named Executive Officers” and the corresponding table and the footnotes thereto, be approved. FORAGAINSTABSTAIN o3. THAT, if necessary or appropriate, as an ordinary resolution, the Special Meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the Special Meeting to pass the special resolutions to be proposed at the Special Meeting or for any other reason determined by the chair of the Special Meeting. FORAGAINSTABSTAIN oPlease mark your votes like thisThe Board of Directors of the Company recommends that you vote “FOR” the following proposals:1. THAT, as a special resolution, (a) the Agreement and Plan of Merger (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), entered into as of August 13, 2026, by and among the Company, Cherry Tree BidCo, a Cayman Islands exempted company (“Parent”), and Cherry Tree Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, on the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), the separate existence of Merger Sub will thereupon cease and the Company will continue as the surviving company (the “Surviving Company”) and a wholly owned subsidiary of Parent, (b) the Plan of Merger required to be filed with the Cayman Islands Registrar of Companies, attached as an exhibit to the Merger Agreement (as it may be amended from time to time, the “Plan of Merger”), (c) the transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger, in each case, be and are hereby authorized and approved in all respects, and (d) upon the Effective Date (as defined in the Plan of Merger) (i) that the memorandum and articles of association of the Company in effect as of the date of the Proxy Statement be amended and restated by their deletion in their entirety and replacement with, and the adoption of, the amended and restated memorandum and articles of association annexed to the Plan of Merger, (ii) that the authorized share capital of the Company be amended and re-designated as set forth in the Plan of Merger, (iii) that the Plan of Merger be executed by any member of the Special Committee of the Board and, with their authorization, the Company’s officers on behalf of the Company, and that the Plan of Merger, together with any supporting documentation, be submitted for registration to the Registrar of Companies of the Cayman Islands, and (iv) all actions taken and documents or agreements executed, signed or delivered by any member of the Special Committee of the Board and, with their authorization, the Company’s officers on behalf of the Company in connection with or ancillary to all such contemplated transactions be and are hereby authorized and approved in all respects.FORAGAINSTABSTAIN oWhen properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR Proposals 1, 2 and 3.PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.ttImportant Notice Regarding the Availability of Proxy Materials for theSpecial Meeting of Shareholders to be held on [ ].The Proxy Statement is available at: http://web.viewproxy.com/ARXSM/2026